UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Walgreens Boots Alliance, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that Walgreens Boots Alliance, Inc. intends to release definitive copies of this Proxy Statement to shareholders beginning on or about December 13, 2024

Carli
Maya
Pharmacist
Walgreens

2025

Notice of Annual Meeting and Proxy Statement

Walgreens Boots Alliance

Notable Governance Developments and Where to Read More
Hear from our Executive Chairman and our Chief Executive Officer	2
2024 Board focus areas and meetings	5
Key statistics and topics of our stockholder engagement program	7 | 34 | 58
Added new directors in another active year of Board refreshment	7 | 8 | 30
Reverted to practice of using performance shares in 2025 long-term incentive program	9 | 58 | 87
Did not pay annual cash incentive awards to executive officers under the 2024 MIP in light of Company financial performance	9 | 64
Continued enhancements to Compensation Discussion and Analysis to promote greater transparency	56
Performed third-party risk assessment of our compensation programs	70

Our Board of Directors (the “Board”) is soliciting your proxy on behalf of Walgreens Boots Alliance, Inc. (“WBA” or the “Company”) for our 2025 annual meeting of stockholders (the “Annual Meeting”), which will be held on January 30, 2025, at 8:30 a.m., Central Time, or any adjournment or postponement thereof. This Proxy Statement (this “Proxy Statement”) and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being distributed, along with the 2024 Annual Report, beginning on December [•], 2024, to holders of our common stock, par value $0.01 per share, as of the close of business on, December 2, 2024 (the “Record Date”). The Proxy Statement Summary highlights selected information that is provided in more detail throughout this Proxy Statement. The Proxy Statement Summary does not contain all of the information you should consider before voting. You should read the full Proxy Statement before casting your vote.

Unless otherwise stated, references herein to the “Company,” “WBA,” “we,” “us,” and “our” refer to Walgreens Boots Alliance, Inc. Unless otherwise stated, all information presented in this Proxy Statement is based on our fiscal calendar, which ends on August 31 (e.g., references to “2024” refer to the fiscal year ended August 31, 2024).

2

A message from our executive chairman and our chief executive officer

Stefano Pessina Executive Chairman Timothy C. Wentworth Chief Executive Officer

Dear Fellow Investors,

We are pleased to present the accompanying Walgreens Boots Alliance, Inc. Proxy Statement and Annual Report for fiscal 2024.

While this 12-month period was not without its challenges, we closed out the fiscal year with solid results that reflected our focused execution on several critical initiatives. These efforts are part of a much broader turnaround plan and strategy across WBA, through which we’ve taken important and necessary actions – now and for the long term – to be the first choice for retail pharmacy and health services.

Against what has continued to be a challenging backdrop for consumers and our industry as a whole, we accomplished a number of key priorities in fiscal 2024. Most notably, we assembled a new management team, addressed items within our control that could improve our financial position and conducted a strategic review of our portfolio to lay the groundwork for a longer-term turnaround.

We also successfully cut costs by over $1 billion, reduced capital expenditures by over $700 million, reduced net debt by $1.9 billion and realized more than $600 million in benefits from working capital initiatives. Coming out of all of this work, we’re an organization focused on and committed to clear operational and financial priorities.

Building on this momentum is critical in fiscal 2025, as an important rebasing year to drive longer-term value creation. We have a lot of work to do, and looking ahead we’ll be focused on three main priorities: to stabilize pharmacy margins, advance the execution of our retail strategy, and further improve our net debt position.

We strongly believe that our re-orientation to retail pharmacy has a bright future, and that the adjacent strategic businesses in which we’ve invested can incrementally contribute to value creation over time. Building on strong performance in fiscal2024, we expect growth for our international segment in fiscal 2025, led by Boots retail in the UK and our Germany wholesale business. Our U.S. Healthcare segment is expected to grow as well.

WBA is uniquely positioned, having the trust of millions of customers and patients who have relied upon our brands for generations – trust that stems from the relationships they have with our pharmacists and other team members across the globe.

We are still in the early stages of this turnaround, and many of our actions will take time. However, we have the right team, the right focus and the right strategy, grounded in two main principles: that we are a retail pharmacy-led organization; and that the economics of this model must be disciplined and sustainable.

We are confident that the steps we’re taking to position WBA for future success represent an important building block, and we expect further progress in fiscal 2025, aimed at delivering greater value to you, our stockholders.

We look forward to sharing more at our Annual Meeting.

Sincerely,

	Stefano Pessina Executive Chairman	Timothy C. Wentworth Chief Executive Officer

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

3

Notice of 2025 annual meeting of stockholders

Proposals That Require Your Vote		Board Recommendation	Learn More

Date and Time

Thursday,
January 30, 2025
at 8:30 a.m.
Central Time

Location

The Annual Meeting will be held exclusively online at www.virtualshareholder
meeting.com/WBA2025.

Who Can Vote

The Board of Directors has fixed the close of business on December 2, 2024, as the record date. You are entitled to vote at the Annual Meeting and at any adjournment thereof if you were a holder of the Company’s common stock as of the close of business on December 2, 2024.

1	Vote on the election of 12 director nominees named in this Proxy Statement	FOR each nominee	Page 11
2	Approve, on an advisory basis, our named executive officer compensation	FOR	Page 55
3	Approve the Walgreens Boots Alliance, Inc. Amended and Restated 2021 Omnibus Incentive Plan	FOR	Page 87
4	Approve the Amended and Restated Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan	FOR	Page 95
5	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending August 31, 2025	FOR	Page 98
6	Approve an amendment to the Amended and Restated Certificate of Incorporation to provide for officer exculpation	FOR	Page 102
7	Consider one stockholder proposal, if properly presented at the meeting	AGAINST	Page 104

Stockholders will also transact such other business as may properly be brought before the meeting or any adjournment thereof by or at the direction of the Board.

Your vote is important. Please vote by Internet, telephone or mail as soon as possible so that your vote is recorded properly.

Stockholders of record may vote without attending the Annual Meeting by one of the following methods:

Mail Complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided.
Telephone Call the toll-free telephone number 1-800-690-6903 and follow the recorded instructions.
Internet Go to https://www.proxyvote.com and follow the instructions on the website.

These proxy materials are first being sent (or, as applicable, made available) to stockholders commencing on December [•], 2024.

The Annual Meeting will be held entirely online via live audio webcast. To attend the Annual Meeting, vote and submit your questions during the Annual Meeting, go to www.virtualshareholdermeeting.com/WBA2025. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com and by the other methods described in this Proxy Statement.

To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/WBA2025. You will log into the Annual Meeting by entering your unique 16-digit control number found on your proxy card or voting instruction form.

For more information about how to attend the Annual Meeting online, please see “Attending the annual meeting” on page 108 of this Proxy Statement.

By order of the Board of Directors,

Joseph B. Amsbary, Jr.
Senior Vice President, Corporate Secretary
December [•], 2024
Walgreens Boots Alliance, Inc.
108 Wilmot Road
Deerfield, Illinois 60015
(principal executive offices)

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

4

Our company

Our purpose, vision and values

At a glance: WBA

Walgreens Boots Alliance (Nasdaq: WBA) is an integrated healthcare, pharmacy and retail leader serving millions of customers and patients every day, with a 175-year heritage of caring for communities.

A trusted, global innovator in retail pharmacy with approximately 12,500 locations across the U.S., Europe and Latin America, WBA plays a critical role in the healthcare ecosystem. Through dispensing medicines, improving access to pharmacy and health services, providing high quality health and beauty products and offering anytime, anywhere convenience across its digital platforms, WBA is shaping the future of healthcare in the thousands of communities it serves and beyond.

WBA employs approximately 312,000 people, with a presence in eight countries and a portfolio of consumer brands including: Walgreens, Boots, Duane Reade, No7 Beauty Company and Benavides. The Company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. In fiscal 2024, WBA scored 100% on the Disability Equality Index for disability inclusion.

The Company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. More information about our segments and our owned brands can be found on our corporate website and in our Annual Report. Our Environmental, Social and Governance (“ESG”) Report can be found on our corporate website at the web address set forth below on page 37.

Our principal executive offices are located in Deerfield, Illinois, USA.

Our purpose More joyful lives through better health.

Our vision To be the leading partner in reimagining local healthcare and well-being for all.

Our values Walgreens Boots Alliance takes seriously its aim of creating joyful lives through better health, as reflected in our core values:
Courageous We are bold, honest and decisive

Connected We are working together to create more joyful lives

Committed We are determined to do right by our customers, patients and each other

Curious We are continuously exploring and re-inventing our future

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Our company	5

Commitment to ESG excellence

Governance

2024 board focus areas

●
Managing successful Chief Executive Officer (“CEO”) succession process
●
Long-term strategy and business portfolio reviews
●
Board refreshment and director recruiting
●
Management succession and human capital management
● Macroeconomic conditions, business operations and performance reviews ● Capital structure and liquidity ● Enterprise risk management

HIDDEN_ROW	Board commitment

Our Board is committed to its oversight of the Company and its responsibility to WBA stockholders. Ongoing and meaningful engagement with the business is critical to staying informed and provides the type of insight that allows our directors to provide effective guidance to our leadership team and to engage in constructive dialogue with each other. Each member of the Board demonstrated their personal and professional commitment to the Company in fiscal 2024, which extended well beyond regularly scheduled Board meetings.

	Number of board/committee meetings in fiscal 2024			Additional board engagement in fiscal 2024
	● Board	11	37 Total Board and Committee Meetings in fiscal 2024
●
Ongoing Collaboration - Frequent interaction among directors, management and key employees on topics such as strategy, performance, risk management and human capital.
●
Management Reports - Written and verbal updates on significant Company and industry developments.
●
Director/Executive Search Firms and Candidates - Regular communication and coordination with search firms and director and executive candidates.
●
Stakeholder Engagement - Engagement with key stakeholders, including major stockholders.
●
Site Visits - First-hand exposure to our business and interaction with employees at all levels.
●
Director Orientation Education - Executive-led orientation for new directors covering key functions and ongoing education for all directors.

	● Audit Committee	8
	● Compensation Committee	4
	● Finance/Technology Committee	6
	● Nominating/Governance Committee	5
	● Special Committee	3

Board and committee meeting preparation

●
Lead Independent Director and Executive Chairman meet with management to review Board and, in the case of the Executive Chairman, Committee agendas approximately 9 weeks in advance of the next regular meeting and meet again approximately 2 weeks in advance of the meeting to review materials.
●
Each Committee chair reviews their respective agendas approximately 9 weeks in advance of the next regular meeting and meets again with management and key presenters, including external auditors, as applicable, approximately 2 weeks in advance of the meeting to review materials.
●
Board and Committee materials are updated following the meetings and sent to the Board and respective Committees 7 days prior to the meeting.

Key governance practices

●
Annual election of all directors;
●
Majority voting for all directors in uncontested elections;
●
Cumulative voting for election of directors;
●
No supermajority voting provisions;
●
No stockholder rights plan (“Poison Pill”);
●
Stockholder right to request special meetings at 20%;
●
Stockholder right to act by written consent;
●
Annual board and committee evaluation process;
●
Periodic third-party board evaluations;
●
Robust Lead Independent Director responsibilities;
●
Board composition requirement of two-thirds independent directors;

●
3%, 3-year proxy access bylaw;
●
Proactive board and committee refreshment with focus on diversity and the optimal mix of skills and experience;
●
Regular executive sessions of independent directors;
●
Strategic and risk oversight by board and committees;
●
Commitment to sustainability at the senior executive and board levels;
●
Stock ownership guidelines for executives and directors;
●
Policies prohibiting hedging and short sales of stock by directors, executives and senior employees; and
●
Robust stockholder engagement.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

6	Our company

Environmental and social

Our ESG strategy is concentrated on four focus areas - healthy communities, healthy planet, sustainable marketplace, and healthy and inclusive workplace. These pillars help us deliver on our purpose of creating more joyful lives through better health.

To learn more about the Company’s ESG strategy, please visit our website at the web address set forth below on page 37.

(1)	30% decrease in scope 1 and scope 2 emissions by fiscal 2030 vs fiscal 2019 baseline.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Our company	7

Stockholder outreach

Engagement

Our annual stockholder outreach program In fiscal 2024 and the months leading up to the filing of this Proxy Statement we conducted a robust stockholder outreach program.

Other ways we engage

●
Quarterly earnings calls
●
Industry presentations and conferences
●
Company-hosted events and presentations
●
Robust investor relations function, including road show meetings with investors and analysts
●
Regular communication with credit rating agencies

Who participated ● Senior management ● Investor relations ● Subject matter experts ● Governance team	Who we engage ● Institutional investors ● Proxy advisory firms ● ESG rating firms How we engage ● One-on-one meetings ● Written and electronic communications
Separate from our governance outreach, our investor relations team has had approximately 350 investor meetings with over 190 unique firms since January 2024.

What we heard during fiscal 2024 engagement	Company response and actions

Executive compensation

Investors noted their general satisfaction with the Company’s executive compensation program, with some noting that, while they understand the unusual circumstances leading to the use of only time-based restricted stock units (“RSUs”) as long-term incentive compensation in fiscal 2024, they expected that the Company would reinstate the use of a combination of RSUs and performance shares for fiscal 2025.

We made no significant changes in our compensation philosophy or objectives after consideration of the 87% stockholder support of our 2024 say-on-pay proposal.

The Compensation and Leadership Performance Committee (“CLP Committee”) did not authorize a fiscal 2024 Management Incentive Plan (“MIP”) payout for our executive officers and our fiscal 2022-2024 performance shares had a below-target payout (58.1%). These outcomes are a result of the Company’s underperformance on our financial performance metrics, demonstrating the CLP Committee’s commitment to a pay-for-performance culture.

The CLP Committee restored the use of performance shares as a component (50% weighting) of long-term incentive compensation in our fiscal 2025 executive compensation program, which they expect to continue moving forward.

Management succession Given recent turnover at the Company, investors were interested in understanding more about the Company’s management succession planning processes.

The Board has enhanced its management succession planning process whereby, in addition to the Board’s comprehensive annual review, the CLP Committee reviews management succession plans for certain key positions at each regular meeting, allowing the Board and management to evaluate readiness for turnover in key positions and act swiftly in response to any unplanned turnover.

Board refreshment/composition Investors remain focused on Board tenure and refreshment and whether companies have the right skills and expertise on boards to advance and oversee corporate strategy.

Our Board refreshment efforts over the last few years have resulted in the addition of six new directors who collectively bring extensive technology, financial and healthcare experience to the Board. The skills and expertise of our Board nominees reflects the Board’s focus on strategically aligned Board refreshment.

The average tenure of our independent directors, and our Board as a whole, is 6.6 years as of the Record Date, which is well below the 7.8 years S&P 500 average(1).

(1) Source: 2024 Spencer Stuart Board Index

Board leadership structure

We regularly discuss our unique Board leadership structure with investors, who generally support the Company’s practice of appointing a strong Lead Independent Director with substantial structural influence.

We believe our Board leadership structure has served the Company well since its adoption, with the election of a strong Lead Independent Director being critical to provide robust independent leadership on the Board.

The Board regularly assesses and discusses its Board leadership structure and believes the current structure, including Ms. Graham’s substantial responsibilities and influence as Lead Independent Director, provides effective and efficient Board leadership.

Environmental and social Investors want to see clear disclosures on climate change strategy, goals and progress.

We enhanced our ESG Report released in 2024 and completed a climate scenario analysis, the results of which were included in our Taskforce for Climate-related Financial Disclosure (“TCFD”) Report within our ESG Report.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

8

Proxy summary

Proposal	1	See page 11	The Board recommends a vote FOR each of the director nominees.
Our 2025 director nominees

Janice M. Babiak	Inderpal S. Bhandari	Ginger L. Graham	Bryan C. Hanson
Age: 66 Director since: 2012	Age: 65 Director since: 2022	Age: 69 Director since: 2010	Age: 57 Director since: 2022
Former Managing Partner, Ernst & Young LLP Committees: A F	Former Global Chief Data Officer, IBM Corporation Committees: A F N	Lead Independent Director, Walgreens Boots Alliance, Inc. Committees: C N	Chief Executive Officer, Solventum Corporation Committees: C F
Robert L. Huffines	Valerie B. Jarrett	John A. Lederer	Stefano Pessina
Age: 59 Director since: 2024	Age: 68 Director since: 2020	Age: 69 Director since: 2015	Age: 83 Director since: 2012
Former Global Chairman, Investment Banking, J.P. Morgan Chase & Co. Committees: F	Chief Executive Officer, The Barack Obama Foundation Committees: A C N	Senior Advisor, Sycamore Partners Committees: C F N	Executive Chairman, Walgreens Boots Alliance, Inc.
Thomas E. Polen	Nancy M. Schlichting	William H. Shrank, M.D.	Timothy C. Wentworth
Age: 51 Director since: 2023	Age: 70 Director since: 2006	Age: 53 Director since: 2024	Age: 64 Director since: 2023
President, CEO and Chairman, Becton, Dickinson and Company Committees: N F	Former CEO, Henry Ford Health System Committees: A C	Venture Partner, Andreessen Horowitz, Bio+Health Team	Chief Executive Officer, Walgreens Boots Alliance, Inc.

Keys: Chair	A Audit	C Compensation and Leadership Performance	F Finance and Technology	N Nominating and Governance

Board nominee demographics

Independence	Tenure and refreshment(1)

10 of 12 nominees are independent

● ● ● ● ● ● ● ● ● ● ● ●

Each member of the Audit Committee, the CLP Committee, the Finance and Technology Committee and the Nominating and Governance Committee is independent

	6 <3 years ● ● ● ● ● ● ● ● ● ● ● ● 2 3-11 years ● ● ● ● ● ● ● ● ● ● ● ● 6.6 years average tenure(2), below the 7.8 years S&P 500 average(3)	4 11+ years ● ● ● ● ● ● ● ● ● ● ● ● 7 nominees appointed since October 2020; two of whom are women and/or racial minorities
Diversity	Age(1)
1 African American on the Board ● ● ● ● ● ● ● ● ● ● ● ● 1 Asian American on the Board ● ● ● ● ● ● ● ● ● ● ● ● 4 director nominees are women ● ● ● ● ● ● ● ● ● ● ● ●	4 50-60 years ● ● ● ● ● ● ● ● ● ● ● ● 7 61-70 years ● ● ● ● ● ● ● ● ● ● ● ●	1 71 years and above ● ● ● ● ● ● ● ● ● ● ● ● Approximately 65 years average age

(1)	As of the Record Date.
(2)	Average tenure of independent directors and Board as a whole.
(3)	Source: 2024 Spencer Stuart Board Index

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Proxy summary	9

Proposal	2	See page 55	The Board recommends a vote FOR this proposal.
Advisory vote to approve named executive officer compensation

2024 executive compensation program highlights

●	The majority of target total direct compensation is delivered to our executives in the form of incentives that are variable and “at-risk” based on performance, as illustrated in the following graphics:

2024 Target Compensation — CEO	2024 Target Compensation — Average of Other NEOs(1)

(1) Excludes Mr. Pessina, whose target compensation for fiscal 2024 was 100% “at-risk,” as described below, and Ms. Graham, our Former Interim CEO.

Base salaries
●
We did not provide base salary increases to our Named Executive Officers (“NEOs”), outside of an increase for Manmohan Mahajan upon his promotion from Interim Chief Financial Officer to Global Chief Financial Officer, which was effective on March 1, 2024.

Annual cash incentive awards
●
The CLP Committee did not authorize payouts to our NEOs under the fiscal 2024 MIP in light of the Company’s turnaround plan and our underperformance on MIP financial metrics.
●
While the MIP did not pay out, we are very proud to announce that we exceeded target-level performance against our fiscal 2024 health equity goal.

Long-term incentive awards
●
For fiscal 2024, our NEOs received their long-term incentive awards in the form of time-based RSUs rather than the Company’s historical practice of granting a combination of RSUs and performance shares.
●
Our fiscal 2024 approach was designed to allow the new management team the opportunity to thoroughly review and refine the Company’s long-term strategy and operating plan before setting performance goals tied to such plan. We discussed the rationale behind this approach with our largest stockholders during our recent engagement efforts, and the overwhelming majority of our stockholders understood and supported our rationale for not including performance shares as a component of our fiscal 2024 executive compensation program.
●
The CLP Committee remains committed to granting a significant portion of equity incentive awards in the form of performance-based awards. To that end, the CLP Committee reintroduced performance shares into the fiscal 2025 executive compensation program, weighted 50% of the overall equity mix. The performance goals applicable to the fiscal 2025 performance share awards relate to adjusted earnings per share, free cash flow, and a relative total stockholder return performance modifier.

Proposal	3	See page 87	The Board recommends a vote FOR this proposal.
Approval of the Amended and Restated 2021 Omnibus Incentive Plan

The Board is requesting that our stockholders approve the amendment and restatement of our 2021 Omnibus Incentive Plan (the “Amended and Restated 2021 Omnibus Incentive Plan”) to increase the number of shares of common stock reserved for issuance under the plan by 61,500,000 shares, modify the exceptions to the minimum vesting provisions and make certain other administrative updates. The Board recommends that our stockholders approve this proposal for the following reasons:

●	The adoption of the Amended and Restated 2021 Omnibus Incentive Plan will allow us to continue to grant equity awards, which we believe is critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success and the creation of stockholder value.
●	Equity awards are designed to drive Company performance by linking pay and performance.
●	Equity awards align the interests of participants with those of our stockholders.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

10	Proxy summary

Proposal	4	See page 95	The Board recommends a vote FOR this proposal.
Approval of the Amended and Restated Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan

The Board is requesting that our stockholders approve the amendment and restatement of our Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for issuance under the ESPP by 20,000,000 shares and to make certain other administrative updates. The Board recommends that our stockholders approve this proposal because the ESPP is an important component of our broad-based compensation program, allowing us to attract and retain critical talent and more broadly align the interests of employee participants with our stockholders.

Proposal	5	See page 98	The Board recommends a vote FOR this proposal.
Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2025

●	The Audit Committee has re-appointed Deloitte to serve as our independent registered public accounting firm and as auditors of our consolidated financial statements for fiscal 2025.
●	Deloitte has been the independent registered public accounting firm of the Company (including its predecessor, Walgreens) since May 2002.
●	Deloitte provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed and confirmed with Deloitte its independence.

Proposal	6	See page 102	The Board recommends a vote FOR this proposal.
Approval of an amendment to the Amended and Restated Certificate of Incorporation to provide for officer exculpation

●	In 2022, Delaware amended Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) to allow a Delaware corporation to include a provision in its certificate of incorporation to limit the personal liability of certain officers in certain limited circumstances.
●	In light of this change in law, the Board is requesting that our stockholders approve an amendment to our Amended and Restated Certificate of Incorporation to exculpate certain officers from monetary liability for certain breaches of fiduciary duty claims in a manner similar to, but more limited than, what is permitted for directors (referred to as “officer exculpation”).
●	The Board recommends that our stockholders approve this proposal because the proposed amendment better positions our officers to exercise their business judgment in furtherance of the interests of our stockholders without the potential for distraction posed by the risk of personal liability. Additionally, the proposed amendment helps us to attract and retain qualified and experienced officers and more closely aligns the protections for our officers with those protections currently afforded to our directors as permitted by Delaware law.

Proposal	7	See page 104
Stockholder proposal, if properly presented

Proposal 7 – Stockholder proposal requesting a report on cigarette waste

Stockholders request the Board commission and disclose a report on the Company’s efforts to educate its customers about the environmental damage caused by improperly discarded tobacco products and provide information on methods of proper disposal.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

11

Corporate governance

Proposal	1	Vote FOR
Election of directors

What am I voting on?	Stockholders are being asked to elect 12 director nominees named in this Proxy Statement for a one-year term.
What is the Board’s voting recommendation?

The Board recommends a vote “FOR” each of the director nominees named in this Proxy Statement. Valid proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.

What is the required vote?

With respect to the election of directors, the number of votes “FOR” a director’s election must be a majority of the votes cast by the holders of the shares of our common stock voting in person or by proxy at the Annual Meeting with respect to that director nominee’s election. Abstentions and broker non-votes, if any, will have no effect on the election of directors.

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated 12 directors for election at the Annual Meeting, each to hold office until our next annual meeting of stockholders and until his or her successor is duly elected and qualified or upon his or her earlier death, resignation, or removal.

All nominees are currently serving as a director. Each nominee who currently serves as a director was elected to the Board by our stockholders at our 2024 annual meeting of stockholders (the “2024 Annual Meeting”), except for William H. Shrank, M.D., who was elected to the Board effective September 1, 2024. Dr. Shrank was recommended for consideration by a third-party consulting firm. All of the directors and director nominees are expected to virtually attend the Annual Meeting.

Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Consequently, we know of no reason why any of the nominees would be unable or unwilling to serve if elected. However, if any nominee is for any reason unable or unwilling to serve, the proxy holders intend to vote all proxies received by them for any substitute nominee proposed by the Board (consistent with any applicable terms of the Shareholders’ Agreement, as defined and described further in “—Director nomination process—Shareholders’ agreement and other arrangements with Mr. Pessina” below), unless the Board instead chooses to reduce its size.

We are committed to the principle that a firm foundation of board effectiveness is essential to best serve the interests of stockholders, guide the Company and oversee management. As is detailed below in “—Board effectiveness is the foundation of our corporate governance,” we believe that our Board functions in an effective manner and that this is a result of having a strong Lead Independent Director to work alongside our Executive Chairman, the right combination of diverse and expert individuals on the Board, and the right processes and structures in place to promote the efficient, engaged and dynamic execution of the Board’s duties and responsibilities.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

12	Corporate governance

Director nomination process

We believe decisions regarding the structure and composition of the Board are critical to creating a strong Board that is best suited to guide the Company. As specified in its charter, the Nominating and Governance Committee oversees our director nomination process.

1

Consideration of Necessary Skills, Experience and Attributes

The Nominating and Governance Committee considers a wide range of factors when assessing potential director nominees. It actively seeks out women and individuals from minority groups to include in the pool from which Board nominees are chosen. The Nominating and Governance Committee’s assessment of potential directors includes a review of the potential nominee’s judgment, experience, independence, understanding of our business or other related industries, and such other factors as the Nominating and Governance Committee concludes are pertinent in light of the needs of the Board. The Nominating and Governance Committee’s goal is to put forth a diverse slate of candidates with a combination of skills, experience, viewpoints, perspectives and personal qualities that will best serve the Board, the Company and our stockholders.

2

Assessment of Current Board Composition

With respect to the potential re-nomination of current directors, the Nominating and Governance Committee assesses their current contributions to the Board. Among other matters, the Nominating and Governance Committee considers the results of the annual evaluation of the Board and its Committees (which the Nominating and Governance Committee also oversees) when assessing potential director nominees. More detail regarding this annual evaluation process can be found in “—Board operation and additional governance matters—Board evaluation and director peer review process” below.

3

Nomination for Stockholder Vote

The Nominating and Governance Committee recommends to the Board a slate of candidates for election at each annual meeting of stockholders. The Nominating and Governance Committee assesses how each potential nominee would impact the skills and experience represented on the Board as a whole in the context of the Board’s overall composition and the current and anticipated future needs of the Company and the Board. The Nominating and Governance Committee also evaluates whether a potential director nominee meets the qualifications required of all directors and any of the key qualifications and experience to be represented on the Board, as described further in “—Board membership criteria” below.

Stockholder-recommended director candidates

Nominees may be suggested by directors, members of management, stockholders or other third parties. Stockholders who would like the Nominating and Governance Committee to consider their recommendations for director nominees should submit the recommendations in writing by mail to Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary. The Nominating and Governance Committee considers stockholder-recommended candidates on the same basis as other suggested nominees.

Stockholder-nominated director candidates (“proxy access”)

We have adopted a proxy access bylaw, which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article II, Section 2.20 of our bylaws. See “Additional information—Proxy access for director nominations for the 2026 annual meeting” below for more information.

Shareholders’ agreement and other arrangements with Mr. Pessina

On August 2, 2012, in connection with Walgreens’ acquisition of 45% of Alliance Boots GmbH (“Alliance Boots”), Walgreen Co., Kohlberg Kravis Roberts & Co. L.P., and, inter alios, Stefano Pessina, our current Executive Chairman and former CEO (and together with certain of his affiliates, the “SP Investors”), entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”). Pursuant to the Shareholders’ Agreement, for so long as the SP Investors continue to meet certain common stock beneficial ownership thresholds and subject to certain other conditions, the SP Investors are entitled to designate a nominee for election to the Board. The SP Investors continue to meet these beneficial ownership thresholds, and Mr. Pessina is the current designee of the SP Investors. In addition, on July 23, 2020, Mr. Pessina and the Company entered into a letter agreement which provides, among other things, that the Board will appoint Mr. Pessina on an annual basis (subject to applicable law, including fiduciary duties) as Executive Chairman, provided that Mr. Pessina is a member of the Board at the time. For more information about the Shareholders’ Agreement, see “—Director independence and related party transactions—Related party transactions” below.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Corporate governance	13

Agreement involving VillageMD board nominee

In connection with the launch of our U.S. Healthcare segment, in November 2021 the Company made an additional $5.2 billion investment in Village Practice Management Company Holdings, LLC (“VillageMD”) in order to increase its ownership stake in VillageMD to approximately 63% from approximately 30%. In connection with this incremental investment, the Company and VillageMD entered into an Appointment and Waiver Agreement, dated as of November 24, 2021 (the “Prior Appointment Agreement”), which granted certain founders of VillageMD (the “VillageMD Founders”) with the right to appoint one member of VillageMD’s governing body to the Board. On January 27, 2022, Steven J. Shulman was appointed to the Board pursuant to the Prior Appointment Agreement. As previously disclosed by the Company, on December 1, 2022, Mr. Shulman resigned as a member of the Board.

On December 7, 2022, the Company and VillageMD, of which a majority of the outstanding equity interests on a fully diluted basis remain beneficially owned by the Company, entered into a new Nomination Rights Agreement (the “VillageMD Nomination Agreement”). The Prior Appointment Agreement is no longer in effect.

The VillageMD Nomination Agreement provides the VillageMD Founders with the right to appoint one director to the Board (the “VillageMD Representative”) and the opportunity to maintain rights to such directorship by subsequently nominating one director for election to the Board to serve as the VillageMD Representative at future applicable meetings of stockholders as long as certain conditions are satisfied, including requirements that:

(i)	VillageMD and the VillageMD Founders must consult with and consider the opinions of the Company with respect to the selection of any VillageMD Representative in good faith;
(ii)	the VillageMD Representative is subject to a due diligence review process reasonably consistent with the process undertaken for other director candidates and nominees, and must be reasonably acceptable to the Company and approved by the Nominating and Governance Committee;
(iii)	the VillageMD Representative must be independent for purposes of service as a director on the Board, including under the applicable rules and standards set forth in the Corporate Governance Guidelines of the Company and of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market (“Nasdaq”), as determined in good faith by the Board and the Nominating and Governance Committee; and
(iv)	VillageMD shall cause the VillageMD Representative to provide information for the Company’s proxy statement related to any election of a VillageMD Representative and such VillageMD Representative’s consent to serve as a director of the Company, among other things.

Under the terms of the VillageMD Nomination Agreement, the Company is subject to certain obligations with respect to the inclusion of the VillageMD Representative in the Board’s slate of nominees for election and proxy statements, as well as the Board’s recommendation of the VillageMD Representative for election. Further, the VillageMD Representative will be eligible to receive compensation and benefits for services as a director of the Company in the same manner and on the same basis as the other Non-Employee Directors (as defined below).

In the event that the VillageMD Founders cease to own at least 50% of the outstanding equity interests of VillageMD on a fully diluted basis that they owned as of the date of the VillageMD Nomination Agreement, all rights and obligations of the VillageMD Founders under the VillageMD Nominating Agreement will instead become rights and obligations of the then-current Chief Executive Officer of VillageMD acting in such capacity. The VillageMD Nomination Agreement, and the director designation and nomination rights provided therein, terminate upon the earlier of (a) the date upon which the Company ceases to consolidate VillageMD for purposes of the Company’s consolidated financial statements and (b) the date upon which the Company ceases to be entitled to designate a majority of the members of the governing body of VillageMD.

Pursuant to the VillageMD Nomination Agreement, the VillageMD Founders have the right to designate a new VillageMD Representative for appointment to the Board as described above. As of December [•], 2024, the VillageMD Founders have not exercised their right to designate a new VillageMD Representative. In the event of an appointment of a VillageMD Representative, the Board expects to increase the number of directors by one to accommodate the appointment.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

14	Corporate governance

Board membership criteria

Pursuant to its charter, the Nominating and Governance Committee is charged with establishing, and reviewing as necessary, criteria to be used by the Board for selecting directors. The Nominating and Governance Committee believes there are general qualifications that all directors must exhibit and other key qualifications and experience that should be represented on the Board as a whole, but not necessarily by each director.

Core competencies required of all directors

The Nominating and Governance Committee seeks to construct a Board consisting of directors with the following qualities:

Experience	Personal attributes

●

High-level leadership experience in business or managerial activities and significant accomplishments;

●

Expertise in key facets of corporate management;

●

Breadth of knowledge about issues affecting the Company; and

●

Proven ability and willingness to contribute special competencies to the Board’s activities.

●

Personal integrity;

●

Loyalty to the Company and concern for its success and welfare;

●

Willingness to apply sound and independent business judgment;

●

Awareness of a director’s vital role in good corporate governance and citizenship;

●

Willingness and energy to devote the time necessary for meetings and for consultation on relevant matters; and

●

Willingness to assume the fiduciary responsibility of a director and enthusiasm about the prospect of serving.

With respect to directors who are not current employees of the Company (“Non-Employee Directors”), the Nominating and Governance Committee also focuses on continued independence under Nasdaq listing standards (other than with respect to former employees or directors who are not otherwise deemed to be independent), transactions that may present conflicts of interest, changes in principal business activities and overall prior contributions to the Board.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Corporate governance	15

Key skills, qualifications and experience to be represented on the board

The Board has identified key skills, qualifications and experience that are important to be represented on the Board as a whole in light of our current business strategy and expected needs. The table below summarizes the key skills, qualifications and experience of the director nominees. This summary is not intended to be an exhaustive list of skills or contributions to the Board. See “—2025 Director nominees” below for skills, qualifications and experience of each nominee.

Business Development and M&A	Corporate Governance	Current or Former Public Company CEO	Finance and Accounting
12 of 12 ● ● ● ● ● ● ● ● ● ● ● ●	12 of 12 ● ● ● ● ● ● ● ● ● ● ● ●	6 of 12 ● ● ● ● ● ● ● ● ● ● ● ●	11 of 12 ● ● ● ● ● ● ● ● ● ● ● ●

Global Operations	Healthcare or Regulated Industries	Human Capital	Retail or Consumer-Facing Industries
10 of 12 ● ● ● ● ● ● ● ● ● ● ● ●	12 of 12 ● ● ● ● ● ● ● ● ● ● ● ●	12 of 12 ● ● ● ● ● ● ● ● ● ● ● ●	8 of 12 ● ● ● ● ● ● ● ● ● ● ● ●

Risk Management	Technology or E-commerce	Government or Regulatory	Marketing, Digital or Brand Management
10 of 12 ● ● ● ● ● ● ● ● ● ● ● ●	6 of 12 ● ● ● ● ● ● ● ● ● ● ● ●	8 of 12 ● ● ● ● ● ● ● ● ● ● ● ●	4 of 12 ● ● ● ● ● ● ● ● ● ● ● ●

The chart below summarizes how the key skills, qualifications and experience identified by the Board are applicable to the Company and why the Board believes that it is important that they be represented on the Board.

Skills, qualifications and experience	Rationale for expertise
Business Development and M&A	Experience in business development and M&A provides the Board insight into developing and implementing strategies for growing our business
Corporate Governance

Knowledge of public company governance matters, policies and best practices assists the Board in considering and adopting applicable corporate governance practices, interacting with stakeholders and understanding the impact of various policies on the Company’s functions

Current or Former Public Company CEO	Significant leadership experience that comes from a CEO role provides insight on business operations and demonstrates know-how to drive change and growth
Finance and Accounting

Knowledge of or experience in finance, financial reporting or auditing processes and standards is important to effectively oversee the Company’s financial position and condition and the accurate reporting thereof, and to assess the Company’s strategic objectives from a financial perspective

Global Operations	Experience in diverse geographic, political and regulatory environments enables the Board to effectively oversee the Company as it serves customers and patients across the globe
Healthcare or Regulated Industries	Experience with regulated businesses, regulatory requirements and relationships with regulators is important because healthcare is a heavily regulated industry
Human Capital

Experience in senior executive development, succession planning, and compensation matters helps the Board to effectively oversee the Company’s efforts to recruit, retain and develop key talent and provide valuable insight in determining compensation of the CEO and other executive officers

Retail or Consumer-Facing Industries	Experience in the retail industry provides the Board a relevant understanding of the Company’s business, strategy and marketplace dynamics and optimizing the customer experience
Risk Management

Skills and experience in assessment and management of key risks, including business, financial and operational risks, allow the Board to effectively oversee risk management and understand the most significant risks facing the Company

Technology or E-commerce

Experience with or oversight of innovative technology, cybersecurity, information systems/data management, or privacy is important in overseeing the security of the Company’s operations, assets and customer and patient information, as well as the Company’s ongoing investment in and development of innovative technology

Government or Regulatory	Experience navigating governmental and regulatory requirements contributes to the Board’s understanding of the complex regulatory and governmental environment in which the Company’s business operates
Marketing, Digital or Brand Management

Experience with marketing, digital and brand management provides the Board with expertise to enhance the Company’s brand and insight to understand the changing market conditions and consumer trends and expectations

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

16	Corporate governance

Consideration of diversity

The Nominating and Governance Committee also assesses whether the group of nominees is comprised of individuals with a diversity of perspectives, viewpoints, backgrounds and professional experiences that would best serve the Board, the Company, and our stockholders. The Board, in accordance with our Corporate Governance Guidelines, considers diversity in broad terms, including, but not limited to, competencies, experience, geography, gender, ethnicity, race and age, with the goal of obtaining diverse perspectives, viewpoints, backgrounds and professional experiences. In 2020, the Board reaffirmed its commitment to diversity when it amended the Corporate Governance Guidelines and the charter of the Nominating and Governance Committee to provide that, when searching for new directors, the Nominating and Governance Committee will actively seek out women and individuals from minority groups to include in the pool from which new director nominees are chosen. Since October 2020, the Board has appointed diverse directors, including Valerie B. Jarrett, who was the Company’s first female African American director and is one of four women on the Board; and Inderpal S. Bhandari, the Company’s first Asian American director.

Board diversity matrix

The table below provides certain highlights of the composition of our Board members as of December [•], 2024. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f). To see our Board Diversity Matrix as of December 8, 2023, please see the proxy statement filed with the SEC on December 8, 2023.

Board Diversity Matrix (as of December [•], 2024)
Total Number of Directors	12
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	4	8	-	-
Demographic Background
African American or Black	1	-	-	-
Asian	-	1	-	-
White	3	7	-	-
LGBTQ+	1

2025 director nominees

Our bylaws provide that the number of directors shall be determined by the Board, which has currently set the number at 12. The Board reserves the right to increase or decrease its size at any time. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated each of the following 12 nominees for election at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the nominees named. All of the nominees, other than Mr. Pessina, our Executive Chairman, and Mr. Wentworth, our CEO, are independent under Nasdaq listing standards. See “—Director independence and related party transactions” below for more information.

The Board believes that each nominee has the skills, experience and personal qualities the Board seeks in its directors, and that the combination of these nominees creates an effective and well-functioning Board, with a diversity of perspectives, viewpoints, backgrounds and professional experiences that best serves the Board, the Company and our stockholders. Included in each director nominee’s biography is a description of select key skills, qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. All biographical information below is as of the Record Date. For a description of each key skill, qualification and experience reflected in each director biography and the Board’s rationale for considering such skill, qualification or experience important to be represented on the Board, see “—Board membership criteria—Key skills, qualifications and experience to be represented on the board” on page 15.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Corporate governance	17

Janice M. Babiak Skills, Qualifications and Expertise

INDEPENDENT Director since: April 2012 Age: 66 Committee Memberships: ● Audit (Chair) ● Finance and Technology Other Current Public Company Boards: ● Bank of Montreal

Professional Experience

Ernst & Young LLP, an accounting firm

●
Former Managing Partner
●
Variety of roles in the United States and the United Kingdom (1982-2009)
●
Founder and Global Leader of EY’s Climate Change and Sustainability Services practice (July 2008-December 2009)
●
Board Member and Managing Partner of Regulatory & Public Policy for the Northern Europe, Middle East and India and Africa (“NEMIA”) region (July 2006-July 2008)
●
A founder of EY’s technology security and risk services practice in 1996, building and leading cyber and IT security, data analytics, and technology risk practices in the NEMIA region

Key Qualifications and Experience

●
Ms. Babiak is a U.S.-qualified Certified Public Accountant (CPA), Certified Information Systems Auditor (CISA), and Certified Information Security Manager (CISM). She is a Chartered Accountant (FCA) and a member of the Institute of Chartered Accountants in England and Wales (ICAEW), of which she served as a Council Member from 2011 until she reached the term limit in 2019.
●
Ms. Babiak brings to the Board her general management expertise and depth of experience in the areas of audit, accounting, and finance, through her prior experience as a Council Member of the ICAEW and as a managing partner at EY, including service as partner for a number of retail and healthcare-related industry clients. With her extensive accounting knowledge and experience, she is highly qualified to serve as the chair of the Audit Committee of the Board (the “Audit Committee”) and as a member of the Finance and Technology Committee of the Board (the “Finance and Technology Committee”). Through her career experience and current CISM and CISA qualifications, she provides the Board with meaningful insight and knowledge related to information technology, cybersecurity best practices, and the relationship between information security programs and broader business goals and objectives. Her international experience, leadership in the areas of climate change and sustainability, and experience working with and serving on the audit committees of other publicly traded companies further contribute to the perspective and judgment that she brings to service on the Board.

Other Directorships

●
Ms. Babiak has served on the board of directors of Bank of Montreal since October 2012 and the board of directors of VillageMD since 2023. Previously, she served on the board of directors of Euromoney Institutional Investor PLC, an international business-information group listed on the London Stock Exchange, from December 2017 to November 2022, as a non-executive director of Royal Mail Holdings plc from March 2013 to April 2014 as it transitioned from government ownership to a FTSE 100-listed company; Experian plc from April 2014 to January 2016; and Logica plc from January 2010 until its sale in August 2012.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

18	Corporate governance

Inderpal S. Bhandari Skills, Qualifications and Expertise

INDEPENDENT Director since: September 2022 Age: 65 Committee Memberships: ● Audit ● Finance and Technology ● Nominating and Governance Other Current Public Company Boards: ● The AES Corporation

Professional Experience

International Business Machines Corporation, a global technology company

●
Global Chief Data Officer (December 2015-July 2023)

Cambia Health Solutions, Inc., a regional health plan provider and healthcare investment firm

●
Senior Vice President and Chief Data Officer (2014-2015)

Express Scripts Inc., a pharmacy benefit management and pharmacy services company

●
Chief Data Officer and Vice President, Knowledge Solutions (2012-2014)

Medco Health Solutions, Inc., a pharmacy benefit management and pharmacy services company

●
Chief Data Officer and Vice President, Health Data and Analytics (2006-2012)

Key Qualifications and Experience

●
With his deep experience as Chief Data Officer at multiple large companies, Mr. Bhandari provides the Board with strong technology experience coupled with business leadership and expertise. In addition, he brings to the Board insight and knowledge of specific healthcare technology matters given his extensive experience in the healthcare industry.

Other Directorships

●
Mr. Bhandari has served on the board of The AES Corporation since January 2024. He has also served on the boards of directors of a number of privately held companies.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Corporate governance	19

Ginger L. Graham Skills, Qualifications and Expertise

LEAD INDEPENDENT DIRECTOR Director since: April 2010 Age: 69 Committee Memberships: ● Compensation and Leadership Performance ● Nominating and Governance (Chair)

Professional Experience

Walgreens Boots Alliance, Inc.

●
Interim Chief Executive Officer (September 2023-October 2023)

Two Trees Consulting, Inc., a healthcare and executive leadership consulting firm

●
President and Chief Executive Officer (November 2007-December 2016)

Harvard Business School

●
Senior Lecturer (October 2009-June 2012)

Amylin Pharmaceuticals, Inc., a biopharmaceutical company

●
Director (1995-2009)
●
Chief Executive Officer (September 2003-March 2007)
●
President (September 2003-June 2006)

Guidant Corporation, a cardiovascular medical device manufacturer

●
Various positions including Group Chairman, Office of the President, President of the Vascular Intervention Group, and Vice President (1994-2003)

Key Qualifications and Experience

●
Ms. Graham brings to the Board her extensive experience in senior management and leadership roles in the healthcare industry, including experience leading companies in drug, device, and product development and commercialization. The Board values her insight and experience, including her service on the faculty of Harvard Business School where she taught classes in entrepreneurship. She also brings to her service on the Board valuable experience as a director of publicly and privately held life sciences companies and as a consultant to healthcare companies regarding strategy, leadership, team building, and capability building.

Other Directorships

●
Ms. Graham has served on the board of directors of VillageMD since October 2023. She served on the board of directors of Clovis Oncology, Inc. from 2013-2023 (and served as its chair from 2019-2023). She also served on the board of directors of Genomic Health, Inc. from 2008 until its merger with Exact Sciences Corporation in 2020.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

20	Corporate governance

Bryan C. Hanson Skills, Qualifications and Expertise

INDEPENDENT Director since: October 2022 Age: 57 Committee Memberships: ● Compensation and Leadership Performance ● Finance and Technology

Professional Experience

Solventum Corporation, a leading healthcare innovation company

●
Chief Executive Officer, 3M Health Care Business Group (August 2023-Present)

Zimmer Biomet Holdings, Inc., a manufacturer of medical devices

●
Chairman of the Board (2021-August 2023)
●
President and Chief Executive Officer (2017-August 2023)

Medtronic plc, a medical device company

●
Executive Vice President and Group President, Minimally Invasive Therapies Group (2015-2017)

Covidien plc, a medical supplier company

●
Group Vice President, Covidien (2014-2015)
●
Group President, Medical Devices & U.S. (2013-2014)
●
Group President, Surgical Solutions and President, Energy-based Devices (2011-2013)

Key Qualifications and Experience

●
Mr. Hanson brings to the Board his extensive experience in the healthcare field. He has significant experience in financial management, strategic planning, mergers and acquisitions, business integration, risk management and dealing with the regulatory aspects of the healthcare sector.

Other Directorships

●
Mr. Hanson has served on the board of directors of Solventum since April 2024. He served on the board of directors of Zimmer Biomet Holdings, Inc. from 2017 to August 2023 and as its Chairman of the Board from 2021 to August 2023.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Corporate governance	21

Robert L. Huffines Skills, Qualifications and Expertise

INDEPENDENT Director since: January 2024 Age: 59 Committee Memberships: ● Finance and Technology

Professional Experience

J.P. Morgan Chase & Co., a leading global financial services firm

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Global Chair, Investment Banking (February 2017-2024)
●
Vice Chairman and Co-Chair, Global Strategic Advisory Council (2011-February 2017)
●
Co-Head, Global Healthcare Investment Banking (2002-2010)
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Positions in Healthcare Mergers and Acquisitions and Healthcare Industry Groups (1991-2002)

Alex. Brown & Sons, the first investment bank in the United States (now a division of Raymond James Financial, Inc.)

●
Various investment banking and advisory positions (1987-1990)

Key Qualifications and Experience

●
Mr. Huffines has more than 30 years of experience advising healthcare companies on strategy, mergers and acquisitions, divestitures and financing. The Board highly values his knowledge of, and experience in, the healthcare industry and the leadership skills and perspectives gained as an executive of one of the largest financial services firms in the world.

Other Directorships

●
Mr. Huffines serves on the board of directors of Nextech Invest and Eikon Therapeutics. He has served on the board of directors of Hastings Center for Biomedical Ethics since 2020. Mr. Huffines served on the board of visitors of the University of North Carolina at Chapel Hill from 2019 until 2023 and the board of trustees of the University of Virginia Darden School Foundation from February 2018 until July 2024.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

22	Corporate governance

Valerie B. Jarrett Skills, Qualifications and Expertise

INDEPENDENT

Director since: October 2020

Age: 68

Committee
Memberships:

●
Audit
●
Compensation and Leadership Performance
●
Nominating and Governance

Other Current Public Company Boards:

●
Ralph Lauren Corporation
●
Sweetgreen, Inc.

Professional Experience

The Barack Obama Foundation, a nonprofit organization

●
Chief Executive Officer (October 2021-Present)
●
President/Senior Advisor (April 2018-October 2021)

University of Chicago Law School

●
Distinguished Senior Fellow (January 2018-Present)

United States White House

●
Senior Advisor to the President (January 2009-January 2017)

The Habitat Company, a Chicago real estate development and management firm

●
Various senior positions, including Chief Executive Officer (1995-2009)

City of Chicago

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Commissioner of the Chicago Department of Planning and Development (1991-1995)
●
Former Deputy Chief of Staff for the Mayor

Key Qualifications and Experience

●
Ms. Jarrett brings to the Board her unique experience and expertise in governmental and public policy matters, including as a result of her service to a former President of the United States and in various positions with the City of Chicago, along with significant private sector experience. The Board also values her diverse perspectives as a business executive and civic leader, as well as an African American woman.

Other Directorships

●
Ms. Jarrett has served on the boards of directors of Ralph Lauren Corporation, a premium lifestyle products company, since October 2020 and Sweetgreen, Inc. a healthy restaurant and lifestyle brand, since August 2020. She also serves on the board of Ariel Investments, LLC, a private investment company, and Help at Home, a home health care service. She was formerly on the board of directors of 2U, Inc., an education technology company, from December 2017 to October 2021, and Lyft, Inc. from July 2017 to November 2023.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Corporate governance	23

John A. Lederer Skills, Qualifications and Expertise

INDEPENDENT

Director since: April 2015

Age: 69

Committee Memberships:

●
Compensation and Leadership Performance
●
Finance and Technology (Chair)
●
Nominating and Governance

Other Current Public Company Boards:

●
NextPoint Financial, Inc.

Professional Experience

Sycamore Partners, a private equity firm

●
Senior Advisor (September 2017-Present)
●
Chief Executive Officer (June 2021-Present) and Executive Chairman (September 2017-Present) of privately held Staples, Inc. (and its newly formed and independent U.S. and Canadian retail businesses following acquisition by Sycamore Partners in 2017), a leading provider of office products and services to business customers
●
Executive Chairman Rona Canada (Feb 2023-Present)

US Foods Holding Corp., a leading food service distributor in the United States

●
President and Chief Executive Officer (2010-2015)

Duane Reade Inc., a New York-based pharmacy retailer (acquired by Walgreens in 2010)

●
Chairman of the Board and Chief Executive Officer (2008-2010)

Loblaw Companies Limited, Canada’s largest grocery retailer and wholesale food distributor

●
President (2000-2006)
●
Spent 30 years in various positions including a number of leadership roles

Key Qualifications and Experience

●
Mr. Lederer brings to the Board significant management and business experience in the retail and healthcare industries as a result of his experience as Chief Executive Officer of a retail pharmacy. The Board values his understanding of the business operations of and issues facing large retail companies, including in the areas of marketing, merchandising, and supply chain logistics. Mr. Lederer also has extensive experience with respect to mergers & acquisitions and other corporate development activities. His prior and current service as a director of several public companies also provides him with insight into public company operations, including with respect to talent development, executive compensation, and succession planning.

Other Directorships

●
Mr. Lederer has served on the board of directors of NextPoint Financial Inc. (formerly NextPoint Acquisition Corp.), a company listed on the Toronto Stock Exchange, since 2020. He previously served on the boards of directors of US Foods Holding Corp. from 2010 until May 2022, and Maple Leaf Foods, a company listed on the Toronto Stock Exchange, from 2016 until May 2021. He also previously served on the boards of directors of Restaurant Brands International from 2014 until 2016 and Tim Hortons Inc., from 2007 until 2014, when it was acquired by Restaurant Brands International.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

24	Corporate governance

Stefano Pessina Skills, Qualifications and Expertise

EXECUTIVE CHAIRMAN Director since: April 2012 Age: 83

Professional Experience

Walgreens Boots Alliance, Inc.

●
Executive Chairman (March 2021-Present)
●
Chief Executive Officer (July 2015-March 2021)
●
Executive Vice Chairman (January 2015-March 2021)
●
Acting Chief Executive Officer (January 2015-July 2015)

Alliance Boots

●
Executive Chairman (July 2007-December 2014)
●
Former Executive Deputy Chairman

Alliance UniChem

●
Executive Deputy Chairman prior to the merger of Alliance UniChem and Boots Group
●
Chief Executive Officer (2001-December 2004)

Key Qualifications and Experience

●
As our Executive Chairman, Mr. Pessina leads our Board and brings an in-depth knowledge of the Company, including through his prior service as Chief Executive Officer of the Company and Executive Chairman of Alliance Boots, as well as in the retail and healthcare industries. His substantial international business experience and business acumen provide the Board with valued strategic, financial, and operational insights and perspectives. The Board also values Mr. Pessina’s significant mergers and acquisitions experience as well as his experience serving on the boards of directors of numerous publicly and privately held healthcare and retail companies. He brings valued perspective and judgment to the Board’s discussions regarding our competitive landscape and strategic opportunities and challenges.

Other Directorships

●
Mr. Pessina serves on the board of directors of a number of privately held companies. He served on the board of directors of Galenica AG, a publicly-traded Swiss healthcare group, from 2000 until 2017.

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Corporate governance	25

Thomas E. Polen Skills, Qualifications and Expertise

INDEPENDENT Director since: July 2023 Age: 51 Committee Memberships: ● Finance and Technology ● Nominating and Governance Other Current Public Company Boards: ● Becton, Dickinson and Company

Professional Experience

Becton, Dickinson and Company, a global medical technology company

●
Chairman of the Board (2021-Present)
●
Chief Executive Officer (2020-Present)
●
President (2017-Present)
●
Chief Operating Officer (October 2018-January 2020)
●
Executive Vice President and President, BD Medical (2014-2018)

Key Qualifications and Experience

●
Mr. Polen brings to the Board his extensive experience in the healthcare field. He has significant experience in innovation, financial management, business operations, strategic planning, mergers and acquisitions, business integration, risk management and regulatory aspects of the healthcare sector.

Other Directorships

●
Mr. Polen has served on the board of directors of Becton, Dickinson and Company since 2020 and as its Chairman of the Board since 2021.

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Nancy M. Schlichting Skills, Qualifications and Expertise

INDEPENDENT

Director since: October 2006

Age: 70

Committee Memberships:

●
Audit
●
Compensation and Leadership Performance (Chair)

Other Current Public Company Boards:

●
Baxter International, Inc.
●
Encompass Health Corporation

Professional Experience

Henry Ford Health System, a leading hospital network and healthcare and medical services provider

●
Chief Executive Officer (June 2003-December 2016)
●
Executive Vice President (June 1999-June 2003)
●
President and Chief Executive Officer of Henry Ford Hospital (August 2001-June 2003)

Key Qualifications and Experience

●
As a result of her leadership of hospitals and health systems, Ms. Schlichting brings to her service on the Board a deep knowledge and understanding of the healthcare industry. The Board highly values her experience and insights gained at Henry Ford Health System, where she was responsible for the strategic and operational performance of a leading integrated health system, including an academic medical center, community hospitals, a health plan, a multi-specialty medical group, and an ambulatory and health retail network.

Other Directorships

●
Ms. Schlichting has served on the board of directors of Baxter International, Inc. since December 2021, following the acquisition by Baxter International, Inc. of Hill-Rom Holdings, Inc., where she served on the board of directors from March 2017 until December 2021. She also has served on the board of directors of Encompass Health Corporation (formerly HealthSouth Corporation) since December 2017 and is a member of the board of directors of Duke University and the Duke University Health System. Ms. Schlichting served on the board of directors of Pear Therapeutics from January 2021 until 2023.

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William H. Shrank, M.D. Skills, Qualifications and Expertise

INDEPENDENT Director since: September 2024 Age: 53 Other Current Public Company Boards: ● WW International, Inc.

Professional Experience

Andreessen Horowitz, a private venture capital firm

●
Venture Partner to Bio + Health team (January 2023-Present)

Humana Inc., a leading care delivery and health plan administration company

●
Chief Medical Officer (April 2019-August 2022)
●
Chief Medical and Corporate Affairs Officer (July 2019-July 2021)

University of Pittsburgh Medical Center, a nonprofit health care provider and insurer

●
Chief Medical Officer, Insurance Services Division (April 2016-February 2019)

CVS Health Corporation, a leading care delivery and health plan administration company

●
Senior Vice President, Chief Scientific Officer, and Chief Medical Officer of Provider Innovation (2013-2016)

Center for Medicare and Medicaid Innovation, a division of the Centers for Medicaid and Medicare Services

●
Director, Research and Rapid-Cycle Evaluation Group (2011-2013)

Harvard Medical School

●
Assistant Professor, Division of Pharmacoepidemiology and Pharmacoeconomics (2005-2013)
●
Attending Physician, Brigham and Women’s Hospital (2005-2013)

Key Qualifications and Experience

●
Dr. Shrank brings to the Board a broad range of healthcare expertise and experience. He also provides the Board with clinical insight and valuable perspectives on healthcare policy and regulation.

Other Directorships

●
Dr. Shrank has served on the board of directors of WW International, Inc. since August 2023. He also serves on the boards of directors of several privately held companies.

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Timothy C. Wentworth Skills, Qualifications and Expertise

CHIEF EXECUTIVE OFFICER Director since: October 2023 Age: 64

Professional Experience

Walgreens Boots Alliance, Inc.

●
Chief Executive Officer and Director (October 2023-Present)

The Cigna Group, a global managed healthcare and insurance company

●
Chief Executive Officer, Evernorth Health Services (September 2020-December 2021)
●
President, Health Services (February 2020-December 2021)
●
President, Express Scripts and Cigna Services (December 2018-February 2020)

Express Scripts, Inc., a pharmacy benefit management and pharmacy services company

●
Chief Executive Officer (May 2016-December 2018)
●
Various management positions (April 2012-May 2016)

Key Qualifications and Experience

●
Mr. Wentworth is an accomplished and respected leader with significant expertise in the payor and pharmacy space, as well as supply chain, information technology and human resources. The Board highly values his experience leading Evernorth Health Services and Express Scripts as the Company executes on its vision to be the leading partner in reimagining local healthcare and wellbeing for all.

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Board effectiveness is the foundation of our corporate governance

We are committed to the principle that a firm foundation of board effectiveness is essential to best serve the interests of stockholders, guide the Company and oversee management. Board effectiveness results from having the right combination of diverse and expert individuals on the Board as well as having the right processes and structures in place to promote the efficient, engaged and dynamic execution of the Board’s duties and responsibilities.

Board composition

Key Skills and Attributes

●
Identifies desirable skills, attributes and qualifications in light of the Company’s current strategy, anticipated market conditions and industry challenges and opportunities
●
Focuses on a Board that is composed each year of the mix of directors best able to serve the evolving needs of the Company and that regularly considers fresh viewpoints and perspectives

Board Diversity

●
Commits to board diversity in a broad sense, including, but not limited to, competencies, experience, geography, gender, ethnicity, race and age
●
Actively seeks out women and individuals from minority groups to include in the pool from which Board nominees are chosen

Director Evaluations

●
Assesses the effectiveness of each director, the Board as a whole and its Committees
●
Identifies opportunities to enhance individual and group performance, including through director training or Board operational changes
●
Allows the Board to have the best mix and fit on an ongoing basis

Succession Planning

●
Identifies directors approaching retirement age or who otherwise are expected to resign from the Board
●
Allows the Board to plan for replacement of such departing director’s skill set and Committee leadership and membership

Director Orientation and Continuing Education

●
Informs directors about the Company’s business and significant operational, financial, accounting and risk management matters
●
Allows directors to stay current on industry and company trends

Retirement Policy

●
Supports Board refreshment
●
Provides flexibility to allow Nominating and Governance Committee and Board to nominate candidates above retirement age if it is in best interests of the Company (and the nomination is approved by the Board)

Director nominee identification
● Identifies potential nominees possessing the skills and attributes that can best serve the Company in combination with the other nominees	● Includes assessment of current directors for re-nomination

Board effectiveness

Board operation

Leadership Structure

●
Lead Independent Director focused on the long-term objectives of all stakeholders of the Company
●
Executive Chairman focused on leadership of the Board
●
CEO focused on setting strategy and leading our business and operations

Allocation of Oversight Responsibility

●
Board and its Committees provide oversight and guidance to management regarding our strategy, operating plans, and overall performance
●
At least one meeting between the Board and management each year to focus on our long-term business strategic planning

Committee Assignments and Rotation

●
Committee assignments reviewed at least annually and more frequently as needed

Stockholder Engagement

●
As part of our formal engagement program, we reached out to 30 of our largest stockholders
●
Discussed a wide range of topics and took specific actions in response to stockholder feedback

Board Compensation

●
A substantial portion of each Non-Employee Director’s annual compensation is in the form of equity to help align his or her compensation with the interests of our stockholders
●
Directors required to meet established stock ownership guidelines

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Our commitment to strong corporate governance

The Board believes that a commitment to strong corporate governance standards is an essential element of enhancing long-term stockholder value in a sustainable manner. The Board believes that its commitment to good governance is demonstrated in part by the continuous implementation of best governance practices, as set forth in part on page 5, that the Board believes are in the best interests of our Company.

The Board has adopted Corporate Governance Guidelines that are designed to provide guidance as a component of the flexible framework within which the Board, assisted by its Committees, oversees and directs the affairs of the Company. The Corporate Governance Guidelines establish policies and practices with respect to numerous areas of Board operations and responsibilities, including in the areas of Board structure and leadership and director independence. The Board periodically reviews the Corporate Governance Guidelines and updates them in response to changing regulatory requirements and evolving best practices. A copy of the Corporate Governance Guidelines can be found at https://investor.walgreensbootsalliance.com/governance.

Active board refreshment and committee rotation*

50%	of our director nominees were first elected to our board in the past three years

58%	of our director nominees were first elected to our board in the past five years

2020	2022		2023		2024

Valerie B. Jarrett	Inderpal S. Bhandari	Bryan C. Hanson	Thomas E. Polen	Timothy C. Wentworth	Robert L. Huffines	William H. Shrank M.D.

*Information based on calendar year.

The Board believes that a degree of refreshment is important to align Board composition with the changing needs of the Company and the Board, and regularly consider fresh viewpoints and perspectives. The Board also believes that directors develop an understanding of the Company and an ability to work effectively as a group over time that provides significant value, and therefore a significant degree of continuity year-over-year should be expected.

As part of planning for director succession, the Nominating and Governance Committee periodically engages in the consideration of potential director candidates, occasionally with the assistance of a third-party advisor or recruitment firm.

Since fiscal 2022, the Board has been particularly focused on refreshment. In fiscal 2023, the Nominating and Governance Committee and the Board assessed whether the skills and expertise of the current Board were representative of the skills and expertise that would be most effective as the Company executes on its strategy, ultimately determining that the Company could benefit from more expertise in healthcare and technology. Following a robust recruitment process, which was led by the Nominating and Governance Committee with the assistance of a third-party recruitment firm and included consideration of and/or meetings with more than 30 highly qualified potential nominees, the Board elected Messrs. Bhandari and Hanson, each of whom has extensive healthcare, technology, and data privacy and security expertise. Given Mr. Bhandari’s extensive experience as the chief data officer of multiple public companies, including IBM, we believe he is considered a cybersecurity expert.

In fiscal 2024, the Board continued its focus on identifying highly qualified candidates with healthcare and medical expertise, as well as candidates that increase our existing Board’s strengths in a number of other key areas, including finance and technology. Through these efforts, Messrs. Polen and Wentworth, each of whom has significant experience in healthcare and technology, and Mr. Huffines, who has extensive financial and strategic experience were elected to the Board. In addition, the Board elected Dr. Shrank, who brings a unique blend of healthcare, medical and business expertise to the Board.

As set forth in the Corporate Governance Guidelines, the Board does not have absolute limits on the length of time that a director may serve, but considers the tenure of directors as one of several factors in re-nomination decisions. The Board has established a retirement age of 75. Subject to our contractual obligations and applicable law, no individual is eligible for election to the Board after his or her 75th birthday unless the Nominating

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and Governance Committee makes a finding that the nomination of the individual is in the best interests of the Company notwithstanding the individual’s age, and the nomination is also approved by the Board.

While the Board believes that refreshment is an important consideration in assessing Board composition, it also believes the best interests of the Company are served by being able to take advantage of all available talent. Therefore, the Board does not make determinations with regard to its membership based solely on age or tenure.

Stefano Pessina, our Executive Chairman, is and will be older than the retirement age as of the date of the Annual Meeting. However, as described further in “—Director nomination process—Shareholders’ agreement and other agreements with Mr. Pessina” above, Mr. Pessina is the contractual designee of the SP Investors (as defined above) for nomination to the Board, and the Shareholders’ Agreement (as defined above) includes a contractual waiver of any mandatory retirement age policy applicable to his service on the Board.

The Board also reviews Committee assignments on at least an annual basis to help ensure that fresh viewpoints and perspectives are regularly considered on each Committee while also providing the Committees with continuity of operations in order to maintain effectiveness of the Committee.

Code of conduct and ethics

We have adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors and that the Board, through the Nominating and Governance Committee, reviews annually. We have also adopted a Code of Ethics for our CEO and Financial Executives that applies to and has been signed by our CEO, Global Chief Financial Officer, Global Controller and Chief Accounting Officer and other senior financial officers. These policies can be found at https://investor.walgreensbootsalliance.com/governance.

We intend to promptly disclose on our website, in accordance with applicable rules, any required disclosure of changes to or waivers, if any, of our Code of Conduct and Ethics or our Code of Ethics for our CEO and Financial Executives.

Our employees, partners, suppliers, and customers can ask questions about our Code of Conduct and Ethics or our Code of Ethics for our CEO and Financial Executives, or report suspected violations of these codes, our policies or the law, through one of the confidential reporting telephone lines or website addresses listed in our Code of Conduct and Ethics or by emailing wbacompliance@wba.com.

Board responsibilities

Board oversight responsibilities

Strategy

As set forth in our Corporate Governance Guidelines, oversight of our business strategy is a key responsibility of the Board. Throughout the year, the Board and its Committees provide oversight and guidance to management regarding our strategy, operating plans and overall performance. While elements of strategy are embedded in every regularly scheduled meeting of the Board, the Board also dedicates at least one multiday meeting each year to focus on our long-term business strategic planning. During fiscal 2024, the Company’s business strategy was consistently discussed during executive sessions, as well as during meetings of the Board with management in attendance. In addition to long-term business strategic planning, the Board focused on, among other things, the Company’s strategic priorities, including transforming and aligning our core retail pharmacy business, focusing our portfolio, optimizing capital allocation and stregthening our balance sheet, and building a high-performance culture.

The Board fulfills its oversight role with respect to strategy, as well as operating plans and business performance, by, among other things:

●	Selecting, evaluating, compensating and, as appropriate, replacing the CEO, and planning for their succession;
●	Providing advice and counsel to the CEO, including on the selection, evaluation and development of members of the Company’s senior management team;
●	Overseeing the execution of the Company’s business and strategic plans to evaluate whether the business is being properly managed;
●	Reviewing and approving the Company’s financial objectives and major corporate plans and actions; and
●	Overseeing the Company’s risk management policies and processes designed to promote ethical conduct and legal and regulatory compliance and the processes, controls and procedures implemented to address other significant risks, including cybersecurity/information security and climate-related risks. The Board, primarily through the Finance and Technology Committee, also dedicates significant focus to reviewing our capital allocation strategy. Our current Board-approved capital allocation policy, which is reviewed on an annual basis, is designed to promote a balanced and disciplined approach to deploying capital intended to drive business growth and as needed generate strong returns, while focused on our financial obligations and returning cash to stockholders through dividends over the long term. In addition, the Finance and Technology Committee is responsible for oversight of our technology, digital and innovation strategy, which has an increasing importance and significance to our ability to achieve our strategic goals. Due to the importance of certain technology, digital and innovation initiatives in fiscal 2024, the Board decided that oversight and discussion related to such matters would be better situated at the full Board.

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32	Corporate governance

Further, the Board, through the CLP Committee, oversees the Company’s strategies and programs for leadership development and performance and management succession, which include the consideration of diversity and which are critical to helping ensure that the Company has a talent pipeline for executive roles, including those executives who are tasked with executing our strategy. The Board has enhanced its management succession planning process whereby, in addition to the Board’s comprehensive annual succession review, the CLP Committee reviews management succession plans for certain key positions at each regular meeting, allowing the Board and management to evaluate readiness for turnover in key positions and act swiftly in response to unplanned turnover. The CLP Committee also maintains continual oversight of the Company’s executive compensation strategies and programs, which directly influence the compensation program for all employees of the Company.

While the Board and its Committees oversee elements of our strategic planning, our management is charged with executing the business strategy. To monitor our performance against our strategic goals, the Board receives regular updates and actively engages in dialogue with our executive management team. Directors also periodically visit certain of our stores and other facilities to see execution of our strategy firsthand. See “Our company—Commitment to ESG excellence—Governance” above for more information on the Board’s oversight activities in fiscal 2024.

The Board’s oversight and our management’s execution of our business strategy are intended to help promote the creation of long-term stockholder value in a sustainable manner, with a focus on assessing both potential opportunities available to us and risks that we might encounter.

Risk management

We face a broad array of risks, including market, operational, strategic, legal, regulatory, reputational, cybersecurity/data security, environmental, social and financial risks. Our management is responsible for establishing and maintaining systems to manage these risks. The Board exercises oversight over the elements and dimensions of major risks that we face. The Board administers its risk oversight function as a whole and through its Committees.

We have established a global enterprise risk management (“ERM”) program, which is led by our Global Chief Compliance and Ethics Officer (“Chief Compliance Officer”). Our Chief Compliance Officer has a dual reporting line to the Chair of the Audit Committee and the Company’s Global Chief Legal Officer. Our Executive Governance, Risk and Compliance (“GRC”) committee, which is composed of key members of senior management, oversees and monitors the activities of our ERM program and reviews, on a regular basis, the top current and emerging enterprise risks we face, as well as relevant risk mitigation activities. Since the strategic combination of Walgreens and Alliance Boots in 2014, the Company has regularly enhanced the overall ERM program and expanded its scope to align with the Company’s business. In addition to the enterprise-wide GRC committee, the Company has established similar GRC committees within each of its three business segments. Our ERM leader meets regularly with senior members of the Company’s global leadership team and other members of the Company’s oversight and support functions and specific risk owners to help ensure the latest insights and mitigation are incorporated into the Company’s risk register.

This global ERM approach helps the Board and its Committees receive relevant information about risks and understand our risk management process, the participants in the process, and key information gathered through the process.

The purpose of the ERM process is to identify risks that could affect us and the achievement of our objectives; to understand, assess, and prioritize those risks; to communicate identified events and risks quickly and effectively to necessary parties across the Company; and to facilitate the implementation of risk management strategies and processes across the Company.

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The Board uses the processes described below to help assess and monitor the risks we face. The Board’s oversight of risk occurs as an integral and continuous part of the Board’s oversight of our business and seeks to confirm that management has processes in place to appropriately manage risk. The Board actively engages with senior management to understand and oversee the various risks we face.

Board of Directors
● Formally reviews Global Enterprise Risk Management Program	● Receives regular reports from Committees

Board Committees
Audit Committee	Compensation and Leadership Performance Committee
●
Reviews our policies and procedures with respect to enterprise risk assessment and risk management
●
Regularly reviews, discusses and addresses the key risks identified in the ERM process with management and their potential impact
●
Periodically reviews the steps management has taken to monitor and control such risk exposures, including the risk assessment and risk management policies
●
Regularly conducts reviews of the efficacy of our information security and technology risks, including cybersecurity, and related policies and procedures
●
Regularly reviews and discusses with management major litigation and financial risks
●
Regularly reviews and discusses with management legal and compliance matters, including related risks
●
Regularly reviews and discusses with management risks related to climate change, sustainability and other ESG-related matters

●
Reviews the Company’s compensation programs for the purpose of assessing whether risks arising from the design and implementation of those programs are reasonably likely to have a material adverse effect on the Company, including whether such programs encourage excessive or inappropriate risk-taking or earnings manipulation
●
Regularly reviews and discusses with management risks relating to management succession and leadership performance matters, including diversity, equity and inclusion, management development and talent recruitment, retention and engagement

Finance and Technology Committee	Nominating and Governance Committee
●
Oversees key aspects of our financial risk management activities, including with respect to capital structure and financing, capital expenditures and investments, and M&A
●
Regularly reviews financial policy risk and our capital priorities
●
Oversees risks associated with our technology, digital and innovation activities and technology strategies

●
Reviews risks related to our governance structures, practices and processes
●
Regularly discusses Board composition and director succession planning, including related risks
●
Regularly reviews and discusses with management the Company’s management of risks related to our ESG initiatives, including sustainability and the environment

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Stockholder engagement program

We value an open dialogue with our stockholders, and we believe that regular communication with our stockholders and other stakeholders is a critical part of enabling our long-term success. We engage with our stockholders and the broader corporate governance community through a robust and continuous engagement program which is management-led and overseen by the Board. Our cross-functional engagement team is led by our Corporate Secretary’s office and includes representatives from Human Resources, ESG and Investor Relations. Our engagement program is designed to address questions and concerns, provide perspective on Company policies and practices, seek stockholder input and incorporate feedback as appropriate.

Year-round engagement with stockholders

Summer	Fall	Winter/Spring
● Review changes to our largest stockholders’ proxy voting policies and perspectives ● Plan for outreach to our largest stockholders and smaller institutional investors with active engagement programs
●
Conduct engagements with our largest investors and smaller institutional investors to discuss corporate governance, executive compensation and ESG initiatives
●
Share engagement feedback with our Board and Committees, as appropriate, for consideration
●
Enhance governance practices and disclosures, as warranted

●
In advance of the annual stockholder meeting, conduct additional engagement with investors as needed/requested and share feedback with the Board and Committees
●
Hold annual stockholder meeting
●
Review feedback from annual stockholder meeting and determine future priorities

The Board believes that, in most circumstances, our CEO and other authorized members of our senior management are best positioned to speak with our stockholders on behalf of the Company. However, the Board and its Committees regularly receive reports on our stockholder engagement activities, and they are provided with the opportunity to discuss and ask questions about significant stockholder feedback we receive.

Stockholder outreach

As part of our ongoing practice to proactively engage stockholders throughout the year, members of our management team met with many of our stockholders during fiscal 2024 to solicit a broad range of feedback and to discuss areas of interest or concern and investor priorities.

The profile of our stockholders is heavily retail investor oriented for a large publicly traded company, with approximately 61% of the outstanding shares held by institutional investors, approximately 22% held by retail investors and approximately 17% held by Stefano Pessina, our Executive Chairman, and his affiliates. In advance of the Annual Meeting, we reached out to 30 of our institutional investors, representing approximately 44% of our outstanding shares (excluding shares held by Mr. Pessina and his affiliates). Our outreach included invitations to 100% of investors that hold 0.8% or more of our stock. Some investors we contacted either confirmed that a discussion was not needed at that time or did not respond.

We engaged with seven stockholders that represent approximately 9% of all our outstanding shares (excluding the shares held by Mr. Pessina and his affiliates).

We also extended invitations to the two leading proxy advisory firms, Glass Lewis and Institutional Shareholder Services, in an effort to update them on governance, executive compensation and environmental and social matters.

We are committed to ongoing engagement discussions and welcome feedback from all of our stockholders, who can reach our Investor Relations team by visiting https://investor.walgreensbootsalliance.com.

By the numbers …

Depth of our outreach and engagement with stockholders in advance of the Annual Meeting (the number of outstanding shares discussed below exclude the shares held by Mr. Pessina and his affiliates)

44%	100%	9%
We contacted 30 of our instiutional investors representing approximately 44% of our outstanding shares	We extended invitations for engagement to 100% of stockholders who hold 0.8% or more of our outstanding shares	We have held meetings with seven stockholders who represent approximately 9% of our outstanding shares

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Stockholder engagement and company responses

1	Engage Outreach to our largest stockholders representing approximately 44% of all outstanding shares (excluding shares held by Mr. Pessina and his affiliates).

2

Report

Stockholder feedback is shared with the Board, through the Nominating and Governance Committee and CLP Committee, as appropriate and as engagements occur. Feedback from engagements included discussions relating to:

●
Executive leadership and the Company’s management succession planning process;
●
Executive compensation, including our fiscal 2023 say-on-pay vote;
●
Board oversight of strategy and risk management;
●
Corporate governance and Board composition and succession planning;
●
Board oversight of ESG, including human capital and diversity, equity and inclusion; and
●
Sustainability and corporate social responsibility initiatives.

3	Analyze
The Board considered stockholder feedback in its continuous review of best practices, governance enhancements and compensation program design.

4	Respond
We have made numerous improvements in response to stockholder feedback and our continuous focus on best practices.

What we heard and what we have done ... Further detail related to the key themes that emerged as part of our various engagements is set forth below.

What we heard in fiscal 2024	Our response
Encouraged the Company to revert to the inclusion of performance shares as part of the Company’s long-term incentive plan following the grant in fiscal 2024 of only timed-based RSUs.

The decision to grant the 2024 long-term incentive awards entirely in RSUs allowed time for the new management team to refine the Company’s long-term strategy and operating plan before setting performance goals tied to the Company’s long-term incentive plan. For fiscal 2025, the CLP Committee honored its commitment and reintroduced performance shares as part of the executive compensation program. For additional information, please see “Executive compensation—Compensation discussion and analysis—Executive summary—Consideration of say-on-pay and related stockholder feedback” beginning on page 58.

Supportive of the Company’s efforts to refresh and add new expertise to the Board.

The Board continued its analysis of skills and attributes of directors that it seeks to align with the evolving needs of the Board and the Company. During 2024, Robert L. Huffines and William H. Shrank were elected to the Board, with each bringing a well-rounded range of skills and attributes.

Acknowledgment of disclosures in our ESG Report and requests for continued progress on transparency.

We continue to enhance our ESG initiatives and disclosures, including in our annual ESG Report released in 2024 and our completion of a climate scenario analysis, the results of which were included in our TCFD Report within our ESG Report.

Appreciated the Company’s disclosure regarding the applicable key skills, qualifications and experience of director nominees and expressed interest in understanding how this mix is reflected on an individualized basis.

We reformatted each director nominee’s biography to prominently display the skills, qualifications and experiences represented by each nominee. Please see “—2025 director nominees” beginning on page 16.

What we heard in fiscal 2023	Our response
Focused on Board’s management succession process.

We enhanced our disclosure regarding the executive management succession planning process as overseen by the Board and the CLP Committee. Please see “Board committees and meetings—Compensation and leadership performance committee—Talent development and human capital management” on page 42.

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36	Corporate governance

General satisfaction with the Company’s executive compensation program enhancements and the CLP Committee’s intentions to avoid the use of positive discretion in our incentive programs.

The CLP Committee continues its commitment to base any potential discretionary decisions on the principles of our compensation philosophy, specifically linking pay to both Company and individual performance, among other factors. Information on our executive compensation program for fiscal 2024 is provided under “Executive compensation—Compensation discussion and analysis” beginning on page 56.

Acknowledgement of the Company’s Board refreshment efforts.	We maintained our Board refreshment efforts focused on recruiting directors with extensive healthcare experience with the addition of Thomas E. Polen and Timothy C. Wentworth to the Board.

Request to disclose how the key skills, qualifications and experience the Board considers when making director nomination decisions are specifically applicable to the Company and interpreted by the Board.

We added a chart that outlines the rationale of the key skills, qualifications and experiences identified by the Board to assess director candidates. Please see “—Board membership criteria—Key skills, qualifications and experience to be represented on the board” on page 15.

The Board and its Committees also regularly consider stockholder perspectives, among other considerations, when making decisions related to their specific duties and responsibilities. Finally, our Corporate Governance Guidelines state that, from time to time, upon the reasonable request of one of our major stockholders, the Lead Independent Director will make himself or herself available for consultation and direct communication with such stockholder where appropriate.

Environmental, social and governance

Our Company’s purpose is to help people across the world lead more joyful lives through better health. To achieve this purpose, we commit to deliver value to all our stakeholders across the globe and to be a responsible and engaged corporate citizen. Our commitment to ESG is embedded in our drive to operate both a sustainable and a profitable enterprise for the long term. Advancing our ESG performance through our sustainability initiatives builds trust in our businesses and in our brands, helping us achieve our vision of being the first choice for pharmacy, well-being and beauty – caring for people and communities around the world.

In our most recent ESG Report, published in January 2024, we provided an update on our progress on our health-centered ESG commitments, which are organized into four focus areas for the Company.

Healthy Communities

We engage with local communities to improve health equity and societal well-being through:

•

A specific focus on health equity addessing access to local quality healthcare

• Partnerships and investments that focus on creating meaningful impact in the health of our communities

Healthy Planet

We strive to reduce the environmental impact of our business, including waste, emissions and plastics. We are committed to:

•

Reducing and optimizing the use of energy across our operations

• Reducing the negative impacts of plastics and waste in our operations and seeking to increase reuse, recycling, recycled content and recovery to enable circular systems

Sustainable Marketplace

We aim to provide quality, safe products and services to our customers with a focus on traceability, transparancy and ethical sourcing through:

•

Managing the end-to-end sustainable lifecycle of our owned-brand products

•

Addressing environmental and social impacts and opporuntities by increasing traceability, transparency and diversity across our suppliers and within our supply chain

Healthy and Inclusive Workplace

We are committed to creating an equitable and positive workplace environment that supports the health and well-being of our team members. We are working to:

•

Ensure employees are cared for as a whole people and provided with an opportunity where they can show up as their authentic selves

• Reflect the diversity of perspectives, backgrounds and cultures in the communities where we live and work

Transparency and accountability are central to our approach to sustainability. Each year we publish an ESG Report aligned with internationally accepted sustainability reporting standards. Within each report, select key performance metrics and disclosures are externally assured.

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Our ESG Committee plays a leading role in providing the appropriate oversight and governance of our ESG program, which is critical to its success. The ESG Committee is chaired by our Chief Operating Officer, International and includes senior executives from our key business functions as well as from our Legal, Human Resources, Government Relations, Finance and Communications functions. Among other obligations, the ESG Committee is charged with selecting our ESG commitments and monitoring our progress towards achieving those commitments.

Board action

At the Board level, the Nominating and Governance Committee has primary oversight responsibility for the Company’s ESG initiatives and risks, reviewing at least annually our policies and activities regarding sustainability and ESG and assessing our management of risks with respect thereto. The Audit Committee is responsible for selecting the assurance partner for our ESG Report and regularly reviews and discusses the key risks identified in the ERM process with management, their potential impact on us and our operations, and our risk mitigation strategies and related disclosure matters. These risks may include risks related to climate change, sustainability and other ESG-related matters. Additionally, the CLP Committee has included health equity metrics as part of the annual cash incentive plan to further align with the Company’s ESG strategy with respect to driving health equity.

To learn more about our sustainability and ESG efforts, please see our 2023 ESG Report and other information on our website at walgreensbootsalliance.com/environmental-social-governance.

Public policy engagement

Responsible corporate citizenship includes exercising our responsibility to actively participate in the political process. Primarily through Walgreens, we engage in the political and policymaking processes in the United States, at the federal, state, and local levels, participating in democratic self-government and utilizing our voice in public policy debates that have a direct impact on us. We support candidates whose policies and goals are consistent with our purpose to be the first choice for retail pharmacy and health services, and who are aligned with the interests of our businesses, customers, communities and stockholders. Policies on which we focused in fiscal 2024 included reimbursement for pharmacist-delivered clinical services, the expansion of the role of pharmacists in the healthcare delivery system, retail business regulation and corporate taxation.

We work to advance this agenda in part through: (1) supporting a government relations program that aims to educate and inform elected officials and regulatory agencies on key public policy issues; (2) our active membership and participation in trade associations; and (3) supporting candidates, parties, and political organizations, both directly from corporate funds and through the Walgreen Co. Political Action Committee. All of our political and advocacy activities are intended to focus on promoting our business and strategic interests without regard to the personal political preferences or affiliations of any of our directors, officers or employees. The Company’s Government Relations organization is responsible for the day-to-day implementation of our political advocacy and contributions and relies on inside and outside legal counsel, when appropriate, to help ensure our compliance with laws applicable to these activities.

Board action

The Nominating and Governance Committee is responsible for the oversight of policies and activities regarding political advocacy and contributions. At least annually, the Nominating and Governance Committee receives a report regarding these activities from senior management in the Company’s Government Relations organization.

Board structure

Board leadership structure

As stated in the Corporate Governance Guidelines, decisions regarding the Board’s leadership structure and the selection of the persons who should be in leadership positions are of critical importance to the functioning of the Board and the Company. The Board believes these decisions must be based on the application of business judgment and consideration of the relevant circumstances at the time, and the Board should not be constrained by a policy mandate when making these decisions. Upon the recommendation of the Nominating and Governance Committee, the Board selects a Chairman from among its members each year following the annual election of directors. Our bylaws provide that the Chairman of the Board may, but need not, be the CEO, and we have had a separate Chairman and CEO since 2009. The Corporate Governance Guidelines also state that if the Chairman of the Board is the CEO or another director who does not qualify as independent, then the independent directors will select a Lead Independent Director to help ensure robust independent leadership on the Board.

Our Board leadership structure was adopted in connection with the strategic combination of Walgreen Co. and Alliance Boots to form Walgreens Boots Alliance and is designed to meet the unique business needs of the Company and to build on the strengths of our Board. Our Board is comprised of a majority of independent directors, and includes a Lead Independent Director, who must be independent, and an Executive Chairman and a CEO who are not independent. Our Board assesses its leadership structure on an annual basis.

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Our current board leadership structure

Stefano Pessina Executive Chairman of the Board	Timothy C. Wentworth Chief Executive Officer	Ginger L. Graham Lead Independent Director

Mr. Pessina’s intimate understanding of the Company’s business and strategy and vast institutional knowledge serve as invaluable resources to the CEO and other members of senior management as they set and execute the strategy of the Company. Mr. Pessina has extensive operational leadership in healthcare and pharmacy as well as proven success in leading a multinational healthcare business. He has cultivated relationships with each director through consistent and transparent communication and works closely with Ms. Graham in matters related to Board operations, Board strategy and Board meeting planning.

As CEO, Mr. Wentworth manages the business of the Company and executes the business strategy developed with the Board.

In October 2022, the independent directors elected Ms. Graham to serve as Lead Independent Director, in recognition of her strong leadership skills, business acumen, background in healthcare and understanding of the Company’s business. In October 2023 and 2024, the independent directors re-elected Ms. Graham to serve as Lead Independent Director. As Lead Independent Director, Ms. Graham has substantial structural influence and provides strong independent Board leadership and oversight of management.

Independent board leadership

We have a strong Lead Independent Director role. We believe that strong independent leadership is a critical component of an effective board. Except for the brief period noted below, our Board has had a strong Lead Independent Director in place for nearly nine years. Our Lead Independent Director is elected annually by the independent directors in executive session with no non-independent directors or management present. Ms. Graham has served as our Lead Independent Director since October 2022, except for the brief period from September 1, 2023, to October 22, 2023, when she served as the Company’s Interim CEO.

The Company’s Corporate Governance Guidelines describe the responsibilities of the Lead Independent Director, the resources available to the Lead Independent Director to carry out their duties and the Lead Independent Director selection process. As Lead Independent Director, Ms. Graham’s responsibilities include:

●	Presiding at all meetings of the independent directors and all meetings of the Board at which the Chairman of the Board is not present;
●	Encouraging and facilitating the active participation of all directors;
●	Serving as a communication facilitator between the CEO and other members of senior management, on the one hand, and the independent and non-management directors, on the other hand (without inhibiting direct communication between senior management and other directors), and between individual directors and the Board, including by:
●	providing the CEO and other members of senior management with feedback as determined in executive sessions;
●	being available to discuss with independent and non-management directors any concerns they may have and, as appropriate, relaying those concerns to the full Board and/or the CEO or other members of senior management; and
●	being a sounding board and advisor to the CEO and/or other members of senior management regarding her concerns and those of the independent directors;
●	Approving, in consultation with the Executive Chairman of the Board and other members of senior management to the extent practicable, the information to be provided to the Board in preparation for and at Board meetings, and consulting with directors as to their information needs;
●	Approving Board meeting agendas after conferring with the Executive Chairman of the Board, as appropriate, including adding agenda items in her discretion;
●	Approving Board meeting schedules to help ensure that there is sufficient time for discussion of all agenda items;
●	Calling meetings of the independent directors in her sole discretion, as and when required;
●	Leading the Board’s annual evaluation of the Executive Chairman of the Board and along with the Executive Chairman, the annual evaluation of the CEO;
●	Making herself available to advise the Committee chairs in fulfilling their designated roles and responsibilities to the Board;
●	Upon the reasonable request of a major stockholder, making herself available for consultation and direct communication with such stockholder where appropriate; and
●	Performing such other functions as the Board or other directors may request.

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Why our board leadership structure is effective

Our Board leadership requirements reflected in our bylaws and Corporate Governance Guidelines represent our belief that an effective board must have independent leadership with a meaningful voice in all board matters. Our current Board leadership structure, consisting of an Executive Chairman, a CEO who is also a director, and a Lead Independent Director, provides for leadership of the Board that consists of a strong independent director with substantial structural influence, a non-independent member who has extensive experience in the Company’s industry and a unique understanding of the Company’s operations, and a CEO who has unfettered access to both the Lead Independent Director and Executive Chairman as resources in developing and executing the Company’s strategy.

Position	Key Responsibilities and Duties
Executive Chairman Organizes and directs the work of the Board, providing robust leadership, direction and strategic insight for the Company
●
Chairing Board meetings
●
Chairing annual and special stockholder meetings
●
Setting agendas for Board meetings, subject to approval by Lead Independent Director
●
Guiding discussions at Board meetings
●
Fostering open and collegial discussion among all Board members
●
Monitoring the Board’s receipt of accurate, timely, relevant and clear information

●
Working closely with the CEO to provide strategic operational and governance advice
●
Acting as a source of institutional knowledge
●
Monitoring and supporting the Company’s performance and value creation relative to stated goals of Board-approved strategic plans, investments and relationships
●
Conducting, along with the Lead Independent Director, the CEO’s annual performance review incorporating feedback from the directors

Chief Executive Officer Leads our business and operations; executes the strategy developed with the Board and manages the operations of the Company
●
Creating and implementing a compelling vision and mission for the Company
●
Leading the development of value – creating and sustainable strategies – both short- and long-term – for the Company
●
Anticipating and mitigating potential risks to the Company and its businesses, and helping ensure that they are identified, monitored, minimized and reported to the Board or applicable Committee, as appropriate
●
Setting meaningful and measurable operating and strategic goals for the Company
●
Building and guiding a highly capable and dynamic leadership team

●
Establishing a strong performance management culture
●
Leading and inspiring the team in executing the Company’s strategy
●
Serving as primary interface between management and the Board
●
Assessing the performance of the leadership team and providing guidance and mentorship to individual leaders
●
Reviewing organizational structure needs and developing ongoing management succession plans
●
Representing the face of the Company to stakeholders
●
Providing regular updates and information to the Board on all key issues and business developments and status of operations

Lead Independent Director Provides strong leadership and independent oversight of executive management
●
Presiding at all meetings of the independent directors
●
Presiding at all meetings of the Board at which the Chairman of the Board is not present
●
Encouraging and facilitating active participation of all directors
●
Serving as a communication facilitator between the CEO and other members of senior management, on the one hand, and the independent and nonmanagement directors, on the other hand (without inhibiting direct communication between senior management and other directors)

●
Collaborating with the independent directors to assess the Executive Chairman’s and the CEO’s performance
●
Communicating directly with and providing consultation to stockholders, as appropriate
●
Recommending to the Board, in consultation with the CEO and Executive Chairman, the retention of advisors and consultants reporting directly to the independent directors

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Why our leaders are ideally suited for their roles

Stefano Pessina Executive Chairman of the Board	Timothy C. Wentworth Chief Executive Officer	Ginger L. Graham Lead Independent Director
●
Institutional knowledge and deep understanding of the Company’s business
●
Substantial international business experience and business acumen and valued strategic, financial and operational insights
●
Institutional knowledge of Alliance Boots and deep understanding of the Company’s business and its European heritage
●
Extensive operational leadership in healthcare and pharmacy
●
Proven success in leading a multinational healthcare business

●
Extensive knowledge and deep understanding of pharmacy and healthcare as a former chief executive officer in the healthcare industry
●
Substantial business experience and business acumen and valued strategic, financial and operational expertise
●
Demonstrated ability to develop and successfully execute profitable growth strategies at large, complex organizations
●
Proven ability to build high-functioning leadership teams and performance-driven company cultures

●
Independence and sophistication to enable strong oversight of executive leadership
●
Institutional knowledge of Walgreens and deep understanding of the Company’s business and healthcare industry
●
Strong working relationship with fellow directors
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Extensive experience with respect to corporate governance matters
●
Deep commitment to serving as Lead Independent Director

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Board committees and meetings

Independent board committees with well-qualified chairs

The Board has four standing Committees: the Audit Committee, the CLP Committee, the Finance and Technology Committee, and the Nominating and Governance Committee. Each Committee is led by an independent director that the Board believes has the specific skills and attributes to effectively lead the respective Committee. The Charter for each of our standing Committees is available on our website at https://investor.walgreensbootsalliance.com/governance.

Audit committee			Number of meetings in fiscal 2024: 8
Janice M. Babiak (Chair)	Inderpal Bhandari	Valerie B. Jarrett	Nancy M. Schlichting

Key responsibilities

●
Selecting our independent registered public accounting firm, reviewing its performance, and taking appropriate action to oversee its independence;
●
Reviewing and discussing with our management and independent registered public accounting firm our financial statements;
●
Reviewing and discussing certain matters with the independent registered public accounting firm and the Company’s General Auditor (who is responsible for the internal audit function), including any major issues regarding the adequacy of the Company’s internal controls;
●
Reviewing our enterprise risk assessment and key enterprise risks, including major litigation and financial risks as well as information security and technology risks, including cybersecurity and risks related to climate change, sustainability and other ESG-related matters;
●
Reviewing the overall adequacy and effectiveness of our legal and compliance programs; and
●
Reviewing the responsibilities, budget, and staffing of our internal audit function.

Financial expertise, independence, and financial literacy

The Board has determined that each of Mses. Babiak, Jarrett and Schlichting satisfy the criteria adopted by the SEC to serve as an “audit committee financial expert.”

In addition, the Board has determined that each member of the Audit Committee is an independent director pursuant to the requirements under the Corporate Governance Guidelines, the Exchange Act, and the Nasdaq listing standards and meets the financial literacy requirements of Nasdaq.

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Compensation and leadership performance committee			Number of meetings in fiscal 2024: 4
Nancy M. Schlichting (Chair)	Ginger L. Graham	Bryan C. Hanson	Valerie B. Jarrett	John A. Lederer

Key responsibilities

●
Reviewing and approving our executive compensation philosophy, strategy, principles, and levels;
●
Developing market-comparable total compensation that enables us to attract and retain talented executives and reward outstanding performance in a manner designed to lead to long-term enhancement of stockholder value;
●
Evaluating our CEO’s performance and reviewing and approving his or her total compensation;
●
Reviewing and approving the evaluation process and compensation structure for our senior executives other than the CEO;
●
Administering our executive compensation program, including base salaries; cash and equity plans used to provide short-term and long-term incentive awards; and certain executive deferred compensation plans and perquisites; and
●
Overseeing talent development, human capital management strategies and programs, diversity and inclusion, and executive succession planning.

The CLP Committee may also delegate to one or more subcommittees such duties as it deems necessary and appropriate.

Independence

The Board has determined that each member of the CLP Committee is independent under the Corporate Governance Guidelines and the Nasdaq listing standards for directors and compensation committee members.

The Board has also determined that each member of the CLP Committee is a “non-employee director” for purposes of Section 16 of the Exchange Act.

Talent development and human capital management

The Board is actively engaged in overseeing the Company’s talent development and human capital management strategies designed to attract, develop and retain business leaders who can drive financial and strategic growth objectives and build long-term stockholder value. The Board’s involvement in leadership development and succession planning is systematic and ongoing, and the Board provides input on important decisions in each of these areas. On an annual basis, the entire Board conducts a detailed review of development and succession planning activities to maximize the pool of candidates for our executive positions. The CLP Committee has primary responsibility for succession planning for the CEO and oversight of succession planning for other executive officer positions. The CLP Committee also conducts assessments of executive roles at each quarterly meeting, rotating the roles that are reviewed at each meeting, which allows the Committee to engage in in-depth discussions of the Company’s bench strength, retention, progressions and succession readiness for executive positions.

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Independent compensation advisor

The CLP Committee is supported in its work by our independent compensation consultant, Mercer. Mercer provides the CLP Committee with information regarding market compensation and practices, assists the CLP Committee in the review and evaluation of such compensation and practices, and advises the CLP Committee on executive compensation decisions. Mercer also assists the CLP Committee in the review and evaluation of our Non-Employee Director compensation program. The CLP Committee also engaged Mercer to serve as the executive compensation consultant to the Company.

For fiscal 2024, Mercer’s aggregate fees for executive and Non-Employee Director compensation consulting services were approximately $581,000 relating to executive and Board compensation matters.

Mercer is a wholly owned subsidiary of Marsh & McLennan Companies (“MMC”). In fiscal 2024, MMC and its affiliates (excluding Mercer) provided certain services to us and our affiliates unrelated to executive and Non-Employee Director compensation—primarily investment consulting to the Retirement Plans Committee and other professional services. For these services, MMC and its affiliates received compensation totaling approximately $363,000. The non-compensation-related services were recommended by management, and the services and fees are not subject to the CLP Committee’s or the Board’s review or approval. The Mercer consultants providing services to the CLP Committee and the Company do not market or sell to us, nor do they receive incentive or other compensation based on, these non-compensation-related services.

The CLP Committee considered the independence of Mercer under applicable SEC rules and regulations and Nasdaq listing standards. Based on its review, the CLP Committee determined that the services provided by MMC and its affiliates and the engagement of Mercer did not raise any conflict of interest or other issues that would adversely impact Mercer’s independence.

Compensation committee interlocks and insider participation

Ms. Schlichting (Chair), Ms. Graham, Ms. Jarrett, Mr. Lederer and Mr. Hanson were members of the Committee during fiscal 2024. Except for Ms. Graham’s service as Interim CEO from September 1, 2023, to October 23, 2023 (during which time she did not serve on the Compensation Committee), none of the members of the Committee is or has been an executive officer of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of SEC Regulation S-K. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity where an executive officer of such entity served as a director of the Company or member of the committee during fiscal 2024.

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Finance and technology committee				Number of meetings in fiscal 2024: 6
John A. Lederer (Chair)	Janice M. Babiak	Inderpal S. Bhandari	Bryan C. Hanson	Robert L. Huffines	Thomas E. Polen

Key responsibilities

●
Reviewing our dividend policy and other financial and investment policies;
●
Reviewing our capital structure and financing requirements;
●
Reviewing the principal terms and conditions of significant proposed borrowings and issuances of debt or equity securities by us;
●
Reviewing our plans for capital expenditures and significant capital investments;
●
Reviewing our strategies and plans for significant mergers, acquisitions, divestitures, joint ventures, and investments in third-party securities;
●
Reviewing the strategic direction and planning for technology, digital and other innovation initiatives; and
●
Reviewing our technology, digital and innovation goals and priorities.

Independence

The Board has determined that each current member of the Finance and Technology Committee is independent under the Corporate Governance Guidelines and the Nasdaq listing standards.

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Nominating and governance committee		Number of meetings in fiscal 2024: 5
Ginger L. Graham (Chair)	Inderpal S. Bhandari	Valerie Jarrett	John A. Lederer	Tom Polen

Key responsibilities

●
Establishing and reviewing criteria to be used by the Board for selecting new directors;
●
Actively seek out women and individuals from minority groups to include in the pool of potential new director nominees in support of the Board’s commitment to diversity;
●
Recommending candidates for election to the Board, and Chairman of the Board and the Lead Independent Director when the Chairman of the Board is non-independent;
●
Overseeing succession planning for Board and Committee membership;
●
Making recommendations to the Board regarding the Corporate Governance Guidelines and other significant governance policies;
●
Overseeing the annual Board evaluation and director peer review process;
●
Overseeing our policies and activities regarding ESG initiatives (including with respect to sustainability and the environment) and, in consultation with the Audit Committee, the related risks; and
●
Overseeing our policies and activities regarding political advocacy and contributions, and charitable donations.

Independence

The Board has determined that each member of the Nominating and Governance Committee is independent under the Corporate Governance Guidelines and the Nasdaq listing standards.

Board meetings and attendance

During fiscal 2024 the Board held 11 meetings. In fiscal 2024, all directors attended over 75% of the total number of Board and applicable Committee meetings held during the period that such director served, with most directors having attended all such meetings.

Our directors are expected to attend each annual meeting of stockholders. All of our directors who were director nominees for the 2024 Annual Meeting virtually attended the 2024 Annual Meeting.

Our independent directors hold regularly-scheduled executive sessions without our management present. These executive sessions of independent directors are chaired by our Lead Independent Director. The independent directors met in executive session at each of the regularly scheduled quarterly Board meetings held in fiscal 2024.

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Board operation and additional governance matters

Director orientation and continuing education

The Corporate Governance Guidelines state that the Board shall maintain an orientation process for new directors. As part of this process, each new director receives a series of in-person briefings provided by our corporate officers on our business operations; significant financial, accounting and risk management matters; corporate governance; and key policies and practices. The new director also receives briefings on the responsibilities, duties, and activities of the Committee(s) on which the director will initially serve. Finally, new directors have the opportunity to visit and learn more about each of our divisions and select cross-divisional functions where they receive additional in-person briefings from divisional and cross-functional leadership. The Nominating and Governance Committee develops and oversees this orientation program with the assistance of our management.

Our directors are encouraged to participate in director continuing education programs sponsored by third-party organizations. Our executive management team also periodically provides materials and briefing sessions on subjects that assist directors in fulfilling their duties. Directors are encouraged to visit our facilities and operations and to directly communicate and interact with our employees, which allows them to gain a first-hand view of our business.

Board evaluation and director peer review process

The Board recognizes that a robust evaluation process is an essential component of strong corporate governance practices and promotes Board effectiveness. The Nominating and Governance Committee oversees an annual evaluation process led by the Lead Independent Director (who also serves as Chair of the Nominating and Governance Committee).

1

The Nominating and Governance Committee reviews the format of the Board evaluation and director peer review process as necessary to help ensure that the solicited feedback remains relevant and appropriate.

2

Each director completes an annual self-evaluation of the Board and the Committee(s) on which they serve. These self-evaluations are designed to help assess the skills, qualifications, and experience represented on the Board and its Committees, and to determine whether the Board and its Committees are functioning effectively.

3	The results of this annual self-evaluation are discussed by the full Board and each Committee, as applicable, and changes to the Board’s and its Committees’ practices are implemented as appropriate.

4

The Lead Independent Director also conducts a confidential director peer review process. As part of this process, the Lead Independent Director speaks with each other director individually to obtain insights regarding the contributions of other directors (and the Executive Chairman of the Board may speak with each other director regarding the contributions of the Lead Independent Director), and to discuss issues in greater depth and obtain more targeted feedback with respect to Board, Committee and individual director effectiveness.

Third-party director evaluations

In order to enhance our Board effectiveness and continually improve our governance practices, in fiscal 2022, the Nominating and Governance Committee introduced periodic third-party director evaluations as a new component of its Board evaluation program. The Nominating and Governance Committee believes that third-party evaluations will strengthen Board effectiveness as the third party will bring broad market insight and an objective, candid perspective on a wide range of governance matters, including board dynamics, structure and composition, information practices, meeting schedules and agendas, decision-making, and overall effectiveness. In years that third-party evaluations are utilized, currently anticipated to be at least every three years, the evaluations will be conducted along with our standard self-evaluations but in lieu of the Company’s standard confidential peer review process. Due to the significant refreshment efforts of the Board over the past three years, which have resulted in half of the Board having short tenures, the Nominating and Governance Committee decided to conduct its confidential peer review process instead of a third-party director evaluation in fiscal 2023 and fiscal 2024. The Nominating and Governance Committee believed that the more personal peer review approach with an experienced director was appropriate at this time. The Nominating and Governance Committee expects to consider the use of third-party director evaluations for fiscal 2025 as newer directors will have more developed views on Board operations and effectiveness.

Director resignation policy

Our Corporate Governance Guidelines state that in any non-contested election of directors, if any incumbent director nominee receives a greater number of votes cast against his or her election than in favor of his or her election, the director must promptly tender his or her resignation from the Board. Thereafter, the Nominating and Governance Committee, excluding the director in question, will make a recommendation to the Board about whether to accept or reject the resignation or whether to take other action. The Board, excluding the director in question, will act on the tendered resignation, taking into account the recommendation of the Nominating and Governance Committee and publicly disclose its decision and its rationale within 90 days from the date the election results are certified.

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Communication with the board

Stockholders and other interested parties may communicate with the Board or individual directors. Communications with the Board or individual directors should be in writing, in the English language, and should be delivered by one of the following methods:

By courier or mail, addressed to: Walgreens Boots Alliance, Inc. 108 Wilmot Road, MS #1858 Deerfield, Illinois 60015 Attention: Corporate Secretary	By email, to: WBABoard@wba.com

Our Corporate Secretary reviews all communications sent to the Board. All such communications will be forwarded to the Board or the appropriate Committee or member thereof (or an individual director), except for those items that our Corporate Secretary deems, in his discretion, to be unrelated to a director’s duties and responsibilities as a director. Communications addressed to the Board may, at our discretion, be shared with members of our management.

Further information regarding the submission of comments or complaints relating to accounting, internal accounting controls, or auditing matters can be found in our Audit Committee Complaint Procedures, which is available at https://investor.walgreensbootsalliance.com/governance.

Director independence and related party transactions

Director independence

Under the Corporate Governance Guidelines, the Board must consist of at least two-thirds of independent directors. In making independence determinations, the Board will consider all relevant facts and circumstances and comply with all applicable requirements, including the relevant listing standards established by Nasdaq.

To be considered “independent” for these purposes, (a) the director must meet the bright-line independence standards under Nasdaq listing standards, and (b) the Board must affirmatively determine that the director otherwise has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. In each case, the Board shall broadly consider all relevant facts and circumstances.

To aid in the director independence assessment process, the Board has adopted categorical standards that identify categories of relationships that the Board has determined would not affect a director’s independence. These categorical standards, which are part of the Corporate Governance Guidelines, stipulate that the following will not be considered material relationships that would impair a director’s independence:

Immaterial Sales/ Purchases

At the time of the independence determination, the director is an executive officer or employee, or an immediate family member of such director is an executive officer, of another organization that does business with us, and the sales by that organization to us, or purchases by that organization from us, in any single fiscal year during the evaluation period, are less than the greater of (i) $200,000 and (ii) 3% of the annual revenues of that organization. For the avoidance of doubt, payments arising solely from investments in our securities are not included in received payments for this purpose.

Immaterial Indebtedness

At the time of the independence determination, the director is an executive officer or employee, or an immediate family member of such director is an executive officer, of another organization that is indebted to us, or to which we are indebted, and the total amount of either entity’s indebtedness to the other at the end of the last completed fiscal year is less than 5% of the other entity’s total consolidated assets.

Immaterial Position

At the time of the independence determination, the director serves as a director or trustee, but not an executive officer, or an immediate family member of such director is a director, trustee or employee, but not an executive officer, of any other organization (other than our independent auditors) that does business with, or receives donations from, us.

Immaterial Charitable Donations

At the time of the independence determination, the director serves as an executive officer of a charitable organization, and our discretionary charitable contributions to the organization are less than the greater of (i) $200,000 or (ii) 3% of that organization’s annual consolidated gross revenues during its last completed fiscal year. Our automatic matching of employee charitable contributions will not be included in the amount of our contributions for this purpose.

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The Board, through the Nominating and Governance Committee, annually reviews all relevant relationships of each director to determine whether such director meets the categorical standards described above. Where an organization does not publish its financial information, the Board will make a good faith determination of whether the amounts exceed any of the thresholds set forth above. The Board may determine that a director who has a relationship that exceeds the limits described in the categorical standards (to the extent that any such relationship would not constitute a bar to independence under Nasdaq listing standards) is nonetheless independent.

Independence determination

Based on the standards described above under “—Director independence,” and as a result of its annual review, the Board has affirmatively determined that the following director nominees are independent: Janice M. Babiak, Inderpal S. Bhandari, Ginger L. Graham, Bryan C. Hanson, Robert L. Huffines, Valerie B. Jarrett, John A. Lederer, Thomas E. Polen, Nancy M. Schlichting and William Shrank. In addition, the Board affirmatively determined Dominic P. Murphy, whose service as a director ended at our 2024 annual meeting of stockholders, was independent when he served on the Board during fiscal 2024. Stefano Pessina, the current Executive Chairman of the Board, and Timothy C. Wentworth, our current CEO, are not independent directors.

In reaching its determination regarding Ms. Graham’s independence during fiscal 2024, the Board considered her service as Interim CEO of the Company from September 1, 2023, through October 22, 2023. In particular, the Board considered whether such service would interfere with Ms. Graham’s exercise of independent judgment in carrying out the responsibilities of a director and her ability to be independent from management in connection with the duties of members of the CLP Committee, including as a result of the compensation paid to Ms. Graham by the Company for her service and her status as an affiliate of the Company during her service as Interim CEO. In reaching its determination regarding Mr. Polen’s independence during fiscal 2024, the Board considered his spouse’s position as a physician at a subsidiary of VillageMD . Please see “—Related party transactions—Other relationships and transactions” below for details on Dr. Polen’s relationship with Summit Health and VillageMD.

The Board has determined that each member of the Audit Committee, the CLP Committee, and the Nominating and Governance Committee (including former directors who served on each Committee during fiscal 2024) is independent as defined in our independence standards, the applicable rules of the SEC and Nasdaq listing standards. All current members of the Finance and Technology Committee of the Board are also independent.

Related party transactions

The Board has adopted a written policy for the review of certain related party transactions, including those that are required to be disclosed in this Proxy Statement. For purposes of this policy, a “related party transaction” includes, subject to certain exceptions, a transaction (or series of similar transactions), arrangement or relationship in which (i) the Company or any of its subsidiaries was, is or will be a participant, (ii) the aggregate amount involved will exceed, or may be reasonably expected to exceed, $120,000 in any fiscal year, and (iii) any related party has or will have a direct or indirect material interest. The policy defines a “related party” to include: any of our directors, director nominees or executive officers; a holder of more than 5% of our common stock; and immediate family members of any of the foregoing.

Pursuant to this policy, all such related party transactions must be reviewed and approved, ratified or disapproved by the Nominating and Governance Committee. In the event that a member of the Nominating and Governance Committee has an interest in a related party transaction, the transaction must be approved, ratified or disapproved by the disinterested members of the Nominating and Governance Committee. In deciding whether to approve or ratify a related party transaction, the Nominating and Governance Committee considers, among other factors:

●	The purpose of, and the potential benefits to the Company of, the transaction;
●	The extent of the related party’s interest in the transaction;
●	Whether the transaction is commercially reasonable to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;
●	Whether the transaction would impair the independence of a Non-Employee Director;
●	Whether the transaction would present an improper conflict of interest for any of our directors, director nominees or executive officers, taking into account the size of the transaction, the overall financial position of the applicable related person, the direct or indirect nature of the applicable related person’s interest in the transaction and the ongoing nature of any proposed relationship; and
●	Whether the transaction is in the best interests of the Company and its shareholders.

Shareholders’ agreement and other agreements with Mr. Pessina

Pursuant to the Shareholders’ Agreement, for so long as the SP Investors meet certain common stock beneficial ownership thresholds, and subject to certain other conditions, the SP Investors are entitled to designate a nominee for election to the Board. Mr. Pessina is the current designee of the SP Investors.

The Shareholders’ Agreement also includes, among other things, registration rights, standstill provisions and restrictions on the SP Investors’ ability to dispose of shares of our common stock or to acquire additional shares of our common stock.

In addition, on July 23, 2020, Mr. Pessina and the Company entered into a letter agreement which provided, among other things, that upon the effective date of the appointment of a new CEO, Mr. Pessina would resign as CEO and Vice Chairman of the Board, and the Board would appoint Mr. Pessina on an annual basis (subject to applicable law, including fiduciary duties) as Executive Chairman, provided that Mr. Pessina is a member

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Corporate governance	49

of the Board of the Company at the time. Upon his successor’s appointment in 2021, Mr. Pessina resigned as CEO and was elected Executive Chairman.

Transactions with Alliance Healthcare Italia S.p.A. and its affiliates

From time to time, we or our subsidiaries have entered into, or may be deemed to have entered into by virtue of our acquisition of Alliance Boots, certain equity-related transactions and agreements with affiliates of Mr. Pessina, our Executive Chairman, a director of the Company, and an indirect holder of more than 5% of our common stock. Alliance Healthcare Italia S.p.A (“AHI”) is an entity indirectly controlled by Mr. Pessina via Alliance Santé Participations S.A. (“ASP”) and its wholly-owned subsidiary, Sprint Lux Holdco 3 S.à r.l.

On January 1, 2015, WBAD Holdings Limited (“WBAD Holdings”), our wholly-owned subsidiary, transferred 320 common shares of Walgreens Boots Alliance Development GmbH (“WBAD”), our global sourcing enterprise, to a subsidiary of AHI, Alliance Healthcare Italia Distribuzione S.p.A. (“AHID”), in exchange for 32,000 Swiss francs. WBAD Holdings retained the remainder of the equity interests in WBAD, which consist of 6,000 preferred shares. In August 2018, all of the preferred shares of WBAD were transferred to our wholly-owned subsidiary, WBAD Holdings 2 Limited (“WBAD Holdings 2”). As the holder of common shares, AHID is entitled only to its pro rata share (approximately 5%) of any dividends paid by WBAD in excess of $3 billion per annum. AHID has never been paid any dividends in respect of its common shares of WBAD. Upon the liquidation of WBAD, AHID is entitled to receive its pro rata share (approximately 5%) of 10% of the net proceeds of such liquidation (or approximately 0.5%). Under certain circumstances, AHID has the right to put, and WBAD Holdings 2 has the right to call, the common shares of WBAD held by AHID for a purchase price of $100,000.

Certain of our executive officers or other employees may provide services to AHI and its affiliates, and AHI and its affiliates may provide services to us and our subsidiaries. Furthermore, we and our subsidiaries may sell products to AHI and its affiliates, and AHI and its affiliates may sell products to us and our subsidiaries. These services and products are procured pursuant to written agreements between the relevant parties.

Pursuant to license agreements entered into between affiliates of Alliance Boots and AHI prior to the 100% acquisition of Alliance Boots by Walgreen Co. in December 2014, AHI was granted the exclusive right to use certain Boots-related trademarks and other intellectual property in the promotion, advertisement and sale of certain products in Italy, the Vatican City State and the Republic of San Marino for a period of 99 years, in accordance with the terms of such license agreements and a store operations agreement entered into in fiscal 2018. These agreements provide that the parties will review the royalty rates for such licenses every five years, and the first review was initiated by the Company in November 2019.

The Company engaged independent counsel to advise on the review process. The Company’s Nominating and Governance Committee received regular updates from, and provided regular feedback to, the Company and its independent counsel regarding the status and expected outcome of the negotiations with AHI and its counsel regarding the license agreements. On July 13, 2021, the Nominating and Governance Committee approved entering into an agreement between the Company and AHI, as negotiated by the Company and its independent counsel, to terminate the license agreements and to enter into a two-year interim trial license for AHI’s use of Boots-related service marks in 11 Boots-branded pharmacies owned by AHI. The Company and AHI have since agreed to further two-year extension of the Interm Trial License Agreement, which requires the use of the Boots marks to cease by July 13, 2026, absent any further agreement.

In 2018, following partial de-regulation of the Italian pharmacy market, the management services agreement pursuant to which services are provided to AHI by certain of our subsidiaries was amended to allow, among other things, additional retail advisory and related services to be provided to AHI to facilitate AHI’s intention to conduct a trial of Boots-branded stores in Italy and to assist with the possible roll out of further Boots-branded stores (subject to the success of the pilot stores). Further, a distribution agreement was entered into between a subsidiary of the Company and AHI, which replaced previous distribution agreements between the parties and which allows AHI to purchase products for sale in Boots-branded stores in Italy. In fiscal 2024, pursuant to the agreements described in this paragraph, the Company and its subsidiaries provided products and services valued at approximately $189,000 to AHI and its affiliates, of which payment of approximately $31,000 remained due at the end of fiscal 2024 and has since been paid. In fiscal 2024, AHI and its affiliates did not provide any services and products to the Company or its subsidiaries.

Other relationships and transactions

Mr. Pessina and Ornella Barra are spouses. Ms. Barra reports to Mr. Wentworth. Previously, Ms. Barra reported to Ms. Graham during the period when she served as our Interim CEO. Ms. Graham and Mr. Wentworth were the only members of management who made recommendations concerning Ms. Barra’s compensation to the CLP Committee regarding fiscal 2024. For a description of Ms. Barra’s fiscal 2024 compensation and benefits, see “Executive compensation—Compensation discussion and analysis” and “Executive compensation—Executive compensation tables and supporting information” below.

Throughout fiscal 2024, Mr. Pessina’s daughter served as an employee of the Company in a non-executive officer capacity. Elena Pessina serves as Director, Global Communications Agency Operations and received total compensation in fiscal 2024 of more than $120,000. The compensation of Ms. Pessina is comparable to other Company employees at a similar level.

Mr. Polen was appointed to the Board in July 2023. Mr. Polen’s spouse has been employed as a surgical oncologist for almost 13 years at Summit Health, which was acquired by VillageMD in January 2023. In connection with her employment as a surgical oncologist with Summit Health, Ms. Polen’s total annual compensation is greater than $120,000 and consistent with compensation arrangements offered to physicians at Summit Health and VillageMD with similar qualifications, seniority and experience. Ms. Polen is a physician and does not hold any executive officer or other management or leadership role at Summit Health or VillageMD. In addition, in connection with VillageMD’s acquisition of Summit Health, Ms. Polen received VillageMD equity in the form of Class E-3 Preferred Units in exchange for equity that Ms. Polen held in Summit Health prior to the

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transaction. The value of the equity was approximately $4.3 million based on the aggregate transaction value of $8.9 billion. Pursuant to the limited liability company agreement of VillageMD, certain classes of preferred equity are entitled to certain dividends and distributions payable per class. Further, the Class E-3 Preferred Units of VillageMD may be converted into Common Units of VillageMD upon certain events set forth in the limited liability company agreement of VillageMD.

Mr. Sample joined the Company as Executive Vice President and Chief Information Officer in October 2023. Prior to becoming an employee of the Company, Mr. Sample provided professional consulting services to the Company in fiscal 2023. The Company compensated Mr. Sample for such services in February 2024 in an amount that exceeded $120,000. The compensation paid to Mr. Sample for the consulting services performed in fiscal 2023 is comparable to the compensation paid to other consultants performing similar services.

Other Governance Matters

Insider trading policy

We have adopted an insider trading policy applicable to our officers, directors, team members and certain persons and entities (collectively, “covered persons”) that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq listing standards. Among other things, our insider trading policy (i) prohibits trading by covered persons in our securities while aware of material, non-public information about the Company except under pre-approved 10b5-1 trading plans or in the securities of other publicly traded companies while aware of material, non-public information about such companies gained in the course of working for the Company, and misusing such information, such as by “tipping” material, non-public information or making unauthorized disclosure and (ii) specifies our open quarterly trading windows (and who is subject to such windows), our pre-clearance procedures (and who is subject to such procedures) and requirements regarding pre-approved trading plans that meet the requirements of Rule 10b5-1 under the Exchange Act. Our insider trading policy was filed as Exhibit 19 to our annual report on Form 10-K for fiscal 2024 filed with the SEC on October 15, 2024.

Anti-hedging and anti-pledging policies

We have adopted, as part of our insider trading policy, prohibitions on the short sale of our common stock and other securities and transactions in publicly-traded options relating to Company securities, as well as the purchase or sale of financial instruments that are designed to hedge or offset any decrease in the market value of our common stock or other securities. These policies prohibit our directors, officers and senior employees, including each of the NEOs, from hedging the risk of their ownership of our common stock through the use of financial mechanisms, such as exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars and other derivative instruments.

Our insider trading policy also prohibits our directors, officers and certain senior employees, including each of the NEOs, from pledging our common stock or other securities as collateral for a loan.

Director compensation

Each Non-Employee Director receives compensation for his or her service to the Board. Mr. Pessina, our Executive Chairman, and Mr. Wentworth, our CEO, are employees of the Company and therefore do not receive any additional compensation for their service to the Board. In addition, Ms. Graham did not receive any compensation for her service to the Board (i.e., cash retainers for service as Non-Employee Director, Board Committee chair or Lead Independent Director) while she served as Interim CEO. Information about Mr. Pessina’s compensation, as well as compensation paid to Mr. Wentworth as CEO and Ms. Graham as Interim CEO, can be found in “Executive compensation—Compensation discussion and analysis” beginning on page 56 below.

Pursuant to its charter, the CLP Committee is charged with reviewing annually all elements of Non-Employee Director compensation and recommending to the Board any changes. In consultation with our independent compensation consultant, the Board approves any changes to the form and amount of Non-Employee Director compensation after reviewing the CLP Committee’s recommendations.

Cash retainers

In fiscal 2024, each then-serving Non-Employee Director received a $100,000 annual cash retainer for their service on the Board except for Mr. Huffines, who received a pro-rated amount due to the timing of when he joined the Board. Also in fiscal 2024, the Lead Independent Director received an additional annual cash retainer of $100,000; the Chair of the Audit Committee received an additional annual cash retainer of $25,000; and the Chairs of the other standing Board Committees received an additional annual cash retainer of $20,000. All cash retainers were paid in quarterly installments. The cash retainer amounts have not increased since fiscal 2018, except for the Lead Independent Director which was increased from $40,000 to $100,000 during fiscal 2023 to reflect the considerable efforts shown by Ms. Graham as Lead Independent Director and after considering the input of our independent compensation consultant.

Equity-based awards

A substantial portion of each Non-Employee Director’s annual compensation is in the form of equity, which the Board believes helps align director compensation with the interests of our stockholders. Under the Walgreens Boots Alliance, Inc. 2021 Omnibus Incentive Plan (the “2021 Omnibus Incentive Plan”), each Non-Employee Director is granted fully-vested shares of our common stock annually, on a date determined by the Board (currently November 1), for his or her service on the Board during the prior 12 months.

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In fiscal 2024, each Non-Employee Director who was serving as of November 1, 2023, received a grant of our common stock with a market value of $200,000 as of the grant date (November 1, 2023), except Mr. Polen, who received a prorated amount based on the number of full months of his service during the 12-month period preceding the grant date. The 2023 equity grant was made under the 2021 Omnibus Incentive Plan for service as a director from November 1, 2022, through October 31, 2023. The equity-based retainer has not increased since fiscal 2018.

Deferral opportunities

Under the 2021 Omnibus Incentive Plan, the following deferral opportunities are available as elected by the Non-Employee Directors:

●	All cash retainer payments may be deferred into a deferred cash compensation account or awarded in the form of deferred stock units (“DSUs”); and
●	The annual stock grant may be awarded in the form of DSUs.

All amounts deferred into the deferred cash compensation account accrue interest at a monthly compounding rate equal to 120% of the applicable federal midterm rate. The 2021 Omnibus Incentive Plan provides Non-Employee Directors with election options relating to the timing and form of payment of account balances following termination of his or her service as a director, subject to certain restrictions. DSUs accrue dividend equivalents, which are then subsequently credited as additional DSUs.

Other director compensation matters

A Non-Employee Director who joins the Board during a fiscal year receives pro-rated amounts for all elements of his or her compensation for such fiscal year. A Non-Employee Director who leaves the Board during a fiscal year is entitled to retain any portion of his or her cash retainer already received for his or her service during such fiscal year, but is not entitled to receive a pro-rated equity award on the following November 1 for such pro-rated service.

All directors are reimbursed for expenses incurred in connection with meetings of the Board and its Committees. In addition, in accordance with the Corporate Governance Guidelines, directors are reimbursed for reasonable expenses related to continuing education programs. Directors are also eligible to receive the same discount on merchandise purchased from us as we make available to employees generally.

In addition, Ms. Babiak serves as a member of the board of directors of VillageMD, a majority-owned subsidiary of the Company, for which service she is entitled to receive an annual cash retainer of $85,000 and annual cash retainers of $12,500 and $10,000 for serving on the audit committee and compensation committee, respectively, of the VillageMD board of directors. Under the terms of the VillageMD director compensation program, Ms. Babiak is also eligible to receive an annual equity award with respect to VillageMD units, with a grant value equal to $150,000 and scheduled to vest on the one-year anniversary of the grant date, subject to Ms. Babiak’s continued service on the VillageMD board of directors through such date. Ms. Babiak’s annual equity retainer for her service on the VillageMD board of directors has not yet been granted and is excluded from the “2024 Non-employee director compensation table” below.

Non-employee director stock ownership guidelines

We have adopted stock ownership guidelines for Non-Employee Directors. Under these guidelines, each Non-Employee Director is expected to accumulate shares of our common stock equal to the lesser of (a) 20,000 shares of our common stock and (b) the number of shares valued at three times such director’s total annual cash and equity compensation for Board service. Each Non-Employee Director is required to satisfy the stock ownership guidelines applicable to him or her within five years after first becoming subject to the guidelines. We consider DSUs as shares owned for purposes of compliance with these guidelines.

As of the Record Date, each Non-Employee Director had either met these guidelines or was within the five-year transition period. The stock ownership guidelines applicable to Messrs. Pessina and Wentworth are described further in “Executive compensation—Compensation discussion and analysis” and “Executive compensation corporate governance—Stock ownership guidelines” below.

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2024 Non-employee director compensation

The following table shows information regarding the compensation earned or paid during fiscal 2024 to Non-Employee Directors who served on the Board during the fiscal year. As employees of the Company during fiscal 2024, Mr. Pessina, our Executive Chairman, and Mr. Wentworth, our CEO, did not receive any additional compensation for their service to the Board in fiscal 2024. In addition, Ms. Graham did not receive any compensation for her service to the Board while she served as Interim CEO. Information about Mr. Pessina’s compensation, as well as compensation paid to Mr. Wentworth as CEO and Ms. Graham as Interim CEO, can be found in “Executive compensation—Compensation discussion and analysis” and “2024 Summary compensation table” below.

	Fees
	Earned
	or Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)
Janice M. Babiak	125,000	200,000	107,500	432,500
Inderpal S. Bhandari	100,000	200,000	—	300,000
Ginger L. Graham	188,571	166,667	—	355,238
Bryan C. Hanson	100,000	199,987	—	299,987
Robert L. Huffines(4)	59,890	—	—	59,890
Valerie B. Jarrett	100,000	200,000	—	300,000
John A. Lederer	120,000	200,000	—	320,000
Dominic P. Murphy(4)	66,906	200,000	—	266,906
Thomas E. Polen	100,000	49,988	—	149,988
Nancy M. Schlichting	270,000	199,987	—	469,987
(1)	Includes the annual retainer and other cash retainers outlined above (in all cases including deferred amounts) for service on the Board. During fiscal 2024, the following directors deferred all of their retainers into DSUs: Mr. Huffines, Ms. Jarrett; Mr. Lederer; and Mr. Murphy. For Mr. Murphy, represents pro-rated fees received for his service as a Non-Employee Director up to January 25, 2024, the date he ceased serving on the Board. For Mr. Huffines, represents pro-rated fees for his service as a Non-Employee Director from the start of his Board service beginning on January 25, 2024. For Ms. Graham, represents pro-rated fees received for her service as a Non-Employee Director. For Mr. Murphy, the amount includes $26,522 paid to correct a missed payment from a prior year. For Ms. Schlichting, fees include a one-time cash payment of $150,000 to recognize her extraordinary service and increased time commitment in connection with the recent executive turnover at the Company.
(2)	Represents the grant date (November 1, 2023) fair value determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 of the stock grant under the 2021 Omnibus Incentive Plan to each then-serving Non-Employee Director (including any deferred amounts). The number of shares granted was calculated by dividing $200,000 by $20.63, the closing stock price on November 1, 2023. For additional information regarding our stock compensation plans and the assumptions underlying calculation of aggregate grant date fair value set forth in this column, see Note 1 and Note 12 to the consolidated financial statements included in our Annual Report on Form 10 K for the fiscal year ended August 31, 2024 (the “2024 Annual Report”). All stock awards are fully vested at the grant date and, other than with respect to Mr. Hanson, Mr. Polen, and Ms. Schlichting, were granted as DSUs. The amount for each of Mr. Hanson and Ms. Schlichting is less than $200,000 because Mr. Hanson and Ms. Schlichting elected to receive the annual equity award in stock rather than DSUs, and fractional shares are not issued. The amount for Mr. Polen was pro-rated to reflect the portion of the 12-month period ended November 1, 2023, during which he served as a Non-Employee Director and was also adjusted because Mr. Polen elected to receive the annual equity award in stock (70%) and DSUs (30%). The amount for Ms. Graham was pro-rated to reflect the portion of the 12-month period ended November 1, 2023, during which she served as a Non-Employee Director. Excluded from this column is the $150,000 equity grant with respect to VillageMD that Ms. Babiak is eligible to receive for service on the VillageMD board of directors during fiscal 2024 as such amount was not granted during fiscal 2024.

The table below shows DSUs issued under the 2021 Omnibus Incentive Plan and its predecessor plan and the former Walgreen Co. Non-Employee Director Stock Plan held as of August 31, 2024, by each Non-Employee Director who served during the fiscal year. The aggregate number of DSUs accumulated in each Non-Employee Director’s account relates to deferrals of cash retainer payments and stock awards, including additional DSUs credited as a result of dividend equivalents earned with respect to the DSUs.

Name	DSUs
Janice M. Babiak	57,825
Inderpal S. Bhandari	10,689
Ginger L. Graham	70,425
Bryan C. Hanson	—
Robert L. Huffines	4,104
Valerie B. Jarrett	35,156
John A. Lederer	71,478
Dominic P. Murphy	75,550
Thomas E. Polen	763
Nancy M. Schlichting	74,781
(3)	Amount reported for Ms. Babiak represents the annual retainer and committee fees for her service on the board of directors of VillageMD.
(4)	Mr. Murphy retired from the Board on January 25, 2024. Mr. Huffines was appointed to the Board on January 25, 2024.

2025 Non-employee director annual compensation review

The CLP Committee conducted its annual review of our Non-Employee Director compensation program in July 2024. Following that review, the CLP Committee, in consultation with our independent compensation consultant, did not recommend any changes in the compensation program for Non-Employee Directors for fiscal 2025.

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Security ownership of certain beneficial owners and management

The following table sets forth information, as of November 20, 2024 (unless otherwise noted), concerning the ownership of our common stock by each person who is known to us to beneficially own more than 5% of our common stock, by each director and director nominee, by each NEO, and by all current directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of, as well as any shares that such person has the right to acquire within 60 days, including through the exercise of options or other rights. Under these rules, the same shares may be beneficially owned by more than one person if there is shared power to vote and/or shared power to direct the disposition of the shares. Except as otherwise noted, to our knowledge, the persons named possessed sole voting and investment power over such shares, and such shares are not subject to any pledge.

		Options
		Currently
	Shares of	Exercisable or	Total Shares of
	Common	Exercisable	Common Stock	Percent
	Stock	Within 60	Beneficially	of
Name(1)	Owned(2)	Days	Owned(2)	Class
The Vanguard Group(3)	83,138,208	—	83,138,208	9.6%
BlackRock, Inc.(4)	65,892,675	—	65,892,675	7.6%
State Street Corporation(5)	43,000,587	—	43,000,587	5.0%
Janice M. Babiak(6)	1,200	—	1,200	*
Ornella Barra(2)(7)	2,161,890	940,593	3,102,483	*
Inderpal S. Bhandari(6)	3,000	—	3,000	*
Ginger L. Graham(6)	2,150	—	2,150	*
Bryan C. Hanson(6)	30,835	—	30,835	*
Robert L. Huffines(6)	—	—	—	*
Valerie B. Jarrett(6)	4,456	—	4,456	*
Mary Langowski(2)	—	—	—	*
John A. Lederer(6)	50,000	—	50,000	*
Manmohan Mahajan(2)	35,966	65,957	101,923	*
Stefano Pessina(8)	145,621,079	1,994,010	147,615,089	17.1%
Thomas E. Polen(6)	16,495	—	16,495	*
Nancy M. Schlichting(6)	21,141	—	21,141	*
William H. Shrank(6)	3,523	—	3,523	*
Timothy C. Wentworth(2)	133,150	—	133,150	*
All current directors and executive officers as a group (21) individuals	148,245,147	3,110,990	151,356,137	17.5%

*	Less than 1% of the Company’s outstanding common stock.
(1)	Unless otherwise indicated, the business address of each of the identified individuals is c/o Walgreens Boots Alliance, Inc., 108 Wilmot Road, Deerfield, IL 60015.
(2)	Does not include shares underlying RSUs and RSUs credited as dividends on RSUs issued under equity incentive plans that do not vest within 60 days of November 20, 2024. The table below presents such unvested RSUs separately and, in total with beneficially owned stock, as of November 20, 2024 for each then-serving NEO and current executive officers as a group. Except as set forth in the table below, none of the directors has any RSUs.

		Shares of
		Common Stock
	Restricted	Beneficially
Name	Stock Units	Owned	Total
Ornella Barra	525,167	3,102,483	3,627,650
Ginger L. Graham	—	2,150	2,150
Mary Langowski	534,601	—	534,601
Manmohan Mahajan	389,013	101,923	490,936
Stefano Pessina	1,317,544	147,615,089	148,932,633
Timothy C. Wentworth	1,198,864	133,150	1,332,014
All current executive officers as a group (11) individuals	5,526,984	151,223,337	156,750,321

(3)	Represents shares beneficially owned as of December 29, 2023, based on a Schedule 13G/A filed on February 13, 2024, by The Vanguard Group. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates that it has shared voting power with respect to 946,507 shares, sole dispositive power with respect to 79,938,353 shares, and shared dispositive power with respect to 3,199,855 shares.

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54	Security ownership of certain beneficial owners and management

(4)	Represents shares beneficially owned as of December 31, 2023, based on a Schedule 13G/A filed on January 26, 2024, by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as 50 Hudson Yards, New York, NY 10001, and indicates that it has sole voting power with respect to 59,789,851 shares and sole dispositive power with respect to 65,892,675 shares.
(5)	Represents shares beneficially owned as of September 30, 2024, based on a Schedule 13G/A filed on October 18, 2024, by State Street Corporation. In such filing, State Street Corporation lists its address as One Congress Street, Suite 1, Boston, MA 02114, and indicates that it has shared voting power with respect to 29,571,267 shares and shared dispositive power with respect to 42,997,580 shares.
(6)	Does not include DSUs issued under the 2021 Omnibus Incentive Plan, its predecessor plan and the former Walgreen Co. Nonemployee Director Stock Plan. The table below shows DSUs (including additional DSUs credited as a result of dividend equivalents earned with respect to the DSUs) held separately, and in total with beneficially owned stock, as of November 20, 2024 by each Non-Employee Director who held DSUs. Please note that the ownership of these DSUs by our directors is also reflected above under “Corporate Governance—Director Compensation.”

		Shares of
		Common Stock
	Deferred	Beneficially
Name	Stock Units	Owned	Total
Janice M. Babiak	80,602	1,200	81,802
Inderpal S. Bhandari	32,133	3,000	35,133
Ginger L. Graham	93,558	2,150	95,708
Bryan C. Hanson	—	30,835	30,835
Robert L. Huffines	22,752	—	22,752
Valerie B. Jarrett	59,968	4,456	64,424
John A. Lederer	97,853	50,000	147,853
Thomas E. Polen	7,127	16,495	23,622
Nancy M. Schlichting	76,896	21,141	98,037
William Shrank	—	3,523	3,523

(7)	1,718,000 shares beneficially owned by Ms. Barra are held of record by OLB Holdings Ltd., which is wholly owned by Ms. Barra.
(8)	Based on a Schedule 13D/A jointly filed with the SEC on July 27, 2020, by Alliance Santé Participations S.A. (“ASP”), NewCIP II S.a.r.l. (“NEWCIP II”), and Stefano Pessina and a Form 4 filed with the SEC by Mr. Pessina on November 5, 2024. Such filings indicate that ASP has sole voting power and sole dispositive power with respect to the 144,788,821 shares that it holds directly and of record, that NEWCIP II is the sole shareholder of ASP, and that Mr. Pessina holds 100% voting control over NEWCIP II. Accordingly, each of NEWCIP II and Mr. Pessina may be deemed to be the beneficial owner of the 144,788,821 shares held directly and of record by ASP. In the Schedule 13D/A, the address of both ASP and NEWCIP II is listed as 14, avenue du X Septembre, L-2550, Luxembourg, Grand Duchy of Luxembourg.

As a result of being beneficial owners of more than 5% of our common stock, The Vanguard Group, BlackRock, Inc., and State Street Corporation are currently considered “related parties” under our Related Party Transactions Policy described under “Corporate Governance—Director independence and related party transactions—Related party transactions” above.

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55

Executive compensation

Proposal	2	Vote FOR
Advisory vote to approve named executive officer compensation

What am I voting on?

Stockholders are being asked to approve, on an advisory basis, the compensation of our NEOs as described in the “—Compensation discussion and analysis” and “—Executive compensation tables and supporting information” sections of this Proxy Statement below.

What is the Board’s voting recommendation?	The Board recommends a vote “FOR” Proposal 2. Valid proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.
What is the required vote?

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote on Proposal 2. Broker non-votes, if any, will have no effect on the outcome of this proposal.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules, including the “—Compensation discussion and analysis” and “—Executive compensation tables and supporting information” sections of this Proxy Statement below (a “say-on-pay proposal”).

Our executive compensation program incorporates policies and practices designed to be aligned with our long-term goals and strategies and promote responsible pay and governance practices. We believe our executive compensation program appropriately rewards performance and is aligned with the long-term interests of our stockholders. We encourage our stockholders to read the “—Compensation discussion and analysis” and “—Executive compensation tables and supporting information” sections of this Proxy Statement below, which describe the details of our executive compensation program and many of the executive compensation decisions made by the CLP Committee in fiscal 2024.

We value the feedback provided by our stockholders. At the 2024 Annual Meeting, our stockholders supported our executive compensation program, with approximately 87% of the votes cast in favor of the say-on-pay proposal. Both prior to the vote and following the vote we conducted extensive outreach with our stockholders, including discussions with many of our institutional stockholders regarding executive compensation, and the CLP Committee and the Board consider the views of our stockholders regarding the design and effectiveness of our executive compensation program.

For a discussion of last year’s say-on-pay vote, see “—Compensation discussion and analysis—Executive summary—Consideration of say-on-pay and related stockholder feedback.”

Our stockholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, each as set forth in the Company’s Proxy Statement for its 2025 Annual Meeting of Stockholders).

As an advisory vote, this Proposal 2 is not binding on us, the CLP Committee or the Board. However, the CLP Committee and the Board value the opinions expressed by our stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our NEOs.

We currently include say-on-pay proposals in our proxy materials on an annual basis, and it is expected that the next vote on a say-on-pay proposal will occur at our 2026 annual meeting of stockholders (the “2026 Annual Meeting”).

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56	Executive compensation

Compensation discussion and analysis

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program, practices and processes, focusing in particular on the executive pay decisions for our fiscal 2024 NEOs listed below:(1)

Stefano Pessina Executive Chairman	Timothy C. Wentworth Chief Executive Officer(2)	Manmohan Mahajan Executive Vice President, Global Chief Financial Officer(3)	Ornella Barra Chief Operating Officer, International	Mary Langowski Executive Vice President, President U.S. Healthcare(4)
(1)	For fiscal 2024, the NEOs also included Ginger L. Graham, Former Interim CEO (not pictured above). Ms. Graham stepped down as Interim CEO upon the appointment of Mr. Wentworth as CEO, effective October 23, 2023, and resumed her service as a non-employee director.
(2)	Mr. Wentworth was appointed CEO, effective October 23, 2023.
(3)	Mr. Mahajan served as the Company’s Interim Global Chief Financial Officer until his appointment as Executive Vice President, Global Chief Financial Officer (“Global CFO”), effective March 1, 2024.
(4)	Ms. Langowski was appointed Executive Vice President, President U.S. Healthcare, effective March 18, 2024.

Executive Summary	57	Executive Compensation Corporate Governance	69
Our Company in Fiscal 2024	57	Our Executive Compensation Philosophy	69
Management Transitions	57	Compensation Decision-Making	69
Consideration of Say-on-Pay and Related Stockholder Feedback	58	Competitive Market Review	69
Pay Delivery and Performance Alignment	59	Role of the Compensation Consultant	70
Compensation Program Best Practices	59	Compensation Risk Oversight	70
Fiscal 2024 Executive Compensation	60	Stock Ownership Guidelines	71
Components of our Fiscal 2024 Executive Compensation Program	60	Compensation Recovery (Clawback) Policies	71
2024 Base Salary	61	Compensation Committee Report	72
2024 Annual Cash Incentive Payments	61	Executive Compensation Tables and Supporting Information	73
2024 Long-Term Incentive Compensation	64	2024 Summary Compensation Table	73
2024 Restricted Stock Unit Grants	64	2024 Grants of Plan-Based Awards	75
Payout of 2022-2024 Performance Shares	65	2024 Outstanding Equity Awards at Fiscal Year-End	76
Management Transition Arrangements	65	2024 Option Exercises and Stock Vested	77
Executive Chairman Compensation	66	2024 Nonqualified Deferred Compensation	77
Retirement and Other Benefits	66	2024 Potential Payments Upon Termination or Change in Control	77
Retirement Plans and Program	66
Perquisites	66
Employment and Separation Arrangements	67
Severance and Change in Control Plan	68

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Executive compensation	57

Executive summary

Our company in fiscal 2024

We are an integrated healthcare, pharmacy and retail leader serving millions of customers and patients every day, with a 175-year heritage of caring for communities. A trusted, global innovator in retail pharmacy with approximately 12,500 locations across the U.S., Europe and Latin America, WBA plays a critical role in the healthcare ecosystem. Through dispensing medicines, improving access to pharmacy and health services, providing high quality health and beauty products and offering anytime, anywhere convenience across its digital platforms, WBA is shaping the future of healthcare in the thousands of communities it serves and beyond.

Fiscal 2024 was not without its challenges. However, against what has continued to be a challenging backdrop for consumers and our industry as a whole, we accomplished a number of key priorities over the course of the year. Ultimately, we closed out the fiscal year with solid results that reflected our focused execution on several critical initiatives. These efforts are part of a much broader turnaround plan and strategy across WBA, through which we’ve taken important and necessary actions to be the first choice for retail pharmacy and health services. Key achievements in fiscal 2024 include:

●	Increased fiscal 2024 sales by 6.2 percent to $147.7 billion, up 5.7 percent on a constant currency basis.
●	Exceeded fiscal 2024 targets for $1 billion in cost savings, $600 million reduction in capital expenditures, and $500 million in working capital optimization initiatives.
●	Achieved fiscal 2024 net debt reduction of $1.9 billion and lease obligations reduction of $1.2 billion.
●	Filled approximately 800 million prescriptions in the United States (including vaccinations) during fiscal 2024. Adjusted to 30-day equivalents, prescriptions filled were 1.2 billion in fiscal 2024.
●	Formed the Walgreens Deans Advisory Council to expand our long-standing relationships with colleges of pharmacy and better support pharmacists as they provide valuable care to their local communities.

The following illustrates some of the Company’s other key financial results for fiscal 2024:

Sales	Reported EPS	Adjusted EPS(1) (2)
$147.7B	$(10.01)	$2.88
in fiscal 2024, up year-on-year on a reported and constant currency basis	in fiscal 2024, down year-on-year on a reported and constant currency basis	in fiscal 2024, down year-on-year on a reported and constant currency basis
(1)	On a diluted basis.
(2)	Non-GAAP financial measure. Please refer to Appendix A beginning on page A-1 for related definitions and reconciliations to the most directly comparable U.S. GAAP financial measures.

Management transitions

During fiscal 2023 and early fiscal 2024, the Company experienced a number of changes in its senior leadership, beginning with the separations of the Company’s former CEO and the Company’s former Global CFO, effective August 31, 2023, and July 27, 2023, respectively. In connection with these transitions, the Board appointed interim officers from its existing leadership to serve as Interim CEO and Interim Global CFO, while the Company engaged in a thorough process to select the successors for such positions. As a result, the Board appointed Mr. Mahajan to serve as the Interim Global CFO effective July 27, 2023 and promoted Mr. Mahajan to Executive Vice President and Global CFO, effective March 1, 2024. In addition, the Board appointed our Lead Independent Director, Ginger Graham, as the Company’s Interim CEO, effective September 1, 2023. The search process for the CEO position culminated in the appointment of Timothy C. Wentworth as the Company’s CEO, effective October 23, 2023. In March 2024, the Company hired Ms. Langowski and appointed her as Executive Vice President and President, U.S. Healthcare. References to CEO as they appear in this CD&A refer to Mr. Wentworth except as otherwise noted. In addition, due to the temporary nature of her position, Ms. Graham did not participate in the Company’s annual executive compensation program for NEOs during fiscal 2024. Please see “Management transition arrangements” section later in this CD&A for a discussion of the compensation arrangements that we entered into with Ms. Graham as well as the other compensation arrangements that we entered into in connection with these senior management transitions.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

58	Executive compensation

Consideration of say-on-pay and related stockholder feedback

The CLP Committee seeks to design an executive compensation program that incentivizes performance, while attracting and retaining an accomplished executive team by rewarding them for actions that support the creation of sustainable stockholder value.

An important part of the CLP Committee’s approach to designing our executive compensation program is the feedback that we receive from our stockholders through regular and extensive engagement. Our CLP Committee values an open dialogue with our stockholders, and the CLP Committee believes that regular communication with our stockholders and other stakeholders is a critical part of enabling our long-term success. Accordingly, the Company has a regular stockholder engagement program, reaching out to stockholders and regularly bringing their feedback on compensation matters to the CLP Committee and the Board for discussion and consideration.

Year-round engagement with stockholders

Summer	Fall	Winter/Spring
● Review changes to our largest stockholders’ proxy voting policies and perspectives ● Plan for outreach to our largest stockholders and smaller institutional investors with active engagement programs
●
Conduct engagements with our largest investors and smaller institutional investors to discuss corporate governance, executive compensation and ESG initiatives
●
Share engagement feedback with our Board and Committees, as appropriate, for consideration
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Enhance governance practices and disclosures, as deemed appropriate

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In advance of the annual stockholder meeting, conduct additional engagement with investors as needed/requested and share feedback with the Board and Committees, as appropriate, for consideration
●
Hold annual stockholder meeting
●
Review feedback from annual stockholder meeting and determine future priorities

Stockholder engagement continues to be a priority of the Board, and particularly of the CLP Committee. In connection with the Annual Meeting (the number of outstanding shares and the calculated percentages discussed below exclude the shares held by Mr. Pessina and his affiliates):

44%	100%	9%
We contacted 30 investors representing approximately 44% of our outstanding shares.	We extended invitations for engagement to 100% of stockholders who hold 0.8% or more of our outstanding shares.

We have held 7 meetings with stockholders who represent approximately 9% of our outstanding shares; some investors we contacted either did not respond or confirmed that a discussion was not needed at that time. We believe these percentages demonstrate our commitment to stockholder outreach and feedback.

Overall, the stockholder feedback received was generally positive and supportive of our executive compensation program. As a result, and after consideration of the 87% support of the votes cast on the Company’s 2024 say-on-pay proposal, the CLP Committee determined that our executive compensation philosophies and objectives continued to be appropriate and determined not to make any changes to our fiscal 2024 executive compensation program in response to the 2024 say-on-pay results.

As more fully explained under “2024 Executive compensation“ below, the CLP Committee decided that the long-term incentive compensation element of our fiscal 2024 executive compensation program would be granted solely in the form of time-based RSUs. The use of time-based RSUs for fiscal 2024 rather than the Company’s historical practice of granting a combination of awards, including performance shares, was designed to allow the new management team the opportunity to thoroughly review and refine the Company’s long-term strategy and long-term operating plan before setting performance goals tied to such plan. We discussed the rationale behind this approach with our largest shareholders during our recent engagement efforts, and the overwhelming majority of our shareholders understood and supported our rationale for not granting performance shares in fiscal 2024.

The CLP Committee is committed to granting a significant portion of equity incentive awards in future years in the form of performance-based awards. To that end, the CLP Committee reintroduced performance shares, weighted 50% of the overall equity mix, into the fiscal 2025 executive compensation program. The performance goals applicable to the fiscal 2025 performance share awards relate to adjusted earnings per share, free cash flow, and a relative total shareholder return performance modifier.

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Executive compensation	59

Pay delivery and performance alignment

The majority of target total direct compensation is delivered to our executives in the form of incentives that are variable and “at-risk” based on performance, as illustrated in the following graphics:

2024 Target Compensation — CEO	2024 Target Compensation — Average of Other NEOs(1)

(1)	Excludes Mr. Pessina, whose target compensation for fiscal 2024 was 100% “at-risk,” as described below, and Ms. Graham, our Former Interim CEO.

2024 Incentive compensation results

In October 2024, the CLP Committee decided not to fund a payout under the fiscal 2024 MIP for participants measured against WBA or U.S. segment performance in light of the Company’s underperformance on MIP financial metrics, in large part due to a difficult operating environment, including persistent pressures on the U.S. consumer and the impact of recent marketplace dynamics which have eroded pharmacy margins. In addition, the performance share awards granted in November 2021 with vesting based on the Company’s three-year average adjusted EPS growth and adjusted revenue growth over the September 1, 2021 through August 31, 2024 performance period vested below the target level at 58.1%. We believe the lack of a fiscal 2024 MIP payout and the below-target payouts under the fiscal 2022 performance share awards illustrate the alignment between the Company’s financial performance and the pay for our senior executives and demonstrate our continued commitment to a pay-for-performance culture.

Compensation program best practices

The CLP Committee has adopted a number of commonly-viewed best practices that it believes are consistent with our compensation philosophy and serve the long-term interests of our stockholders. These include the following with respect to our fiscal 2024 compensation program:

We do have this practice	We do not have this practice

●
Incentive award goals that are objective and tied to key Company performance metrics
●
A majority of compensation delivered as at-risk compensation in the form of equity-based awards that are tied to stockholder returns
●
Robust stock ownership guidelines
●
Policies prohibiting hedging/short sales of stock by directors, executives and senior employees
●
Expanded clawback policy, which allows for the recoupment of compensation in the event of misconduct, fraud, or financial restatement
●
Double-trigger change in control severance for participating NEOs
●
Policy requiring stockholder approval for cash severance payments in excess of 2.99 times sum of annual base salary and target annual bonus
●
Long-term incentive awards have a multi-year vesting period to drive sustainable value creation and promote retention

●
Multi-year guarantees for salary increases, nonperformance-based bonuses, or equity compensation
●
Change in control excise tax gross-ups for NEOs
●
Repricing of options without stockholder approval
●
Excessive severance and/or change in control provisions
●
Payout of dividends or dividend equivalents on unearned or unvested equity awards
●
Excessive pension or defined benefit supplemental executive retirement plan
●
A high percentage of fixed compensation

In addition, we actively engaged with stockholders in soliciting input on our executive compensation program. See “Corporate governance—Board responsibilities—Stockholder engagement program” and “—Consideration of say-on-pay and related stockholder feedback” for a description of our stockholder engagement efforts.

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60	Executive compensation

2024 executive compensation

Components of our fiscal 2024 executive compensation program

The CLP Committee oversees our executive compensation program, which includes elements designed to support our compensation objectives and reward specific aspects of our financial performance that the Board believes are critical to driving long-term stockholder value in a sustainable manner. The CLP Committee is dedicated to providing a substantial portion of executive compensation as “at-risk” and variable compensation, with between 85% to 91% of the target total direct compensation paid to the CEO and the other NEOs tied to Company, stock price and individual performance (excluding Mr. Pessina, whose compensation is 100% at-risk, and Ms. Graham, our former Interim CEO).

Fiscal 2024 compensation elements

The key components of total direct compensation under our fiscal 2024 executive compensation program for each NEO other than Mr. Pessina and Ms. Graham, and how each supports our compensation objectives are listed below.

Compensation Element	Description	Primary Objectives
Base Salary	● Annual fixed cash compensation
●
Provides a form of fixed compensation determined based on individual performance, level of responsibility, experience, internal equity, and competitive pay levels
●
Supports the attraction and retention of talented executives

Annual Cash Incentive Payments
●
Annual cash incentive with payouts, if any, based on Company and individual performance
●
Targets determined at the beginning of the fiscal year
●
Payout decisions made following conclusion of fiscal year based on Company and individual performance

●
Incentivizes performance by linking annual cash compensation to attainment of key short-term performance goals:
●
by the Company, as measured against annual targets for the following metrics:
●
adjusted operating income, weighted 60%;
●
free cash flow, weighted 30%; and
●
health equity, weighted 10%
●
by the individual, as measured by achievement of specific strategic goals and an assessment of individual performance

Restricted Stock Units(1)	● Long-term incentive award with value fluctuating based on Company stock price performance ● Payable in common stock
●
Facilitates retention and further aligns interests with those of our stockholders by focusing executives on performance over a multi-year vesting period, with the value of the award fluctuating based on stock price performance
●
Increases executive stock ownership

(1)	The use of time-based RSUs in fiscal 2024 rather than the Company’s historical practice of granting a combination of awards, including performance shares, was designed to allow the new management team the opportunity to thoroughly review and refine the Company’s long-term strategy and long-term operating plan before setting performance goals tied to such plan. The CLP Committee reintroduced performance shares, weighted 50% of the overall equity mix, into the fiscal 2025 executive compensation program.

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Executive compensation	61

2024 Base salary

Base salary is a key component of executive compensation, both on its own and because annual incentive awards are calculated as a percentage of base salary. In October 2023, the CLP Committee completed its annual review of market data and individual performance in connection with its consideration of base salary adjustments for the then-serving NEOs (other than Mr. Pessina and Ms. Graham). At the conclusion of the review, the CLP Committee did not provide merit increases for Ms. Barra or Mr. Mahajan. The base salaries for Mr. Wentworth and Ms. Langowski were established in connection with the commencement of their employment with the Company during fiscal 2024. Mr. Mahajan’s base salary was subsequently increased from $494,000 (plus an additional monthly fee of $300,000 while serving in the Interim Global CFO role) to $900,000 in connection with his appointment as Executive Vice President, Global CFO in March 2024.

2024 Annual
Name	Base Salary ($)
Stefano Pessina	$0
Timothy Wentworth	$1,500,000
Manmohan Mahajan(1)	$900,000
Ornella Barra(2)	$1,027,590
Mary Langowski	$950,000
Ginger Graham	$0
(1)	Excludes the additional monthly fee of $300,000 received by Mr. Mahajan for each month he served in the Interim Global CFO role, as described further below under “Management transition arrangements.”
(2)	Amounts for Ms. Barra, were determined and paid in British Pounds Sterling, and then converted to U.S. dollars at an exchange rate of approximately £1=$1.261216 (the average exchange rate during fiscal 2024 used by the CLP Committee for purposes of executive compensation decisions).

2024 Annual cash incentive payments

For fiscal 2024, substantially all of our senior executives (including our NEOs other than Mr. Pessina and Ms. Graham) were eligible to receive an annual cash incentive payment through the MIP. The MIP rewards executives for achieving key financial and non-financial goals at both the Company (including segment) and individual levels and is intended to align our senior executives’ interests directly with our financial goals and leadership behaviors. Under the terms of the MIP, participants were eligible for a formulaic payout, based on their target bonus opportunity and the achievement of the pre-established performance goals. In addition, the MIP includes an individual performance factor, which could result in an incremental increase of the formulaic payout by up to 20% or decrease of as much as 100%, based on a participant’s individual performance to allow for the differentiation in payouts based on an assessment of individual performance against broader Company performance goals and objectives. The CLP Committee retains discretion to reduce the formulaic payouts as it deems appropriate to reflect Company performance or other factors considered relevant by the CLP Committee. For fiscal 2024, the MIP for Mr. Wentworth, Ms. Barra and Mr. Mahajan was primarily based on WBA financial performance and the MIP for Ms. Langowski was primarily based on the financial performance of the U.S. Healthcare segment, as described in more detail below.

For fiscal 2024, the target cash incentive opportunity for each of the NEOs who participated in the MIP was set after considering market practices for each specific role, among other factors. The target percentages for Mr. Wentworth and Ms. Langowski were established in connection with the commencement of their employment in fiscal 2024, with any earned awards prorated for time-served during the fiscal year. Mr. Mahajan’s target bonus percentage was increased from 70% to 125% in connection with his appointment as Global CFO in March 2024. The target bonus percentage for Ms. Barra was unchanged from fiscal 2023:

2024 Target Bonus
Name	(% of Salary)
Stefano Pessina	—%
Timothy Wentworth	200%
Manmohan Mahajan(1)	125%
Ornella Barra	125%
Mary Langowski	125%
Ginger Graham	—%
(1)	Represents Mr. Mahajan’s target opportunity following his March 2024 promotion to Global CFO. Mr. Mahajan’s target MIP award for fiscal 2024 was prorated to reflect his base salary and target MIP opportunity in effect prior to and after his appointment as Executive Vice President, Global CFO, effective March 1, 2024, resulting in a pro-rated target opportunity of 106% of his base salary.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

62	Executive compensation

WBA and U.S. Healthcare performance

For the participating NEOs other than Ms. Langowski, annual cash incentive payments were calculated based on the Company’s consolidated performance. Ms. Langowski’s annual cash incentive payment is calculated based on a combination of U.S. Healthcare segment performance and Company performance. The CLP Committee believes that aligning the participating NEOs with Company-wide goals reinforces the need for collaboration among those executives.

Earned Base Salary	×	Target Short-Term Incentive Opportunity %	×	Performance Against Annual Goals	=	Preliminary Cash Incentive Award Amount
Determined by reviewing: ● Internal and market-based peer group benchmarks ● Individual performance		Established using: ● Market-based peer group benchmarks ● Internal calibration		Adjusted Operating Income (60%) Free Cash Flow (30%) Health Equity (10%)
Individual Performance Adjustment

Final Cash Incentive Award Amount*
*	Before the exercise of any negative discretion by the CLP Committee to reduce the formulaic payouts to reflect Company performance or other factors considered relevant by the CLP Committee.

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Executive compensation	63

The CLP Committee approved the use of adjusted operating income, free cash flow, and health equity goals as the metrics for measuring Company and U.S. Healthcare segment performance under the fiscal 2024 MIP awards for participating NEOs, based on the rationale below. The CLP Committee believes that this combination of metrics is consistent with our business objectives to both grow our existing business and to generate cash to invest in our future business strategy, as well as drive our health equity objectives which are critical to our Purpose, Vision and Values:

Metric	Rationale
Adjusted Operating Income (weighted 60%)(1)	Reflects: ● Overall operating performance and profitability ● Effective cost management ● Operational efficiency and business expansion ● Appropriate allocation of resources
Free Cash Flow (weighted 30%)(2)	Reflects: ● The opportunity to invest in our key priorities, including innovation ● Effective working capital management ● Operational efficiency ● Appropriate allocation of resources
Health Equity (weighted 10%)

Reflects:

●
Alignment with the Company’s ESG strategy, which is centered on driving health equity
●
Focus on three areas that have an impact on health and disproportionately impact the well-being of underserved communities:
●
Healthy & Inclusive Workplace
●
Sustainable Marketplace
●
Healthy Planet

(1)	Adjusted operating income is defined as GAAP operating income, as adjusted for any non-GAAP items in the period in accordance with the Company’s Non-GAAP financial measures policy maintained by the Global Controllership. This can be further adjusted to reflect certain specified adjustments and intersegment transfers as approved by the CLP Committee in accordance with the terms of the MIP. The CLP Committee reserves the right to make these adjustments to help ensure that certain items that are deemed non-operating or otherwise out of management’s control do not impact payouts in either a positive or negative manner in order to support the program objective of incenting operational performance with respect to key short-term performance goals. This measurement is calculated on a constant currency basis, which translates the current period results at the foreign currency exchange rate used in the budget to exclude foreign currency impacts in a manner consistent with internal management reporting.
(2)	Free cash flow is defined as net cash provided by (used in) operating activities, as defined for GAAP reporting purposes, less additions to property, plant and equipment, and any other material adjustments in accordance with the Company’s Non-GAAP financial measures policy maintained by the Global Controllership. This can be further adjusted for intersegment transfers and any material unplanned or unknown items as may be approved by the CLP Committee in accordance with the terms of the MIP. The CLP Committee reserves the right to make these adjustments to help ensure that certain items that are deemed non-operating or otherwise out of management’s control do not impact payouts in either a positive or negative manner in order to support the program objective of incenting operational performance with respect to key short-term performance goals. This measurement is calculated on a constant currency basis, which translates the current period results at the foreign currency exchange rate used in the budget to exclude foreign currency impacts in a manner consistent with internal management reporting.

For fiscal 2024, the Company’s consolidated adjusted operating income target was set at $3,665 million and the consolidated free cash flow target was set at $1,101 million. The targets were set in relation to our Board-approved fiscal 2024 budget and were approved by the CLP Committee in October 2023. While the Company’s fiscal 2024 targets were set below fiscal 2023 targets and actual results, the CLP Committee believed that the fiscal 2024 targets were rigorous and challenging in light of our internal forecast as well as the macroeconomic and industry environments at the time the goals were established in October 2023. Among other factors, our lower fiscal 2024 MIP targets reflected headwinds from significantly lower COVID-19 vaccine and testing volumes, lower sale leaseback contributions, ongoing reimbursement pressure on the Company’s pharmacy business and macroeconomic-driven consumer pressure. Actual performance with respect to the adjusted operating income and free cash flow metrics was below threshold level performance. Based on these results, the portion of the fiscal 2024 MIP tied to the Company’s consolidated financial performance did not fund.

As President of the U.S. Healthcare segment, the financial component of Ms. Langowski’s MIP was based 30% on the same metrics that applied to the Company-level MIP and 70% on the performance of our U.S. Healthcare segment, with the same performance metrics and weightings as described above for the Company-level MIP, but with financial targets tied to the U.S. Healthcare segment. Ms. Langowski’s MIP was designed to align her outcomes more heavily with the performance of the business unit she led, while still reinforcing the need for collaboration with the overall corporate objectives.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

64	Executive compensation

For fiscal 2024, the adjusted operating income target for the U.S. Healthcare segment was set at $(168) million and the free cash flow target was set at $(291) million. The targets were set in relation to our Board-approved fiscal 2024 budget and were approved by the CLP Committee in October 2023. The CLP Committee believed that the targets it established were rigorous yet achievable in light of our internal forecast as well as the macroeconomic and industry environments at the time the goals were established in October 2023. Actual performance with respect to the U.S. Healthcare segment’s adjusted operating income and free cash flow metrics was below target level performance. Based on these results as well as the overall results for WBA and the U.S. businesses, the CLP Committee determined not to fund the portion of the fiscal 2024 MIP tied to the U.S. Healthcare segment’s financial performance.

Health equity performance

As in fiscal 2023, the Company established additional metrics under the MIP for fiscal 2024 to further align with the Company’s ESG strategy with respect to driving health equity. These goals were designed to be challenging but achievable with the strong execution of our ESG strategic plan. The health equity metrics under the fiscal 2024 MIP for all NEO participants were as follows:

●	Healthy & Inclusive Workplace. This goal is intended to increase the representation of people with disabilities and those most impacted by health disparities in the decision-making process related to how we deliver care.
●	Sustainable Marketplace. This goal is intended to incentivize our senior executives and other employees to source goods and services from enterprises owned by women, people of color, veterans and service-disabled veterans, people with disabilities and LGBTQ+ people.
●	Healthy Planet. This goal focuses on carbon reduction and waste management and incentivizes our senior executives and other employees to contribute to the creation of a sustainable environment as a way to prevent the exacerbation of pre-existing inequalities.

The CLP Committee did not authorize payouts to our NEOs under the fiscal 2024 MIP in light of the Company’s turnaround plan and our underperformance on the pre-established financial metrics under the fiscal 2024 MIP. While the fiscal 2024 MIP did not pay out, we are very proud to announce that we exceeded target-level performance against our fiscal 2024 health equity goal, which in the U.S. included increasing the representation of women, people of color and people with disabilities, growing our spend with diverse suppliers and reducing carbon emissions and waste to landfill.

2024 Long-term incentive compensation

The Company maintains a long-term incentive compensation program that is intended to further align our executives’ interests with those of our stockholders. Long-term incentive compensation is granted annually under the 2021 Omnibus Incentive Plan. The CLP Committee generally approves the target value of annual equity awards at its October meeting each year, with a grant date of November 1 of the same calendar year. In certain circumstances, such as the hiring, promotion or retention of an individual (including as disclosed below with respect to Mr. Mahajan and Ms. Langowski in fiscal 2024) the CLP Committee may approve grants to be effective at other times. Although the 2021 Omnibus Incentive Plan allows for the grant of options, we did not grant stock options under the 2021 Omnibus Incentive Plan in fiscal 2024. Our employees may enroll to purchase shares under the terms of our Amended and Restated Employee Stock Purchase Plan with purchase dates generally on the last trading day of each month using payroll deductions accumulated during the month of purchase. We do not time disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

The fiscal 2024 target equity grant levels for the participating NEOs are set forth below. In October 2023, the CLP Committee determined to increase the target value of Ms. Barra’s long-term incentive compensation from $4.5 million to $5.5 million in consideration of the CLP Committee’s annual review of market data and individual performance. The target values for Mr. Wentworth and Ms. Langowski were established in connection with the commencement of their employment with the Company in October 2023 and March 2024, respectively, based on market data and internal pay equity. The CLP Committee also increased Mr. Mahajan’s target value from $750,000 to $4.0 million in connection with his appointment as Global CFO, after considering market data, individual performance, the Company’s historical compensation practices and internal pay equity.

NEO	Target Value ($)
Timothy Wentworth	$12,000,000
Manmohan Mahajan	$4,000,000
Ornella Barra	$5,500,000
Mary Langowski	$4,400,000

2024 Restricted stock unit grants

As previously disclosed, the CLP Committee determined to grant all equity incentive awards under the fiscal 2024 executive compensation program in the form of RSUs in light of the management transitions in fiscal 2023 and fiscal 2024 and in order to allow the new management team the opportunity to thoroughly review and refine the Company’s long-term strategy and long-term operating plan before setting performance goals tied to such plan. RSUs also assist in attracting and retaining talented executives, which was particularly critical during our recent management transitions. The fiscal 2024 RSUs vest in approximately one-third increments on each of the first, second and third anniversaries of the applicable grant date.

Mr. Wentworth and Ms. Barra received RSU grants as of the annual November 1, 2023 grant date based on the targeted values listed above. Mr. Mahajan received an RSU grant as of the annual November 1, 2023 grant date at the value applicable to his prior role ($750,000), and then in connection with his promotion to Global CFO, he received an additional grant of RSUs valued at $2,175,000 as of March 1, 2024. As part of her new hire sign-on awards, Ms. Langowski received an RSU grant valued at $4,000,000 as of June 1, 2024.

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Payout of 2022-2024 performance shares

In fiscal 2022, performance shares were granted to our then-serving senior executives for the fiscal 2022-2024 performance period. The performance shares had a performance period of September 1, 2021 through August 31, 2024 and were contingent on the Company achieving its three-year average adjusted EPS growth and adjusted revenue growth goals, measured during each year in the performance period, with the payout level determined based on the three-year average results. The specific performance targets for fiscal 2022, 2023 and 2024 were set in relation to our Board-approved three-year financial plan for the period and were approved by the CLP Committee in October 2021. The goals were designed to be challenging but achievable for the three-year performance period in light of our internal forecast as well as the macroeconomic and industry environments at the time.

The following chart sets forth the financial performance measure, performance period, performance goals and corresponding payouts as a percentage of the target performance share opportunity for the fiscal 2022-2024 performance share cycle:

Performance Measure	Performance Level	Fiscal 2022 Growth %	Fiscal 2023 Growth %	Fiscal 2024 Growth %	Performance (as a % of Target)	% of Performance Shares Earned(1)
Adjusted EPS Growth (weighted 70%)	Below Threshold:	>10 percentage points below growth target			<90%	0% of target grant
	Threshold:	10 percentage points below growth target			90%	50% of target grant
	Target:	0.0%	5.1%	7.2%	100%	100% of target grant
	Maximum:	≥10 percentage points above growth target			110%	150% of target grant
Adjusted Revenue Growth (weighted 30%)	Below Threshold:	>5 percentage points below growth target			<95%	0% of target grant
	Threshold:	5 percentage points below growth target			95%	50% of target grant
	Target:	(4.9%)	5.0%	4.9%	100%	100% of target grant
	Maximum:	≥5 percentage points above growth target			105%	150% of target grant
(1)	Performance between threshold and target, or between target and maximum, will earn performance shares on a straight-line interpolated basis between 50% and 100% or between 100% and 150%, respectively.

The achievement with respect to the annual adjusted EPS growth goals over the three-year performance period was 6.8% for fiscal 2022, (19.6%) for fiscal 2023 and (29.3%) for fiscal 2024, and the achievement with respect to the annual adjusted revenue growth goals over the three-year performance period was (1.9%) for fiscal 2022, 2.1% for fiscal 2023 and 1.6% for fiscal 2024, resulting in a formulaic payout of 58.1% of target. These results reflect permitted adjustments under the plan relating to M&A and other transactions during the cycle that were not contemplated in the originally approved targets. Based on the formulaic results, the CLP Committee approved the following vestings with respect to the 2022-2024 performance share awards held by our participating NEOs: Ms. Barra, 27,263 shares; and Mr. Mahajan, 4,544 shares. None of our other NEOs received fiscal 2022 performance share awards.

Management transition arrangements

As noted above, during fiscal 2023 and early fiscal 2024, the Company experienced a number of changes at the senior leadership levels. The following summarizes the compensation decisions associated with these leadership changes. In determining the compensation arrangements for Mr. Wentworth, Mr. Mahajan and Ms. Langowski, as well as Ms. Graham, the CLP Committee considered market data, market practices for similar management transitions, and the input of our independent compensation consultant.

In connection with his appointment as the Company’s CEO in fiscal 2024, the Company entered into an employment agreement with Mr. Wentworth (the “Wentworth Employment Agreement”). Pursuant to the Wentworth Employment Agreement, Mr. Wentworth is entitled to a base salary of $1,500,000, a fiscal 2024 target annual bonus under our annual incentive plan equal to 200% of his base salary and a fiscal 2024 annual equity grant with a target value of $12,000,000, which was awarded in November 2023 with the same terms as the fiscal 2024 annual equity grants made to our other executive officers. To induce Mr. Wentworth to relocate to join the Company, Mr. Wentworth was eligible for relocation benefits, however, he did not utilize these benefits during fiscal 2024.

In connection with her appointment as Interim CEO, the Company and Ms. Graham entered into an offer letter, effective as of September 1, 2023, pursuant to which Ms. Graham received a base salary payable at a monthly rate of $820,000, beginning October 1, 2023. In connection with the commencement of her service as Interim CEO, Ms. Graham also received a special cash payment of $2,500,000, which amount was structured to (i) induce her to accept the Interim CEO position, (ii) recognize the significant responsibilities and time required to serve as Interim CEO and (iii) compensate her for the first month of her service as Interim CEO and the time expected to be spent assisting in the transition upon the appointment of a permanent CEO. Ms. Graham’s compensation package as Interim CEO was also determined based on market data and the input of our independent compensation consultant.

In connection with Mr. Mahajan’s appointment as Interim Global CFO, Mr. Mahajan received an additional monthly fee of $300,000 for each month he served in the Interim Global CFO role. In connection with his promotion to Executive Vice President and Global Chief Financial Officer, Mr. Mahajan and the Company entered into an offer letter, pursuant to which he was granted a special one-time promotional RSU award with a target value of $2,175,000, which award is scheduled to vest in three equal installments on each of the first three anniversaries of the March 1, 2024 grant date, subject to his continued employment through each vesting date.

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In connection with the commencement of her employment with the Company and to induce her to accept employment with the Company, Ms. Langowski’s offer letter provided for an RSU award with a target value of $4,000,000 in June 2024, which award is scheduled to vest in three equal installments on each of the first three anniversaries of the June 1, 2024 grant date, subject to her continued employment through each vesting date. In addition, to compensate Ms. Langowski for compensation that she forfeited at her previous employer, Ms. Langowski was granted a sign-on bonus in the amount of $3,000,000, $2,000,000 of which was paid to her within 45 days of her start date and the remaining portion of which will be paid to her following the first anniversary of her start date. Each payment is subject to repayment in the event that Ms. Langowski’s employment with the Company is involuntarily terminated for cause or upon a voluntary resignation within two years of the applicable payment triggering date.

Executive chairman compensation

The CLP Committee believes (after consulting with our independent compensation consultant) that providing Mr. Pessina with substantially all of his compensation (other than certain limited perquisites, as described elsewhere in this CD&A) in the form of RSUs is appropriate and closely aligns his compensation with the interests of our stockholders. The CLP Committee also believes (after consulting with our independent compensation consultant) that the total amount of Mr. Pessina’s compensation package is competitive with median market pay practices for executive chairs of general industry companies with a similar size and complexity (as measured by revenue and market capitalization), and is appropriate given his impact on the Company and in light of his performance in the role.

For fiscal 2024, in consideration for his service as Executive Chairman, the CLP Committee granted Mr. Pessina an RSU award with a target value of $8,000,000. The number of RSUs granted was determined by dividing the grant value by the average closing price for our common stock over the five trading days prior to the grant date, which was $21.34. This award is scheduled to vest on the third anniversary of the grant date and is subject to forfeiture or full or pro-rated accelerated vesting in certain circumstances, including if Mr. Pessina ceases to serve on the Board (subject to certain exceptions). In addition to the three-year vesting period, this RSU award also included a fiscal 2024 adjusted operating income performance goal, the achievement of which was certified by the CLP Committee in October 2024. For a discussion of the circumstances related to forfeiture or to full or pro-rated accelerated vesting of Mr. Pessina’s outstanding awards, see “Executive compensation tables and supporting information—2024 Potential payments upon termination or change in control” below.

	Total Dollar Value	Number of	Aggregate Grant Date Fair
Name	of RSU Award	RSUs	Value of RSU Award*
Stefano Pessina	$8,000,000	374,883	$7,733,836
*

This value is less than the target economic value approved by the CLP Committee due to the difference in the average share price used to determine the number of shares ($21.34) and the stock price on the date of grant ($20.63).

Retirement and other benefits

Retirement plans and program

The primary retirement program applicable to our U.S. employees is a tax-qualified 401(k) Retirement Savings Plan (the “401(k) Plan”). The retirement benefits available for the Company’s executive officers under the tax-qualified 401(k) Plan are the same as those available for other eligible employees.

The Company also has a non-qualified supplemental retirement plan, the Walgreens Boots Alliance, Inc. Executive Retirement Savings Plan (the “Executive Deferred Plan”), pursuant to which participants receive Company contribution credits that cannot be made under the 401(k) Plan due to tax law limitations and may elect to defer portions of their annual base salary and/or short-term incentive awards. Additional information regarding the Executive Deferred Plan is provided under “Executive compensation tables and supporting information—2024 Nonqualified deferred compensation” below.

In lieu of further participation in any defined contribution plan, Ms. Barra receives a cash pension supplement of 40% of base salary paid at the end of each month in twelve equal monthly installments, consistent with relevant market practice at the time of implementation.

Perquisites

We provide our NEOs and other senior executives with perquisites and other personal benefits that we believe are non-excessive and competitive with those offered by companies comparable to us. In April 2024, in consultation with our independent compensation consultant, the CLP Committee conducted a review of these perquisites and other personal benefits and determined that they remained generally consistent with relevant market practice. For additional details, see the discussion below and the “Executive compensation tables and supporting information” section of this Proxy Statement.

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Aircraft Usage

Pursuant to our guidelines for aircraft usage, we permit the personal use of our aircraft by Mr. Pessina as described below and the Board requires Mr. Wentworth to use of corporate aircraft for all personal travel. In addition, due to the expected short-term duration of her role as Interim CEO and to facilitate her travel between her out-of-state residence and WBA’s corporate headquarters so as to optimize her time available to conduct Company business, the CLP Committee approved the use of the corporate jet for all business and personal travel by Ms. Graham. The corporate jet usage for these executives was also consistent with the Company’s executive security policy. We also allow the partner or spouse of each, as applicable, to accompany the executive on such personal trips (in addition to accompanying him or her on business trips). Partners and spouses are not permitted to travel on corporate aircraft unless they are accompanied by the applicable executive. In limited circumstances, pre-approved personal use of our aircraft by other senior executives is also permitted.

In fiscal 2024, the Company hired an outside security provider to perform a comprehensive security assessment with respect to Mr. Wentworth. Based on its security assessment, the outside security provider recommended that Mr. Wentworth use corporate aircraft for all business and personal travel and that Mr. Wentworth be provided certain security services, as described in more detail below.

The CLP Committee has authorized Mr. Pessina during the time he serves as Executive Chairman to use corporate aircraft without requiring reimbursement for up to 20 flight hours per year for personal travel. To the extent Mr. Pessina’s use of corporate aircraft for personal travel exceeds the number of hours per year allowed by the CLP Committee without reimbursement, Mr. Pessina is required to reimburse the Company, pursuant to an aircraft time-sharing agreement consistent with Federal Aviation Administration regulations, an amount intended to approximate the Company’s aggregate incremental cost of such travel.

Occasionally, an executive’s spouse or other guests may accompany the executive on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no additional aggregate incremental cost to the Company and, as a result, no amount associated with such use is reflected in the “2024 All other compensation table” under “Executive compensation tables and supporting information” below.

We do not grant bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed for personal travel on our corporate aircraft.

Security Services

Based on the security assessment described above, the Company paid for certain security services for Mr. Wentworth, including home security services, and his use of corporate aircraft for all personal travel. Because the Company believes it is in the best interests of the Company and its stockholders to protect Mr. Wentworth against possible security threats to him and his family members, the Company requires that Mr. Wentworth accept such personal security protection while he serves as CEO. The Company believes that the costs of this security were appropriate and necessary, particularly in light of the heightened risk environment in the retail pharmacy industry. Although the Company does not consider Mr. Wentworth’s required use of corporate aircraft for security purposes to be a perquisite or other personal benefit for the reasons described above, the Company has reported the costs related to the use of the corporate aircraft for personal travel in the “2024 All other compensation table” under “Executive compensation tables and supporting information—2024 Summary compensation table” below.

Other

We provide limited additional perquisites and other personal benefits to our NEOs and other senior executives, including an annual medical examination, relocation benefits, limited reimbursement of health club dues, long-term disability, life insurance and AD&D insurance, preferred flight status with certain airline programs, and tax preparation services for executives with tax obligations in multiple countries. We also provide a financial planning and tax preparation benefit for our Section 16 executive officers (excluding the Global Controller and Chief Accounting Officer), including our NEOs. The benefit provided reimbursement of up to $20,000 for Mr. Wentworth and provides reimbursement of up to $16,000 for certain of our other NEOs of the costs incurred for qualifying financial planning and tax preparation services. The perquisites and other benefits we provided to our NEOs during fiscal 2024 are further quantified in the footnotes in the “2024 Summary compensation table” under “Executive compensation tables and supporting information” below.

Employment and separation arrangements

For U.S.-based executives, we generally execute an offer of employment (or, when the CLP Committee determines it to be appropriate, an employment agreement) before an executive joins the Company or upon promotion to a new position. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, annual incentive target, long-term incentive award target and perquisites. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance and Change in Control Plan, will apply as applicable. As described above in “Management transition arrangements,” during fiscal 2024, the Company entered into offer letters with Ms. Graham, Mr. Mahajan and Ms. Langowski in connection with their promotion or hire during fiscal 2024, as applicable.

Under certain circumstances, the Company also recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. Accordingly, during fiscal 2024, the Company entered into the Wentworth Employment Agreement with Mr. Wentworth in connection with his hire as our CEO, as described above under ““Management transition arrangements.” In addition, Ms. Barra, who was employed by Alliance Boots or one of its subsidiaries prior to the closing of Walgreen Co.’s acquisition of the remaining 55% interest of Alliance Boots on December 31, 2014, has an employment agreement from such time. Formal employment agreements are a competitive market practice in Monaco, where Ms. Barra was a resident when she entered into her employment agreement.

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Ms. Barra’s agreement provides for a 12-month notice period prior to termination of employment by either Ms. Barra or us, subject to certain exceptions set forth in the agreement. We also provide, at our expense, annual tax advice from external tax advisors relating to U.S. and UK tax returns in relation to Ms. Barra’s employment with us.

During fiscal 2024, the Company entered into with NEOs the employment agreement and offer letters described above under “Management transition arrangements.”

Severance and change in control plan

Severance Benefits

We maintain the Walgreens Boots Alliance, Inc. Executive Severance and Change in Control Plan (the “Severance and CIC Plan”). The CLP Committee believes it is appropriate to provide executives with the rewards and protections afforded by the Severance and CIC Plan. The Severance and CIC Plan reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances not of their doing. The CLP Committee also believes the policy promotes management independence and helps retain, stabilize and focus the executive officers in the event of a change in control.

The Severance and CIC Plan provides eligible executives certain severance benefits (a) upon an involuntary termination by us at any time (other than for cause or upon death or disability, as those terms are defined in the Severance and CIC Plan) or (b) within one year following a “change in control,” upon an involuntary termination not for cause, death or disability, or upon a voluntary termination for “good reason” following a change in control (as those terms are defined in the Severance and CIC Plan). The Severance and CIC Plan also contains a double-trigger feature with respect to a change in control, meaning that the Severance and CIC Plan requires both a change in control and a qualifying termination of employment within one year following the change in control in order to receive severance benefits. If the payments and benefits to a participant under the Severance and CIC Plan would subject the participant to an excise tax, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the participant receiving a higher net after-tax amount.

All of the continuing NEOs are currently eligible for benefits under the Severance and CIC Plan, except for Mr. Pessina, who, as Executive Chairman, is not eligible for participation in the Severance and CIC Plan, and Ms. Barra, who would receive benefits pursuant to her employment agreement in lieu of benefits under the Severance and CIC Plan.

The potential benefits under the Severance and CIC Plan for the continuing NEOs other than Mr. Pessina and Ms. Barra and Ms. Barra’s potential benefits under her employment arrangements are described under “Executive compensation tables and supporting information—2024 Potential payments upon termination or change in control” below.

Cash Severance Policy

After considering stockholder feedback, in October 2022, the CLP Committee adopted a policy requiring the Company to seek stockholder approval of any future severance arrangements that provide for cash severance payments to any senior executive that in the aggregate exceed 2.99 times the sum of such executive’s annual base salary and target annual bonus.

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Executive compensation corporate governance

Our executive compensation philosophy

Our CLP Committee believes that our executive compensation program should reward actions and behaviors that support our cultural transformation and business strategy. Our CLP Committee adopted the following compensation philosophy to inspire, drive and retain the talent needed to support our consumer-centric healthcare strategy and reimagine our core business, develop our healthcare business and drive growth for the Company for years to come.

Philosophy to inspire, drive and retain the talent needed to support our business strategy

Inspire leaders to champion the Company’s strategy, culture and values to drive results and help ensure a diverse, inclusive and ethical workplace	Align the interests of our senior executives with those of our stockholders, and reward for the creation of long-term value	Drive and reward individual accountability through both financial and non-financial, including environmental and social goals	Create a strong linkage between pay and performance through the use of performance-based incentive awards	Provide market competitive reward opportunities designed to attract and retain top talent

Compensation decision-making

As illustrated in the table below, our CEO reviews annually the performance and pay level of each of our “senior executives” (i.e., certain Senior Vice President level executives and above), develops recommendations concerning the compensation of each senior executive and presents those recommendations to the CLP Committee. The CEO does not make any recommendation concerning his or her own compensation.

While the CLP Committee considers the input of our CEO and management in the compensation decision-making process, the CLP Committee is responsible for overseeing our executive compensation program, which includes our annual cash incentive and long-term equity compensation programs as well as our retirement and other benefit programs and practices. The CLP Committee considers all elements of the program in total, as well as individual performance, Company-wide performance and internal equity and market compensation considerations, when making executive compensation-related decisions.

1	2	3

Market Review ● Performed by independent compensation consultant ● Considers peer pay practices ● Influences program design ● Provides benchmarking for senior executive roles	Internal Review ● CEO evaluates performance ● CEO and management review market data and internal comparable roles ● CEO recommends to the CLP Committee program changes and any pay adjustments

Pay Decisions

●
CEO and management recommend to the CLP Committee any program changes to align with business objectives
●
CEO recommends pay adjustments
●
CLP Committee carefully considers:
●
Historical and current market practices,
●
Internal equity issues, and
●
Established market trends
●
CLP Committee approves any program and pay changes

Competitive market review

The CLP Committee considers market pay practices from the peer group below when setting executive compensation to assess the overall competitiveness and reasonableness of the Company’s executive compensation program. The CLP Committee generally sets target total direct compensation at rates that result in median market levels when compared to our peer group. The actual positioning of target total direct compensation relative to the median varies based on each senior executive’s experience and skill set.

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The composition of our peer group used to assess the competitiveness of our executive compensation program is reviewed annually by the CLP Committee and is updated as deemed appropriate by the CLP Committee in consultation with our independent compensation consultant. In evaluating companies for inclusion in our peer group, the CLP Committee considers, among other factors, revenue size, industry and the peer groups of our closest competitors. The CLP Committee believes that our peer group appropriately reflects the industries and markets in which we compete for executive talent, and it includes companies in both the retail and healthcare industries. The CLP Committee also considers companies of similar global size, while balancing the need to have a peer group comprised of a sufficiently large number of companies so as to be able to derive meaningful insights and observations.

Set forth below is our fiscal 2024 peer group, which was the same peer group used for fiscal 2023 compensation decisions:

● Abbott Laboratories ● Cardinal Health ● Cigna ● Coca-Cola	● Costco ● CVS Health ● Elevance Health ● Humana	● Johnson & Johnson ● Kroger ● McDonald’s ● McKesson	● Medtronic ● Mondelez ● PepsiCo ● Pfizer	● Procter & Gamble ● Target ● United Health ● Wal-Mart

For the respective companies’ most recently completed fiscal year for which data was available prior to the setting of fiscal 2024 compensation in October 2023, we were at the 56th percentile of our peer group in terms of revenue reported and the 2nd percentile of our peer group in terms of market value. After the review of peer group data, the CLP Committee establishes base salary adjustments, annual cash incentive awards and long-term incentive awards, as applicable, for the NEOs and our other senior executives.

Role of the compensation consultant

As noted above, the CLP Committee has engaged Mercer as its independent compensation consultant. Among other matters, the CLP Committee uses Mercer to provide information regarding market compensation practices and trends and to advise the CLP Committee on Non-Employee Director and executive compensation decisions, particularly with respect to our CEO and Executive Chairman. A representative of Mercer meets regularly with the CLP Committee and, as needed, has access to the CLP Committee and its Chair during and between regularly-scheduled meetings.

We also engage Mercer to serve as the executive compensation consultant to our management team. The CLP Committee has reviewed and considered the relevant factors specified under SEC and Nasdaq rules regarding our relationship with Mercer and, based upon this review, has concluded that the advice it receives from Mercer is and was objective and is and was not influenced by any relationships Mercer or its affiliates may otherwise have with our management team, the Board, the Company or its subsidiaries. See “Corporate governance— Board committees and meetings—Independent board committees with well-qualified chairs—Compensation and Leadership Performance Committee—Independent compensation advisor” above for more information regarding our relationship with Mercer and its affiliates.

Compensation risk oversight

In October 2024, the CLP Committee retained our independent compensation consultant to conduct a risk review of our compensation programs and assess whether any of our incentive compensation plans, either individually or in the aggregate, would encourage our executives or employees to undertake unnecessary or inappropriate risks that were reasonably likely to have a material adverse impact on us. The CLP Committee reviewed this external risk assessment of our incentive compensation plans and considered several factors, including the various design elements of our incentive plans, the impact of our leadership and culture and the presence of risk—mitigating controls.

As part of these assessments, our management and the CLP Committee, as well as our independent compensation consultant, evaluated those plans that were identified as having the potential to deliver a significant amount of compensation, which included the short-term and long-term incentive programs described elsewhere in this CD&A.

In agreement with the overall findings of the 2024 risk assessment conducted by our independent compensation consultant, the CLP Committee thereafter concluded that it was not reasonably likely that risks arising from our compensation policies and practices would have a material adverse effect on us due to a variety of factors. In reaching this conclusion, the CLP Committee considered the following:

●	Our compensation programs are designed to provide a mix of both fixed and variable incentive compensation;
●	Our compensation programs are balanced between a variety of different measures, and both short-term and long-term incentives are designed to reward execution of our short-term and long-term corporate strategies;
●	We allocate compensation among base salary, annual cash incentives, and long-term incentives, such as performance shares and RSUs, that include both time-of-service and performance-based criteria;
●	The annual cash incentive component involves cash-based plan awards with payouts tied to the achievement of pre-established Company-wide financial and individual performance objectives;
●	Long-term incentive compensation includes components that are paid based on results averaged out over a number of years and that vest over an extended period;
●	Executives are required to own a specified level of shares in order to comply with the stock ownership guidelines described in “Stock ownership guidelines” below, which encourages focusing on enhancing long-term stockholder value in a sustainable manner;

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●	As described below under “Compensation recovery (clawback) policies,” we have adopted clawback policies applicable to all officers that are designed to allow us to recover incentive compensation paid if there is a restatement of financial results or misconduct, including fraud;
●	As described above in “Anti-hedging and anti-pledging policies,” we have a policy that prohibits directors, executives and senior employees from participating in transactions designed to hedge or speculate on any change in our stock price so that, as designed, directors, executives and senior employees bear the full risk of their ownership of our securities and have the same objectives as the Company’s other stockholders; and
●	We have incentive programs that provide the CLP Committee with discretion to make downward adjustments to certain payments or awards under the component programs.

Stock ownership guidelines

The Board first adopted executive stock ownership guidelines in 2008. Under the current guidelines, each senior executive has five years from the date of election or appointment to his or her position to achieve the lesser of the fixed or variable ownership level associated with his or her position. The minimum stock ownership guidelines for our CEO and other senior executives are as follows:

	Fixed Number of	Variable Number of
Executive Level	Shares	Shares(1)
Executive Chairman	230,000	••••• 5x Salary
Chief Executive Officer	230,000	••••• 5x Salary
Chief Operating Officer	130,000	•••• 4x Salary
Executive Vice President	60,000	••• 3x Salary
Senior Vice President	30,000	•• 2x Salary
(1)	Variable number of shares equals stated salary multiple divided by share price as of the measurement date.

The following are included in determining stock ownership for purposes of these guidelines (to the extent applicable):

●	restricted stock and RSUs, discounted by an assumed tax rate of 35% and only up to 50% of the applicable ownership target;
●	shares held by minor dependents and spouses; and
●	shares owned outright, such as shares acquired upon the vesting of performance shares and the exercise of stock options.

Shares subject to unvested performance shares or outstanding options, whether or not vested, do not count towards compliance with these guidelines.

Each of the continuing NEOs has either met the stock ownership requirement applicable to him or her or is within the five-year compliance period.

More information about the stock ownership guidelines applicable to Non-Employee Directors can be found in “Corporate governance—Director compensation—Non-employee director stock ownership guidelines” above.

Compensation recovery (clawback) policies

In October 2023, the Board adopted a compensation recovery, or “clawback,” policy for cash and equity incentive awards paid to executive officers providing for the recovery of applicable incentive-based compensation from current and former executive officers of the Company in the event the Company is required to restate its financial results due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws as required by the Dodd-Frank Act and corresponding Nasdaq listing standards.

In addition, the Company maintains a separate clawback policy that provides the Company with the discretion to recoup amounts of incentive compensation (including all time-vested equity awards) paid to employees at the level of senior director or above in conjunction with a financial restatement, or misconduct on the part of such employees, including conduct that would lead to a termination for “cause” (as defined in the 2021 Omnibus Incentive Plan). The misconduct clawback policy, which is in addition to our Dodd-Frank Act clawback policy, requires disclosure of any exercise of the clawback policy for any Section 16 officer, unless the Board or CLP Committee concludes that legal or privacy concerns would prevent such disclosure.

In addition to the clawback policies, our CEO and Global CFO are subject to any clawbacks that may be required under the Sarbanes-Oxley Act of 2002.

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Compensation committee report

The following Compensation Committee Report shall not be deemed to be incorporated by reference into any filing we may make under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

The Compensation and Leadership Performance Committee reviews the Company’s Compensation Discussion and Analysis on behalf of the Board. The Compensation and Leadership Performance Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on this review and discussion, the Compensation and Leadership Performance Committee recommended to the Board that the Compensation Discussion and Analysis above be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2024.

Compensation and Leadership Performance Committee

Nancy M. Schlichting, Chair
Ginger L. Graham
Bryan C. Hanson
Valerie B. Jarrett
John A. Lederer

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Executive compensation tables and supporting information

2024 Summary compensation table

The following table shows information regarding the compensation of each Named Executive Officer (“NEO”) for fiscal 2024 and, to the extent required by SEC rules, fiscal 2023 and 2022. The values shown represent each NEO’s compensation during the fiscal year, including the grant date fair value of equity awards that were granted during a fiscal year that vest in a future year or years, subject to the terms and conditions of each award. For Ms. Graham, the fees and equity awards she received for her service as a Non-Employee Director are excluded from the “2024 Summary compensation table” and are reflected in the “Corporate governance—Director compensation—2024 Non-employee director compensation” table above.

Certain amounts paid to or earned by Ms. Barra were paid or accrued in British Pounds Sterling. In the tables below, amounts for fiscal 2024 were converted to U.S. dollars at an exchange rate of approximately £1=$1.261216 (the average exchange rate during fiscal 2024 used by the CLP Committee for purposes of executive compensation decisions).

							Change in
							Pension
							Value and
						Non-Equity	Non-qualified
				Stock	Option	Incentive Plan	Deferred	All Other	Total
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Compensation
Position	Year	($)(1)	($)(2)	($)(3)	($)	($)(4)	Earnings ($)	($)(5)	($)
Stefano Pessina	2024	—	—	7,733,836	—	—	—	135,078	7,868,914
Executive Chairman	2023	—	—	7,507,234	—	—	—	66,726	7,573,960
	2022	—	—	7,894,869	—	—	—	111,252	8,006,121
Timothy Wentworth	2024	1,290,385	—	11,600,744	—	—	—	391,671	13,282,800
Chief Executive Officer

Manmohan Mahajan	2024	697,000	1,800,000	2,914,313	—	—	—	125,512	5,536,825
Global Chief	2023	490,833	600,000	664,986	—	—	—	70,289	1,826,108
Financial Officer							—
Ornella Barra	2024	1,027,590	—	5,317,011	—	—	—	472,095	6,816,696
Chief Operating	2023	992,099	—	3,989,920	—	—	—	452,269	5,434,288
Officer, International	2022	1,056,231	—	3,330,666	1,129,181	1,571,144	—	484,512	7,571,734
Mary Langowski	2024	432,373	2,000,000	4,164,307	—	—	—	56,282	6,652,962
Executive Vice
President and President,
U.S. Healthcare
Ginger Graham	2024	567,703	2,500,000	—	—	—	—	74,005	3,141,708
Former Interim Chief
Executive Officer
(1)	The amount reported in this column for Mr. Mahajan for 2023 represents his earned base salary during fiscal 2023. The Company has reclassified his $300,000 monthly incremental cash compensation for his service as Interim Global CFO that was reported in the “Salary” column in the “2023 Summary compensation table” into the “Bonus” column.
(2)	The amount reported in this column for Mr. Mahajan for 2024 includes his $300,000 monthly incremental cash compensation ($1,800,000 in aggregate) for his service as Interim Global CFO for the first six months of the fiscal year. The amount reported in this column for Ms. Langowski for 2024 represents a sign-on bonus of $2,000,000, which is subject to repayment in the event that Ms. Langowski’s employment with the Company is involuntarily terminated for cause or upon a voluntary resignation within two years of the applicable payment triggering date. The amount reported in this column for Ms. Graham in 2024 represents a cash bonus of $2,500,000, which was structured to induce her to accept the Interim CEO position.
(3)	For fiscal 2024, represents the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718 based on the closing stock price on the date of grant, of service-based RSUs granted under the 2021 Omnibus Incentive Plan during the fiscal year. These values do not represent amounts paid to or realized by the applicable NEO. See “—Compensation discussion and analysis—2024 executive compensation—2024 Long-term incentive compensation,” and “—Compensation discussion and analysis—Management transition arrangements” above for further information regarding these awards. For additional information regarding our stock compensation plans, see Note 1 and Note 12 to the consolidated financial statements included in our 2024 Annual Report. Stock awards that remained outstanding as of August 31, 2024, are reflected in the “—2024 Outstanding equity awards at fiscal year-end” table below.
(4)	Includes the annual incentive compensation, if any, earned for each fiscal year (or portion thereof) pursuant to the MIP. As disclosed in “Compensation discussion and analysis—2024 executive compensation—2024 Annual cash incentive payments,” there were no payouts under the MIP for fiscal 2024.

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(5)	Detail of the amounts reported in the “All Other Compensation” column for fiscal 2024 is provided in the table below.

	Stefano	Timothy	Manmohan	Ornella	Mary	Ginger
	Pessina	Wentworth	Mahajan	Barra	Langowski	Graham
Item	($)	($)	($)	($)	($)	($)
Life Insurance	—	21,978	3,117	4,727	1,396	—
Pension Supplements(A)	—	—	—	411,036	—	—
401(k) Plan(B)	—	—	15,320	—	—	—
Executive Deferred Plan(B)	—	—	86,080	—	—	—
Perquisites, Personal Benefits and Relocation(C)	135,078	369,693	20,995	56,332	54,886	74,005
Total	135,078	391,671	125,512	472,095	56,282	74,005
(A)	Consists of a cash payment in lieu of participation in a defined contribution plan, as described further in “—Compensation discussion and analysis – Retirement and other benefits.”
(B)	Consists of Company matching contribution credits under the 401(k) Plan and Executive Deferred Plan, as applicable.
(C)	For Mr. Pessina, consists of personal use of the Company’s aircraft ($75,673), professional security driver/agent services ($52,702) and expenses associated with annual tax advice from external tax advisors.

For Mr. Wentworth, consists of the Company’s incremental costs relating to long-term disability and AD&D benefits, personal use of the Company’s aircraft ($179,394), additional security services including professional security driver/agent services ($106,738) and threat monitoring ($38,500), personal use of Company car, and financial services.

For Mr. Mahajan, consists of the Company’s incremental costs relating to long-term disability and AD&D benefits, annual physical, security services, and personal use of Company car.

For Ms. Barra, consists of commuting costs ($39,534), security services, and expenses associated with annual tax advice from external tax advisors.

For Ms. Langowski, consists of the Company’s incremental costs relating to long-term disability and AD&D benefits, moving expenses related to her relocation to Illinois ($25,049) and the associated relocation tax gross ups ($16,403), security services, and personal use of Company car.

For Ms. Graham, consists of the Company’s incremental costs relating to long-term disability and AD&D benefits, additional security services including threat monitoring ($40,250), personal use of the Company’s aircraft and personal use of Company car.

Other than the personal aircraft usage described below, the benefits reflected for each NEO in the table above were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or the executive, as applicable.

For executives with personal use of the Company’s aircraft, the Company determines the amount associated with personal use of its aircraft by calculating the aggregate incremental cost to it by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return flight. Variable operating costs include: (1) landing, parking, passenger ground transportation, crew travel and flight planning services expenses; (2) supplies, catering and crew traveling expenses; (3) aircraft fuel and oil expenses; (4) maintenance, parts and external labor (inspections and repairs); and (5) any customs, foreign permit and similar fees. Fixed costs that do not vary based upon usage are not included in the calculation of variable operating cost.

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2024 Grants of plan-based awards

The following table shows information regarding the incentive awards granted to the NEOs for fiscal 2024. The equity awards received by Ms. Graham in her capacity as a Non-Employee Director are excluded from the following table and are described in “Corporate governance—Director compensation—Equity-based awards” and “Corporate governance—Director compensation—2024 Non-employee director compensation.”

										All Other
										Stock	All Other		Grant
										Awards:	Option	Exercise	Date Fair
				Estimated Future Payouts			Estimated Future Payouts			Number	Awards:	or Base	Value of
				Under Non-Equity Incentive			Under Equity Incentive			of Shares	Number of	Price of	Stock and
				Plan Awards(2)			Plan Awards			of Stock	Securities	Option	Option
	Award	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Underlying	Awards	Awards
Name	Type(1)	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	Options (#)	($/Sh)	($)(4)
Stefano	RSU	11/1/2023	10/25/2023	—	—	—	—	—	—	374,883	—	—	7,733,836
Pessina
Timothy	RSU	11/1/2023	10/25/2023	—	—	—	—	—	—	562,324	—	—	11,600,744
Wentworth	MIP	—	—	1,290,385	2,580,771	5,161,542	—	—	—	—	—	—	—
Manmohan	RSU	11/1/2023	10/25/2023	—	—	—	—	—	—	35,145	—	—	725,041
Mahajan	RSU	3/1/2024	2/7/2024	—	—	—	—	—	—	101,874	—	—	2,189,272
	MIP	—	—	367,700	735,400	1,470,800	—	—	—	—	—	—	—
Ornella	RSU	11/1/2023	10/25/2023	—	—	—	—	—	—	257,732	—	—	5,317,011
Barra	MIP	—	—	642,244	1,284,488	2,568,976	—	—	—	—	—	—	—
Mary	RSU	6/1/2024	1/24/2024	—	—	—	—	—	—	256,739	—	—	4,164,307
Langowski	MIP	—	—	270,233	540,466	1,080,932	—	—	—	—	—	—	—
Ginger		—	—	—	—	—	—	—	—	—	—	—	—
Graham
(1)	Includes service-based RSUs issued under the 2021 Omnibus Incentive Plan and annual cash incentives payable under the MIP.
(2)	These amounts represent the threshold, target, and maximum annual incentives under the MIP for fiscal 2024. The related performance targets and results are described above in “—Compensation discussion and analysis.” For the MIP, the threshold award was set at 50% of the target award, and the maximum award was set at 200% of the target award. The amounts reflected for Mr. Mahajan has been prorated to reflect his base salary and target MIP opportunity in effect prior to and after his appointment as Executive Vice President, Global CFO, effective March 1, 2024. The amounts reflected for Mr. Wentworth and Ms. Langowski have been prorated based on their start dates. As disclosed in “—Compensation discussion and analysis—2024 Annual cash incentive payments,” there were no payouts under the MIP for fiscal 2024.
(3)	Represents the number of RSUs granted in fiscal 2024, as follows: (a) except for the award to Mr. Pessina, the RSUs granted during fiscal 2024 vest one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and the final one-third on the third anniversary of the grant date, subject to forfeiture in certain circumstances and full or pro-rated accelerated vesting in certain circumstances; and (b) the RSUs granted to Mr. Pessina vest on the third anniversary of the grant date, subject to forfeiture in certain circumstances and full or pro-rated accelerated vesting in certain circumstances, including if Mr. Pessina ceases to serve on the Board in certain circumstances.
(4)	Represents the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718 based on the closing stock price on the date of grant, of all equity awards granted to the NEOs during fiscal 2024. For additional information regarding our stock compensation plans and the assumptions underlying calculation of aggregate grant date fair value set forth in this column, see Note 1 and Note 12 to the consolidated financial statements included in our 2024 Annual Report.

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2024 Outstanding equity awards at fiscal year-end

The following table shows information regarding the outstanding equity awards held by each of the NEOs as of August 31, 2024. The equity awards received by Ms. Graham in her capacity as a Non-Employee Director are excluded from the following table and are disclosed in the footnotes to the “2024 Non-employee director compensation” table under “Corporate governance—Director compensation” above.

	Option Awards(1)					Stock Awards
						Number	Market	Equity Incentive	Equity Incentive
						of Shares	Value of	Plan Awards:	Plan Awards:
		Number of	Number			or Units of	Shares or	Number of	Market or Payout
		Securities	of Securities			Stock	Units of	Unearned	Value of Unearned
		Underlying	Underlying			That	Stock That	Shares, Units or	Shares, Units
		Unexercised	Unexercised	Option	Option	Have Not	Have Not	Other Awards	or Other Rights
		Options (#)	Options (#)	Exercise	Expiration	Vested	Vested	That Have Not	That Have Not
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date	(#)(2)	($)(2)	Vested (#)(3)	Vested ($)(3)
Stefano Pessina	2/12/2016	263,273	—	77.08	2/12/2026	—	—	—	—
	11/1/2016	410,798	—	82.46	11/1/2026	—	—	—	—
	11/1/2017	504,710	—	67.01	11/1/2027	—	—	—	—
	11/1/2018	395,061	—	79.90	11/1/2028	—	—	—	—
	11/1/2019	420,168	—	57.38	11/1/2029	—	—	—	—
	11/1/2021	—	—	—	—	198,610	1,837,142	—	—
	11/1/2022	—	—	—	—	235,874	2,181,833	—	—
	11/1/2023	—	—	—	—	402,991	3,727,671	—	—
Timothy Wentworth	11/1/2023	—	—	—	—	604,487	5,591,501	—	—
Manmohan Mahajan	11/1/2016	7,335	—	82.46	11/1/2026	—	—	—	—
	11/1/2017	8,579	—	67.01	11/1/2027	—	—	—	—
	11/1/2018	6,789	—	79.90	11/1/2028	—	—	—	—
	11/1/2019	9,191	—	57.38	11/1/2029	—	—	—	—
	11/1/2020	10,829	—	34.04	11/1/2030	—	—	—	—
	11/1/2021	15,473	7,761	47.32	11/1/2031	—	—	—	—
	11/1/2021	—	—	—	—	1,555	14,381	—	—
	11/1/2022	—	—	—	—	7,376	68,225	—	—
	11/1/2023	—	—	—	—	37,780	349,466	—	—
	3/1/2024	—	—	—	—	105,889	979,472	—	—
	11/1/2021	—	—	—	—	—	—	4,544	42,032
	11/1/2022	—	—	—	—	—	—	9,705	89,771
Ornella Barra	11/1/2015	84,466	—	84.68	11/1/2025	—	—	—	—
	11/1/2016	140,844	—	82.46	11/1/2026	—	—	—	—
	11/1/2017	161,506	—	67.01	11/1/2027	—	—	—	—
	11/1/2018	133,333	—	79.90	11/1/2028	—	—	—	—
	11/1/2019	141,806	—	57.38	11/1/2029	—	—	—	—
	11/1/2020	139,233	—	34.04	11/1/2030	—	—	—	—
	11/1/2021	92,843	46,562	47.32	11/1/2031	—	—	—	—
	11/1/2021	—	—	—	—	9,329	86,296	—	—
	11/1/2022	—	—	—	—	44,249	409,306	—	—
	11/1/2023	—	—	—	—	277,057	2,562,773	—	—
	11/1/2021	—	—	—	—	—	—	27,263	252,181
	11/1/2022	—	—	—	—	—	—	58,230	538,628
Mary Langowski	6/1/2024	—	—	—	—	262,917	2,431,978	—	—
Ginger Graham	—	—	—	—	—	—	—	—	—
(1)	For each of the unvested stock option awards, one-third of the award vests on each of the first, second and third anniversary of the grant date. All unvested stock options are subject to forfeiture in certain circumstances and full or pro-rated accelerated vesting in certain circumstances, including, upon retirement.
(2)	Includes the number and value of the unvested RSUs awarded under the 2021 Omnibus Incentive Plan, and includes dividend equivalents through August 31, 2024. All RSUs (excluding the RSUs granted to Mr. Pessina) are scheduled to vest one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and the remainder on the third anniversary of the grant date. The RSUs granted to Mr. Pessina vest on the third anniversary of the grant date. RSUs are subject to forfeiture in certain circumstances or full or pro-rated accelerated vesting in certain circumstances, including, with respect to the awards to Mr. Pessina, if he ceases to serve on the Board in certain circumstances.
(3)	Represents the number and value of performance shares granted in November 2021 and November 2022. As described in “—Compensation discussion and analysis,” the performance shares granted on November 1, 2021 and 2022 vest, if at all, based on the Company’s adjusted EPS growth and revenue growth performance over each of the component fiscal years in the fiscal 2022-2024 and fiscal 2023-2025 performance periods, respectively, with the November 2022 grants also subject to a relative total stockholder return (“TSR”) performance modifier. In October 2024, the CLP Committee certified the performance achievement and released the performance shares granted in November 2021 relating to the fiscal 2022-2024 performance period. With respect to the November 2021 performance shares, the number of shares reported in this table represent the actual number of shares that vested, with the market value determined based on the August 30, 2024 closing stock price. The number and value of the November 2022 performance shares are based on the target performance level. These performance share awards are subject to prorated or accelerated vesting in certain circumstances, including upon retirement.

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2024 Option exercises and stock vested

The following table shows information regarding stock vested by each of the NEOs during fiscal 2024. No options were exercised during fiscal 2024. The vesting of equity awards received by Ms. Graham in her capacity as a Non-Employee Director are excluded from the following table and are described in “Corporate governance—Director compensation—Equity-based awards.”

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	shares acquired	realized	shares acquired	realized
	on exercise	on exercise	on vesting	on vesting
Name	(#)	($)	(#)	($)
Stefano Pessina	—	—	—	—
Timothy Wentworth	—	—	—	—
Manmohan Mahajan(1)(2)	—	—	9,756	206,828
Ornella Barra(1)(2)	—	—	92,064	1,955,832
Mary Langowski	—	—	—	—
Ginger Graham	—	—	—	—
(1)	The amount reported includes performance shares that vested on August 31, 2023, with performance certified and the performance shares released in October 2023.
(2)	The amount reported includes RSUs granted on November 1, 2020, November 1, 2021 and November 1, 2022, including related dividend equivalents, all of which vested one-third on November 1, 2023.

2024 Nonqualified deferred compensation

The Executive Deferred Plan replaces the contributions the Company is unable to provide under the 401(k) Plan as a result of various tax law limitations that restrict contributions made for highly-compensated participants under the 401(k) Plan. The Executive Deferred Plan includes two features. First, participants receive Company contribution credits equal to the matching contributions that cannot be made to the 401(k) Plan due to the tax law limitations described above (“Company Contributions”). Second, participants may also elect to defer, on a pre-tax basis, up to (i) 50% of their annual base compensation and/or (ii) 85% of their short-term incentive awards and any other bonus compensation (“Participant Contributions”). A participant’s account under the Executive Deferred Plan is credited with investment gains and/or losses based on the investment fund elections of the participant. Executive Deferred Plan accounts are paid following termination of employment. Company Contribution accounts are paid in a lump sum or installments, depending on the size of the account balance and the participant’s age at the time of employment termination. Participant Contribution accounts are paid in a lump sum or installments over a selected number of years, based on the participant’s advance election at the time of deferral.

The following table reflects fiscal 2024 contributions, earnings, withdrawals and end-of-year balances for participating NEOs under the Executive Deferred Plan.

Aggregate
		Executive	Company	Aggregate	Aggregate	Balance at Last
		Contributions in	Contributions in	Earnings in	Withdrawals/	Fiscal Year End
		Last Fiscal Year	Last Fiscal Year	Last Fiscal Year	Distributions	(8/31/24)
Name	Plan Name	($)	($)(1)	($)	($)	($)(2)
Timothy Wentworth	Executive Deferred Plan	—	—	—	—	—
Manmohan Mahajan	Executive Deferred Plan	—	86,080	64,387	—	422,691
Mary Langowski	Executive Deferred Plan	—	—	—	—	—
(1)	The amount shown in this column reflects company contributions under the Executive Deferred Plan, which are also reported as “All Other Compensation” in the “2024 Summary compensation table” above.
(2)	This column includes the following amounts that were previously reported in the “Summary compensation table” as compensation: For Mr. Mahajan, fiscal 2023 = $46,260.

2024 Potential payments upon termination or change in control

The information below describes the compensation and benefits payable to each of the NEOs (other than Ms. Graham) in the event of termination of his or her employment as of August 31, 2024. Ms. Graham is excluded from this disclosure in light of her transition from Interim CEO to a Non-Employee Director during fiscal 2024 pursuant to which she did not receive any compensation upon ceasing to serve as Interim CEO. See “Director compensation” for the compensation received by Ms. Graham in her capacity as a Non-Employee Director during fiscal 2024.

The actual amounts to be paid under any of the scenarios can only be determined at the time of such NEO’s separation from the Company. Furthermore, the CLP Committee retains discretion to provide additional benefits to senior executives upon termination or resignation if it believes the circumstances so warrant.

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Upon termination of employment for any reason, each NEO will be entitled to receive amounts earned during his or her employment. These amounts may include:

●	Any earned awards that are not yet paid, including unpaid approved awards under the MIP for the completed fiscal year and unpaid vested performance share awards under the applicable omnibus incentive plan for the completed fiscal year;
●	Vested stock options;
●	Earned but unused vacation pay and/or paid time off, as applicable under governing policies; and
●	Base salary earned through the date of termination.

Under the terms of certain of the Company’s compensation arrangements, if the payments and benefits to a participating NEO under such compensation arrangement would subject the NEO to the excise tax imposed by Section 4999 of the Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax or, if provided in the applicable compensation arrangements for an NEO, paid in full with the NEO responsible for any associated excise tax or reduced by the minimum amount necessary to avoid such excise tax, based on whether such payment or reduction would result in the NEO receiving a higher net after-tax amount. The amounts described in this section do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the applicable compensation arrangements.

Unless otherwise noted, the information below also does not include amounts earned for fiscal 2024 that are shown in the “2024 Summary compensation table” above.

Mr. Pessina. Mr. Pessina’s compensation for fiscal 2024 and prior years as Executive Chairman consisted of RSUs. Upon termination of his employment as of August 31, 2024, the exclusive benefits provided to Mr. Pessina would be:

●	In the event of Mr. Pessina’s disability or death, he would receive full accelerated vesting of all unvested RSUs;
●	In the event Mr. Pessina’s employment is terminated within one year after a change in control of the Company (other than for cause), he would receive full accelerated vesting of all unvested RSUs; and
●	In the event Mr. Pessina resigns from the Board, and subject to “retirement” approval by the CLP Committee in all cases, he would receive full vesting of the fiscal 2022 and 2023 RSUs and pro-rated vesting of the fiscal 2024 RSUs, in both cases subject to satisfaction of the applicable performance goal.

As Executive Chairman, Mr. Pessina does not participate in any of the Company’s employee benefit plans, including the Severance and CIC Plan.

Messrs. Wentworth and Mahajan and Ms. Langowski. These three NEOs are eligible to participate in the Company’s employment benefit plans, including the Severance and CIC Plan. Upon termination of their employment as of August 31, 2024, these NEOs would receive (a) each of (i) the annual incentive payment for the fiscal year in which the termination date occurs, based on actual performance (unless calculation of actual performance is impracticable, in which case target performance will be used) and pro rated based on the number of days that the NEO is employed during the fical year, less any annual incentive payment that was paid to the NEO for such fiscal year and (ii) cash in the amount of two times annual salary and target annual bonus ($9,000,000 for Mr. Wentworth, $4,050,000 for Mr. Mahajan and $4,275,000 for Ms. Langowski), payable in installments over 24 months, (i) and (ii), each subject to execution and non-revocation of a release of claims, and subsidized COBRA premiums for 18 months ($25,716 for Mr. Wentworth, $32,493 for Mr. Mahajan and $21,866 for Ms. Langowski), in each case, upon an involuntary termination by us at any time (other than for “cause” or upon death or “disability,” as those terms are defined in the Severance and CIC Plan); or (b) each of (i) the annual incentive payment for the fiscal year in which the termination date occurs, based on target performance and pro rated based on the number of days that the NEO is employed during the fical year, less any annual incentive payment that was paid to the NEO for such fiscal year and (ii) cash severance in the amount of two and one-half times annual salary and target annual bonus ($11,250,000 for Mr. Wentworth, $5,062,500 for Mr. Mahajan and $5,343,750 for Ms. Langowski), payable in a lump sum, (i) and (ii), each subject to execution and non-revocation of a release of claims, and subsidized COBRA premiums for 18 months (as quantified above), in each case, upon an involuntary termination without cause or a voluntary termination for “good reason” (as those terms are defined in the Severance and CIC Plan) within one year following a “change in control.” See below for the treatment of these NEOs’ equity awards upon the various termination of employment scenarios, and note that voluntary termination of employment for good reason following a change in control is treated the same as involuntary termination without cause for purposes of such awards.

Ms. Barra. Ms. Barra has an employment agreement that sets forth potential payments to be made upon qualifying termination events, and as such she is not eligible for benefits under the Severance and CIC Plan. Certain amounts described herein would be paid in British Pounds Sterling; amounts shown in U.S. dollars are based on the average exchange rate during fiscal 2024 used by the CLP Committee for purposes of executive compensation decisions of £1=$1.261216.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Executive compensation	79

Ms. Barra may be terminated for cause (as specified in her employment agreement) and would receive no payments. Termination by the Company not for cause or resignation by Ms. Barra, in each case, requires 12 months’ notice; accordingly, Ms. Barra would be entitled to her base salary and all other compensation and benefits during this notice period; provided, however, that the Company may terminate Ms. Barra’s employment immediately and pay in monthly installments through the end of the notice period a total of £1,140,665 ($1,438,626), which represents base salary and cash payments in lieu of participation in a defined contribution plan (i.e., pension supplement described above). No additional payments would be made to Ms. Barra should her termination occur in connection with a change in control. If Ms. Barra is absent from her duties due to illness, injury or other incapacity, then she will receive continued compensation and benefits for up to 180 working days during any period of 12 consecutive months and thereafter such continued compensation and benefits, if any, as the Board may determine, in each case inclusive of any Statutory Sick Pay to which Ms. Barra is entitled or other benefits recoverable by Ms. Barra (whether or not recovered). In the event of a termination due to permanent disability or death as a result of an accident, Ms. Barra would receive three times her base salary pursuant to a personal accident insurance policy paid by the Company, which equals £2,444,282 ($3,082,768). Upon death while employed, a lump sum death benefit of £4,073,804 ($5,137,947) would be payable pursuant to a life insurance policy paid for by the Company, which represents five times Ms. Barra’s base salary.

Equity awards

In addition to the benefits described above, the NEOs employed as of August 31, 2024, other than Mr. Pessina (whose separation benefits are described above) hold stock options, performance share awards and RSUs issued in fiscal 2022, 2023 and/or 2024 (and, in certain cases, stock options issued in prior fiscal years), all as reflected above in the “2024 Summary compensation table,” the “2024 Grants of plan-based awards” table and the “2024 Outstanding equity awards at fiscal year-end” table. Upon termination of employment of any of these NEOs as of August 31, 2024, these equity awards would be forfeited, except in the following circumstances:

●	In the event of death while employed or termination due to disability, then he or she receives the following benefits with respect to these equity awards:
●	Vesting of the stock options is accelerated, and the vested option remains exercisable until one year from the date of death or disability;
●	Full vesting of performance shares, calculated based on performance through the end of the performance period, and distributed at the same time performance shares are distributed to other participants; and
●	Full vesting of RSUs.
●	In the event of retirement (defined as age 55 or older with at least 10 years of service and subject to CLP Committee approval with respect to awards granted in or after fiscal 2019), then he or she receives the below-listed benefits with respect to these equity awards. Because retirement vesting is subject to the approval of the CLP Committee, as of fiscal year-end none of our NEOs was deemed to have satisfied the criteria for retirement vesting under his or her award agreements.
●	For fiscal 2018 and prior years’ stock options, all vested stock options remain exercisable until one year from the retirement date;
●	For fiscal 2019, 2020, 2021 and 2022 stock options, full accelerated vesting of any unvested stock options, and all vested stock options remain exercisable for the remainder of the 10-year term of such stock options;
●	For fiscal 2022 and 2023 performance shares, pro-rated vesting based on the portion of the performance period completed through the retirement date, and vested performance shares will settle based on actual Company performance at the end of the performance period; and
●	For fiscal 2022, 2023 and 2024 RSUs, pro-rated vesting.
●	In the event of involuntary termination without cause or voluntary termination for good reason, in each case within one year following a change in control, then he or she receives the following benefits with respect to these equity awards:
●	Vesting of the stock options is accelerated, and, in the case of the fiscal 2018 and prior year stock options, the vested stock options remain exercisable until 90 days from the date of termination, and, in the case of the fiscal 2019, 2020, 2021 and 2022 stock options, for the remainder of the 10-year term of such stock options;
●	Pro-rated vesting of the target level of performance shares, with the value of such target performance shares distributed in cash following such termination of employment; and
●	Full vesting of RSUs.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

80	Executive compensation

Outstanding Equity Awards. The table below shows the value of the equity awards held by each of the NEOs employed as of August 31, 2024, under each of the scenarios listed, based on the Company's closing stock price on August 30, 2024 (the last business day of fiscal 2024), which was $9.25. The amounts shown assume that each such NEO’s last day worked was August 31, 2024. Because retirement vesting is subject to the approval of the CLP Committee, as of fiscal year-end, none of our NEOs were deemed to have satisfied the criteria for retirement vesting under their award agreements, although we have assumed for purposes of the table below that consent was provided for any NEO who satisfied the age and service requirement. For termination following a change in control, it is assumed that the change in control and termination of employment occurred simultaneously as of August 31, 2024, the last day of fiscal 2024.

	Stock	Performance
	Options	Shares	RSUs
Name	($)(1)	($)(2)	($)(3)
Stefano Pessina
Involuntary Termination for Cause	—	—	—
Involuntary Termination Not for Cause	—	—	—
Retirement from the Board	—	—	5,054,439
Other Voluntary Termination	—	—	—
Change in Control	—	—	7,746,646
Termination due to Disability	—	—	7,746,646
Termination due to Death	—	—	7,746,646
Tim Wentworth
Involuntary Termination for Cause	—	—	—
Involuntary Termination Not for Cause	—	—	—
Voluntary Termination/Retirement	—	—	—
Change in Control	—	—	5,591,501
Termination due to Disability	—	—	5,591,501
Termination due to Death	—	—	5,591,501
Manmohan Mahajan
Involuntary Termination for Cause	—	—	—
Involuntary Termination Not for Cause	—	—	—
Voluntary Termination/Retirement	—	—	—
Change in Control	—	59,847	1,411,544
Termination due to Disability	—	89,771	1,411,544
Termination due to Death	—	89,771	1,411,544
Ornella Barra
Involuntary Termination for Cause	—	—	—
Involuntary Termination Not for Cause	—	—	—
Voluntary Termination/Retirement	—	359,085	954,339
Change in Control	—	359,085	3,058,375
Termination due to Disability	—	538,628	3,058,375
Termination due to Death	—	538,628	3,058,375
Mary Langowski
Involuntary Termination for Cause	—	—	—
Involuntary Termination Not for Cause	—	—	—
Voluntary Termination/Retirement	—	—	—
Change in Control	—	—	2,431,978
Termination due to Disability	—	—	2,431,978
Termination due to Death	—	—	2,431,978
(1)	No amounts are shown in this column for the value of unvested stock options that become vested in full or in part upon the various termination of employment scenarios because in the stock option exercise price for all outstanding stock options held by the NEOs is higher than the Company’s closing stock price on August 30, 2024. All outstanding stock options held by the NEOs are included in the “2024 Outstanding equity awards at fiscal year-end” table above.
(2)	The amounts shown in this column reflect the value of performance shares at target performance for the fiscal 2023 grant in each of the scenarios listed based on the extent to which such performance shares become vested as of termination of employment. Performance shares granted in fiscal 2022 are not included above, as those became vested per their terms as of August 31, 2024, subject to the subsequent performance determination. Those fiscal 2022 performance share amounts, at target performance, are: $72,344 for Mr. Mahajan, and $434,047 for Ms. Barra. All such performance shares are included in the “2024 Outstanding equity awards at fiscal year-end” table above.
(3)	The amounts shown in this column reflect the value of RSUs granted in fiscal 2022, 2023 and 2024 (including dividend equivalents) in each of the scenarios listed based on the extent to which such RSUs become vested as of termination of employment. All such RSUs are included in the “2024 Outstanding equity awards at fiscal year-end” table above.

Other. In addition to the compensation and benefits described above, (1) if any NEO retires after reaching the age of 55 and achieves at least 10 years of service with the Company or its subsidiaries, (2) in the event of the death of an NEO while employed, or the termination of an NEO due to disability, or (3) in the case of Messrs. Wentworth and Mahajan and Ms. Langowski, as part of benefits under the Severance and CIC Plan, such NEO would receive a pro-rated award under the MIP for the final partial year of participation. Because any MIP amounts are deemed earned as of the last day of the fiscal year, such amounts are excluded from this section.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

81

CEO pay ratio

As required by the SEC rules, we are providing the following information comparing the annual total compensation of our CEO, Mr. Wentworth, to the median of the annual total compensation of all of our employees other than our CEO. Mr. Wentworth became the CEO on October 23, 2023. The SEC permits annualizing the compensation of the CEO in place on the date we selected to identify the median employee, which was June 1, 2024 for fiscal 2024. We selected the annualization method to determine our CEO’s pay for fiscal 2024, and we identified our median employee using the methodology and the material assumptions, adjustments, and estimates described below.

Identification of median employee

In determining the median employee, we used our active employee population on June 1, 2024, consisting of 313,941 employees. We changed the determination date from July 1 to June 1 in order to provide additional time to our subsidiaries and international payroll providers and to gather compensation data for our active employee population. The pay ratio disclosure rules provide an exemption for companies with an overall non-U.S. employee population greater than 5% of its total employee population to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for 5% or less of the company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding 4,299 employees in Germany and 71 employees in Italy. After taking into account the de minimis exemption, 240,437 employees in the U.S. and 69,134 employees located outside of the U.S. were considered for identifying the median employee. The total of these excluded employees represented less than 2% of our workforce.

To identify the 2024 median employee and other employees with substantially similar compensation, we considered the total actual cash earnings (base salary, overtime, and bonus) for the period of June 1, 2023, through May 31, 2024, for all active employees including full-time, part-time, seasonal and employees on leave. Of the 309,571 employees taken into consideration, the employee identified for calculating the CEO pay ratio resides in the U.S.

2024 Chief executive officer pay ratio calculation

For purposes of reporting annual total compensation and the ratio of annual total compensation of our CEO to our median employee for fiscal 2024, both the CEO and median employee’s annual total compensation were calculated consistent with the Summary Compensation Table executive compensation disclosure requirements. Mr. Wentworth had total Summary Compensation Table compensation $13,282,800 in fiscal 2024, which we annualized to $13,498,589. To annualize Mr. Wentworth’s compensation, we adjusted his base salary and all other compensation amounts to reflect the adjustments made to his base salary and the life insurance and long-term disability and AD&D benefits reported in the “2024 Summary compensation table.” We did not adjust Mr. Wentworth’s fiscal 2024 long-term incentive award or other all other compensation amounts since those were not impacted by his start date. Our median employee had compensation of $32,958 in fiscal 2024. As a result, we estimate that the ratio of our CEO’s compensation to that of our median employee was approximately 410 to 1.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

82

Pay versus performance

Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the Pay Versus Performance Table (set forth below) is required to include “Compensation Actually Paid” or “CAP,” as calculated per SEC disclosure rules, to the Company’s principal executive officer (“PEO”) and the Company’s non-PEO NEOs, as noted below. “Compensation Actually Paid” represents a required SEC calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, the NEO’s realized or earned compensation, as well as from the way in which the CLP Committee views annual compensation decisions, as discussed in the CD&A. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to equity awards which remain subject to forfeiture if the vesting conditions are not satisfied.

											Average		Value of Initial Fixed $100
											Summary	Average	Investment Based On:(4)			MIP
	Summary	Summary	Summary	Summary					Compensation		Compensation	Compensation		Peer		Adjusted
	Compensation	Compensation	Compensation	Compensation		Compensation	Compensation	Compensation	Actually Paid		Table Total	Actually Paid	Total	Group Total	Net	Operating
Fiscal	Table Total for	Table Total for	Table Total for	Table Total for		Actually Paid	Actually Paid	Actually Paid	to Pessina		for Non-PEO	to Non-PEO	Shareholder	Shareholder	Income	Income
Year(1)	Wentworth($)(2)	Graham ($)(2)	Brewer ($)(2)	Pessina ($)(2)		to Wentworth ($)(3)	to Graham ($)(3)	to Brewer ($)(3)	($)(3)		NEOs ($)(2)	NEOs ($)(3)	Return ($)	Return ($)(5)	($MM)	($MM)(6)
2024	13,282,800	3,141,708	—	—	(7)	7,575,212	3,141,708	—	—	(7)	6,718,849	2,462,845	30.15	152.12	(15,448)	2,617
2023	–	–	14,134,190	—	(7)	—	—	(5,623,734)	—	(7)	6,435,561	1,783,258	76.73	127.30	(3,507)	4,054
2022	–	–	17,287,489	—	(7)	—	—	9,417,343	—	(7)	7,339,090	2,893,927	100.30	117.82	4,138	5,340
2021	–	–	28,333,498	131,064		—	—	27,102,414	9,904,497		7,244,678	12,344,332	138.96	126.35	2,512	5,575

(1)	The PEO and NEOs for the applicable fiscal years were as follows:
(a)	Fiscal 2024: Timothy Wentworth assumed the role of the Company’s PEO on October 23, 2023 and Ginger Graham served as PEO during fiscal 2024 until such date. The Company’s other NEOs for fiscal 2024 were: Stefano Pessina; Manmohan Mahajan; Ornella Barra; and Mary Langowski.
(b)	Fiscal 2023: Rosalind G. Brewer served as the Company’s PEO for the entirety of fiscal 2023 and the Company’s other NEOs were: Stefano Pessina; Manmohan Mahajan; Ornella Barra; John Driscoll; and James Kehoe.
(c)	Fiscal 2022: Rosalind G. Brewer served as the Company’s PEO for the entirety of fiscal 2022 and the Company’s other NEOs were: Stefano Pessina; James Kehoe; Ornella Barra; and John Standley.
(d)	Fiscal 2021: Rosalind G. Brewer assumed the role of the Company’s PEO on March 15, 2021 and Stefano Pessina served as PEO during fiscal 2021 until such date. The Company’s other NEOs for fiscal 2021 were: James Kehoe; Ornella Barra; John Standley; Marco Pagni; Alexander W. Gourlay; and James A. Skinner.
(2)	Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in which the NEO served as PEO in the case of Mr. Wentworth, Ms. Graham, Ms. Brewer and Mr. Pessina, in each case, as applicable, and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs other than the PEOs for such years.
(3)	To calculate CAP, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation for fiscal 2024 of the adjustments for Mr. Wentworth, Ms. Graham and for the average of the other NEOs is set forth following the footnotes to this table.
(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on August 31, 2020. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)	The TSR peer group consists of the S&P 500 Health Care Index, an independently prepared index that includes companies in the health care industry.
(6)	As noted in the “Compensation discussion and analysis,” for fiscal 2024, the CLP Committee determined that MIP adjusted operating income continues to be viewed as critical to driving stockholder value and, accordingly, was utilized as a component in the fiscal 2024 MIP. MIP Adjusted operating income for WBA represents our operating income, calculated in accordance with GAAP, as adjusted to reflect certain specified adjustments and intersegment transfers as approved by the CLP Committee in accordance with the terms of the MIP and as further described in the “Compensation discussion and analysis.” The CLP Committee reserves the right to make these adjustments to help ensure that certain items that are deemed non-operating or otherwise out of management’s control do not impact payouts in either a positive or negative manner in order to support the program objective of incenting operational performance with respect to key short-term performance goals. This measurement is calculated on a constant currency basis, eliminating the effects of variance to the Company’s budget currency rate in a manner consistent with internal management reporting.
(7)	Mr. Pessina’s compensation for fiscal 2022, fiscal 2023 and fiscal 2024 is included in the average NEO compensation amount since he was an NEO during, but did not serve as PEO for any portion of fiscal 2022, fiscal 2023 or fiscal 2024.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Pay versus performance	83

						Plus/(Minus)	(Minus) Fair
					Plus	Change in	Value as of
					Fair	Fair Value as	Prior Fiscal
				Plus/(Minus)	Value at	of Vesting	Year-End
				Change in	Vesting	Date of	of Stock	Plus
				Fair Value	of Stock	Stock Option	Options	Dollar
			Plus Fair	at Fiscal	Options	and Stock	and Stock	Value of
			Value at	Year-End of	and	Awards	Awards	Dividends
			Fiscal	Outstanding	Stock	Granted in	Granted	or Other
			Year-End of	and	Awards	Prior Years	in Prior	Earnings
			Outstanding	Unvested	Granted	for Which	Fiscal Years	Paid on
		(Minus) Grant	and	Stock	in Fiscal	Applicable	that Failed	Stock
		Date Fair	Unvested	Options	Year	Vesting	to Meet	Awards
		Value of Stock	Stock Option	and Stock	that	Conditions	Applicable	in Fiscal
		Option and	and Stock	Awards	Vested	Were	Vesting	Year and
	Summary	Stock Awards	Awards	Granted in	During	Satisfied	Conditions	Prior to	Equals
	Compensation	Granted in	Granted in	Prior Fiscal	Fiscal	During	During Fiscal	Vesting	Compensation
	Table Total	Fiscal Year	Fiscal Year	Years	Year	Fiscal Year	Year	Date	Actually Paid
Year	($)(A)	($)(B)	($)(C)	($)(D)	($)(E)	($)(F)	($)(G)	($)(H)	($)
Timothy Wentworth
2024	13,282,800	(11,600,744)	5,893,156	—	—	—	—	—	7,575,212
Ginger Graham
2024	3,141,708	—	—	—	—	—	—	—	3,141,708
Other Non-PEO NEOs (Average)(I)
2024	6,718,849	(5,032,367)	2,607,605	(1,680,897)	—	(150,345)	—	—	2,462,845
(A)	Represents total compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the Other Non-PEO NEOs, amounts shown represent averages.
(B)	Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(C)	Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, as computed for financial reporting purposes.
(D)	Represents the change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by the applicable NEO as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, as computed for financial reporting purposes.
(E)	Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(F)	Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(G)	Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(H)	Represents the dollar value of any dividends or other earnings paid on stock awards in the indicated fiscal year and prior to the vesting date that are not otherwise included in the total compensation for the indicated fiscal year. The Company does not pay dividends or other earnings on unvested stock awards.
(I)	See footnote 1 above for the NEOs included in the average for each year.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

84	Pay versus performance

Relationship between pay and performance

We believe the CAP, as calculated in accordance with SEC disclosure rules, in each of the years reported above and over the four-year cumulative period reflect the CLP Committee’s emphasis on “pay-for-performance” as the compensation actually paid fluctuated year-over-year. However, these relationships are primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our MIP and our long-term incentive compensation program, including our adjusted operating income performance. The “Compensation discussion and analysis” describes in greater detail the CLP Committee’s emphasis on “pay-for-performance” and how our programs are designed to link executive compensation with the achievement of our financial and strategic objectives.

CAP versus TSR

The graph below reflects the relationship between the CAP of the PEOs and Non-PEO NEOs, and Company TSR and Peer Group TSR for the applicable reporting year.

CAP versus net income

The graph below reflects the relationship between the CAP of the PEOs and Non-PEO NEOs and the Company’s GAAP Net Income for the applicable reporting year.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Pay versus performance	85

CAP versus MIP adjusted operating income

The graph below reflects the relationship between the CAP of the PEOs and Non-PEO NEOs and MIP adjusted operating income for the applicable reporting year.

Performance measures used to link company performance and CAP to the NEOs

Below is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link CAP to the NEOs for fiscal 2024 to Company performance. As noted in “—Compensation discussion and analysis,” the Company used both financial and non-financial performance measures in order to link compensation paid to NEOs to Company performance in fiscal 2024. Please see “—Compensation discussion and analysis” for further information regarding how each of these performance measures are calculated as well as the Company’s use of non-financial goals in its executive compensation program.

●	MIP Adjusted Operating Income
●	Free Cash Flow
●	U.S. Healthcare MIP Adjusted Operating Income for Ms. Langowski
●	U.S. Healthcare Free Cash Flow for Ms. Langowski

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86

Equity compensation plan information

The following table summarizes information about our common stock that may be issued upon the exercise of options, warrants, and rights under our equity compensation plans as of August 31, 2024.

	Number of			Number of Securities
	Securities to		Weighted-Average	Remaining Available for
	be Issued Upon		Exercise Price of	Future Issuance Under
	Exercise of		Outstanding	Equity Compensation
	Outstanding		Options,	Plans Excluding
	Options, Warrants		Warrants and	Securities Reflected in
	and Rights		Rights(1)	Column (a)
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders(2)	22,805,845		61.58	45,411,975
Equity compensation plans not approved by security holders(3)	—		—	—
Total	22,805,845	(4)	61.58	45,411,975
(1)	Weighted average exercise price of outstanding options only. RSUs and performance shares do not have an exercise price and, accordingly, are not included in this calculation.
(2)	We have two active equity incentive plans, both of which have been approved by our stockholders: the 2021 Omnibus Incentive Plan and the Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan (formerly known as the 1982 Employees Stock Purchase Plan) (the “ESPP”). As of August 31, 2024, we also had outstanding equity awards that may be settled for shares of our common stock under one other plan approved by our stockholders: the 2013 Omnibus Incentive Plan (as assumed by Walgreens Boots Alliance, Inc.).

The 2021 Omnibus Incentive Plan provides for incentive compensation to non-employee directors and our officers and employees, and permits various stock-based awards. These include, but are not limited to, stock options, restricted stock, RSUs, performance shares, performance units and stock appreciation rights (“SARs”). Pursuant to the 2021 Omnibus Incentive Plan, the number of authorized shares under the plan is reduced at two different rates depending on the type of award. Each share of common stock issuable upon the exercise of stock options or SARs reduces the number of shares available for future delivery under the 2021 Omnibus Incentive Plan by one share, while each share of common stock issued pursuant to “full value awards” reduces the number of shares available for future delivery by three shares. “Full value awards” are awards, other than stock options, SARs and awards where the participant has directly or indirectly paid the intrinsic value of the award, that are settled by the issuance of shares of common stock, including RSUs and performance shares. Awards that do not entitle the holder to receive or purchase shares, awards that are settled in cash, and awards that are granted in substitution for awards under a plan of an acquired entity are not counted against the aggregate number of shares available for issuance under the 2021 Omnibus Incentive Plan. As of August 31, 2024, 41,580,924 shares were available for future issuance under the 2021 Omnibus Incentive Plan.

The ESPP is a tax-qualified Code Section 423 stock purchase plan under which eligible employees are permitted to purchase shares of our common stock at a 10% discount. As of August 31, 2024, 3,831,051 shares were available for future issuance under this plan.

Former Plans: Following stockholder approval on January 28, 2021, the effective date of the 2021 Omnibus Incentive Plan, no further grants may be made under the 2013 Omnibus incentive Plan and shares that were available for issuance under the 2013 Omnibus Plan and not subject to outstanding awards became available for issuance (in addition to newly authorized shares) under the 2021 Omnibus Incentive Plan. Pursuant to the 2021 Omnibus Incentive Plan, shares that are subject to outstanding awards under the 2021 Omnibus Incentive Plan, the 2013 Omnibus Incentive Plan that subsequently are cancelled, forfeited, lapsed, or are otherwise terminated or settled without a distribution of shares become available for awards under the 2021 Omnibus Incentive Plan. The 2013 Omnibus Incentive Plan was an incentive compensation plan that permitted the grant of incentive stock options, nonqualified stock options, restricted stock, RSUs, performance units and performance shares. For additional information about our equity compensation plans, see Note 12 to the Consolidated Financial Statements included in the 2024 Annual Report.

(3)	As of August 31, 2024, there were no outstanding shares not approved by security holders.
(4)	Comprised of options to acquire 11,922,998 shares, 9,436,454 shares subject to outstanding RSU awards and 1,446,393 shares subject to outstanding performance share awards. The number of performance shares indicated reflects the target amount awarded for awards outstanding as of August 31, 2024; the actual number of shares issued will range between 0% and 150% of the target amount for awards granted in fiscal 2022, and for fiscal 2023 the actual number of shares issued will range between 0% and 200%, based upon our performance relative to the applicable goals as determined by the CLP Committee following the end of the applicable performance period.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

87

Proposal	3	Vote FOR
Approval of the Amended and Restated 2021 Omnibus Incentive Plan

What am I voting on?

To approve the Amended and Restated 2021 Omnibus Incentive Plan to increase the available shares under the plan by 61,500,000 shares and to modify the exceptions to the minimum vesting provisions and make certain other administrative updates.

What is the Board’s voting recommendation?	The Board recommends a vote “FOR” Proposal 3. Valid proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.
What is the required vote?

Approval of Proposal 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote on Proposal 3. Broker non-votes, if any, will have no effect on the outcome of this proposal.

The following proposal is being submitted on behalf of management.

The Board is requesting that our stockholders approve the amendment and restatement of the Walgreens Boots Alliance, Inc. 2021 Omnibus Incentive Plan (the “Plan”) to increase the number of shares of common stock reserved for issuance under the Plan by 61,500,000 shares and to modify the exceptions to the minimum vesting provisions and make certain other administrative updates, each as described in more detail below.

The Board recommends a vote of “YES” for the following reasons.

The adoption of the Amended and Restated 2021 Omnibus Incentive Plan will allow the Company to continue to award equity, which we believe is critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success and the creation of stockholder value.

The Company’s compensation philosophy seeks to align executive compensation with the interests of our stockholders. We believe the key to that alignment is our ability to provide a significant portion of total compensation in the form of equity awards. The mechanism for delivering stock compensation has been through the Plan. Key points that we believe demonstrate the effectiveness of our compensation philosophy are:

1.	Nearly 100% of the total direct compensation delivered to our Executive Chairman is in the form of equity.
2.	On average, 69% of the target total direct compensation delivered to all other NEOs (excluding our former Interim CEO) is in the form of equity.
3.	The Company has established stock ownership guidelines for all Senior Vice Presidents and above, which are described in under “—Compensation discussion and analysis—Executive compensation corporate governance—Stock ownership guidelines” in this Proxy Statement, and non-employee directors, which are described under “Corporate governance—Director compensation” in this Proxy Statement.
4.	A significant portion of the Company’s director compensation program is in the form of equity.

The Plan drives Company performance by linking pay and performance.

Our NEOs (other than our former Interim CEO, who did not receive a long-term incentive grant) received the entire portion of their long-term incentives through equity awards. Historically, we have delivered a significant percentage of the long-term incentives in the form of performance-based equity. However, as previously disclosed, the CLP Committee determined to grant all long-term incentive awards under the fiscal 2024 executive compensation program in the form of RSUs in light of the management transitions in fiscal 2023 and fiscal 2024 and in order to allow the new management team the opportunity to thoroughly review and refine the Company’s long-term strategy and long-term operating plan before setting performance goals tied to such plan. Because this was viewed as one-time change to address the significant number of changes within the executive team at the time, the Company reverted to its historical practice of granting fiscal 2025 long-term incentive awards in the form of performance shares and time-based RSUs, weighted 50% and 50%, respectively. We believe that the use of equity aligns the interests of executives and stockholders in driving the success of the Company by linking the majority of the NEOs’ target direct compensation to the Company’s equity, the value of which fluctuates based on the Company’s stock price and performance against the underlying performance goals. As an example, the performance share awards granted in November 2021 vested below the target level at 58.1%. This below-target payout for the fiscal 2022 performance shares illustrates the historical alignment between pay and the Company’s financial performance, while the fiscal 2025 long-term incentive award mix demonstrates our continued commitment to a pay-for-performance culture.

WBA relies on equity awards as a tool for recruiting and retaining key talent.

The success of our Company relies heavily on our ability to recruit, motivate and retain key talent. The long-term incentive program is a key competitive element of our total compensation package, without which the Company would be challenged to recruit top talent from the marketplace. Therefore, we provide equity awards with multi-year vesting and/or performance periods as a retentive tool in order to strengthen our ability to retain top talent.

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88	Approval of the Amended and Restated 2021 Omnibus Incentive Plan

It is customary for companies to request approval from stockholders for additional shares.

If our stockholders do not approve the proposed amendment and restatement of the Plan at the Annual Meeting, the shares that remain available for issuance under the Plan at the date of the Annual Meeting will remain available for future grants and we will continue to use the Plan in accordance with its terms until all shares have been depleted. However, the shares currently available under the Plan are insufficient for awards to be granted in fiscal 2025.

Available Shares

The Board adopted the Plan to provide a tool for us to, among other things, attract, retain, motivate, and reward our executives and other employees, our Non-Employee Directors, and other persons who provide substantial services to us and our affiliates; to provide for equitable and competitive compensation opportunities, including deferral opportunities; to encourage long-term service; to recognize individual contributions and reward achievement of Company goals; and to promote the creation of long-term stockholder value by closely aligning the interests of participants with those of our stockholders. If the amendment and restatement of the Plan is not approved, then we may continue to make awards under the Plan, in its current form, until such time as no shares reserved under the Plan remain available. At that point, we will be unable to grant long-term incentive awards in the form of equity awards under the Plan. As of the Record Date, approximately [•] shares remained available for future awards under the Plan. As of the Record Date, the closing sales price per share of our common stock as reported on NASDAQ was $[•] per share.

Dilution and Equity Usage

We attempt to manage the levels of equity dilution and annual share usage when granting equity-based compensation. The following table provides information regarding our share usage (“burn rate”) for our most recent three fiscal years:

	Fiscal 2024	Fiscal 2023	Fiscal 2022
Stock Options/Stock Appreciation Rights ("SARs") Granted	—	—	4,114,110
Time-based Restricted Stock/Units Granted	9,849,794	2,311,878	976,355
Performance-based Stock/Units Granted	3,235	2,070,210	1,362,789
Performance-based Stock/Units Vested/Earned	389,129	904,810	1,294,074
Weighted Average Basic Common Shares Outstanding (in millions)	863.1	863.2	864.4
Annual Burn Rate (1)	1.19%	0.37%	0.74%
(1)	Defined as: stock options/SARs granted + time-based restricted stock/units granted + performance-based stock/units vested/earned divided by the weighted average basic common shares outstanding.

The following table provides overhang information as of November 20, 2024 for all outstanding equity awards under the Company’s active and former equity incentive plans. We selected this date as it incorporates the impact of material equity activity occurring during November 2024 (i.e., annual grants, vesting events and dividend reinvestments). All share count information assumes that performance-based awards are settled at “target” level performance.

	As of November 20, 2024
Stock Options/SARs Outstanding (without Dividend Equivalents)	11,095,676
Weighted Average Exercise Price of Stock Options/SARs Outstanding	$61.40
Weighted Average Remaining Term of Stock Options/SARs Outstanding	4.28	years
Time-based Restricted Stock/Units Unvested & Outstanding (1)	18,114,332
Performance-based Stock/Units Unvested & Outstanding (2)	842,431
Shares Available For Future Issuance	8,762,102
Total Basic Common Shares Outstanding	863,486,797
Fully-Diluted Overhang (3)	4.3%

(1)	Includes all outstanding stock-settled awards granted to non-employee directors.
(2)	Excludes 6,756,297 outstanding target performance shares that were granted on November 1, 2024 and are contingent on obtaining stockholder approval of an increase in the available shares under the Plan (due to our “fungible” plan design, the grant requires 20,268,891 shares available under the equity pool). In the event stockholders do not approve this Proposal 3, such performance shares will terminate for no consideration.
(3)	Defined as: (outstanding equity awards included in above table plus shares available for future issuance) divided by (common shares outstanding plus shares included in the numerator).

As described further below, the Plan includes a fungible share pool whereby full value awards reduce shares available under the Plan by three shares as compared to stock options and SARs, which reduce shares available under the Plan on a one-for-one basis.

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Approval of the Amended and Restated 2021 Omnibus Incentive Plan	89

Summary of the Plan

The principal features of the Plan, as amended and restated, are summarized below. This summary is qualified by reference to the complete text of the Plan, as amended and restated, as set forth in Appendix B to this Proxy Statement.

Features of the Plan

The following features of the Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the Plan and our stockholders’ interests:

●	No discounting of stock options or SARs;
●	No repricing of stock options or SARs without stockholder approval;
●	No dividends or dividend equivalents will be payable, credited or accrued with respect to stock options or SARs;
●	No dividend or dividend equivalents will be payable with respect to unearned awards;
●	Awards granted under the Plan are subject to our policy on recoveries of overpaid compensation and such other terms and conditions as the CLP Committee may impose, including our misconduct policy described in “Compensation discussion and analysis—Executive compensation corporate governance—Compensation recovery (clawback) policies,” which allows the Company to recoup amounts of incentive compensation (including all time-vested equity awards) paid to employees at the level of senior director or above in conjunction with a financial restatement or misconduct on the part of such employees;
●	The Plan imposes a one-year minimum vesting requirement for all types of equity awards available under the Plan, subject to limited exceptions set forth in the Plan as described below and the CLP Committee’s ability to accelerate or continue the vesting or exercisability of an award, including upon a termination of employment or a change in control;
●	No liberal share recycling of shares subject to awards; and
●	No liberal definition of “Change in Control.”

Plan Shares

Subject to the adjustment provisions of the Plan, the number of shares of our common stock that shall be available for issuance under the Plan shall be equal to 61,500,000, plus (i) 65,000,000 shares which were approved by our stockholders in 2021 in connection with the initial adoption of the Plan, (ii) the number of shares of our common stock that were available for issuance under the Walgreens Boots Alliance, Inc. 2013 Omnibus Incentive Plan (the “Former Plan”) as of the date on which the Plan was approved by our stockholders in 2021, and (iii) the number of shares of our common stock subject to outstanding awards under the Plan or the Former Plan and which are canceled, expired, forfeited, settled in cash or otherwise terminated or settled without delivery of the full number of shares subject to such award.

Shares granted under stock options or SARs will be counted against the share limit on a one-for-one basis. Full value awards are considered to be awards other than stock options, SARs, and awards where the participant has directly or indirectly paid the intrinsic value of the award. Any full value awards will be counted against the share limit as three shares for every one share subject to that award. Shares that are granted in substitution for awards under a plan of an acquired company will not be charged against the Plan’s share limit. Shares will not be added back to the Plan’s share limit if (i) they were not issued or delivered under a stock option or SAR because of a net settlement of the award, (ii) they were delivered to or withheld by us to pay the exercise price or withholding taxes on an Award, or (iii) they were repurchased by us on the open market with proceeds from the payment of the exercise price of a stock option.

Specific limits apply to certain types of awards or the per-person value of an award. The total number of shares for which incentive stock options (“ISOs”) may be granted may not exceed 61,500,000 shares. The overall share limit, the ISO limit, and the number and type of shares underlying any award and the exercise price of outstanding awards will be adjusted, where necessary, to reflect a corporate transaction or change in capitalization, or to prevent dilution or enlargement of participants’ rights in accordance with the terms of the Plan.

Administration

The Plan will be administered by the CLP Committee. The CLP Committee is currently comprised of five outside Non-Employee Directors who are intended to be independent under applicable securities laws and stock exchange rules. CLP Committee members are appointed by the Board upon the recommendation of the Nominating and Governance Committee.

The CLP Committee is authorized to select participants; issue awards and grants under the Plan in amounts and forms as they determine; impose restrictions, terms, and conditions upon an award as they deem appropriate; amend award agreements; and construe and interpret the Plan and the award agreements. The CLP Committee may, subject to the Company’s bylaws and applicable law, delegate responsibility to any other committee of the Board or to one or more members of the Board or officers of the Company or any affiliate. The CLP Committee’s decisions are final and binding on all persons. Notwithstanding the foregoing, to the extent required by our bylaws, the Board will perform the functions of the CLP Committee for purposes of granting awards under the Plan to Non-Employee Directors, and will have all of the powers of the CLP Committee with respect thereto. We will indemnify the Board, the CLP Committee, and their members and delegates (including any of our employees) to the extent legally permitted.

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90	Approval of the Amended and Restated 2021 Omnibus Incentive Plan

Eligibility

All employees of WBA or any affiliate, as well as Non-Employee Directors are eligible for awards under the Plan. The CLP Committee determines in its discretion which eligible persons will be granted awards under the Plan. As of August 31, 2024, approximately 312,000 employees and ten Non-Employee Directors would be eligible to participate in the Plan if selected by the CLP Committee, although based upon current grant practices, approximately 1,800 individuals are eligible to receive equity-based awards under the Plan.

Awards

Subject to the terms of the Plan, the selection of persons to receive awards; the size and type of awards; the times at which each award will be granted, exercisable or settled; the purchase price, exercise price, or base price of an award; whether vesting will be based on performance or continued service; the manner of settlement of any award; the treatment of the award on termination of employment under various circumstances; whether vesting or settlement will be accelerated and under what conditions; and certain other terms and conditions are all set by the CLP Committee in its discretion.

Under the terms of the Plan, no portion of an award granted under the plan will become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that such restriction will not apply to the following awards: any (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries; (ii) shares delivered in lieu of fully vested cash obligations; (iii) awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting; and (iv) additional awards the CLP Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan (subject to adjustment under the corporate capitalization provisions of the Plan). This minimum vesting provision will not restrict the CLP Committee’s ability to provide for accelerated or continued vesting upon a termination of employment or change in control or otherwise pursuant to the terms of the Plan.

Stock Options and Stock Appreciation Rights. The CLP Committee is authorized to grant both ISOs, which may give participants potentially favorable tax treatment, and non-qualified stock options. ISOs may only be granted to employees. The CLP Committee may also grant SARs, which entitle participants to receive the excess (if any) of the fair market value to a share on the date of exercise over the SAR’s designated base price. The maximum term of each stock option or SAR is ten years.

The term of the award, the exercise price of a stock option and the base price of a SAR are determined by the CLP Committee, but the per-share exercise price of a stock option and the base price of a SAR may not be less than the fair market value of a share on the date of grant except in the case of substitute awards granted in connection with a corporate transaction. Fair market value is based on the trading price on a U.S. national securities exchange, and may, as determined by the CLP Committee, be the last sale before or the first sale after the date the award is granted, the closing sale price on either such date, the mean of high and low prices on such date, or the average price over a 30-day period. The CLP Committee may use different methods of determining fair market value for different purposes. No stock option or SAR may be repriced without stockholder approval (except in connection with a change in control or change in our capitalization, including a stock split). Repricing includes lowering the grant price of outstanding stock options and SARs, and cancelling outstanding stock options and SARs in exchange for cash, other awards, or replacement stock options and SARs with grant prices that are less than the grant prices of the cancelled stock options or SARs.

The CLP Committee also determines and sets out in the award agreement the term of the award, when the award becomes vested, the time and form of settlement of the award, and how, in the case of a stock option, the participant may pay the exercise price, for a stock option, which may include payment in cash, in stock, surrender of other awards, and “net exercise” or “cashless exercise” to the extent permitted by law.

Restricted Stock and Restricted Stock Units (“RSUs”). The CLP Committee may grant restricted stock and RSUs, subject to such restrictions, including risks of forfeiture and transfer restrictions, as the CLP Committee determines. Restricted stock is issued on the date of the award and, except to the extent restricted under the terms of the Plan or any applicable award agreement, the participant will have all the rights of a stockholder with respect to the restricted stock as of the date of grant, including the right to vote and the right to receive dividends, but dividends will be reinvested in additional restricted stock subject to the same restrictions as the underlying restricted stock. Generally the Company will hold restricted stock as long as the restrictions are in place. RSUs, in contrast, are denominated in shares but no shares are issued until the RSUs vest, and then only if the CLP Committee has determined that the RSUs will be settled in shares rather than cash. Dividend equivalents will be paid on RSUs except as restricted under the terms of the Plan or any applicable award agreement, but are deemed reinvested in additional RSUs subject to the same restrictions.

Dividends and Dividend Equivalents. The CLP Committee may grant dividend equivalents either on a stand-alone basis or in conjunction with another award, except that dividend equivalents may not be granted with respect to stock options or SARs.

Performance Shares and Performance Units. The CLP Committee may grant performance shares (which are denominated in shares) and performance units (which are denominated in dollars but may be settled in shares), which will be subject to the achievement of performance goals over a designated performance period, and which will be subject to such other terms and conditions as the CLP Committee may set. The CLP Committee will establish a schedule setting forth the portion of the performance shares or performance units underlying an award that will be earned or forfeited based on the degree of achievement, or lack thereof, of the performance goals as of the end of the performance period. Unless settlement is deferred as provided or permitted in the award agreement, performance shares and performance units are paid out as soon as practicable after performance and any other vesting conditions are met.

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Performance-Based Awards. Any award may be granted as a performance-based award, which requires satisfaction of pre-established performance goals. These consist of one or more business criteria and achievement of a targeted performance level for those criteria, as determined by the CLP Committee. Performance may be measured over a period of any length specified by the CLP Committee. Performance shares and performance units are examples of performance-based awards. The performance-based award may also have threshold, target and maximum levels of performance. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the CLP Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. A performance award may be an award of a percentage of a performance-based bonus pool.

After the end of the performance period, the CLP Committee determines the level of achievement of performance goals, and the amount actually payable under the award, and has the discretion to reduce or increase the amount payable to any participant. The CLP Committee will specify the circumstances in which such performance awards will be paid or forfeited in the event of termination of service by the grantee or other event (including a change in control) prior to the end of a performance period or otherwise prior to settlement of such performance awards. Settlement of performance awards will be in cash, shares, other awards, or other property as provided in the award agreement and in the discretion of the CLP Committee.

A performance award may be subject to any performance criteria selected by the CLP Committee, including without limitation the following: (1) sales, on a corporate, divisional, or unit basis, including (i) net sales, (ii) unit sales volume, (iii) aggregate product price, (iv) same store sales, or (v) comparable store sales; (2) share price, including (i) market price per share, and (ii) share price appreciation; (3) earnings, on a corporate, divisional, or unit basis, including (i) earnings per share, reflecting dilution of shares; (ii) gross or pre-tax profits; (iii) post-tax profits; (iv) operating profit; (v) earnings net of or including dividends; (vi) earnings net of or including the after-tax cost of capital; (vii) earnings before (or after) interest and taxes (EBIT); (viii) earnings per share from continuing operations, diluted or basic; (ix) earnings before (or after) interest, taxes, depreciation, and amortization (EBITDA); (x) pre-tax operating earnings after interest and before incentives, service fees, and extraordinary or special items; (xi) operating earnings; (xii) growth in earnings or growth in earnings per share; and (xiii) total earnings; (4) return on equity, on a corporate, divisional, or unit basis, including (i) return on equity, (ii) return on invested capital, (iii) return or net return on assets, (iv) return on net assets, (v) return on gross sales, (vi) return on investment, (vii) return on capital, (viii) return on committed capital, (ix) financial return ratios, (x) value of assets, and (xi) change in assets; (5) cash flow(s) on a corporate, divisional, or unit basis, including (i) operating cash flow, (ii) net cash flow, (iii) free cash flow, and (iv) cash flow on investment; (6) revenue, on a corporate, divisional, or unit basis, including (i) gross or net revenue and (ii) changes in annual revenues; (7) margins, on a corporate, divisional, or unit basis, including (i) adjusted pre-tax margin and (ii) operating margins; (8) income, on a corporate, divisional, or unit basis, including (i) net income and (ii) consolidated net income; (9) economic value added; (10) costs, on a corporate, divisional, or unit basis, including (i) operating or administrative expenses; (ii) operating expenses as a percentage of revenue; (iii) expense or cost levels; (iv) reduction of losses, loss ratios, or expense ratios; (v) reduction in fixed costs; (vi) expense reduction levels; (vii) operating cost management; and (viii) cost of capital; (11) financial ratings, on a corporate, divisional, or unit basis, including (i) credit rating, (ii) capital expenditures, (iii) debt, (iv) debt reduction, (v) working capital, (vi) average invested capital, and (vii) attainment of balance sheet or income statement objectives; (12) market or category share, on a corporate, divisional, or unit basis, including (i) market share, (ii) volume, (iii) unit sales volume, and (iv) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (13) shareholder return, including (i) total shareholder return, shareholder return based on growth measures or the attainment of a specified share price for a specified period of time; and (ii) dividends; and (14) nonfinancial performance criteria on a corporate, divisional, or unit basis, including (i) attainment of strategic and business goals; (ii) regulatory compliance; (iii) productivity and productivity improvements; (iv) inventory turnover, average inventory turnover or inventory controls; (v) net asset turnover; (vi) customer satisfaction; (vii) employee satisfaction; (viii) employee diversity goals; (ix) employee turnover; (x) environmental goals; (xi) social goals; (xii) goals in corporate ethics and integrity; (xiii) safety goals; (xiv) business integration goals; (xv) business expansion goals or goals relating to acquisitions or divestitures; and (xvi) succession plan development and implementation.

In establishing a performance award or determining the achievement of a performance measure, the CLP Committee may provide that achievement of a performance measure may be amended or adjusted to include or exclude components of such performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, litigation or claim judgments or settlements, acquisitions and divestitures, changes in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, annual incentive payments or other bonuses, capital charges, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

Bonus Stock and Other Awards. Under the terms of the Plan, the CLP Committee is authorized, subject to limitations under applicable law, to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares or factors that may influence the value of shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon the performance of the Company or business units thereof or any other factors designated by the CLP Committee, and awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries, affiliates, or other business units. The CLP Committee is authorized to grant shares as a bonus, or to grant shares of stock or other awards in lieu of obligations of the Company or an affiliate thereof to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the CLP Committee.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

92	Approval of the Amended and Restated 2021 Omnibus Incentive Plan

Non-Director Annual Equity Grants

The Plan provides for the annual grant (on a date determined by the Board) of fully vested shares to Non-Employee Directors, unless the Board sets a different equity grant policy with respect to the Company. The number of shares is determined by dividing a dollar amount by the fair market value of a share. The dollar amount was $200,000 for fiscal 2024, but may be increased or decreased by the CLP Committee from time to time as part of its periodic evaluation of Non-Employee Director compensation. A Non-Employee Director who joins the Board during a fiscal year receives pro-rated amounts for all elements of his or her compensation for such fiscal year, unless otherwise determined by the Board or the CLP Committee. Directors may elect to defer payment of the award or of cash director fees to an interest-bearing account or a deferred stock account. The Board may set a different equity award policy for Non-Employee Directors. Non-Employee Directors are also subject to a $750,000 aggregate limit on the cash and equity compensation awarded to any Non-Employee Director in a single fiscal year, which limit does not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or an affiliate or compensation received by the director in his or her capacity as an executive officer or employee of the Company.

Change in Control

Unless otherwise provided in an award agreement, upon a change in control of the Company as defined in the Plan, the CLP Committee may, without the consent of the grantee, provide for the assumption or substitution of, or adjustment to, any outstanding award, the acceleration of the vesting of the award and termination of any restrictions or performance conditions on the award (either immediately upon the change in control or upon a termination of service within a fixed time following the change in control, as determined by the CLP Committee), or the cancellation of the award or agreement for payment to the grantee in cash or other property.

Under the terms of the Plan, a “change in control” is generally defined as: (i) certain acquisitions of 30% or more of the total fair market value or total voting power of the stock of the Company; (ii) certain acquisitions of assets that have a fair market value equal to 40% or more of the total gross fair market value of all assets of the Company; or (iii) certain changes in our Board resulting in the incumbent directors ceasing to constitute at least a majority of our Board over a 12-month period.

Repayment Obligation

Awards are subject to the Company’s policies as in effect from time to time on recoveries of compensation and such other terms and conditions as the CLP Committee may impose. These policies include the Company’s Dodd-Frank Act clawback policy as well as a separate misconduct clawback policy that provides the Company with the discretion to recoup amounts of incentive compensation (including all time-vested equity awards) paid to employees at the level of senior director or above in conjunction with a financial restatement, or misconduct on the part of such employees, including conduct that would lead to a termination for “cause” (as defined in the Plan). The misconduct clawback policy requires disclosure of any exercise of the clawback policy for any officer subject to Section 16 of the Exchange Act, unless the Board or CLP Committee concludes that legal or privacy concerns would prevent such disclosure.

Amendment and Termination

Subject to the terms of the Plan, the Board or the CLP Committee, may amend or terminate the Plan without stockholder approval, unless (i) such approval is required to enable the Plan to satisfy any applicable federal or state statutory or regulatory requirements, or (ii) the amendment seeks to modify the non-employee director compensation limit or the prohibition on repricing of options and SARs without stockholder approval under the Plan. However, except as otherwise provided in the Plan, no such Board or CLP Committee action may materially and adversely affect an outstanding award without the consent of the participant. An amendment that changes federal income taxation of a participant is not deemed materially adverse unless it results in a tax penalty on the participant.

Unless earlier terminated, the Plan will terminate at such time that no shares reserved under the Plan remain available and the Company has no further obligation with respect to any outstanding award, except no ISOs may be granted more than ten years after the earlier of Board approval of the amended and restated Plan or stockholder approval of the amended and restated Plan.

The CLP Committee will adjust the shares underlying awards and the share limits, exercise price, grant price, or purchase price of shares where appropriate to reflect any extraordinary dividend or distribution, or a recapitalization, merger, or other corporate transaction or event affecting the shares, or to prevent dilution or enlargement of the rights of a grantee.

U.S. Federal Income Tax Implications of the Plan

The following discussion of U.S. federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken by participants as tax advice. Participants are urged to consult their individual tax advisors. The following discussion does not address non-U.S., state or local taxes that might apply to awards under the Plan. The tax consequences of participating in the Plan may vary depending upon the particular circumstances, and it should be noted that income tax laws and regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Stock options and SARs will generally have the following tax consequences: The grant of a stock option or SAR will create no federal income tax consequences for the grantee or the Company. A grantee will not recognize taxable income upon exercising a stock option that is an ISO, except for

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purposes of the alternative minimum tax. Upon exercising a non-qualified stock option, the grantee generally must recognize ordinary income (subject to income tax withholding in respect of an employee) equal to the amount by which the fair market value of the shares acquired on the date of exercise exceeds the exercise price, and the Company (or, if applicable, the affiliate employer) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code (“Section 162(m)”) apply (as described below). Upon exercising a SAR, the grantee must generally recognize ordinary income (subject to income tax withholding in respect of an employee) equal to the cash received and the fair market value of the shares delivered, and the Company (or, if applicable, the affiliate employer) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Upon a disposition of shares acquired from the exercise of an ISO before the end of the period ending on the later of (i) two years after the ISO was granted and (ii) one year after the date on which the ISO shares are transferred to the participant, the grantee must generally recognize ordinary income equal to the lesser of (x) the fair market value of the ISO shares at the date of exercise minus the exercise price or (y) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a grantee’s sale of shares acquired by exercise of (A) an ISO after the applicable holding period has ended, (B) a non-qualified stock option or (C) a SAR generally will result in a short-term or a long-term (depending on the holding period since exercise) capital gain or loss measured by the difference between the sale price and the grantee’s tax basis in such shares. The tax basis normally is the exercise price plus any other amount recognized as ordinary income in connection with the exercise of a non-qualified stock option or a SAR. We will not be entitled to any tax deduction with respect to an ISO if the grantee holds the shares for the applicable ISO holding period before selling the shares.

A grantee will not recognize taxable income at the time restricted stock subject to restrictions constituting a substantial risk of forfeiture is granted, and the Company (or, if applicable, the affiliate employer) will not be entitled to a tax deduction at that time, unless the grantee makes an election to be taxed at that time. If such election is made, the grantee will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the grantee will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m). The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company (or, if applicable, the affiliate employer) as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

A grantee will not recognize taxable income at the time an RSU is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the grantee will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company (or, if applicable, the affiliate employer) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s (i) chief executive officer, (ii) chief financial officer, (iii) three most highly compensated executive officers other than the chief executive officer or chief financial officer and (iv) any employee of the corporation who was an individual described in clauses (i), (ii) or (iii) in any preceding taxable year beginning after December 31, 2016.

The foregoing is only a summary of the U.S. federal income taxation of grantees and the Company as to the grant and exercise or settlement of certain awards under the Plan. This discussion is not intended to be exhaustive, and does not provide tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including employment taxes or excise taxes, or taxability under Section 409A) or taxes imposed under state, local, or non-U.S. tax laws. The summary is not intended or written to be used, and cannot be used, for the purposes of avoiding tax penalties.

New Plan Benefits

In general, benefits that will be awarded or paid under the Plan, if stockholder approval of this Proposal 3 is obtained, cannot currently be determined as such future awards are within the discretion of the CLP Committee and the Board. Although future benefits cannot be determined, on November 1, 2024, the CLP Committee awarded Fiscal 2025 Performance Shares (“Fiscal 2025 PSAs”) to certain employees of the Company that were contingent on obtaining stockholder approval of an increase in the available shares under the Plan. In the event stockholders do not approve this Proposal 3, the Fiscal 2025 PSAs will terminate for no consideration.

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94	Approval of the Amended and Restated 2021 Omnibus Incentive Plan

The following table shows information regarding the number of shares subject to the Fiscal 2025 PSAs made on November 1, 2024, under the Plan, which were contingent on stockholder approval of Proposal 3. The effectiveness of the Fiscal 2025 PSAs was expressly made subject to stockholder approval of Proposal 3 at the Annual Meeting. The Fiscal 2025 PSAs are scheduled to vest based on the Company’s performance with respect to adjusted earnings per share, free cash flow and relative total shareholder return metrics over the fiscal 2025-2027 performance period and the holder’s continued employment through the end of the performance period.

Name and Position	PSAs
Tim Wentworth, Chief Executive Officer	784,031
Ornella Barra, Chief Operating Officer	312,237
Manmohan Mahajan, Executive Vice President and Global Chief Financial Officer	250,340
Mary Langowski, Executive Vice President and President, U.S. Healthcare	264,094
Stefano Pessina, Executive Chairman	0
Ginger Graham, Former Interim Chief Executive Officer	0
All current executive officers (eleven persons)	2,449,203
All current non-executive directors (ten persons)	0
All current employees (other than current executive officers) (approximately 312,000 persons)	4,307,094

Historical Equity Awards Table

The following sets forth the number of shares subject to equity awards granted over the lifetime of the Plan to the individuals and groups as indicated as of November 20, 2024:

			Performance
Name and Position (1)	Stock Options	RSUs(2)	Shares(3)
Stefano Pessina, Executive Chairman	—	1,516,154	—
Tim Wentworth, Chief Executive Officer	—	1,400,157	784,031
Ornella Barra, Chief Operating Officer	139,405	686,211	417,391
Manmohan Mahajan, Executive Vice President and Global Chief Financial Officer	23,234	413,057	267,866
Mary Langowski, Executive Vice President and President, U.S. Healthcare	—	534,601	264,094
Ginger Graham, Former Interim Chief Executive Officer	—	—	—
All current executive officers (eleven persons)	238,754	6,270,381	2,682,943
All current non-executive directors (ten persons)	—	248,965	—
All current employees (other than current executive officers) (approximately 312,000 persons)	1,087,528	14,550,532	5,293,197

(1)	Except as presented in the table above with respect to grants made to Mr. Pessina and Ms. Barra, no awards have been granted under the Plan over its lifetime to the following categories of persons: (i) our nominees for election as a director; (ii) any associates of our non-employee directors, executive officers or nominees; or (iii) any other person who received or who is to receive 5% of such stock options, warrants or rights.
(2)	Includes all stock-settled awards granted to non-employee directors.
(3)	Under the terms of the performance share award agreements, participants may earn between 0% and up to a maximum of 200% (or, in the case of performance shares granted prior to fiscal 2023, 150%) of the target number of performance shares granted. The amounts reported in this column reflect the target number of performance shares granted and include the November 1, 2024 grants described under “New Plan Benefits” that are contingent on stockholder approval of Proposal 3.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

95

Proposal	4	Vote FOR
Approval of the Amended and Restated Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan

What am I voting on?	To approve the Amended and Restated Employee Stock Purchase Plan, which will increase the available shares under the plan by 20,000,000 shares and make certain other administrative changes.
What is the Board’s voting recommendation?	The Board recommends a vote “FOR” Proposal 4. Valid proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.
What is the required vote?

Approval of Proposal 4 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote on Proposal 4. Broker non-votes, if any, will have no effect on the outcome of this proposal.

The Board is requesting that our stockholders approve the amendment and restatement of the Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for issuance under the ESPP by 20,000,000 shares and to make certain other administrative changes.

The Board recommends a vote of “YES” for the following reasons.

The ESPP is an important component of broad-based compensation program, allowing us to attract and retain critical talent and more broadly align the interests of participants with our stockholders.

The Board recommends approval of the amendment and restatement of the ESPP so the Company can continue to offer its eligible employees an opportunity to increase their proprietary interest in the Company and participate in the success of the Company by purchasing shares of common stock through payroll deductions on favorable terms. The Board believes that the ESPP promotes the interests of the Company and our stockholders by encouraging employees of the Company to become stockholders, therefore aligning employee interest with our growth and success. The Board also believes that the opportunity to acquire a proprietary interest in the Company through the acquisition of shares of common stock pursuant to the ESPP is an important aspect of our ability to attract and retain highly qualified and motivated employees.

ESPP Shares

As of the Record Date, of the 94,000,000 shares of common stock reserved for issuance under the ESPP, 2,898,222 remained available for issuance under the ESPP. The Board proposes that the ESPP be further amended to increase the shares authorized under the ESPP by an additional 20,000,000 shares of common stock. As of the Record Date, the closing sales price per share of our common stock as reported on NASDAQ was $[•] per share.

Summary of the Plan

The ESPP is intended to qualify under Section 423 of the Code, and permits eligible employees of the Company and its designated subsidiaries to purchase common stock at a discount using payroll deductions, subject to limits set by the Code. Stockholder approval of the amendment and restatement of the ESPP would entitle employees to receive special tax treatment provided by the Code.

The principal features of the ESPP, as amended and restated, are summarized below. This summary is qualified by reference to the complete text of the ESPP, as amended and restated, as set forth in Appendix C to this Proxy Statement.

Participation

Subject to the proper completion of an authorization form, any full or part time employee who is providing services to the Company, a designated subsidiary or a designated affiliate will be eligible to participate as an eligible employee, unless any such employee is specifically excluded by the CLP Committee from participation. Prior to the date of grant, the CLP Committee, in its discretion, may determine that the definition of an eligible employee will or will not include an individual if he or she: (i) has not completed at least 90 days of service since his or her last hire date (or such lesser period of time as may be determined by the CLP Committee); (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the CLP Committee); (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the CLP Committee); or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, provided that any such exclusion is applied with respect to each offering in a uniform manner to all similarly-situated employees who otherwise would be eligible employees for that offering. Further, employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the ESPP or an offering if the participation of such employees is prohibited under the laws of the applicable jurisdiction or if

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96	Approval of the Amended and Restated Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan

complying with the laws of the applicable jurisdiction would cause the ESPP or an offering under the ESPP to violate Section 423 of the Code. As of August 31, 2024, approximately 312,000 employees are eligible to participate in the ESPP.

Plan Components

The ESPP includes two components. The first component, which we refer to as the 423 component, is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code and generally covers our U.S. employees. The second component, which we refer to as the non-423 component, is not intended to qualify under Section 423 of the Code, and generally covers certain of our non-U.S. employees.

Purchases

The ESPP provides that participating employees may purchase shares of our common stock in an amount up to 25% of the employee’s compensation and subject to a $25,000 annual purchase limit based on the fair market value of the shares on the applicable date of grant. The purchase price is established by the CLP Committee for each option period, but may not be less than 85% of the fair market value of a share on the first day of the applicable option period or on the purchase date, whichever date results in a lower price. The “purchase date” is the last trading day of any option period. The CLP Committee will determine the length of each option period and such option periods may not exceed 27 months in length. A participating employee may elect to pay for the purchase of stock by a payroll deduction, or if permitted by the CLP Committee and to the extent consistent with Section 423 of the Code with respect to the 423 component, by cash, check or other means. Payroll deductions or other contributions, as applicable, will commence on the first payday following the first day of the option period (the “date of grant”) and will end on the last payday prior to the purchase date of the option period unless properly earlier terminated or changed by the participant. No employee may purchase more than 5,000 shares of our common stock in any option period (or such other maximum number designated by the CLP Committee). No employee will be granted an option under the ESPP if immediately after such grant, such employee would be treated as owning or holding five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary. The shares so purchased are then entered in the employee’s account, and the employee can elect to have certificates for such shares delivered to him or her pursuant to procedures established by the CLP Committee. The CLP Committee may require a participant to hold shares of our stock purchased under the ESPP in a designated brokerage account for a certain period of time.

Termination of Employment

Unless otherwise determined by the CLP Committee, any amounts credited to an employee’s account that have not been used to purchase shares at the employee’s termination of employment are distributed to the employee or, in the case of death, to the employee’s estate, without interest.

Rights Not Transferable

Rights granted under the ESPP are not transferable by a participating employee other than by will or under the laws of descent and distribution and are exercisable only by the employee during his or her lifetime.

Administration

The ESPP is administered by the CLP Committee (or its designee). No member of the CLP Committee is eligible to participate in the ESPP.

Amend/Terminate

The Board (or the CLP Committee, pursuant to delegated authority from the Board) has the power to amend or alter the ESPP at any time, provided that any such amendment or alteration may not adversely affect the rights of any participant or beneficiary without the consent of the affected participant or beneficiary. However, if applicable law requires stockholder approval of any amendment, then such amendment will be subject to the requisite stockholder approval. The Board may terminate the ESPP at any time.

U.S. Federal Income Tax Implications of the ESPP

The following discussion of U.S. federal income tax consequences of the ESPP is intended to be a summary of applicable federal law as currently in effect. It should not be taken by participants as tax advice. Participants are urged to consult their individual tax advisors. The following discussion does not address non-U.S., state or local taxes that might apply to the ESPP.

The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that income tax laws and regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

423 Component Offerings

Under the 423 component of the ESPP, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company (or, if applicable, the affiliate employer), upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

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Approval of the Amended and Restated Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan	97

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the option period in which the shares were acquired or within one year after the actual purchase date of those shares, whichever is later, then the participant will recognize ordinary income, in the year of sale or disposition, equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company (or, if appliable, the affiliate employer) will be entitled to an income tax deduction (subject to applicable limits under the Code, including, if applicable, those imposed by Section 162(m)), for the taxable year equal to the amount recognized as ordinary income by the participant. The amount of this ordinary income will be added to the participant’s basis in the shares and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares have been held for more than one year since the date of purchase, the gain or loss will be long-term.

If the participant sells or disposes of the purchased shares more than two years after the start date of the option period in which the shares were acquired and more than one year after the actual purchase date of those shares (a “qualifying disposition”), then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (b) the applicable purchase price discount on the purchased shares, measured against the fair market value of the shares on the first day of that option period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. The Company (or, if applicable, the affiliate employer) will not be entitled to an income tax deduction with respect to a qualifying disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the applicable purchase price discount on the purchased shares, measured against the fair market value of the shares on the first day of the option period in which those shares were acquired will constitute ordinary income in the year of death. The Company (or, if applicable, the affiliate employer) will not be entitled to an income tax deduction with respect to a qualifying disposition.

Non-423 Component Offerings

If a purchase right is granted under the non-423 component of the ESPP, then to the extent a participant is subject to U.S. federal income tax, the participant will recognize ordinary income, in the year of purchase, in an amount equal to the excess of the fair market value of the shares on the purchase date over the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares, after such basis adjustment, will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date. The Company (or, if applicable, the affiliate employer) may be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant (subject to applicable limits under the Code, including, if applicable, those imposed by Section 162(m)).

The foregoing is only a summary of the U.S. federal income taxation of participants and the Company as to the participation in the ESPP. This discussion is not intended to be exhaustive and does not provide tax guidance to participants in the ESPP, as the consequences may vary. The summary does not address the effects of other federal taxes (including employment taxes or excise taxes, or taxability under Section 409A) or taxes imposed under state, local, or non-U.S. tax laws. The summary is not intended or written to be used, and cannot be used, for the purposes of avoiding tax penalties.

Plan Benefits

It is not possible to determine how many eligible employees will participate in the ESPP in the future or their level of participation. Therefore, it is not possible to determine with certainty the dollar value or number of shares of common stock that will be distributed under the ESPP. Our directors and named executive officers do not participate in the ESPP. In fiscal 2024, our executive officers as a group did not purchase any shares of common stock under the ESPP. In fiscal 2024, employees as a group (other than executive officers) purchased 2,355,592 shares of our common stock under the ESPP, having a value of $21,789,224, based on the fair market value of our common stock as of August 30, 2024 of $9.25.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

98

Proposal	5	Vote FOR
Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2025

What am I voting on?	Stockholders are being asked to ratify the appointment of Deloitte to serve as our independent registered public accounting firm for fiscal 2025.
What is the Audit Committee and Board’s voting recommendation?	The Board and the Audit Committee recommend a vote “FOR” Proposal 5. Valid proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.
What is the required vote?

Approval of Proposal 5 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote on Proposal 5. Broker non-votes, if any, will have no effect on the outcome of the proposal.

The Board has delegated to the Audit Committee the responsibility to hire, evaluate and, if appropriate, replace our independent registered public accounting firm. The Audit Committee has re-appointed Deloitte to serve as our independent registered public accounting firm and as auditors of our consolidated financial statements for fiscal 2025. Deloitte has served as our independent registered public accounting firm since 2002.

The Audit Committee annually evaluates the performance of our independent registered public accounting firm and the senior audit engagement team, and determines whether to re-engage the current firm or consider other audit firms. Further information regarding the factors considered in this evaluation are described in “Audit Committee Report” below.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for fiscal 2025. In the event of a negative vote on this proposal, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

One or more representatives of Deloitte are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Independent registered public accounting firm fees and services

Pre-approval of audit and permissible non-audit services of independent auditors

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm. In addition, it has established a policy concerning the pre-approval of services performed by our independent registered public accounting firm. Each proposed engagement not specifically identified by the SEC as impairing independence is evaluated for independence implications prior to our entering into a contract with the independent registered public accounting firm for such services.

The Audit Committee has approved in advance certain permitted services, the scope of which is consistent with auditor independence. These services are: (i) audits or reviews of subsidiaries that are filed with government and regulatory bodies and similar reports; (ii) services associated with SEC registration statements, other documents filed with the SEC or other documents issued in connection with securities offerings (for example, comfort letters or consents), and assistance in responding to SEC comment letters; (iii) consultations with management as to the accounting or disclosure of transactions or events and/or the actual or potential impact of final or proposed rules, standards, or interpretations by the SEC, the FASB, the International Accounting Standards Board, the PCAOB or other regulatory or standard-setting bodies; (iv) audits of employee benefit and pension plans; and (v) annual revenue certifications prepared for regulatory or commercial purposes.

If the project is in a permitted category, then it is considered pre-approved by the Audit Committee. All other services require specific pre-approval by the Audit Committee. Such engagements with total fees up to and including $500,000 require the approval of the Audit Committee Chair. Such engagements with total fees greater than $500,000 require the approval of the full Audit Committee. On a quarterly basis, the Audit Committee reviews a summary listing of service fees and a description of the nature of the engagement.

All audit, audit-related and tax services performed by Deloitte for the Company and its consolidated subsidiaries in fiscal 2024 were pre-approved by the Audit Committee in accordance with the regulations of the SEC. The Audit Committee considered and determined that such provision of non-audit services during fiscal 2024 was compatible with maintaining auditor independence.

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Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2025	99

Audit fees and all other fees

The following table shows the fees for audit and other services provided by Deloitte for fiscal 2024 and 2023.

	2024	2023
	($ in thousands)	($ in thousands)
Audit Fees(1)	$16,138	$18,012
Audit-Related Fees(2)	4,020	415
Tax Fees:(3)
Compliance(4)	672	1,189
Planning and Advice(5)	1,386	1,591
All Other Fees(6)	255	81
Total(7):	$22,472	$21,288
(1)	Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other statutory and regulatory filings.
(2)	Audit-related fees relate to professional services that are reasonably related to the performance of the audit or review of our financial statements and include assurance services related to the Company’s ESG Report of $290,000 in fiscal 2024 and $284,000 in fiscal 2023.
(3)	Tax fees relate to professional services rendered in connection with assistance with tax return preparation, tax audits, tax compliance, and tax consulting and planning services. Total tax fees were $2,058,618 in fiscal 2024 and $2,780,000 in fiscal 2023.
(4)	Includes assistance with tax return preparation and related compliance matters, including accounting methods and tax credits.
(5)	Includes tax planning advice and assistance with tax audits.
(6)	All other fees relate to professional services not included in the categories above, including those related to strategic advisory services.
(7)	Due to rounding, numbers presented above may not add up precisely to the totals indicated.

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100

Audit committee report

The following Audit Committee Report shall not be deemed to be incorporated by reference into any filing we may make under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

As of October 15, 2024 (the date the Company filed its Annual Report on Form 10-K for fiscal 2024), the Audit Committee was comprised of the four members named below. The Board has determined that each current member satisfies the independence, financial literacy and other requirements in the Nasdaq listing standards and applicable securities laws. Three of four current members are also “audit committee financial experts” as defined by the SEC. Ms. Babiak, the Audit Committee Chair, has comprehensive information, technology risk and cybersecurity experience and formal qualifications as well as extensive ESG experience, including with regard to climate change and sustainability reporting. In addition, Ms. Jarrett and Mr. Bhandari also have extensive experience in information, technology, risk and cybersecurity matters obtained, with regard to Ms. Jarrett, through her service as Senior Advisor to the former President of the United States, where she also gained significant ESG experience, and, with regard to Mr. Bhandari, serving as Chief Data Officer of four large, publicly-traded companies, including International Business Machines Corporation, over a period of 17 years. As described above under “Corporate governance—Board committees and meetings,” the Audit Committee operates under a written charter adopted by the Board.

The purpose of the Audit Committee includes assisting the Board in the oversight and monitoring of the Company’s:

●	financial statements and other financial information;
●	independent registered public accounting firm;
●	internal audit department;
●	compliance department;
●	systems of internal controls (including those specific to technology and cybersecurity) and accounting policies established by the Company’s management and the Board; and
●	enterprise risk management.

At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. Deloitte has been the independent registered public accounting firm of the Company (including its predecessor, Walgreens) since May 2002.

When conducting its latest review of Deloitte, the Audit Committee actively engaged with Deloitte’s engagement partners and senior leadership where appropriate and considered, among other factors:

●	the professional qualifications of Deloitte and that of the lead audit partner and other key engagement partners relative to the current and ongoing needs of the Company;
●	Deloitte’s historical and recent performance on the Company’s audits, including the extent and quality of Deloitte’s communications with the Audit Committee related thereto;
●	the appropriateness of Deloitte’s fees relative to both efficiency and audit quality;
●	Deloitte’s independence policies and processes for maintaining its independence;
●	Deloitte’s tenure as the Company’s independent registered public accounting firm and the potential for higher quality audit work and operational efficiencies given its depth of understanding of the Company’s businesses, operations and systems, accounting policies and practices, and internal controls;
●	Deloitte’s capability, expertise, and efficiency in handling the breadth and complexity of the Company’s operations across the globe;
●	Deloitte’s demonstrated professional integrity and objectivity, which is furthered by the Audit Committee-led process to rotate and select the lead audit partner and other key engagement partners at least every five years or as otherwise required by applicable law or regulation; and
●	the relative costs, benefits, challenges, overall advisability and potential impact of selecting a different independent public accounting firm.

Deloitte provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed and confirmed with Deloitte its independence.

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Audit committee report	101

As a result of this evaluation, the Audit Committee approved the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2025, subject to stockholder ratification.

In addition to its appointment, the Audit Committee is directly responsible for the oversight, compensation (including negotiation of audit fees), and retention of the Company’s independent registered public accounting firm. The Audit Committee regularly monitors the audit, audit-related, tax and other non-audit services provided by the Company’s independent registered public accounting firm, specifically considering any potential challenges to auditor independence in the short term and long term.

The applicable Company policy requires the Audit Committee to approve, in advance, certain audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm in excess of certain amounts. Changes in audit and other permissible fees between years generally reflect significant acquisitions and divestitures, macroeconomic factors, changes in systems and business prospects, or other factors that create efficiencies or disruptions for the Company.

The Company’s management is responsible for the Company’s internal control over financial reporting, the financial reporting process, and the preparation of the Company’s financial statements. Deloitte is responsible for performing an independent audit of the Company’s financial statements and of the effectiveness of the Company’s internal control over financial reporting, in accordance with auditing standards promulgated by the PCAOB, and expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the U.S. and the Company’s effectiveness of internal control over financial reporting. The Audit Committee does not itself prepare the Company’s financial statements or perform audits, and its members are not auditors or certifiers of such financial statements.

In performing its monitoring and oversight function, the Audit Committee has established procedures to receive and track the handling of complaints regarding accounting, internal control and auditing matters. The Audit Committee regularly meets with the Company’s management, including its General Auditor, and has regular private sessions with the General Auditor without other members of management present. The Audit Committee also regularly meets with Deloitte, with and without members of the Company’s management present.

The Audit Committee reviewed and discussed the Company’s financial statements with management, including its General Auditor, as well as with Deloitte. The Audit Committee discussed with Deloitte the quality of the Company’s accounting principles; the reasonableness of its critical accounting estimates and judgments; and the disclosures in its financial statements, including disclosures relating to significant accounting policies. The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee also discussed with Deloitte significant disputes with management, if any. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by the Company’s management, including its General Auditor, as well as by Deloitte.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2024.

Audit Committee

Janice M. Babiak, Chair
Inderpal S. Bhandari
Valerie B. Jarrett
Nancy M. Schlichting

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

102

Proposal	6	Vote FOR
Approval of an amendment to the Amended and Restated Certificate of Incorporation to provide for officer exculpation

What am I voting on?

Stockholders are being asked to approve, by binding vote, of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) that would provide exculpation from liability for certain Company officers in certain circumstances as permitted by Delaware law.

What is the Board’s voting recommendation?	The Board recommends a vote “FOR” Proposal 6. Valid proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.
What is the required vote?

Approval of Proposal 6 requires the affirmative vote of a majority of the Company’s issued and outstanding common stock as of the Record Date and entitled to vote thereon. If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote on Proposal 6. Broker non-votes, if any, will also have the same effect as an "AGAINST" vote on this proposal.

The State of Delaware, where the Company is incorporated, enacted legislation in 2022 that expands exculpation protection to officers, thereby enabling companies to eliminate the monetary liability of certain officers in certain circumstances, similar to, but more limited than, the protection already afforded to directors under the Certificate. In line with the update to Delaware law, we are seeking stockholder approval to amend the Certificate to extend exculpation to certain officers to the fullest extent permitted by Delaware law (the “Proposed Amendment”). In addition, while the Proposed Amendment also includes conforming changes to the existing exculpation provision related to directors of the Company set forth in Article VII of the Certificate, the current exculpation protections available to the directors remain unchanged as a result of the Proposed Amendment.

Purpose and effect of the proposed amendment

The Proposed Amendment is a result of the Board’s ongoing review of corporate governance best practices and given recent changes in Delaware law. In developing the Proposed Amendment, the Board (including all members of the Nominating and Governance Committee) carefully considered the implications of amending our Certificate to provide exculpation from certain liability for certain of our officers as permitted by Delaware law.

In order to better position the Company to attract and retain qualified and experienced officers, the Board believes that it is important to extend exculpation protection to officers, to the fullest extent permitted by Delaware law. In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit.

The nature of their role often requires officers to make decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges, which can create substantial risk of lawsuits that seek to impose liability with the benefit of hindsight, regardless of their merit. Aligning the protections available to our officers with those currently available to our directors to the extent such protections are permitted under Delaware law would empower officers to exercise their business judgment in furtherance of stockholder interests, without the potential distractions posed by the risk of personal liability.

The Board believes that the Proposed Amendment would strike the appropriate balance between furthering our goals of attracting and retaining quality officers with promoting stockholder accountability because, consistent with the update to Delaware law, the Proposed Amendment would exculpate certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate or limit liability with respect to any of the following:

●	breach of fiduciary duty claims brought by the Company itself;
●	derivative claims brought by stockholders in the name of the Company;
●	any claims involving breach of the duty of loyalty to the Company or our stockholders;
●	any claims involving acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or
●	any claims involving transactions from which the officer derived an improper personal benefit.

Additionally, in accordance with Delaware law, under the Proposed Amendment, the only officers who would be eligible for exculpation would be (i) anyone serving as our President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, Chief Accounting Officer, Controller and Treasurer, (ii) any other named executive officers, and (iii) any other officer who has consented to service of process in Delaware by written agreement.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Approval of an amendment to the Amended and Restated Certificate of Incorporation to provide for officer exculpation	103

Taking into account the narrow class and type of claims for which officers would be exculpated and the benefits the Board believes would accrue to the Company and our stockholders, which include (i) enhancing our ability to attract and retain talented officers and (ii) potentially reducing future litigation costs associated with frivolous lawsuits, the Board has declared the Proposed Amendment to be advisable and has determined that it is in the best interests of the Company and our stockholders.

Additional information

The general description of the Proposed Amendment set forth above is qualified in its entirety by reference to the text of the Proposed Amendment, which is attached as Appendix D to this Proxy Statement.

The Proposed Amendment is binding. If Proposal 6 is approved, the Company intends to file a certificate of amendment to the Certificate with the Secretary of State of the State of Delaware, which will become effective at the time of the filing. The Board reserves the right to elect to abandon the Proposed Amendment at any time before it becomes effective even if it is approved by the stockholders. If Proposal 6 is not approved by the requisite vote, then a certificate of amendment to the Certificate will not be filed with the Secretary of State of the State of Delaware, Article VII will remain unchanged, and our officers will not be entitled to exculpation under the DGCL.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

104

Proposal	7	Vote AGAINST
Stockholder proposal

What am I voting on?	The following proposal was submitted by a stockholder.
What is the Board’s voting recommendation?

The Board recommends a vote “AGAINST” the following stockholder proposal. Valid proxies solicited by the Board will be so voted on the proposal unless stockholders specify a contrary choice in their voting instructions.

What is the required vote?

Approval of the following stockholder proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If you elect to abstain from voting on the stockholder proposal, the abstention will have the same effect as an “AGAINST” vote on the proposal. Broker non-votes, if any, will have no effect on the outcome of the proposal.

The following proposal was submitted by a stockholder. If the stockholder proponent, or a representative who is qualified under state law, properly presents the proposal for a vote, then the proposal will be voted on at the Annual Meeting.

In accordance with federal securities regulations, we have included the stockholder proposal plus any supporting statement as submitted by the proponent. We accept no responsibility for the accuracy of the stockholder proposal or supporting statement.

Stockholder proposal requesting a report on cigarette waste

We have been advised that The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014, which has indicated that it is a beneficial owner of at least $2,000 in market value of our common stock, along with co-filers, intends to submit the following proposal at the Annual Meeting. We will promptly provide the name, address and share ownership information of the co-filers upon a stockholder’s request.

Walgreens Boots Alliance

Discarded Cigarette Pollution

2025

Whereas: In its 2023 ESG Report, Walgreens Boots Alliance proudly touts its many initiatives to reduce the use of plastics and waste in general, but oddly ignores cigarettes and the resulting environmental harm they create.

Cigarette butts are the most common form of litter in the world, as approximately 5.6 trillion cigarettes are smoked every year worldwide. Cigarette waste constitutes an estimated 30% of the total litter (by count) on US shorelines, waterways and on land.1

The World Health Organization states that products such as cigarettes, smokeless tobacco and e-cigarettes add to the build-up of plastic pollution. Cigarette filters contain microplastics and make up the second-highest form of plastic pollution worldwide. Tobacco product waste also contains over 7000 toxic chemicals, including known human carcinogens.2 Additionally, “every year the tobacco industry costs the world more than 8 million human lives, 600 million trees, 200,000 hectares of land, 22 billion tonnes of water and 84 million tonnes of CO2.”3

Despite claims by the tobacco industry that tobacco use the United States is declining, the Federal Trade Commission (FTC) reported that the number of cigarettes that the largest cigarette companies in the United States sold to wholesalers and retailers nationwide increased from 202.9 billion in 2019 to 203.7 billion in 2020.4

In 2022, drug stores and pharmacies in the U.S. sold approximately $1.3 billion of cigarettes. It is estimated that over 80%, or over 4 trillion cigarette butts are littered each year. In the United States, some 263 billion cigarettes were sold, and, assuming 80% were disposed of improperly, this would mean about 77 million pounds of cigarette-butt litter are dropped on the ground each year.5

A study (Attitudes, Beliefs, and Behaviors about Cigarette-Butt Littering among College-Aged Adults in the United States) published in 2022 concluded that smokers’ knowledge of cigarette butts’ toxicity, biodegradability, harmfulness to human and marine health was a key determinant in how they disposed of used cigarettes. In fact, “Smokers who thought of cigarette butts as litter were 3.68 (95% CI 2.04 to 6.66) times more likely to properly dispose of their butts.6

(1)	https://www.ncbi.nlm.nih.gov/pmc/articles/PMC3088407/
(2)	https://www.oceancare.org/en/stories_and_news/cigarette-butts-pollution/
(3)	https://www.who.int/news/item/31-05-2022-who-raises-alarm-on-tobacco-industry-environmental-impact
(4)	FTC Report Finds Annual Cigarette Sales Increased for the First Time in 20 Years | Federal Trade Commission, https://www.ftc.gov/news-events/news/press-releases/2021/10/ftc-report-finds-annual-cigarette-sales-increased-first-time-20-years
(5)	Attitudes, Beliefs, and Behaviors about Cigarette-Butt Littering among College-Aged Adults in the United States - PMC (nih.gov) 2.1, https://www.ncbi.nlm.nih.gov/pmc/articles/PMC9265565/#:~:text=It%20is%20estimated%20that%20%3E80%25%2C%20or%20over,4%20trillion%20 cigarette%20butts%20are%20littered%20each%20year
(6)	Attitudes, Beliefs, and Behaviors about Cigarette-Butt Littering among College-Aged Adults in the United States - PMC (nih.gov) 2.3, https://www.ncbi.nlm.nih.gov/pmc/articles/PMC9265565/#:~:text=It%20is%20estimated%20that%20%3E80%25%2C%20or%20over,4%20trillion%20 cigarette%20butts%20are%20littered%20each%20year

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Stockholder proposal	105

BE IT RESOLVED: Shareholders request that our Company report on its efforts to educate its customers who purchase tobacco products about the environmental damage caused by improperly discarded tobacco products and provide information on methods of proper disposal.

Supporting Statement: Walgreens Boots Alliance describes in its 2023 ESG report various efforts to divert items from landfills and reduce waste. We believe that because our Company sells tobacco products, it bears a responsibility to educate customers about proper ways to dispose of these products.

The board’s statement in opposition to proposal 7

The Board has carefully considered this stockholder proposal and recommends that stockholders vote AGAINST the proposal because, as described below, the Board believes that the requested report is not in our stockholders’ best interests. Cigarette waste represents a very small portion of waste generated from the Company’s products, and the Company’s resources would be better spent on efforts to reduce waste, such as those described below, that can have a greater impact on our overall waste reduction and environmental footprint.

The Company is committed to working to reducing waste, as demonstrated by our various programs and initiatives that involve customers, industry partners, and employees.

Waste management is an important issue for WBA and our stakeholders, who expect we will do what is reasonably within our control to avoid waste associated with our operations and minimize any adverse impacts of waste through responsible management and contributing to a more circular economy. WBA continues to prioritize waste management and works to make our business more sustainable by rethinking designs, reducing consumption, recycling, composting, reusing materials, and measuring our global waste generation and disposal. Waste is a local issue and is managed differently across geographies, with an emphasis on partnership and overall waste reduction.

WBA has been focused on reducing waste to landfill and incineration as well as improving material diversion through increased reuse and recycling opportunities. Notably, in fiscal 2023, across all our businesses, WBA decreased waste to landfill or incineration by 18% and increased materials recycled or reused by 79% from the baseline year of fiscal 2019.

With respect to customer waste in particular, the Company has implemented programs and initiatives aimed at increasing the recycling rates of our products. For example, in 2020, Boots UK and No7 Beauty Company launched an innovative in-store program, Recycle at Boots, to make it easier for consumers to give a second life to hard-to-recycle health, beauty, wellness and dental product packaging. The innovative Recycle at Boots scheme is the first of its kind in the UK, accepting all products, including those not purchased at Boots. Boots has also shared learnings from the scheme with other companies and industry groups, and it hopes to see the same levels of accessibility and transparency rolled out across the industry. Boots has also collaborated with multiple brands to offer similar recycling programs for insulin pens and contact lenses.

To help customers make more informed decisions, the Company also implements product labelling and marketplace initiatives. Boots UK sustainability initiative Be More is a shopping tool to help customers select products that are plastic free, recycled, reusable, vegan or cruelty free. This program provides customers with choice and transparency to help them make informed decisions on products that meet their needs and preferences. In addition, new and refreshed WBA-owned brand items must be reviewed to carry a How2Recycle label for U.S. products or an On-Pack Recycling Label (OPRL) for UK products. We work with the Sustainable Packaging Coalition on implementing the How2Recycle label on an increasing number of our products. These labels are designed to provide customers with clear advice on how to recycle. In the UK, WBA has representation on the OPRL technical advisory committee, working on industry-wide solutions involving recycling labeling.

The Company partners with various other industry groups and government entities to combat waste. Tackling a challenge such as waste requires industry collaboration with retail groups and municipalities, especially due to continued uncertainties in the global recycling market. In the UK, the government-backed waste hierarchy provides a framework that promotes waste avoidance, recycling and recovery methods over disposal in landfills, and in the U.S., the Environmental Protection Agency (EPA) Non-Hazardous Materials and Waste Management Hierarchy is used so that proper approaches are taken for different kinds of waste. Through organizations such as the Retail Industry Leaders Association (RILA) in the U.S., Walgreens is supporting efforts to increase recycling and reuse in the retail industry. Walgreens is a member of the RILA Sustainability and Zero Waste Committees that promote collaboration on key issues such as energy use, greenhouse gas emissions reduction, waste generation reduction, and the circular economy.

Employee awareness and training is key to further progress on our environmental targets and to help ensure employees understand the impacts of their work on the environment. More than 520 Boots UK employees have completed the Boots Environmental Experts (BEE) online training since it was introduced in fiscal 2020. At Walgreens, our ESG Champions are provided with information on active waste-related programs such as Zero Waste to Landfill and efforts to reduce plastic bag use in addition to their ESG training module courses, which include health, safety and environmental compliance, energy and emissions reduction, product sustainability and waste management.

The Company is committed to various efforts to reduce its environmental impact throughout its operations, including efforts to tackle plastic and packaging.

To support a healthy planet, the Company is committed to engaging in sustainable practices and meeting standards set both internally and by globally recognized third-party organizations. Where possible, we activate processes to reduce the Company’s environmental impact and utilize renewable resources that lessen the effects of our day-to-day business on the planet.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

106	Stockholder proposal

Efforts are underway to continue to build a more circular economy by rethinking how plastic is used in our operations. In addition to the recycling initiatives discussed above, Boots implements multiple plastic reduction programs, including offering customers unbleached bags made from Forest Stewardship Council-certified 100% recycled brown paper printed with water-based ink at checkout, using recycled paper bags and plastic bags made of compostable material for medications, and offering plastic-free deliveries. The Company also continues to implement programs designed to reduce plastic waste across our global businesses, including those focused on reducing plastic bag usage.

The issue of packaging waste is a growing societal and environmental concern, and at WBA, we are determined to help address the negative impacts of waste from packaging. In the past few years, we have been focusing on reducing plastic and single-use components from our packaging, in addition to publishing long-term targets for our owned brands. We continue to further our efforts to make our packaging more sustainable in a number of ways, including improving data collection on our packaging material to measure progress, adding sustainable attributes to inform our packaging and product design, collaborating with organizations to develop industry-wide circular solutions, and helping customers make better purchasing choices.

Throughout fiscal 2023, WBA-owned brands continued to incorporate methods to improve recyclability and reduce or replace the amount of virgin plastic content in our packaging. WBA has established public goals to reduce plastic packaging by 30%. We also have a target to make 100% of owned brand plastic packaging reusable or recyclable and to incorporate an average of 30% recycled content across all packaging. These goals have a target date of 2025 for UK-owned brands and 2030 for U.S.-owned brands.

* * *

We remain dedicated to our purpose: more joyful lives through better health through our contributions to healthy communities, a healthy planet, a sustainable marketplace and an inclusive workplace. Rather than commissioning the requested report, we believe that the Company’s focus and resources would be better spent on our general waste reduction and environmental strategies, including those discussed above, where they can have a greater impact.

The Board recommends that stockholders vote AGAINST Proposal 7. Valid proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their voting instructions.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

107

Questions and answers about the proxy materials and the annual meeting

2025 Proxy materials

Q:Why am I receiving these proxy materials?

A:

Our Board has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board’s solicitation of proxies for use at our Annual Meeting. As a stockholder, you are invited to virtually attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

Q:What is included in these proxy materials?

A:

The proxy materials for our Annual Meeting include this Proxy Statement and Notice of the 2025 Annual Meeting of Stockholders, as well as our 2024 Annual Report. If you received paper copies of these materials, you also received a proxy card or voting instruction form. We began distributing the Proxy Statement, Annual Meeting notice and proxy card, and Notice of Internet Availability (as defined below) on December [•], 2024.

Q:If I received a Notice of Internet Availability, how may I receive proxy materials?

A:

We use the “e-proxy” rules of the SEC, which allow companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each stockholder. As a result, we are mailing to most of our stockholders a notice about the Internet availability of the proxy materials (the “Notice of Internet Availability”), which contains instructions on how to access this Proxy Statement, the accompanying Notice of 2025 Annual Meeting of Stockholders, and the 2024 Annual Report online.

If you received the Notice of Internet Availability by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access and review all of the important information contained in the proxy materials and how you may submit your proxy. The Notice of Internet Availability also contains information about how stockholders may, if desired, request a printed copy of these proxy materials.

Stockholders who do not receive the Notice of Internet Availability will receive a printed copy of these proxy materials by mail unless they have previously requested electronic delivery. We are providing notice of the availability of those materials by email to those stockholders who have previously elected to receive the proxy materials electronically. The email contains a link to the website where those materials are available, as well as a link to the proxy voting website.

Q:	What does it mean if I receive more than one Notice of Internet Availability, proxy card or voting instruction form?
A:

It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy card or, if you vote via the Internet or by telephone, vote once for each Notice of Internet Availability or proxy card you receive so as to ensure that all of your shares are voted.

Q:Where can I find additional copies of the proxy materials?

A:

The Notice of Internet Availability, this Proxy Statement and the 2024 Annual Report are available at https://www.proxyvote. com. We have also made available on our website at https://investor.walgreensbootsalliance.com the 2024 Annual Report, including the financial statements and schedules.

We will furnish, on written request and without charge, a printed copy of this Proxy Statement and the 2024 Annual Report to each person whose proxy is solicited and to each person representing that, as of the Record Date, he or she was a beneficial owner of shares entitled to be voted at the Annual Meeting. Such written request should be addressed to us at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

108	Questions and answers about the proxy materials and the annual meeting

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?
A:

To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. This is pursuant to a procedure approved by the SEC called “householding.” If you received your proxy materials by mail, a separate proxy card is included in the proxy materials for each of these stockholders.

If you share an address with another stockholder and received only one set of proxy materials, or would otherwise like to request a separate copy of these materials, please contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver a separate copy (free of charge) upon request. Similarly, if you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability or, if applicable, this Proxy Statement and the 2024 Annual Report, or if you hold stock in more than one account, and in either case, you wish to receive only a single copy of each of these documents for your household, you may also contact Broadridge Financial Solutions, Inc. If your shares are held through a brokerage account, please contact your broker directly.

Stockholders who participate in householding will continue to receive separate proxy cards to vote their shares, if you receive your proxy materials by mail. Stockholders that receive the Notice of Internet Availability will receive instructions on how to vote their shares via the Internet. Householding does not affect dividend check mailings.

Q:How can I obtain an additional proxy card or voting instruction form?

A:	If you lose, misplace or otherwise need to obtain a Notice of Internet Availability, proxy card or voting instruction form and:
●	You are a stockholder of record, contact us in writing at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary; or
●	You are the beneficial owner of shares held indirectly through a broker, bank or other nominee, contact your account representative at that organization.

Attending the annual meeting

Q:How can I attend the Annual Meeting?

A:

Upon consideration of various factors, including the cost savings and efficiency gains related to annual meetings conducted solely by means of remote communications, the increased security and accessibility for stockholders and other stakeholders afforded by a virtual meeting as compared to a physical meeting, and the reduction of the Annual Meeting’s carbon footprint that results from not having a physical meeting, we have planned for this year’s Annual Meeting to be a virtual-only meeting. Stockholders will not be able to physically attend the Annual Meeting. To be admitted to the virtual 2025 Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/WBA2025 using the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form. If you are a beneficial owner of shares, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. Guests without a control number may also attend the meeting, but will not have the option to vote shares or ask questions.

The Annual Meeting will begin promptly at 8:30 a.m. Central Time on January 30, 2025. Online access to the webcast will open at approximately 8:15 a.m. Central Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on www. virtualshareholdermeeting.com/WBA2025. A webcast replay of the entire meeting will be posted to our Investor Relations website at https://investor.walgreensbootsalliance.com following the Annual Meeting.

Q:Can I ask questions at the Annual Meeting?

A:

Stockholders (other than those stockholders who enter the meeting as a guest, as described above) will have the ability to submit questions during the Annual Meeting via the Annual Meeting website at www.virtualshareholdermeeting.com/WBA2025. Questions may be submitted online shortly prior to, and during, the Annual Meeting by logging in with the 16-digit control number at www.virtualshareholdermeeting.com/WBA2025. We will answer questions during the Annual Meeting that are pertinent to the Company as time permits. If we receive substantially similar written questions, we plan to group such questions together and provide a single response to avoid repetition and allow time for additional question topics. For appropriate questions that are not otherwise addressed during the Annual Meeting, we will publish our responses on our Investor Relations site after the meeting or communicate the relevant response directly to the submitting stockholder. Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our rules of conduct for the Annual Meeting, which stockholders can view during the meeting at the meeting website.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Questions and answers about the proxy materials and the annual meeting	109

Q:What happens if there are technical difficulties at the Annual Meeting?

A:

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/WBA2025.

Voting information

Q:How many shares are entitled to vote? How many votes per share may I cast?

A:

Stockholders of record of our common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, [•] shares of our common stock were outstanding.

Our stockholders have cumulative voting rights in the election of directors (Proposal 1) and one vote per share on all other matters. Cumulative voting allows a stockholder to multiply the number of shares owned by the number of directors to be elected and to cast an equal number of votes for each of the 12 nominees to the Board, distribute their votes among as many nominees as they choose, or cast all their votes for one nominee.

A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder for any purpose germane to the Annual Meeting during normal business hours for a period of ten days ending on the day before the Annual Meeting at our principal executive offices located at 108 Wilmot Road, Deerfield, Illinois 60015.

Q:How can I vote my shares at the Annual Meeting?

A:

Shares held directly in your name as the stockholder of record may be voted virtually during the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we recommend that you vote in advance, as described below under “How can I vote my shares without attending the Annual Meeting?” so that your vote will be counted if you later decide not to virtually attend the Annual Meeting.

Shares held in street name through a brokerage account or by a broker, bank or other nominee may be voted virtually during the Annual Meeting by you only if you obtain a valid legal proxy from your broker, bank or other nominee giving you the right to vote your shares.

Q:How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or by submitting a voting instruction form without attending the Annual Meeting.

Shares held of record: If you hold your shares directly as the stockholder of record and you received a printed copy of the proxy materials by mail, you may vote without attending the Annual Meeting by one of the following methods:

●	By Mail: Complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided;
●	By Telephone: Call the toll-free telephone number set forth on the proxy card and follow the recorded instructions; or
●	By Internet: Go to https://www.proxyvote.com and follow the instructions on the website.

Please refer to the specific instructions set forth on the proxy card you received.

If you are a stockholder of record and you received a Notice of Internet Availability, you may vote without attending the Annual Meeting by accessing the secure Internet website registration page identified on the Notice of Internet Availability and following the instructions. Alternatively, you may vote by mail or telephone if you request a printed copy of the proxy materials by calling the toll-free telephone number set forth on the Notice of Internet Availability. Please refer to the specific instructions set forth in the Notice of Internet Availability you received.

Please note that the Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time, on January 29, 2025.

Shares held beneficially: If you hold your shares in street name through a brokerage account or by a broker, bank or other nominee, you should have received instructions on how to vote your shares or how to instruct your broker, bank or other nominee to vote your shares. Please follow their instructions carefully. If you give the broker voting instructions, your shares will be voted as you direct. Please note that brokers, banks and other nominees may not vote your shares on non-routine matters, or they may determine not to vote your shares on any of the other proposals, in the absence of specific instructions from you, so please provide your voting instructions so your vote can be counted. The determination of whether a proposal is “routine” or “non-routine” will be made by the NYSE based on NYSE rules that regulate member brokerage firms. If a proposal is deemed “routine” and you do not give instructions to your broker or nominee, they may, but are not required to, vote your shares with respect to the proposal, and the shares will be treated as broker non-votes for the proposals on which the broker does not vote. If the proposal is deemed “non-routine” and you do not give instructions to your broker or nominee, they may not vote your shares with respect to the proposal and the shares will be treated as broker non-votes for the proposals on which the broker does not vote.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

110	Questions and answers about the proxy materials and the annual meeting

Q:	How will my shares be voted if I sign, date and return a proxy card without giving specific voting instructions?
A:	You may vote “For,” “Against” or “Abstain” with respect to each of the proposals.

If you sign and return your accompanying proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board and, with respect to any other matters to be voted upon at the Annual Meeting, in accordance with the discretion of the persons named on the accompanying proxy card. Furthermore, if you sign and return your accompanying proxy card without giving specific voting instructions regarding the election of directors, then the persons named on the accompanying proxy card will have discretionary authority to cumulate votes and to allocate such votes among some or all of the nominees recommended by the Board.

Q:Can I change my vote or revoke my proxy?

A:

If you are a stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

●	Filing a timely written notice of revocation with us at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary;
●	Submitting a new proxy at a later date via the Internet, by telephone or by mail to Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary; or
●	Attending the Annual Meeting and voting in person or virtually (attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account or by a broker, bank or other nominee, you should follow the instructions provided by them to revoke a proxy.

Only the latest validly executed proxy that you submit will be counted.

Q:Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to us or to third parties, except to allow for the tabulation and certification of votes and as necessary to meet applicable legal requirements, or to assert or defend claims for or against us. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to our management or to the Board for their review.

Q:What is the quorum requirement for the Annual Meeting?

A:

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to vote at the Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes, if any, are counted as present for the purpose of determining the presence of a quorum. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for the purpose of the quorum requirement for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

Q:	What is the voting requirement to approve each of the proposals? What effect will abstentions and broker non-votes have?
A:

Proposal 1 (Election of Directors). The election of directors at the Annual Meeting is an uncontested election. This means, with respect to the election of directors, the number of votes “FOR” a director nominee’s election must be a majority of the votes cast by the holders of the shares of our common stock voting in person or by proxy at the Annual Meeting with respect to that director nominee’s election. Abstentions will have no effect on the election of directors.

Proposal 6 (Amendment to the Certificate to Provide for Officer Exculpation). The affirmative vote of a majority of the shares of the Company’s issued and outstanding common stock as of the Record Date and entitled to vote thereon is required to approve Proposal 6. Abstentions have the same effect as a vote “AGAINST” approval of this proposal.

Other Proposals. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve each of the other proposals to be voted on at the Annual Meeting. For each of these proposals, abstentions have the same effect as a vote “AGAINST” approval of that proposal.

Broker Non-Votes. If you are a beneficial holder and do not provide specific voting instructions to your broker, then the organization that holds your shares will not be authorized to vote your shares on “non-routine” matters, which would result in “broker non-votes.” Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting. Broker non-votes will have the same effect as a vote “AGAINST” approval of Proposal 6. Broker non-votes will not have an effect on any of the other proposals presented at the Annual Meeting.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Questions and answers about the proxy materials and the annual meeting	111

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

Most of our stockholders hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

Shares held of record: If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, then you are considered the stockholder of record with respect to those shares, and we are sending these proxy materials directly to you.

As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting. If you received your proxy materials by mail, we have enclosed an accompanying proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the accompanying proxy card or Notice of Internet Availability, as described above under “How can I vote my shares without attending the Annual Meeting?”. If you are a stockholder of record and choose to cumulate your votes in the election of directors, you must notify us in writing at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary or at WBABoard@wba.com and such notice must be received by the Company prior to the Annual Meeting.

Shares owned beneficially: If your shares are held in a brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name. Consequently, these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares.

As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account, and you are also invited to attend and vote your shares at the Annual Meeting. Your broker, bank, or other nominee has provided a voting instruction form for you to use to direct them regarding how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them or vote at the Annual Meeting. If you hold shares through a broker, bank, or other nominee and choose to cumulate your votes in the election of directors, you should contact them.

If you hold your shares in street name through a brokerage account or by a broker, bank or other nominee, then you generally may vote without attending the Annual Meeting by one of the following methods:

●	By Mail: If you received a printed copy of the proxy materials, you may vote by signing, dating and returning the voting instruction card sent to you by your broker, bank, or other nominee in the pre-addressed envelope provided; or
●	By Methods Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your broker, bank or other nominee to determine whether you may provide voting instructions by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the broker, bank or other nominee.

Q:Who will count the votes?

A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes, and a representative of CT Hagberg LLC will act as the inspector of election. Each firm is independent of the Company.

Q:Where can I find the voting results of the Annual Meeting?

A:	We expect to announce preliminary voting results at the Annual Meeting. We will publish the voting results in a Current Report on Form 8-K filed with the SEC subsequent to the Annual Meeting.

Q:Who will bear the cost of soliciting votes for the Annual Meeting?

A:

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will also bear the cost of soliciting proxies on behalf of the Board. We will also provide copies of these proxy materials to banks, brokerage firms, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others, so that they may forward these proxy materials to the beneficial owners. We will, upon request, reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

We have retained the services of Alliance Advisors LLC to aid in the solicitation of proxies. We expect that we will pay Alliance Advisors LLC fees of approximately $17,500 in the aggregate, plus reasonable out-of-pocket expenses, for soliciting proxies. We have agreed to indemnify Alliance Advisors LLC against certain liabilities relating to or arising out of their engagement.

Solicitations may also be made by personal interview, mail, telephone, email, other electronic channels of communication, or otherwise by certain of our directors, officers and other employees, but we will not reimburse or provide additional compensation to these persons for these services.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

112

Additional information

Stockholder proposals for inclusion in the proxy statement for the 2026 annual meeting

We plan to hold the 2026 Annual Meeting on or around January 22, 2026, at a time and place to be specified in our Proxy Statement for that meeting.

We welcome comments or suggestions from our stockholders. If a stockholder wishes to have a proposal formally considered at the 2026 Annual Meeting and included in our Proxy Statement for that meeting, then we must receive the proposal in writing on or before the close of business on August [•], 2025 (or, if the date of the 2026 Annual Meeting is moved by 30 days from the anniversary of this year’s Annual Meeting, the deadline will be a reasonable time before we begin to print and send our proxy materials), and the proposal must otherwise comply with Rule 14a-8 of the Exchange Act. The proposal must be delivered in writing to us at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary.

Proxy access for director nominations for the 2026 annual meeting

The Board has implemented proxy access, which allows a stockholder or group of up to 20 stockholders owning in aggregate 3 percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to 20 percent of the number of directors in office (rounding down); provided that the stockholder(s) and nominee(s) satisfy the requirements in our bylaws.

If a stockholder or group of stockholders wants to nominate one or more director candidates to be included in our proxy materials for the 2026 Annual Meeting pursuant to the proxy access provisions in our bylaws, then we must receive proper written notice of such nomination at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary, by no earlier than the close of business on July [•], 2025, and no later than the close of business on August [•], 2025, and the nomination must otherwise comply with our bylaws. If, however, the date of the 2026 Annual Meeting is changed and is not within 30 days before or 60 days after the anniversary of this year’s Annual Meeting, then we must receive such written notice no earlier than the close of business on the 150th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 120th day prior to the 2026 Annual Meeting or, if the first public announcement of the date of the 2026 Annual Meeting is less than 130 days prior to the date of such meeting, the 10th day following the public announcement of the date of the 2026 Annual Meeting. Failure to comply with the requirements, procedures, and deadlines in our bylaws may preclude the proxy access nomination of the applicable candidate(s) for election at the 2026 Annual Meeting.

Other proposals or director nominations for presentation at the 2026 annual meeting

Stockholder proposals or director nominations that are not intended for inclusion in our proxy statement for the 2026 Annual Meeting may be brought before the 2026 Annual Meeting in accordance with the advance notice procedures described in our bylaws. Under our bylaws, if a stockholder wishes to present other business or nominate a director candidate at the 2026 Annual Meeting, then we must receive proper written notice of any such business or nomination (including the information required to comply with the universal proxy rules under Rule14a-19, of the Exchange Act, as applicable) at Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary, by no earlier than the close of business on October 2, 2025, and no later than the close of business on November 1, 2025, and each such proposal, nomination, and nominee must otherwise comply with our bylaws. If, however, the date of the 2026 Annual Meeting is changed and is not within 30 days before or 60 days after the anniversary of this year’s Annual Meeting, then we must receive such notice no earlier than the close of business on the 120th day prior to the date of the 2026 Annual Meeting and not later than the close of business on the 90th day prior to the date of the 2026 Annual Meeting or, if the first public announcement of the date of the 2026 Annual Meeting is less than 100 days prior to the date of such meeting, the 10th day after the first public announcement of the date of the 2026 Annual Meeting. Failure to comply with the requirements, procedures, and deadlines in our bylaws may preclude presentation and consideration of the matter or nomination of the applicable candidate(s) for election at the 2026 Annual Meeting.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Additional information	113

Cautionary note regarding forward-looking statements

This Proxy Statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the CLP Committee’s intentions regarding future uses of discretion and statements relating to our ESG-related goals and commitments. Words such as “expect,” “likely,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “aim,” “continue,” “belief,” “synergy,” “forecast,” “confident,” “transform,” “accelerate,” “long-term,” “believe,” “seek,” “anticipate,” “to come,” “may,” “possible,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, which could cause actual results to vary materially from those indicated or anticipated. These and other risks, assumptions and uncertainties are described in the 2024 Annual Report and in other documents that we may file or furnish with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and we expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this Proxy Statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

The information on our website, including, but not limited to, the contents of our 2023 ESG Report, and information on any other website referenced herein, is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

114	Additional information

Other matters

The Board knows of no other matters (other than those identified herein) to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the proxy will vote on such matters according to their best judgment.

By order of the Board of Directors,

Joseph B. Amsbary, Jr.
Senior Vice President, Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on January 30, 2025

The Notice of Internet Availability, this Proxy Statement and the 2024 Annual Report are available at https://www.proxyvote.com.

We have also made available on our website at https://investor.walgreensbootsalliance.com/annual-reportsproxies a copy of the 2024 Annual Report, as filed with the SEC, including the financial statements and schedules. We will furnish, on written request and without charge, a printed copy of the 2024 Annual Report to each person whose proxy is solicited and to each person representing that, as of the Record Date, he, she or it was a beneficial owner of shares entitled to be voted at the meeting. Such written request should be directed to Walgreens Boots Alliance, Inc., 108 Wilmot Road, MS #1858, Deerfield, Illinois 60015, Attention: Corporate Secretary.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

A-1

Appendix A
Reconciliation of GAAP and non-GAAP financial measures

This Proxy Statement includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EPS. The tables below reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

The supplemental non-GAAP financial measures are presented because management has evaluated the Company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the Company from period to period and trends in the Company’s historical operating results. We also use non-GAAP financial measures as a basis for certain compensation programs sponsored by the Company. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the Proxy Statement.

We do not provide a reconciliation for non-GAAP estimates to the most directly comparable GAAP financial measures on a forward-looking basis where we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, such as unusual one-time charges, tax expenses, and material litigation expenses, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, we are unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Constant currency

The Company also presents certain information related to current period operating results in “constant currency,” which is a non-GAAP financial measure. These amounts are calculated by translating current period results at the foreign currency exchange rates used in the comparable period in the prior year. The Company presents such constant currency financial information because it has significant operations outside of the U.S. reporting in currencies other than the U.S. dollar and such presentation provides a framework to assess how its business performed excluding the impact of foreign currency exchange rate fluctuations.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

A-2	Reconciliation of GAAP and non-GAAP financial measures

NET LOSS TO ADJUSTED NET EARNINGS AND DILUTED NET LOSS PER SHARE TO ADJUSTED DILUTED NET EARNINGS PER SHARE

	(in millions, except per share amounts)
	Three months ended		Twelve months ended
	August 31,		August 31,
	2024	2023	2024	2023
Net loss attributable to Walgreens Boots Alliance, Inc. (GAAP)	$(3,005)	$(180)	$(8,636)	$(3,080)
Adjustments to operating loss:
Impairment of goodwill, intangibles and long-lived assets[1]	332	—	13,422	299
Certain legal and regulatory accruals and settlements[2]	185	217	561	7,466
Transformational cost management[3]	489	485	891	1,181
Acquisition-related amortization[4]	264	275	1,075	1,126
Acquisition-related costs[5]	62	65	542	323
Adjustments to equity earnings in Cencora[6]	33	33	162	211
LIFO provision[7]	36	97	47	187
Store damage and inventory loss insurance recovery[8]	—	(40)	—	(40)
Total adjustments to operating loss	1,402	1,133	16,701	10,752
Adjustments to other income, net:
Impairment of equity method investment and investments in debt and equity securities[9]	364	—	364	—
Loss on disposal of business[10]	(2)	34	2	34
Loss (gain) on certain non-hedging derivatives[11]	213	(45)	946	(19)
Gain on investments, net[12]	—	(32)	—	(109)
Gain on sale of equity method investment[13]	(673)	(163)	(1,614)	(1,855)
Total adjustments to other income, net	(98)	(207)	(301)	(1,949)
Adjustments to interest expense, net:
Interest expense on debt[14]	6	—	19	—
Total adjustments to interest expense, net	6	—	19	—
Adjustments to income tax provision (benefit):
Equity method non-cash tax[15]	7	11	27	44
Tax impact of adjustments[15]	2,036	(219)	1,216	(2,187)
Total adjustments to income tax benefit	2,043	(208)	1,243	(2,143)
Adjustments to post-tax earnings from other equity method:
Adjustments to earnings in other equity method investments[16]	15	9	40	40
Total adjustments to post-tax earnings from other equity method investments	15	9	40	40
Adjustments to net loss attributable to non-controlling interests:
Impairment of goodwill, intangibles and long-lived assets[1]	—	—	(6,195)	—
Transformational cost management[3]	1	—	—	—
Loss on disposal business[10]	1	(14)	1	(14)
Acquisition-related costs[5]	(17)	(10)	(217)	(80)
Discrete tax items[15]	37	108	37	108
Acquisition-related amortization[4]	(48)	(56)	(200)	(196)
Total adjustments to net loss attributable to non-controlling interests	(25)	28	(6,573)	(182)
Adjusted net earnings attributable to Walgreens Boots Alliance, Inc. (Non - GAAP measure)	$340	$575	$2,491	$3,439
Diluted net loss per common share (GAAP)[17]	$(3.48)	$(0.21)	$(10.01)	$(3.57)
Adjustments to operating loss	1.62	1.31	19.32	12.45

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Reconciliation of GAAP and non-GAAP financial measures	A-3

	(in millions, except per share amounts)
	Three months ended		Twelve months ended
	August 31,		August 31,
	2024	2023	2024	2023
Adjustments to other income, net	(0.11)	(0.24)	(0.35)	(2.26)
Adjustments to interest expense, net	0.01	—	0.02	—
Adjustments to income tax benefit	2.36	(0.24)	1.44	(2.48)
Adjustments to post-tax earnings from other equity method investments	0.02	0.01	0.05	0.05
Adjustments to net loss attributable to non-controlling interests	(0.03)	0.03	(7.61)	(0.21)
Adjusted diluted net earnings per common share (Non-GAAP measure)[18]	$0.39	$0.67	$2.88	$3.98
Weighted average common shares outstanding, diluted (in millions) [18]	864.1	864.3	864.3	864.0
1	In the second quarter of fiscal 2024, the Company recorded $12.4 billion of non-cash impairment charges related to VillageMD goodwill. In the fourth quarter of fiscal 2024, the Company recorded $332 million of non-cash impairment charges related to CareCentrix goodwill. These charges are recorded within Selling, general and administrative expenses and Impairment of goodwill within the Consolidated Statements of Earnings. In fiscal 2023, the Company recognized a $431 million impairment of pharmacy license intangible assets in Boots UK of which $132 million was attributed to additional store closures recognized as part of the Transformational Cost Management Program. These charges are recorded within Selling, general and administrative expenses within the Consolidated Statements of Earnings. The Company excludes these charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance.
2	Certain legal and regulatory accruals and settlements relate to significant charges associated with certain legal proceedings, including legal defense costs. The Company excludes these charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. These charges are recorded in Selling, general and administrative expenses within the Consolidated Statements of Earnings. In fiscal 2024 and 2023, the Company recorded charges related to the opioid litigation Multistate Agreement and certain other legal matters.
3	Transformational Cost Management Program charges are costs associated with a formal restructuring plan. These charges are primarily recorded in Selling, general and administrative expenses within the Consolidated Statements of Earnings. These costs do not reflect current operating performance and are impacted by the timing of restructuring activity.
4	Acquisition-related amortization includes amortization of acquisition-related intangible assets and stock-based compensation fair valuation adjustments. Amortization of acquisition-related intangible assets includes amortization of intangible assets such as customer relationships, trade names, trademarks, developed technology and contract intangibles. Intangible asset amortization excluded from the related non-GAAP measure represents the entire amount recorded within the Company’s GAAP financial statements. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP measures. Amortization expense, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired, or the estimated useful life of an intangible asset is revised. These charges are primarily recorded in Selling, general and administrative expenses within the Consolidated Statements of Earnings. The stock-based compensation fair valuation adjustment reflects the difference between the fair value based remeasurement of awards under purchase accounting and the grant date fair valuation. Post-acquisition compensation expense recognized in excess of the original grant date fair value of acquiree awards are excluded from the related non-GAAP measures as these arise from acquisition-related accounting requirements or agreements, and are not reflective of normal operating activities.
5	Acquisition-related costs are transaction and integration costs associated with certain merger, acquisition and divestitures related activities recorded in Operating (loss) income within the Consolidated Statements of Earnings. Examples of such costs include deal costs, severance, stock-based compensation, employee transaction success bonuses, and other integration related exit and disposal charges. These charges are primarily recorded within Selling, general and administrative expenses within the Consolidated Statements of Earnings. These costs are significantly impacted by the timing and complexity of the underlying merger, acquisition and divestitures related activities and do not reflect the Company’s current operating performance.
6	Adjustments to equity earnings in Cencora consist of the Company’s proportionate share of non-GAAP adjustments reported by Cencora consistent with the Company’s non-GAAP measures. Adjustments are recorded to equity earnings in Cencora within the Consolidated Statements of Earnings.
7	The Company’s U.S. Retail Pharmacy segment inventory is accounted for using the last-in-first-out (“LIFO”) method. This adjustment represents the impact on cost of sales as if the U.S. Retail Pharmacy segment inventory is accounted for using first-in first-out (“FIFO”) method. The LIFO provision is affected by changes in inventory quantities, product mix, and manufacturer pricing practices, which may be impacted by market and other external influences. Therefore, the Company cannot control the amounts recognized or timing of these items. These charges are recorded within Cost of sales within the Consolidated Statements of Earnings.
8	Store damage and inventory loss insurance recovery for losses incurred in fiscal 2020 as a result of looting in the U.S. These charges are primarily recorded within Selling, general and administrative expenses within the Consolidated Statements of Earnings.
9	Impairment of equity method investment and investments in debt and equity securities includes impairment of certain investments. The Company excludes these charges when evaluating operating performance because these do not relate to the ordinary course of the Company’s business and it does not incur such charges on a predictable basis. Exclusion of such charges enables more consistent evaluation of the Company’s operating performance. These charges are recorded within Other income, net, in the Consolidated Statements of Earnings.
10	Includes gains or losses related to the sale of businesses. These charges are recorded to Other income, net, in the Consolidated Statements of Earnings.
11	Includes fair value gains or losses on the VPF derivatives and certain derivative instruments used as economic hedges of the Company’s net investments in foreign subsidiaries. These charges are recorded within Other income, net, in the Consolidated Statements of Earnings. The Company does not believe this volatility related to the non-cash mark-to-market adjustments on the underlying derivative instruments reflects the Company’s operational performance.
12	Includes significant gains resulting from the change in classification of investments as well as the fair value adjustments recorded on investments in equity securities to Other income, net, in the Consolidated Statements of Earnings. In fiscal 2023, the Company recorded pre-tax gains of $109 million related to the change in classification of its previously held equity method investment in Option Care Health to an investment in equity security held at fair value and subsequent related fair value adjustments.
13	Gains on the sale of equity method investments are recorded in Other income, net within the Consolidated Statements of Earnings. The Company excludes these charges when evaluating operating performance because these do not relate to the ordinary course of the Company’s business.
14	Includes interest expense on external debt to fund incremental contributions to the Boots Plan required to complete the Trustee’s acquisition of a bulk annuity policy (the “Buy-In”) from Legal & General. The payments and related incremental interest expense are not indicative of normal operating performance.
15	In fiscal 2024, the Company recorded a $2.2 billion non-cash charge due to recognition of a valuation allowance against certain U.S. and state deferred tax assets primarily related to opioid liabilities recognized in prior periods. Adjustments to income tax provision (benefit) include adjustments to the GAAP basis tax provision (benefit) commensurate with non-GAAP adjustments and certain discrete tax items including U.S. and UK tax law changes and equity method non-cash tax. These charges are recorded within Income tax provision (benefit) within the Consolidated Statements of Earnings.
16	Adjustments to post-tax earnings from other equity method investments consist of the proportionate share of certain equity method investees’ non-cash items or unusual or infrequent items consistent with the Company’s non-GAAP adjustments. These charges are recorded in Post-tax earnings from other equity method investments within the Consolidated Statements of Earnings. Although the Company may have shareholder rights and board representation commensurate with its ownership interests in these equity method investees, adjustments relating to equity method investments are not intended to imply that the Company has direct control over their operations and resulting revenue and expenses. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all revenue and expenses of these equity method investees.
17	Due to the anti-dilutive effect resulting from periods where the Company reports a net loss, the impact of potentially dilutive securities on the per share amounts has been omitted from the calculation of weighted-average common shares outstanding for diluted net loss per common share.
18	Includes impact of potentially dilutive securities in the calculation of weighted-average common shares, diluted for adjusted diluted net earnings per common share calculation purposes.

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B-1

Appendix B

Amended and Restated 2021 Omnibus Incentive Plan

Walgreens Boots Alliance, Inc.

Amended and Restated 2021 Omnibus Incentive Plan

Amended and Restated on January 30, 2025

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Walgreens Boots Alliance, Inc.

Amended and Restated 2021 Omnibus Incentive Plan

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B-3	Amended and Restated 2021 Omnibus Incentive Plan

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Walgreens Boots Alliance, Inc.

Amended and Restated 2021 Omnibus Incentive Plan

I.	Background

Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), previously maintained the Walgreens Boots Alliance, Inc. 2013 Omnibus Incentive Plan, as amended and restated effective July 11, 2017 (the “Former Plan”). On October 29, 2020, the Board adopted the Walgreens Boots Alliance, Inc. 2021 Omnibus Incentive Plan, as set forth herein (the “Plan”), to be effective upon and subject to the approval of the Plan by the stockholders of the Company on January 28, 2021 (the “Effective Date”). On November 24, 2024, the Board amended and restated the Plan to be effective upon and subject to the approval of the Plan by the stockholders of the Company on January 30, 2025 (the “A&R Effective Date”).

II.	Purpose

The purpose of the Plan is to aid the Company in attracting, retaining, motivating and rewarding employees, Non-Employee Directors, and other persons who provide substantial services to the Company or its Affiliates, to provide for equitable and competitive compensation opportunities, including deferral opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

III.	Definitions

In addition to the terms defined in Article I above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

3.01

“Affiliate” means any person with whom the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code, except that in applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Sections 1563(a)(1), (2) and (3) of the Code, and in applying Treas. Reg. §1.414(c)-2 for purposes of determining a controlled group of trades or businesses under Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Treas. Reg. §1.414(c)-2. Notwithstanding the foregoing, where justified by legitimate business criteria as determined by the Committee in its sole discretion, “at least 20 percent” shall be substituted for “at least 50 percent” in the preceding sentence in determining whether a Participant has had a Termination of Service.

3.02

“Award” means any Option, SAR, Restricted Stock Share, Restricted Stock Unit, Performance Share, Performance Unit, Other Award or Stock granted as a bonus or in lieu of another award, together with any related right or interest, granted to an Eligible Person under the Plan.

3.03

“Award Agreement” means the agreement setting forth the terms and conditions to which an Award is subject, to the extent not provided in the Plan, together with any additional documents (such as Beneficiary designations) relating to a specific Award.

3.04

“Beneficiary” means the individual or entity designated by the Participant to receive the benefits specified under the Participant’s Award upon such Participant’s death. See Section 10.03. No Beneficiary shall have any rights under the Plan prior to the death of the Participant.

3.05	“Beneficial Owner” has the meaning specified in Rule 13d-3 under the Exchange Act.
3.06	“Board” means the Board of Directors of the Company.
3.07	“Cause” shall be as defined in each Award Agreement, or if not so defined, means any one or more of the following, as determined by the Committee or its delegate in its sole discretion:
(a)	a Participant’s commission of a felony or any crime of moral turpitude;
(b)	a Participant’s dishonesty or material violation of standards of integrity in the course of fulfilling his or her employment duties to the Company or any Affiliate;
(c)	a material violation of a material written policy of the Company or any Affiliate applicable to the Participant, violation of which is grounds for immediate termination;

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(d)

failure on the part of the Participant to perform his or her employment duties to the Company or any Affiliate in any material respect, after reasonable notice of such failure and an opportunity to correct it; or

(e)

failure to comply in any material respect with any applicable legal or regulatory requirements, including but not limited to the Foreign Corrupt Practices Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Truth in Negotiations Act, or any rules or regulations thereunder.

3.08	“Change in Control” means any one or more of the following:
(a)

any one person, or more than one person acting as a group other than (A) an employee benefit plan (or related trust) of the Company or a subsidiary or (B) the Company or a subsidiary (collectively, the “Excluded Persons”) acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; or

(b)

any one person, or more than one person acting as a group (other than any Excluded Person), acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company that constitutes thirty percent (30%) or more of the total fair market value or total voting power of the stock of the Company; or

(c)

any one person, or more than one person acting as a group (other than any Excluded Person), acquires (or has acquired during the twelve (12)-month period ending on date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions; or

(d)

a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that no individual initially elected or nominated as a Director as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be a Director endorsed by a majority of the members of the Board.

Notwithstanding the provisions of this Section 3.08, there shall not be a Change in Control if any event described in Section 3.08 occurs, and immediately following such event: (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding Stock and outstanding Company voting securities immediately prior to such event will beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the outstanding shares of Stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such event (including, without limitation, a corporation which as a result of such event owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such corporate transaction, of the outstanding Stock and outstanding Company voting securities, as the case may be; (2) no person (other than an Excluded Person or a corporation resulting from such event) will beneficially own, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such event or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the event; and (3) individuals who were members of the incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such corporate transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such corporate transaction.

3.09

“Code” means the Internal Revenue Code of 1986, as amended. Reference to any provision of the Code or regulation thereunder shall include any successor provision and any regulations and other applicable guidance or pronouncement of the Internal Revenue Service or the Department of the Treasury and applicable case law relating to such Section of the Code.

3.10

“Committee” means the Compensation and Leadership Performance Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board. Each member of the Committee is intended to qualify as “independent” as determined in accordance with the regulations of the stock exchange on which the Stock is principally registered, and the Company’s categorical standards, and to qualify as a “non-employee director” under SEC Rule 16b-3. However, no action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet the foregoing qualification standards. The full Board may perform any function of the Committee hereunder except to the extent limited under the applicable stock exchange policies and

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requirements for listed companies or the Company’s bylaws, in which case the term “Committee” shall refer to the Board. To the extent the Committee has delegated authority to another person or persons the term “Committee” shall refer to such other person or persons.

3.11	“Company” means Walgreens Boots Alliance, Inc. and any successor thereto.
3.12

“Deferred Award” means any Award to the extent that by its terms the Award will not or might not be paid or otherwise settled in full no later than the 15th day of the third month after the later of (a) the last day of the first calendar year in which the Award is no longer subject to a Substantial Risk of Forfeiture or (b) the last day of the Company’s first fiscal year in which the Award is no longer subject to a Substantial Risk of Forfeiture.

3.13	“Director” means a member of the Board.
3.14

“Disability” means that the Participant has become disabled as provided in the long-term disability plan of the Company or an Affiliate applicable to the Participant (or which would be applicable if the Participant was eligible for and elected coverage under such plan).

3.15

“Dividend Equivalent” means a right granted to an Eligible Person to receive cash, Stock, or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock in connection with dividend declarations, reclassifications, spin-offs, and the like.

3.16	“Effective Date” is defined in the Preamble.
3.17	“Eligible Person” means an employee of the Company or any Affiliate, or a Non-Employee Director of the Company.
3.18	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.
3.19	“Fair Market Value” means as of any applicable date:
(a)

If the Stock is listed on the NASDAQ Stock Market or other United States national securities exchange registered under the Exchange Act, the value under such of the following as the Committee shall determine based on actual reported transactions in such Stock on the NASDAQ Stock Market or such other exchange:

(i)	The last sale before or the first sale after the date the Award is granted;
(ii)	the closing sales price on such date or (whether or not sales are reported on such date) the last preceding date on which a sale was reported;
(iii)	the arithmetic mean of the high and low prices on such date or (whether or not sales are reported on such date) the last preceding date on which sales were reported; or
(iv)

the average selling price of the Stock over a specified period beginning within 30 days before and ending within 30 days after the applicable date, based on the arithmetic mean of such selling prices during the specified period, or an average of such prices weighted based on the volume of trading of the Stock on each trading date during the specified period; provided, however, that such method may be used only if the relevant Eligible Person, the number and class of shares of Stock subject to such method, and the method for determining such price including the period over which the average are determined, are irrevocably determined and set forth in an Award Agreement before the beginning of the specified period.

The Committee may apply any of the foregoing methods for different purposes; provided, however, that if no other method is determined by the Committee, the Fair Market Value shall be determined based on the closing sales price on the last preceding date on which a sale was reported, and the grant price for an Option or Stock Appreciation Right (other than an Option or Stock Appreciation Right granted as a Substitute Award) shall be (i) the closing sales price on the date of grant if Stock is traded on such date, or (ii) the closing sales price on the next date on which Stock is traded.

(b)

If Stock is publicly traded but is not listed on any such exchange, any of the methods set forth in subsection (a) applied to the bid quotations with respect to a share of Stock on the OTC Bulletin Board or other over-the-counter quotation system then in use as the principle system then available for reporting or ascertaining quotations for the Stock; and

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(c)	If Stock is not publicly traded, the fair market value on the applicable date of a share of Stock as determined by the Committee in good faith.
3.20	“Former Plan” means the Walgreens Boots Alliance, Inc. 2013 Omnibus Incentive Plan, as amended.
3.21	“409A Compensation” means a Deferred Award or other compensation that is “nonqualified deferred compensation” subject to Section 409A of the Code, regardless of when granted or awarded.
3.22	“Incentive Stock Option” or “ISO” means any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, and qualifying thereunder.
3.23	“Non-Employee Director” means a Director who is not an employee of the Company or an Affiliate.
3.24	“Nonstatutory Option” means an Option that is not an Incentive Stock Option.
3.25

“Option” means a right granted to an Eligible Person to purchase a number of shares of Stock (which may be Restricted Stock) at a specified price during a specified time period, and subject to such other terms and conditions as the Committee may determine. The term “Option” includes both an Incentive Stock Option and a Nonstatutory Option.

3.26	“Other Awards” means cash or stock-based awards granted to an Eligible Person under Section 7.08 or 7.09.
3.27

“Participant” means an Eligible Person (or former Eligible Person) who has been granted an Award under the Plan which remains outstanding or which remains subject to any provision of this Plan, including without limitation Sections 10.01 and 10.08.

3.28

“Performance Award” means an Award that (in addition to any other conditions) is conditional based upon the degree of satisfaction of performance criteria specified by the Committee. Performance Awards include, but are not limited to, Performance Shares and Performance Units.

3.29

“Performance Share” means a conditional right granted to an Eligible Person to receive a variable number of shares of Stock based upon the degree of satisfaction of performance criteria specified by the Committee.

3.30

“Performance Unit” means a conditional right granted to an Eligible Person to receive a payment equal to the value of the performance unit based upon the degree of satisfaction of criteria specified by the Committee.

3.31	“Restricted Stock” means a Restricted Stock Share or a Restricted Stock Unit.
3.32	“Restricted Stock Share” means a share of Stock granted to an Eligible Person under Section 7.03 which is subject to certain restrictions and to a substantial risk of forfeiture.
3.33

“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing a hypothetical share of Stock granted to an Eligible Person under Section 7.04 which is subject to certain restrictions and to a substantial risk of forfeiture. A Restricted Stock Unit shall have a nominal value on any date equal to the Fair Market Value of one share of Stock on that date. A Restricted Stock Unit may be settled for cash, property, or shares of Stock, as specified in the Award Agreement, and may be a Performance Award. Restricted Stock Units represent an unfunded an unsecured obligation of the Company.

3.34

“Retire” or “Retirement” means a Termination of Service for any reason other than a Termination of Service for Cause, Disability, or death after attaining age 55 and having at least 10 years of service (whether as an employee or Director) with the Company or any Affiliate.

3.35	“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
3.36	“Separation from Service” means
(a)

In the case of an individual who is an employee of the Company or an Affiliate, the employee’s termination of employment with the Company and its Affiliates. Whether a termination of employment has occurred shall be determined based on whether the facts and circumstances indicate the individual and the employer reasonably anticipate that no further services will be performed by the individual for the Company and its Affiliates; provided, however, that an individual shall be deemed to have a Separation from Service if the level of services he or she would

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perform for the Company and its Affiliates after a certain date permanently decreases to no more than twenty percent (20%) of the average level of bona fide services performed for the Company and its Affiliates (whether as an employee or independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company and its Affiliates if the individual has been providing services for less than 36 months). For this purpose, an individual is not treated as having a Separation from Service while he or she is on a military leave, sick leave, or other bona fide leave of absence, if the period of such leave does not exceed six months (90 days in the case of an Incentive Stock Option), or if longer, so long as the individual has a right to reemployment with the Company or an Affiliate under an applicable statute or by contract; and

(b)

In the case of a Director, the individual ceases to be a Director of the Company and all Affiliates, unless immediately upon such cessation the individual has a relationship with the Company or an Affiliate such that such cessation would not be a separation from service under Section 409A of the Code, in which case a Separation from Service will occur upon the cessation of such relationship as provided in Section 409A of the Code; and

(c)

In the case of a consultant or advisor, the individual ceases to have a contractual obligation to perform consulting services for the Company and all Affiliates, unless immediately upon such cessation the individual has a relationship with the Company or an Affiliate such that such cessation would not be a separation from service under Section 409A of the Code, in which case a Separation from Service will occur upon the cessation of such relationship as provided in Section 409A of the Code.

(d)

Notwithstanding the foregoing, no such event shall be a Separation from Service if immediately upon such event the individual continues to be an Eligible Person by reason of another relationship with the Company or any Affiliate from which no Separation from Service has occurred.

3.37

“Specified Employee” means an individual who, as of the date of his or her Termination of Service, is a key employee of the Company or any Affiliate whose stock is publicly traded, as determined under the policy of the Company as in effect from time to time, for determining “specified employees” consistent with the requirements of Section 409A of the Code.

3.38	“Stock” means a share of the Company’s common stock, $0.01 par value, and any other equity securities of the Company that may be substituted or resubstituted for such Stock.
3.39

“Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR, except in the case of Substitute Awards.

3.40	“Substantial Risk of Forfeiture” means such term as described in Treas. Reg. §§ 1.409A-1(d) and 1.409A-1(b)(4).
3.41

“Termination of Service” “termination of employment”, and words of similar import, unless the context clearly indicates otherwise, mean termination of employment (or for a Participant who is not an employee, termination of service), as determined by the Committee; provided that in the case of an Award that is 409A Compensation, such term shall mean Separation from Service.

IV.	Administration

4.01Authority of the Committee. The Plan shall be administered by the Committee or by a duly appointed delegate of the Committee, which shall have full and final authority, in its discretion, in each case subject to and consistent with the provisions of the Plan,

(a)	to determine which Eligible Persons shall be granted Awards;
(b)

to determine the type and size of Awards, the dates on which Awards may be granted, exercised or settled and on which the risk of forfeiture or any deferral period relating to Awards shall lapse or terminate, and to accelerate any such dates;

(c)	to determine the expiration date of any Award;
(d)	to determine whether an Award will be granted on a standalone or tandem basis;
(e)	to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property;

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(f)	to determine other terms and conditions of, and all other matters relating to, Awards;
(g)	to prescribe Award Agreements evidencing or setting terms of Awards (such Award Agreements need not be identical for each Participant);
(h)

to adopt amendments to Award Agreements; provided that, except as set forth herein or in the Award Agreement, the Committee shall not amend an Award Agreement in a manner that materially and adversely affects the Participant without the consent of the Participant (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant);

(i)	to establish rules and regulations for the administration of the Plan and amendments thereto and to create sub-plans;
(j)

to determine whether, to what extent, and under what circumstances any Award shall be terminated or forfeited or the Participant shall be required to disgorge to the Company gains or earnings attributable to an Award;

(k)	to construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein;
(l)	to make all other decisions and determinations (including factual determinations) in its discretion as the Committee may deem necessary or advisable for the administration of the Plan.

Decisions of the Committee with respect to the administration and interpretation of the Plan and any Award Agreement shall be final, conclusive, and binding upon all persons interested in the Plan, including all Eligible Persons, Participants, Beneficiaries, transferees under Section 6.05(c) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, to the extent required by the Company’s bylaws, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to Non-Employee Directors and shall have all the powers of the Committee with respect thereto (authority with respect to other aspects of Non-Employee Director awards is not exclusive to the Board, however).

4.02Manner of Exercise of Committee Authority.

(a)

The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 (in which case the members of the Committee who qualify as Non-Employee Directors shall act as the Committee). The express grant of any specific power to the Committee, and the taking of any action by the Committee or a subcommittee, shall not be construed as limiting any power or authority of the Committee.

(b)

Subject to the Company’s bylaws and applicable law, the Committee may delegate to any other committee of the Board or to one or more members of the Board the authority, subject to such terms as the Committee may determine, to exercise such powers and authority and perform such functions as the Committee in its discretion may determine. Such delegation may be revoked at any time.

(c)

The Committee may delegate to officers of the Company or any Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions and exercise such powers and authority, as the Committee in its discretion may determine, to the fullest extent permitted under the Delaware General Corporation Law and the Company’s bylaws. Such delegation may be revoked at any time.

(d)

Except to the extent prohibited by applicable law, the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to the Committee under the Plan. Such delegation may be revoked at any time.

4.03Advisors and Agents of the Committee. The Committee may (i) authorize one or more of its members or an agent to execute or deliver any instrument, and make any payment on its behalf and (ii) utilize and cause the Company to pay for the services of associates and engage accountants, agents, clerks, legal counsel, record keepers and professional consultants (any of whom may also be serving another Affiliate of the Company) to assist in the administration of this Plan or to render advice with regard to any responsibility under this Plan.

4.04Records and Reports of the Committee. The Committee shall maintain records and accounts relating to the administration of the Plan.

4.05Limitation of Liability; Indemnification. The members of the Board, the Committee, and their delegates, shall have no liability with respect to any action or omission made by them in good faith nor from any action made in reliance on (i) the advice or opinion of any accountant, legal counsel, medical adviser or other professional consultant or (ii) any resolutions of the Board certified by the secretary or assistant secretary of

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the Company. Each member of the Board, the Committee, and each employee of the Company or any Affiliate to whom are delegated duties, responsibilities and authority with respect to the Plan shall be indemnified, defended, and held harmless by the Company and its Affiliates and their respective successors against all claims, liabilities, fines and penalties and all expenses (including but not limited to attorneys’ fees) reasonably incurred by or imposed on such member or employee that arise as a result of his actions or failure to act in connection with the operation and administration of the Plan, to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty or expense is not paid for by liability insurance purchased by or paid for by the Company or an Affiliate. Notwithstanding the foregoing, the Company or an Affiliate shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Company or Affiliate consents in writing to such settlement or compromise.

4.06Expenses. Expenses relating to the Plan prior to its termination shall be paid from the general assets of the Company or an Affiliate. Any individual who serves as a member of the Committee shall receive no additional compensation for such service.

4.07Service in More than One Capacity. Any person or group of persons may serve the Plan in more than one capacity.

V.	Shares Subject to Plan

5.01Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 5.04, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be:

(a)	Shares of Stock available as of the Effective Date under the Former Plan;
(b)	Shares of Stock which have become available from the Former Plan after the Effective Date in accordance with Section 5.02;
(c)	65 million additional shares of Stock, which became available as of the Effective Date, as approved by stockholders of the Company at the Company’s 2021 annual meeting of stockholders; and
(d)	61.5 million additional shares of Stock, as approved by stockholders of the Company at the Company’s 2025 annual meeting of stockholders and which became available as of the A&R Effective Date;

provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed 61,500,000. Of the shares described in (a), (b), (c) and (d), 100% may be delivered in connection with “full-value Awards,” meaning Awards other than Options, SARs, or Awards for which the Participant pays for the shares of Stock subject to the Award either directly or in exchange for (or by foregoing) a right to receive a cash payment from the Company equal to the fair market value of the Award; provided, however, that any shares granted under Options or SARs shall be counted against the share limit on a one-for-one basis and any shares granted as full-value Awards shall be counted against the share limit as three (3) shares for every one (1) share subject to such Award. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock or treasury Stock at least the number of shares of Stock from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

5.02Share Counting Rules.

(a)

The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(b)

Shares of Stock subject to an Award will again be available for Awards if the Award (or an award under the Former Plan) is canceled, expired, forfeited, settled in cash or otherwise terminated or settled without delivery of the full number of shares of Stock subject to such Award. The following shares of Stock will not be added to the total number of shares available or to be made available again for delivery under the Plan: (i) shares not issued or not delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right; (ii) shares delivered to or withheld by the Company to pay the exercise price of or withholding taxes with respect to an Award; and (iii) shares of Stock repurchased by the Company on the open market with the proceeds from the payment of the exercise price of an Option.

(c)

In the case of any Award granted in substitution for an award of a company or business acquired by the Company or an Affiliate (a “Substitute Award”), shares delivered or to be delivered in connection with such Substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

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(d)	This Section shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.
(e)

Because shares will count against the number reserved in Section 5.01 upon delivery (or later vesting) and subject to the share counting rules under this Section 5.02, the Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

5.03Director Award Limits. The aggregate value of cash compensation and the grant date fair value of shares of Stock that may be paid or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $750,000; provided, however, that this limit shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or an Affiliate or compensation received by the Director in his or her capacity as an executive officer or employee of the Company.

5.04Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the shares of Stock such that an adjustment is appropriate, or, in the case of any outstanding Award, necessary, in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the aggregate number and kind of shares of Stock which may be delivered in connection with Awards granted under the Plan, (ii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Award.

5.05Former Plan. Upon the Effective Date, no further grants of Awards will be made under the Former Plan.

VI.	Eligibility and General Conditions for Awards

6.01Eligibility. Awards may be granted under the Plan only to Eligible Persons. The Committee shall determine, in its sole discretion, the extent to which a Participant shall be considered employed during an approved leave of absence.

6.02Awards. Awards may be granted on the terms and conditions set forth in this Plan. In addition, the Committee may impose on any Award, or the exercise thereof, at the date of grant (subject to Section 10.06), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion, including performance conditions for the exercise or vesting of an Award, terms requiring forfeiture of Awards in the event of Termination of Service by the Participant or other events or actions by the Participant, terms for deferred payment or other settlement of an Award, and terms permitting a Participant to make elections relating to his or her Award. Such terms and conditions need not be uniform among types of Awards nor among Eligible Persons receiving the same type of Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

6.03Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

6.04Vesting; Termination of Service. The Committee may determine and set forth in the Award Agreement the vesting schedule for the Award and the extent to which an Award not vested shall be forfeited or shall terminate upon a Participant’s Termination of Service. No portion of an Award shall become exercisable or vested prior to the one-year anniversary of the date of grant; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) shares of Common Stock delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan (subject to adjustment under Section 5.04). This Section 6.04 shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of an Award upon or after a Change in Control or termination of employment or otherwise pursuant to Section 4.01 or 6.04(d) of the Plan. Subject to the below subsections, Awards held by a Participant upon Termination of Service shall be treated as set forth in the applicable Award Agreement, based on the determination by the Committee in its sole discretion of the reason for Termination of Service:

(a)

Cause. Upon a Participant’s Termination of Service for Cause, all Awards (whether or not then vested or forfeitable under the terms of the Award) shall be forfeited and terminate. In the event that within one year after Termination of Service a Participant commits an act or omission that would be Cause, or it is discovered that the Participant has committed such act or omission before Termination of Service, then the Committee may in its discretion determine that the Termination of Service shall be deemed to have occurred for Cause.

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(b)

Automatic Extended Exercisability in Certain Cases. Notwithstanding the foregoing provisions of this Section or the applicable Award Agreement, if the date a vested Award would otherwise terminate is a date that the Participant is prohibited from exercising the Award under the Company’s insider trading policy or such other conditions under applicable securities laws as the Committee shall specify, the term of the Award, to the extent vested, shall be extended to the second business day after the Participant is no longer so prohibited from exercising the Award, but in no event shall the Award be extended beyond the original stated term of the Award.

(c)

Automatic Exercise in Certain Cases. In addition, if determined by the Committee in its discretion, on such terms and conditions and under such circumstances as the Committee shall establish, which may be applied differently among Participants or Awards, Options and SARs will be deemed exercised by the Participant (or in the event of the death of or authorized transfer by the Participant by the beneficiary or transferee) on the expiration date of the Option or SAR using a net share settlement (or net settlement) method of exercise to the extent that as of such expiration date the Option or SAR is vested and exercisable and the per share exercise price of the Option or SAR is below the Fair Market Value of a share of Stock on such expiration date.

(d)

Waiver by Committee. Notwithstanding the foregoing provisions of this Section, the Committee may in its sole discretion as to all or part of any Award as to any Participant, at the time the Award is granted or thereafter, which treatment need not be uniform among Participants, determine that Awards shall become exercisable or vested upon a Termination of Service, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Service, extend the period for exercise of Options or SARs following Termination of Service (but not beyond the original stated term of the Option or SAR), or provide that any performance-based Award shall in whole or in part not be forfeited upon such Termination of Service.

6.05Nontransferability of Awards.

(a)

During the Participant’s lifetime, each Award and each right under any Award shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative, or by a transferee receiving such Award pursuant to a domestic relations order issued by a court with jurisdiction over the Company, requiring the transfer of the Award. Nothing herein shall be construed as requiring the Committee to honor a domestic relations order except to the extent required under applicable law.

(b)

No Award (prior to the time, if applicable, unrestricted shares of Stock are delivered in respect of such Award or Restricted Stock Shares becomes unrestricted), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock Shares, by transfer to the Company); and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(c)

Notwithstanding subsections (a) and (b) above, a Participant may transfer a Nonstatutory Option or SAR for no consideration to a Permitted Transferee in accordance with rules and subject to such conditions as may be specified by the Committee in the Award Agreement or in the Committee’s rules or procedures of general application. For this purpose, a “Permitted Transferee” in respect of any Participant means any member of the Immediate Family of such Participant, any trust of which all of the primary beneficiaries are such Participant or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Participant or members of his or her Immediate Family; and the “Immediate Family” of a Participant includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests. Such Award may be exercised by such transferee in accordance with the terms of such Award. Following the transfer of a Nonstatutory Stock Option or SAR to a Permitted Transferee, the Permitted Transferee shall have all of the rights and obligations of the Participant to whom the Award was granted and such Participant shall not retain any rights with respect to the transferred Award, except that (i) the payment of any tax attributable to the exercise of the Nonstatutory Option or SAR shall remain the obligation of the Participant, and (ii) the period during which the Nonstatutory Option or SAR shall become exercisable or remain exercisable shall depend on the service of the original Participant and the circumstances of his or her Termination of Service. A Permitted Transferee may not again transfer an Award to another Permitted Transferee.

(d)

If for any reason an Award is exercised or shares of Stock are to be delivered or payment is to be made under any Award to a person other than the original Participant, the person exercising or receiving delivery or payment under

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such Award shall, as a condition to such exercise, delivery or receipt, supply to the Committee such evidence as the Committee may reasonably require to establish the identity of such person and such person’s right to exercise or receive delivery or payment under such Award. A Permitted Transferee or other transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

6.06Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan.

6.07Stand-Alone, Tandem and Substitute Awards.

(a)

Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits.

(b)

The Committee may, in its discretion and on such terms and conditions as the Committee considers in the circumstances, grant Substitute Awards under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held immediately prior to a merger, consolidation or acquisition by employees or directors of another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity, in order to preserve for such newly Eligible Persons the economic value of all or a portion of such Acquired Entity Award, at such price as the Committee determines necessary to achieve preservation of economic value, subject to Section 409A of the Code.

6.08Deferred Awards. The Committee may provide in an Award Agreement that the Award shall be in whole or in part a Deferred Award. In addition, the Committee may provide, in a manner specified by the Committee in the Award Agreement or in the Committee’s rules and procedures of general application, that a Participant may elect to defer settlement of an Award so that the Award becomes a Deferred Award, subject to the following terms and to such additional terms and conditions as the Committee shall designate in its discretion:

(a)

Deferral Elections. An election to defer an Award shall be made on or before December 31 of the calendar year preceding the calendar year in which the Award is granted, on a form (which may be electronic) authorized by the Committee, and except as provided in Section 7.07 shall not carry over from year to year unless the Committee timely provides otherwise. Such election shall become irrevocable for the period to which it applies as of the last date for making such election. The deferral election shall include (i) the designation and portion of the Award to be deferred, (ii) the date on which settlement of the deferred Award shall be made or commence (which may be a fixed date such as the Participant’s attainment of a particular age, the Participant’s Termination of Service for any reason, or such other dates or circumstances as may be required or permitted by the Committee); and (iii) whether settlement shall be made on a single date or in installments over a period and subject to such terms and conditions as may be set by the Committee at the time of the deferral election. If there is no election as to form of settlement, then settlement shall be made no later than 90 days following the date designated in (ii), in a lump sum in cash, shares of Stock, or such other medium as the Committee may designate, as specified in the Award Agreement.

(b)

New Participants. Notwithstanding subsection (a) above, the Committee may permit a deferral election to be made by a Participant who was never previously eligible to defer an Award and was never previously eligible to defer compensation under any other plan required by Section 409A of the Code to be aggregated with deferrals of Awards under this Plan. Such an individual’s deferral election shall be made within 30 days of becoming newly eligible to defer an Award and shall be effective only with respect to a fractional portion of the Award determined by multiplying (separately with respect to each applicable vesting date), the grant date value of the number of applicable portion of shares of Stock (or other portion of an Award not denominated in shares of Stock) vesting on such vesting date by a fraction, the numerator of which is the number of calendar days between the date the deferral election is received by the Committee and the date such Award (or portion thereof) vests, and the denominator of which is the total number of calendar days between the grant date and the vesting date.

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Amended and Restated 2021 Omnibus Incentive Plan	B-14

(c)

Performance-Based Compensation. Notwithstanding subsection (a) above, the Committee may permit a deferral election to be made by a Participant with respect to a Performance Award on or before a date that is at least six months before the end of the applicable performance period of at least 12 months, provided the Participant has continuously performed services from the later of the beginning of the performance period or the date the performance criteria are established (provided they are established within 90 days of the beginning of the performance period) through the date such election is made, and provided that the compensation to be paid under the Performance Award is not at the time of the election readily ascertainable within the meaning of Treas. Reg. § 1.409A-2(a)(8).

(d)

Awards Vesting in More than Twelve Months. Notwithstanding subsection (a) above, the Committee may permit a deferral election to be made by a Participant with respect to an Award that is subject to a condition requiring the Participant to continue to remain employed for a period of at least 12 months from the date of the grant. Such a deferral election, if permitted, must be made on or before the 30th day after the grant date, provided that the election is made at least 12 months in advance of the earliest vesting date (other than vesting on account of death or a Change in Control).

(e)

Dividend Equivalents on Deferred Awards. To the extent specified in the Award Agreement, Dividend Equivalents may be credited to deferred Awards (other than Options and SARs) during the deferral period, subject to such terms and conditions as the Committee shall specify.

6.09Additional and Substitute Awards. Subject to Section 10.07, Awards granted under the Plan may, in the discretion of the Committee, be granted either in addition to, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate. An Award may specify that the Participant is to receive payment from the Company or any Affiliate. Awards granted in addition to other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

6.10Interest. Unless interest is specifically provided for in this Plan or the Award Agreement, no interest will be paid on Awards. The Award Agreement may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the granting or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

6.11Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall grant Awards under the Plan and otherwise administer the Plan in a manner so that the grant and exercise of each Award with respect to such a Participant may qualify for an available exemption from liability under Rule 16b-3, Rule 16b-6, or otherwise not be subject to liability under Section 16(b), provided that this provision shall not be construed to limit sales or other dispositions by such a Participant (in connection with an exercise or otherwise), and shall not limit a Participant’s ability to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

VII.	Specific Provisions for Awards

7.01Options.  The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(a)

Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and Nonstatutory Options) shall be determined by the Committee, provided that, except with respect to Substitute Awards, such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(b)

Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, which in no event shall exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including Stock deliverable upon exercise), Restricted Stock or other property that does not have a deferral feature, other Awards or awards granted under other plans of the Company or any Affiliate, or other property (including through “net exercise” or “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options.

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(c)	Incentive Stock Options.
(i)

Only employees (as determined in accordance with Section 3401(c) of the Code) of the Company or any of its subsidiaries may be granted Incentive Stock Options. For this purpose, “subsidiary” means any company (other than the Company) in an unbroken chain beginning with the Company; provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(ii)

If and to the extent that the aggregate Fair Market Value of the Stock (determined as of the date of grant) with respect to which a Participant’s Incentive Stock Options are exercisable for the first time during any calendar year exceeds $100,000, such Options shall be treated as Nonstatutory Options. For purposes of applying this limitation, Incentive Stock Options shall be taken into account in the order in which they were granted.

(iii)

No Incentive Stock Option shall be granted more than ten years after the earlier of the adoption of the Plan or stockholder approval of the Plan; provided that after the initial adoption of the Plan, such ten-year period shall be measured from the earlier of Board adoption of a subsequent amendment of the Plan requiring stockholder approval or stockholder approval of the Plan as so subsequently amended.

(iv)	Award Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.
(d)	Dividend Equivalents. No dividends or Dividend Equivalents shall be payable, credited or accrued with respect to an Option.

7.02Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement (whether cash, Stock, or other property), and the method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be free-standing or in tandem or combination with any other Award. The base price per share of Stock subject to an SAR shall be determined by the Committee, provided that, except with respect to Substitute Awards, such base price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR. No dividends or Dividend Equivalents shall be payable, credited or accrued with respect to an SAR.

7.03Restricted Stock Shares. The Committee is authorized to grant Restricted Stock Shares to Eligible Persons on the following terms and conditions:

(a)

Grant and Restrictions. Restricted Stock Shares shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant shall pay such consideration for the Restricted Stock Shares as the Committee may require, which shall not be less than the par value of the Restricted Stock Shares on the date of grant unless the Restricted Stock Shares are to be settled in treasury shares. Section 10.04(b) (restricting elections under Section 83(b)of the Code) shall apply to Restricted Stock Shares except to the extent provided in the Award Agreement. Except to the extent restricted under the terms of the Plan or any Award Agreement relating to the Restricted Stock Shares, a Participant granted Restricted Stock Shares shall have all of the rights of a stockholder, including the right to vote the Restricted Stock Shares and the right to receive dividends thereon (subject to subsection (c) below).

(b)

Evidence of Stock Ownership. Restricted Stock Shares granted under the Plan may be evidenced in such manner as the Committee shall determine, including appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. If certificates representing Restricted Stock Shares are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock Shares, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock Shares.

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(c)

Dividends and Splits. Any cash dividends paid on a Restricted Stock Share shall be automatically reinvested in additional Restricted Stock Shares or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Cash, shares of Stock or other property distributed in connection with a stock split or stock dividend, and other property distributed as a non-cash dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Shares with respect to which such Stock or other property has been distributed.

7.04Restricted Stock Units. The Committee is authorized to grant RSUs to Eligible Persons, subject to the following terms and conditions:

(a)

Award and Restrictions. RSUs shall be subject to restrictions constituting a Substantial Risk of Forfeiture, which conditions may be time-based or performance-based. Unless deferred pursuant to Section 6.08, settlement of RSUs by delivery of cash, shares of Stock, or other property, as specified in the Award Agreement, shall occur upon the lapse of the Substantial Risk of Forfeiture, but no later than the 15th day of the third month after the later of (a) the last day of the first calendar year in which the Award is no longer subject to a Substantial Risk of Forfeiture or (b) the last day of the Company’s first fiscal year in which the Award is no longer subject to a Substantial Risk of Forfeiture. In addition, RSUs shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the same time as the Substantial Risk of Forfeiture or at earlier or later specified times, separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except as restricted under the terms of the Plan or any Award Agreement relating to the RSUs, prior to settlement a Participant granted RSUs shall have the right to receive Dividend Equivalents thereon pursuant to subsection (b) but shall have no right to vote respecting the RSUs or any other rights of a stockholder.

(b)

Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on RSUs shall be automatically deemed reinvested in RSUs and shall be paid when the RSUs to which they relate are settled. Notwithstanding the foregoing, Dividend Equivalents shall be forfeited if the RSUs to which they relate are forfeited or otherwise not earned. Cash, shares of Stock or other property distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and Substantial Risk of Forfeiture to the same extent as the RSUs with respect to which such Stock or other property has been distributed.

7.05Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Participant to receive cash, shares of Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a freestanding basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify with due regard to the applicability of Section 409A of the Code. Notwithstanding the foregoing, (a) Dividend Equivalents shall not be provided with respect to Options or Stock Appreciation Rights, and (b) any Dividend Equivalents associated with any other Award shall be subject to the same vesting conditions as the shares subject to such Award to which the Dividend Equivalents relate, and shall be forfeited to the extent the Award is forfeited or otherwise not earned.

7.06Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares and Performance Units to Eligible Persons, subject to the following terms and conditions:

(a)

Performance Shares shall be denominated in shares of Stock. Performance Units shall be denominated in dollars and have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units or Performance Shares that will be paid out to the Participant, and shall set a performance period in accordance with Section 8.01.

(b)

After the applicable performance period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the number and value of Performance Units or Performance Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

(c)

Unless the Performance Shares or Performance Units are deferred as provided in Section 6.08, payment of earned Performance Units and Performance Shares shall be made in a single lump sum, as soon as practicable after the Committee has determined the number of Performance Units or Performance Shares earned for the performance period, but no later than the 15th day of the third month after the later of (a) the last day of the first calendar year in which the Participant’s rights to such Units/Shares have become vested and nonforfeitable and the Substantial Risk of Forfeiture has lapsed or (b) the last day of the Company’s first fiscal year in which the Participant’s rights to such

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Units/Shares have become vested and nonforfeitable and the Substantial Risk of Forfeiture has lapsed. Except as otherwise provided in an Award Agreement, the Committee shall pay earned Performance Shares in Stock but may in its sole discretion and as set forth in the Award Agreement pay earned Performance Units in the form of cash or in Stock (or in a combination thereof) which have an aggregate Fair Market Value equal to the value as of the date of distribution of the number of earned Performance Units at the close of the applicable performance period. Such Stock may be made subject to any further restrictions deemed appropriate by the Committee.

(d)

Unless otherwise provided in the Award Agreement, Participants shall be entitled to receive Dividend Equivalents paid with respect to Stock which has been earned and become vested as of the close of the performance period in connection with grants of Performance Units or Performance Shares but not yet distributed to Participants, provided that any such Dividend Equivalents shall in all cases be subject to the same terms and conditions as apply to Dividends Equivalents earned with respect to RSUs as set forth in Section 7.04(b).

7.07Annual Equity Grants, Deferred Stock Units and Deferrals for Non-Employee Directors.

(a)

Unless the Board or the Committee sets a different equity award policy for Non-Employee Directors, but subject to the limitation in Section 5.03, on the date specified by the Committee of each year, each Non-Employee Director shall receive a fully vested annual grant of shares of Stock (an “Annual Equity Grant”), with the number determined by dividing a dollar amount by the Fair Market Value of a share of Stock on the date of the Annual Equity Grant. Except as otherwise determined by the Board or the Committee, if the Non-Employee Director has then not served for the full period since the date of the prior Annual Equity Grant, his or her Annual Equity Grant shall be a pro-rata grant based on the full months of service as a Non-Employee Director since the date of the prior Annual Equity Grant. The dollar amount shall be such amount as may be approved by the Committee from time to time as part of its periodic evaluation of Non-Employee Director compensation. Unless deferred under subsection (b) below, the Annual Equity Grant shall be immediately distributed in Stock.

(b)

A Non-Employee Director may elect to defer all or any part (in 10% increments) of his or her Annual Equity Grant into either deferred stock units (“DSUs”) or, to the extent permitted by the Committee, into the account (the “Deferred Cash Compensation Account”) established under subsection (c) below.

(i)

An election to defer the Annual Equity Grant shall be made on or before December 31 of the calendar year preceding the calendar year in which the 12-month period over which the Annual Equity Grant is earned begins (except for a new Non-Employee Director, in which event Section 6.08(b) shall apply), on a form (which may be electronic) prescribed by the Company. Notwithstanding the foregoing, if an Annual Equity Grant is subject to a condition requiring the Non-Employee Director to remain in continuous service for a period of at least 12 months, the Non-Employee Director may elect to defer such Annual Equity Grant on or before the 30th day after the first day of such period, provided that the election is made at least 12 months in advance of the earliest vesting date (other than vesting on account of death or a Change in Control). An election to defer an Annual Equity Grant shall become irrevocable for the period to which it applies as of the last date for making such election. Notwithstanding Section 6.08(a), a deferral election under this subsection (b) shall carry over from year to year, unless changed or revoked at the same time and in the same manner as the a deferral election could be made under this subsection (b). The deferral election shall include (i) the designation and portion of the Annual Equity Grant to be deferred, (ii) whether it shall be deferred into DSUs or, if permitted by the Committee, into the Deferred Cash Compensation Account and (iii) to the extent the Non-Employee Director elects an alternative time and form of payment pursuant to clause (iv) of this Section 7.07(b) or clause (iv) of Section 7.07(c), below, the time and form of payment of the Non-Employee Director’s DSUs or Deferred Cash Compensation Account, as applicable.

(ii)

The value of any DSU at any time shall be the Fair Market Value of one share of Stock. Prior to the conversion of DSUs to a cash-denominated deferral account pursuant to clause (iii) below or the settlement of DSUs in Stock, Dividend Equivalents shall be earned on DSUs and converted into additional DSUs based on the Fair Market Value of the Stock on the date the dividends are converted.

(iii)

Except to the extent a Non-Employee Director elects an alternative time and form of payment pursuant to clause (iv) below, DSUs will be converted to a cash-denominated deferral account as of the date of the Non-Employee Director’s Termination of Service, in an amount equal to the Fair Market Value of the DSUs as of such date, and such account shall be paid out in cash in two installments. The first installment shall be paid within 30 days after the date of the Non-Employee Director’s Termination of Service in an amount equal to one-half of the value of such deferral account. The second installment shall be paid on the first annual anniversary of the first installment payment in an amount equal to the remaining value of such deferral account; provided that during the period beginning on the date of the Non-Employee Director’s Termination

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of Service and prior to payment of the second installment, such account will be credited with interest on a monthly basis at a monthly compounding rate (the “Prime Borrowing Rate”) equal to the prime lending rate of interest in effect as of the first business day of that month as quoted by the Company’s then-current lending bank financing source for commercial borrowings.

(iv)

In lieu of the time and form of payment prescribed by clause (iii) above, a Non-Employee Director may elect either or both of the following: (A) that all of his or her DSUs be paid or commence within 30 days after the date of the Non-Employee Director’s Termination of Service and be paid in the form of a lump-sum distribution or in annual installments payable over a period of five, ten or 15 years and/or (B) that all of his or her DSUs be credited and paid in the form of an equal number of shares of Stock; provided that if a Non-Employee Director has previously made an election to defer any Annual Equity Grants in the form of DSUs, (x) any subsequent election with respect to the time or form of payment pursuant to clause (A) above shall not take effect until the 12-month anniversary of the date of such election, and shall take effect only if the previously-scheduled payment date does not occur within such 12-month period, and (y) the Non-Employee Director must elect that, notwithstanding clause (A) above, the DSUs be paid or commence on a date that is at least five years after the date on which the DSUs otherwise would have been paid or commenced and in no event shall installments continue later than 15 years after the date of such Non-Employee Director’s Termination of Service. For purposes of Section 409A of the Code, a right to receive installment payments pursuant to this Section 7.07(b) shall be treated as a right to receive a single payment. Unless the Non-Employee Director elects to receive a distribution in the form of shares of Stock, then following the date of the Non-Employee Director’s Termination of Service and prior to the date on which the DSUs are paid in full, the unpaid DSUs will be credited with interest on a monthly basis at the Prime Borrowing Rate. If a Non-Employee Director elects to receive his or her DSUs in the form of installments, and the value of such DSUs is less than $10,000 as of the date of such Non-Employee Director’s Termination of Service or any anniversary thereof, then the unpaid portion of such Non-Employee Director’s DSUs shall be distributed to such Non-Employee Director in a lump-sum distribution. Within 90 days after the date of a Non-Employee Director’s death, all unpaid installments shall accelerate and be paid to the Non-Employee Director’s beneficiary or estate in a lump sum payment.

(c)

A Non-Employee Director may elect to defer all or any part (in 10% increments) of his or her annual retainer, committee fees, meeting fees, or any similar fees for service as a Non-Employee Director (“Directors Fees”), plus, to the extent permitted by the Committee, all or any portion (in 10% increments) of his or her Annual Equity Grant, into a Deferred Cash Compensation Account.

(i)

An election to defer Directors Fees into the Deferred Cash Compensation Account shall be made on or before December 31 of the calendar year preceding the calendar year in which the Directors Fees are earned (except for a new Non-Employee Director, in which event Section 6.08(b) shall apply), on a form (which may be electronic) prescribed by the Company. Such election shall become irrevocable for the period to which it applies as of the last date for making such election. Notwithstanding Section 6.08(a), a deferral election under this subsection (c) shall carry over from year to year, unless changed or revoked at the same time and in the same manner as a deferral election could be made under this subsection (c). The deferral election shall include (i) the designation and portion of the Directors Fees to be deferred and (ii) to the extent the Non-Employee Director elects an alternative time of payment pursuant to clause (iv) below, the time of payment of the Non-Employee Director’s Deferred Cash Compensation Account.

(ii)

The Deferred Cash Compensation Account shall accrue interest on a monthly basis at a monthly compounding rate equal to 120% of the applicable federal midterm rate (as determined under Section 1274(d) of the Code) until the Non-Employee Director’s Termination of Service.

(iii)

Except to the extent a Non-Employee Director elects an alternative time of payment pursuant to clause (iv) below or, if permitted by the Committee, Section 7.07(b) above, the Deferred Cash Compensation Account will be paid out in cash in two installments. The first installment shall be paid within 30 days after the date of the Non-Employee Director’s Termination of Service in an amount equal to one-half of the balance of his or her Deferred Cash Compensation Account. The second installment shall be paid on the first annual anniversary of the first installment payment in an amount equal to the remaining balance of the Non-Employee Director’s Deferred Cash Compensation Account. Following the date of the Non-Employee Director’s Termination of Service and prior to the payment of the second installment, the Deferred Cash Compensation Account will be credited with interest on a monthly basis at Prime Borrowing Rate.

(iv)	In lieu of the time of payment prescribed by clause (iii) above, a Non-Employee Director may elect that all of his or her Deferred Cash Compensation Account be paid or commence within 30 days

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after the date of the Non-Employee Director’s Termination of Service and be paid in the form of a lump sum distribution or in annual installments payable over a period of five, ten or 15 years; provided that if a Non-Employee Director has previously made an election to defer any Directors Fees or Annual Equity Grants to his or her Deferred Cash Compensation Account, (x) any subsequent election with respect to the time of payment pursuant to this clause (iv) shall not take effect until the 12-month anniversary of the date of such election, and shall take effect only if the previously scheduled payment date does not occur within such 12-month period, and (y) the Non-Employee Director must elect that, notwithstanding clause (A) above, the Deferred Cash Compensation Account be paid or commence on a date that is at least five years after the date on which the Deferred Cash Compensation Account otherwise would have been paid or commenced and in no event shall installments continue later than 15 years after the date of such Non-Employee Director’s Termination of Service. For purposes of Section 409A of the Code, a right to receive installment payments pursuant to this Section 7.07(c) shall be treated as a right to receive a single payment. Following the date of the Non-Employee Director’s Termination of Service and prior to full payment of the Deferred Cash Compensation Account, the Deferred Cash Compensation Account will be credited with interest on a monthly basis at the Prime Borrowing Rate. If a Non-Employee Director elects to receive his or her Deferred Cash Compensation Account in the form of installments, and the value of such Deferred Cash Compensation Account is less than $10,000 as of the date of such Non-Employee Director’s Termination of Service or any anniversary thereof, then the unpaid portion of such Non-Employee Director’s Deferred Cash Compensation Account shall be distributed to such Non-Employee Director in a lump-sum distribution. Within 90 days after the date of a Non-Employee Director’s death, all unpaid installments shall accelerate and be paid to the Non-Employee Director’s beneficiary or estate in a lump sum payment.

(d)	Annual Equity Grants, DSUs, and the Deferred Cash Compensation Account, shall be fully vested at all times.
(e)	The Committee may from time to time establish other compensation and deferral arrangements for Non-employee Directors in addition to or in lieu of the program outlined above in this Section 7.07.

7.08Bonus Stock and Other Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Stock or factors that may influence the value of shares of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, purchase rights for shares of Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of shares of Stock or the value of securities of or the performance of specified subsidiaries or Affiliates or other business units. The Committee is authorized to grant shares of Stock as a bonus, or to grant shares of stock or other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such Awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Stock, other Awards, or other property, as the Committee shall determine, subject to any applicable restrictions of this Plan.

7.09Cash Awards. The Committee is authorized to grant cash Awards to Eligible Persons as a bonus on such terms and condition as the Committee shall determine, subject to any applicable restrictions of this Plan.

VIII.	Performance Awards

8.01Performance Awards Generally. The Committee is authorized to grant any Award in the form of a Performance Award. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards or property (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee over a performance period established by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. After the end of each performance period, the Committee shall determine the amount, if any, of the Performance Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a Performance Award shall be reduced from the amount of his or her potential Performance Award, including a determination to make no final Award whatsoever, and may exercise its discretion to increase the amounts payable under any Performance Award. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service by the Participant or other event (including a Change in Control) prior to the end of a performance period or otherwise prior to settlement of such Performance Awards. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, as provided in the Award Agreement in the discretion of the Committee.

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8.02Performance Criteria. A Performance Award may be subject to any performance criteria selected by the Committee, including without limitation the following:

(a)	Sales, on a corporate, divisional or unit basis, including (i) net sales; (ii) unit sales volume; (iii) aggregate product price; (iv) same store sales or (v) comparable store sales;
(b)	Share price, including (i) market price per share; and (ii) share price appreciation;
(c)

Earnings, on a corporate, divisional or unit basis, including (i) earnings per share, reflecting dilution of shares; (ii) gross or pre-tax profits; (iii) post-tax profits; (iv) operating profit; (v) earnings net of or including dividends; (vi) earnings net of or including the after-tax cost of capital; (vii) earnings before (or after) interest and taxes (“EBIT”); (viii) earnings per share from continuing operations, diluted or basic; (ix) earnings before (or after) interest, taxes, depreciation and amortization (“EBITDA”); (x) pre-tax operating earnings after interest and before incentives, service fees and extraordinary or special items; (xi) operating earnings; (xii) growth in earnings or growth in earnings per share; and (xiii) total earnings;

(d)

Return on equity, on a corporate, divisional or unit basis; including (i) return on equity; (ii) return on invested capital; (iii) return or net return on assets; (iv) return on net assets; (v) return on gross sales; (vi) return on investment; (vii) return on capital; (viii) return on committed capital; (ix) financial return ratios; (x) value of assets; and (xi) change in assets;

(e)	Cash flow(s), on a corporate, divisional or unit basis, including (i) operating cash flow; (ii) net cash flow; (iii) free cash flow; (iv) cash flow on investment;
(f)	Revenue, on a corporate, divisional or unit basis, including (i) gross or net revenue; and (ii) changes in annual revenues;
(g)	Margins, on a corporate, divisional or unit basis, including (i) adjusted pre-tax margin; and (ii) operating margins;
(h)	Income, on a corporate, divisional or unit basis, including (i) net income; and (ii) consolidated net income;
(i)	Economic value added;
(j)

Costs, on a corporate, divisional or unit basis, including (i) operating or administrative expenses; (ii) operating expenses as a percentage of revenue; (iii) expense or cost levels; (iv) reduction of losses, loss ratios or expense ratios; (v) reduction in fixed costs; (vi) expense reduction levels; (vii) operating cost management; and (viii) cost of capital;

(k)

Financial ratings, on a corporate, divisional or unit basis, including (i) credit rating; (ii) capital expenditures; (iii) debt; (iv) debt reduction; (v) working capital; (vi) average invested capital; and (vii) attainment of balance sheet or income statement objectives;

(l)

Market or category share, on a corporate, divisional or unit basis, including (i) market share; (ii) volume; (iii) unit sales volume; and (iv) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas;

(m)

Shareholder return, including (i) total shareholder return, shareholder return based on growth measures or the attainment of a specified share price for a specified period of time; and (ii) dividends; and

(n)

Nonfinancial performance criteria on a corporate, divisional or unit basis, including (i) attainment of strategic and business goals; (ii) regulatory compliance; (iii) productivity and productivity improvements; (iv) inventory turnover, average inventory turnover or inventory controls; (v) net asset turnover; (vi) customer satisfaction; (vii) employee satisfaction; (viii) employee diversity goals; (ix) employee turnover; (x) environmental goals; (xi) social goals; (xii) goals in corporate ethics and integrity; (xiii) safety goals; (xiv) business integration goals; (xv) business expansion goals or goals relating to acquisitions or divestitures; and (xvi) succession plan development and implementation.

In establishing a Performance Award or determining the achievement of an applicable performance measure, the Committee may provide that achievement of a performance measure may be amended or adjusted to include or exclude components of such performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, litigation or claim judgments or settlements, acquisitions and divestitures, changes in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, annual

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incentive payments or other bonuses, capital charges, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

IX.	Change in Control

Unless otherwise provided in the Award Agreement, in the event there is any Change in Control, the Committee may, in its discretion, with respect to any Award or agreement that is not 409A Compensation, without the consent of the Participant, provide for any or all of the following to occur:

(a)	the assumption or substitution of, or adjustment to, such outstanding Award or agreement;
(b)

acceleration of the vesting of such Award and termination of any restrictions or performance conditions on such Award, either immediately upon the Change in Control or upon the Termination of Service of the Participant within a fixed time following the Change in Control, as determined by the Committee; or

(c)	the cancellation of such Award or agreement for a payment to the Participant in cash or other property in an amount determined by the Committee.

In addition, with respect to any unexercised Option or SAR, the Committee may extend the period for exercising the vested portion thereof for a stated period following such a Termination of Service within such fixed time (but only during the stated term of the Option or SAR).

X.	General Provisions

10.01Additional Award Forfeiture Provisions. The Committee may condition an Eligible Person’s right to receive a grant of an Award, or a Participant’s right to exercise an Award, to retain Stock, cash or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other property received upon sale of Stock acquired in connection with an Award, upon the Participant’s compliance with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, Directors and Affiliates, or other requirements applicable to the Participant, as determined by the Committee, at the time of grant or otherwise, including during specified periods following Termination of Service Nothing contained in this Section 10.01 or an Award is intended to limit the Participant’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

10.02Compliance with Legal and Other Requirements.

(a)

The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation (including, without limitation, obtaining any approval, order or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency that the Committee or the Company shall determine to be necessary or advisable), listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Company may consider appropriate, and may require any Participant, as a condition of receiving payment under an Award or delivery of Stock under an Award, to make such representations and covenants, furnish such information and comply with or be subject to such other conditions as the Company deems necessary or advisable in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)

Without limiting the generality of the foregoing, no Stock or other form of payment shall be delivered with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal, state and other securities laws. All certificates, or book-entry accounts, for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Stock is then listed and any applicable federal, state or other securities laws, and the

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Amended and Restated 2021 Omnibus Incentive Plan	B-22

Company may cause a legend or legends to be placed on any such certificates, or notations on such book-entry accounts, to make appropriate reference to such restrictions. The foregoing provisions of this Section 10.02(b) shall not be effective with respect to Awards held by United States residents (a) if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, and the Stock is a “covered security” within the meaning of Section 18 of the Securities Act of 1933, as amended, or (b) if and so long as the Company determines that application of such provisions are no longer required or desirable. Without limiting the foregoing, the Committee may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any shares of Stock delivered under the Plan, including, without limitation, restrictions under the Company’s insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers.

10.03Designation of Beneficiary. By written instrument filed with the Company during the Participant’s lifetime in a manner specified by the Committee in the Award Agreement or in the Committee’s rules and procedures of general application, each Participant may file with the Committee a written designation of one or more persons or revocable trusts as the Beneficiary who shall be entitled to receive the amount, if any, payable hereunder after the Participant’s death or to exercise an Award or to receive settlement of an Award after the Participant’s death. No such designation of Beneficiary shall be effective until filed with the Company. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company prior to the Participant’s death shall be controlling. If no such Beneficiary designation is in effect at the time of the Participant’s death, or if no designated Beneficiary survives the Participant, the Participant’s estate shall be deemed to have been designated his or her Beneficiary and the executor or administrator thereof shall receive the amount, if any, payable hereunder and shall be entitled to exercise or receive settlement of an Award after the Participant’s death. If the Committee is in doubt as to the right of any person as Beneficiary, the Company may retain any amount in question until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

10.04Tax Provisions.

(a)

Withholding. The Company and any Affiliate is authorized to withhold, at the time of grant or settlement or other time as appropriate, from any Award or account, any payment relating to an Award or account, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes required to be withheld by the Company or Affiliate. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of the Company’s (or an Affiliate’s) withholding obligations in the discretion of the Committee. Unless the Committee otherwise specifies, Participants shall satisfy withholding tax amounts by having the Company (or an Affiliate) withhold from the Stock to be delivered upon exercise of an Option or vesting or settlement of an Award that whole number of shares of Stock having a Fair Market Value equal to the amount to be withheld, and any additional withholding amount shall be satisfied in cash.

(b)

Required Consent to and Notification of Section 83(b) Election of the Code. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(c)

Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Committee of such disposition within ten days thereof.

(d)

Payment of Tax Amount. Notwithstanding anything herein to the contrary, in the event the Internal Revenue Service should finally determine that an Award that has not been settled is nevertheless required to be included in the Participant’s or a Beneficiary’s gross income for federal income tax purposes, then an amount necessary to pay the applicable federal, state or local income taxes on such includible value shall be distributed with respect to the Award in a lump sum cash payment within sixty (60) days after such determination, without the requirement of separate approval by the Committee. A “final determination” of the Internal Revenue Service is a determination in writing ordering the payment of additional tax, reporting of additional gross income or otherwise requiring an account or portion thereof to be included in gross income, which is not appealable or which the Participant or Beneficiary does

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not appeal within the time prescribed for appeals. For avoidance of doubt, this Section 10.04(d) applies to all Awards and accounts, including both 409A Compensation and non-409A Compensation.

(e)

Participant Responsibility. Each Participant is solely responsible for all taxes of any nature imposed on the Participant in connection with any Award, including without limitation any taxes under Section 409A or Section 4999 of the Code. Nothing in this Plan or any Award Agreement shall be construed to guarantee the tax consequences to the Participant of any Award.

10.05Limitation on Benefits.

(a)

To the extent that any payment or distribution to or for the benefit of a Participant pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any of its affiliated companies, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the “Payments”) would be subject to the excise tax (the “Excise Tax”) imposed by Section 4999 of the Code, then the Company shall reduce the Payments to the amount that is (after taking into account federal, state, local and social security taxes at the maximum marginal rates, including any excise taxes imposed by Section 4999 of the Code) one dollar less than the amount of the Payments that would subject the Participant to the Excise Tax (the “Safe Harbor Cap”) if, and only if, such reduction would result in the Participant receiving a higher net after-tax amount. Unless a Participant shall have given prior written notice specifying a different order to the Company to effectuate the Safe Harbor Cap, the Payments to be reduced hereunder will be determined in a manner which has the least economic cost to the Participant and, to the extent the economic cost is equivalent, will be reduced in the reverse order of when the Payment would have been made to the Participant until the reduction specified herein is achieved. A Participant’s right to specify the order of reduction of the Payments shall apply only to the extent that it does not directly or indirectly alter the time or method of payment of any amount that is deferred compensation subject to (and not exempt from) Section 409A.

(b)

All determinations required to be made under this Section 10.05, including whether and when the Safe Harbor Cap is required and the amount of the reduction of the Payments pursuant to the Safe Harbor Cap and the assumptions to be utilized in arriving at such determination, shall be made by a public accounting firm or other nationally recognized consulting firm with expertise in Section 280G of the Code that is retained by the Company as of the date immediately prior to the Change in Control (the “Calculating Firm”) which shall provide detailed supporting calculations both to the Company and the Participant within fifteen (15) business days of the receipt of notice from the Company or the Participant that there has been a Payment, or such earlier time as is requested by the Company (collectively, the “Determination”). All fees and expenses of the Calculating Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Calculating Firm in connection with the performance of the services hereunder. The Determination by the Calculating Firm shall be binding upon the Company and the Participant. The Company shall bear and pay directly all costs and expenses incurred in connection with any contests or disputes with the Internal Revenue Service relating to the Excise Tax, and the Participant shall cooperate, to the extent his or her reasonable out-of-pocket expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any such contests or disputes.

10.06Amendment and Termination of the Plan. The Company, acting through the Board or the Committee, may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if (i) stockholder approval is required to enable the Plan to satisfy any applicable federal or state statutory or regulatory requirements or applicable exchange listing requirements, or (ii) such amendment or modification seeks to modify the Non-Employee Director compensation limit set forth in Section 5.03 or the prohibition on repricing set fort in Section 10.07; and provided further, that, without the consent of an affected Participant, no such Board or Committee action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless the Board or the Committee determines that such action would result in an income tax penalty on the Participant).

10.07No Repricing. Without the approval of stockholders and except in connection with a Change in Control or the adjustment provisions set forth in Section 5.04, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” within the meaning of the listing requirements of the Nasdaq Stock Market. In addition, and for avoidance of doubt, none of the following is permitted to occur without approval of stockholders: (a) lowering the grant price of outstanding Options and SARs, and (b) cancelling outstanding Options and SARs in exchange for cash, other Awards, or replacement Options and SARs with grant prices that are less than the grant prices of the cancelled Options or SARs, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.04.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Amended and Restated 2021 Omnibus Incentive Plan	B-24

10.08Clawback; Right of Setoff. Awards are subject to the Company’s policy on recoveries and such other terms and conditions as the Committee may impose, including, without limitation, the Company’s Policy on Recoupment of Compensation Due to Improper Conduct and the Company’s Policy on Recoupment of Incentive Compensation, in both cases as applicable. The Company or any Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or an Affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section. Notwithstanding the foregoing, no setoff form 409A Compensation may be made if it results in acceleration or deferral of the permitted payment date under Section 409A of the Code.

10.09Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, and such other arrangements may be either applicable generally or only in specific cases.

10.10Treatment of Awards by Other Plans. No Award shall be treated as compensation for the purpose of determining benefits based on compensation under any other plan or arrangement of the Company or any Affiliate unless such plan or arrangement provides to the contrary making specific reference to this Plan or to such form of compensation under the Former Plan.

10.11Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration, or if less, the Fair Market Value on the date of forfeiture of the Stock for which the Participant paid. Distributions in Stock shall be made in whole and fractional shares, unless the Company elects to pay fractional shares in cash.

10.12Considerations Under Section 409A of the Code.

(a)

Construction in Compliance with Section 409A of the Code. The Company intends that none of the grant, exercise, settlement or amendment or termination of any Award under the Plan will cause the Participant to be liable for payment of interest or a tax penalty under Section 409A of the Code. The provisions of the Plan and any Award Agreement shall be construed consistent with that intent.

(b)

Six-Month Delay. Any distribution or settlement of 409A Compensation triggered by the Termination of Service of a Specified Employee that would otherwise be made prior to the Deferred Distribution Date (as defined below) shall not occur earlier than the Deferred Distribution Date. The “Deferred Distribution Date” is the day that is six (6) months and one (1) day after a Participant’s Termination of Service (or the Specified Employee’s date of death, if earlier).

10.13Governing Law. The Plan and all agreements and forms hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

10.14Awards to Participants Outside the United States. The Committee may adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for a Participant or group of participants who are then resident or primarily employed outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized (a) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of evidence of Stock ownership which vary with local requirements; (b) to adopt sub-plans, and Plan addenda as the Committee deems desirable, to accommodate foreign laws, regulations and practice; and (c) to modify the terms of any Award under the Plan in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.

10.15Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or an Affiliate, (ii) interfering in any way with the right of the Company or an Affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award. Neither the Plan nor any action taken hereunder shall be construed to alter the status of any Eligible Person or Participant as an employee at will. Except as expressly provided in the Plan or an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

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B-25	Amended and Restated 2021 Omnibus Incentive Plan

10.16Severability; Entire Agreement. If any of the provisions of this Plan or any Award Agreement are finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of provision of a restrictive covenant applicable to an Award pursuant to Section 10.01 (a “Restrictive Covenant”) is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder; and further provided that if any portion of a Restrictive Covenant is finally held to be invalid, illegal or unenforceable notwithstanding such modification or because such modification of the acceptable scope does not cure such invalidity, illegality or unenforceability, such provision shall not be severable, the entire Award shall be deemed invalid, illegal and unenforceable; the Company and its Affiliates shall have no liability or obligation respecting such Award, and the Participant shall forthwith restore to the Company any payment or settlement previously made pursuant to that Award. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

10.17Plan Term. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan, and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan; subject to Section 7.01(c)(iii) regarding Incentive Stock Options.

10.18Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.

10.19General Creditor Status. With respect to any Award other than Restricted Stock Shares, each Participant and Beneficiary shall be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such Participant or Beneficiary hereunder. All payments to persons entitled to benefits hereunder shall be made out of the general assets of the Company and shall be solely the obligation of the Company. To the extent the Plan is a promise by the Company to pay benefits in the future and it is the intention of the Company and Participants that the Plan be “unfunded” for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended).

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

C-1

Appendix C

Amended and Restated Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan

WALGREENS BOOTS ALLIANCE, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As amended and restated effective January 30, 2025)

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C-2	Amended and Restated Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan

WALGREENS BOOTS ALLIANCE, INC.

EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated effective January 30, 2025)

Walgreen Co. (“Walgreens”) previously maintained the Walgreen Co. 1982 Employees Stock Purchase Plan which was amended and restated in the form of the Walgreen Co. Employee Stock Purchase Plan effective July 1, 2014 (the “Plan”). On December 31, 2014, a reorganization of Walgreens into a holding company structure (the “Reorganization”) was completed. Pursuant to the Reorganization, Walgreens became a wholly owned subsidiary of a new Delaware corporation named Walgreens Boots Alliance, Inc. (the “Company”). In connection with the Reorganization, the Plan and all Options then outstanding under the Plan were assumed by the Company. The Plan was last amended and restated effective as of April 1, 2019. The Plan is hereby amended and restated as set forth herein, effective as of January 30, 2025, provided that shareholders of the Company approve the Plan within twelve months following its adoption by the Board (as defined below). This plan document sets forth the terms and conditions of the Plan for all grants of Options on or after January 31, 2025. For the terms and conditions of the Plan applicable to Options granted prior to January 31, 2025, refer to the version of the Plan in effect as of the date such Options were granted.

1.	Definitions. Whenever used in the Plan, the words and phrases defined in this Section 1 shall have the following meaning unless a different meaning is clearly required by the context of the Plan, and when the defined meaning is intended the term is capitalized.
(a)	“Administrator” means the person or persons who are designated by the Committee to perform Plan administrative functions on behalf of the Committee.
(b)	“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
(c)	“Applicable Laws” means the requirements relating to the administration of equity-based awards and related shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the shares of Stock are listed or quoted and the applicable laws of any non-U.S. jurisdiction where Options are, or will be, granted under the Plan.
(d)	“Authorization Form” means an Eligible Employee’s Contribution authorization form, containing such terms, conditions and provisions as may be authorized by the Administrator, and in such paper or electronic form as may be prescribed by the Administrator.
(e)	“Board of Directors” or “Board” means the Board of Directors of the Company.
(f)	“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulations thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)	“Committee” means the Compensation and Leadership Performance Committee of the Board of Directors. Members of the Committee shall not be eligible to participate in the Plan.
(h)	“Company” means Walgreens Boots Alliance, Inc., a Delaware corporation.
(i)	“Compensation” shall be defined from time to time by the Committee in its sole discretion with respect to any Offering and Option Period. Except as otherwise defined by the Committee from time to time in its sole discretion, “Compensation” for an Option Period means wages, base salary, overtime and annual bonus received during such Option Period by an Eligible Employee for services to the Employer. Except as otherwise determined by the Committee, Compensation shall not include commissions, severance pay, hiring and relocation bonuses, pay in lieu of vacation, sick leave, any other bonus, incentive or other special payments, any amount realized from equity incentive awards, any amounts contributed by the Employer to any pension plan, any amounts paid by the Employer for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or pay in lieu of such benefits or any other form of compensation that may be paid from time to time to the Eligible Employee from the Employer. Compensation for Participants shall be pro-rated based upon the Compensation which he or she receives on each pay date during such Option Period. The Administrator shall have the discretion to determine the application of this definition to Eligible Employees outside the U.S.

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(j)	“Contribution” means the payroll deductions or, if permitted by the Administrator to comply with non-U.S. requirements, amounts contributed by the Participant to the Plan via cash, check or other means, used to fund the exercise of Options granted pursuant to the Plan.
(k)	“Date of Grant” shall be the first day of each Option Period.
(l)	“Designated Affiliate” means any Affiliate that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Non-423 Component.
(m)	“Designated Subsidiary” means any Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the 423 Component.
(n)	“Eligible Employee” means an Employee who meets the eligibility requirements in Section 6 of the Plan.
(o)	“Employee” means an individual who is employed by the Employer.
(p)	“Employer” means, with respect to an Option Period, the Company and each of its Designated Subsidiaries and Designated Affiliates.
(q)	“Exchange” means any national securities exchange or national market system on which the shares of Stock may from time to time be listed or traded.
(r)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(s)	“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the closing price of a share of Stock on the date in question (or, if there is no reported sale on such date, on the preceding date on which such price is reported) on the Nasdaq, or if the shares of Stock are not quoted or traded on the Nasdaq, the fair market value as determined by the Committee.
(t)	“Offering” means an offer under the Plan of an Option that may be exercised during an Option Period. For purposes of the Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries or Designated Affiliates will participate, even if the dates of the applicable Option Periods of each such Offering are identical.
(u)	“Option” means a right or rights to purchase shares of Stock under the Plan.
(v)	“Option Period” means the period of time during which offers to purchase shares of Stock are outstanding under the Plan. The Committee shall determine the length and commencement of each Offering Period and shall specify whether the Option Period applies to the 423 Component of the Plan, the Non-423 Component of the Plan, or both; provided that no Option Period shall exceed twenty-seven (27) months in length. For the sake of clarity, the Committee may establish different Option Periods for the 423 Component of the Plan and the Non-423 Component of the Plan.
(w)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(x)	“Participant” means any Eligible Employee who has elected to participate in the Plan.
(y)	“Plan” means this Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan (including both the 423 Component and the Non-423 Component), as amended and restated effective January 30, 2025, as it may be further amended and in effect from time to time.
(z)	“Purchase Date” means the last Trading Day of each Option Period.
(aa)	“Purchase Price” means the purchase price of a share of Stock, determined under Section 10 of the Plan.
(bb)	“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.
(cc)	“Stock” means the common stock of the Company, par value $0.01 per share.

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C-4	Amended and Restated Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan

(dd)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ee)	“Trading Day” means a day on which Nasdaq is open for trading.
(ff)	“U.S.” means the United States of America.
(gg)	“U.S. Treasury Regulations” means the U.S. Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
2.	Effective Date. This Plan was originally established effective as of October 13, 1982, and has subsequently been amended from time to time. This amended and restated Plan is hereby effective as of January 30, 2025, subject to the approval of the shareholders of the Company.
3.	Purpose. The Plan is designed to assist Employees of the Company and its Designated Subsidiaries and Designated Affiliates in acquiring the Company’s Stock as an investment over a period of years on discounted basis through Contributions. This Plan includes two components: a Section 423 Component of the Code (the “423 Component”) and a non-Section 423 Component of the Code (the “Non-423 Component”). It is the Company’s intention to have the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, shall be administered, interpreted and construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such Options shall be granted pursuant to the rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities law or other objectives for Eligible Employees and the Company and its Designated Affiliates. Except as otherwise provided herein, the Non-423 Component will be operated and administered in the same manner as the 423 Component.
4.	Administration.
(a)	The Plan is administered by the Committee, which consists of three or more members who are appointed by and serve at the discretion of the Board. Members of the Committee are not employees of the Company and are therefore not eligible to participate in the Plan. The Committee has the general responsibility for maintaining and operating the Plan and the authority to construe and interpret the Plan and any agreement or instrument entered into under the Plan and to establish, amend, or waive rules and regulations for the Plan’s administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its authority to such person or persons as it may deem appropriate, including officers or other employees of the Company. References in this document to the “Administrator” shall mean the person or persons who are performing Plan administrative functions on behalf of the Committee. The Company will pay all expenses of administering the Plan, including brokerage commissions for stock purchases under the Plan.
(b)	Subject to the terms of the Plan and Applicable Laws, the Committee (or its delegate(s)) shall have the full power and authority to: (i) designate Participants; (ii) appoint the Administrator and direct the administration of the Plan by the Administrator in accordance with the provisions herein set forth; (iii) adopt rules of procedure and regulations necessary for the administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan; (iv) determine, in its sole discretion, all questions with regard to rights of Employees and Participants under the Plan, including but not limited to, the eligibility of an Employee to participate in the Plan, including whether an Employee shall be eligible to participate in the 423 Component of the Plan or the Non-423 Component, and the range of permissible percentages of Compensation an Eligible Employee may specify to be withheld or contribute and the maximum amount; (v) designate which entities shall be Designated Subsidiaries or Designated Affiliates; (vi) enforce the terms of the Plan and the rules and regulations it adopts; (vii) direct or cause the Administrator to direct the distribution of shares of Stock purchased hereunder; (viii) furnish or cause the Administrator to furnish the Employer with information which the Employer may require for tax or other purposes; (ix) engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may be advisable to assist it with the performance of its duties; (x) prescribe procedures to be followed by Eligible Employees in electing to participate herein; (xi) receive from each Employer and from Eligible Employees such information as shall be necessary for the proper administration of the Plan; (xii) maintain, or cause the Administrator to maintain, separate accounts in the name of each Participant to reflect his or her Participant account under the Plan; (xiii) interpret and construe the Plan in its sole discretion; (xiv) correct any defect, supply any omission and reconcile for inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect; (xv) correct any administrative error relating to the Plan; (xvi) make any changes or modifications necessary to administer and implement the provisions of the Plan in any non-U.S. jurisdiction to the fullest extent possible, including adopting and amending stock purchase sub-plans with respect to Employees of non-U.S. Designated Subsidiaries and non-U.S. Designated Affiliates with such provisions as the Committee may deem appropriate. Without limiting the generality of the

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foregoing, the Committee is specifically authorized to adopt sub-plans which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code regarding, without limitation, (A) eligibility to participate, (B) the definition of Compensation, (C) the dates and duration of Option Periods or other periods during which Participants may make Contributions toward the purchase of shares of Stock, (D) the method of determining the Purchase Price and the discount from Fair Market Value at which shares of Stock may be purchased, (E) any minimum or maximum amount of Contributions a Participant may make in an Option Period or other specified period under the applicable sub-plan, (F) the treatment of options upon a change in control or a change in capitalization of the Company, (G) the handling of Contributions, (H) the making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), (I) establishment of bank or trust accounts to hold Contributions, (J) payment of interest, (K) conversion of local currency, (L) obligations to pay payroll tax, (M) determination of beneficiary designation requirements, (N) withholding procedures and (O) handling of stock certificates that vary with applicable local requirements. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, administer the Plan. In any such case, the Board shall have all authority and responsibility granted to the Committee herein.
(c)	To the extent not prohibited by Applicable Laws, the Committee, from time to time, may delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, the Administrator or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 4(c).
5.	Shares Subject to the Plan.
(a)	The maximum aggregate number of shares of Stock for which Options may be granted to all Participants under the Plan is 114,000,000. Shares of Stock under the Plan may consist of shares purchased in the open market by the Administrator on behalf of the Plan and its participants or authorized but unissued shares or shares reacquired by the Company. Shares of Stock represented by any unexercised portion of any terminated Option granted under the Plan may again be subject to Options granted under the Plan. The limitation set forth in this Section may be used to satisfy purchases of shares of Stock under either the 423 Component or the Non-423 Component and any applicable sub-plans.
(b)	Notwithstanding anything contained herein to the contrary, all shares of Stock acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.
6.	Eligibility.
(a)	General Rule. Subject to the requirements of Section 7, any full or part time Employee who is providing services to the Company, a Designated Subsidiary or a Designated Affiliate shall be eligible to participate as an “Eligible Employee” during the Option Period beginning on a Date of Grant, unless any such Employee is specifically excluded by the Committee from participation. The Committee, in its discretion, from time to time may, prior to a Date of Grant for all Options to be granted on such Date of Grant in an Offering, determine that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least 90 days of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, provided that any such exclusion is applied with respect to each Offering in a uniform manner to all similarly-situated Employees who otherwise would be Eligible Employees for that Offering. Further, Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.
(b)	Exceptions. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option under the Plan if:
i.	Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock (including for purposes of this Section 6(b) any stock he or she holds outstanding options to purchase) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary computed in accordance with Section 423(b)(3) of the Code, or

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C-6	Amended and Restated Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan

ii.	Such Option would permit such Employee’s right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company, its Parent and Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.
7.	Participation.
(a)	An Eligible Employee may become a Participant in the Plan by completing an Authorization Form and returning it to the Administrator prior to the Date of Grant for the applicable Option Period, unless an earlier time for filing the Authorization Form is set by the Committee for Eligible Employees with respect to such Option Period.
(b)	Except for differences that are otherwise consistent with Section 423(b)(5) of the Code, all Employees who participate in the 423 Component of the Plan and shall have the same rights and privileges.
8.	Contributions.
(a)	At the time a Participant enrolls in the Plan pursuant to Section 7, he or she may elect to have Contributions made during each pay period in any whole percentage from 1% to 25% of Compensation which he or she receives during each Option Period; provided, however, that a Participant’s Contribution shall be at least in a minimum amount (if any) established in accordance with the rules adopted by the Committee or the Administrator. The Administrator may permit Eligible Employees participating in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means to comply with non-U.S. requirements, provided, that such contributions shall not exceed 25% of the Compensation received each pay period, during the Option Period. A Participant’s Authorization Form will remain in effect for successive Option Periods unless terminated as provided in Section 9 hereof.
(b)	Payroll deductions or contributions, as applicable, for a Participant will commence on the first pay day following the Date of Grant and will end on the last pay day prior to the Purchase Date of such Option Period to which such authorization is applicable, unless earlier terminated by the Participant as provided in Section 9 hereof.
(c)	All Contributions made by a Participant will be credited to his or her account under the Plan on an after-tax basis.
9.	Contribution Changes, Discontinuance or Withdrawal. Subject to Applicable Laws, a Participant may increase, decrease or discontinue his or her Contributions to the Plan, or withdraw from the Plan and receive a refund of all Contributions (without interest), by completing any forms and following any procedures (and complying with specified deadlines), as established by the Administrator or its delegate. Unless otherwise determined by the Administrator or its delegate, (i) an election to increase or decrease Contributions will become effective beginning with the succeeding Option Period and (ii) an election to discontinue Contributions or withdraw from the Plan and receive a refund of all Contributions will become effective as soon as administratively practicable after receipt. If a Participant elects to discontinue Contributions or withdraw from the Plan, Contributions will not resume at the beginning of the succeeding Option Period, unless the Participant re-enrolls in the Plan as prescribed by the Administrator from time to time.
10.	Purchase Price. The Purchase Price of shares of Stock purchased pursuant to the exercise of an Option for any Option Period shall be established by the Committee (and may differ among Offerings, as determined by the Committee in its sole discretion), but in no event shall be less than the lesser of (i) 85% of the Fair Market Value of a share of Stock on the Date of Grant for the applicable Option Period or (ii) 85% of the Fair Market Value of a share of Stock on the applicable Purchase Date for such Option Period.
11.	Manner of Purchasing Stock.
(a)	With respect to those Eligible Employees who have enrolled in the Plan, the Administrator shall establish an account in the name of each Participant in the Plan. A Participant’s Contributions shall be credited to his or her account, shall be accumulated in such account without interest (except as may be required by Applicable Laws, as determined by the Committee) and shall be applied as of each Purchase Date to purchase at the Purchase Price for such date the maximum number of whole and fractional shares of Stock that may be purchased with such funds.
(b)	If a Participant’s account contains sufficient funds to purchase a full or fractional share of Stock as of any Purchase Date, he or she shall be deemed to have exercised an Option to purchase such Stock at the Purchase Price for such date. As of the Purchase Date, a Participant’s entitlement to such full and/or fractional share or shares of Stock shall be appropriately noted on the records of the Administrator. To the extent that an Option is not exercised between the Date of Grant and the end of an Option Period, the Option shall terminate and all funds in the Participant’s account not used to purchase shares of Stock on the Purchase Date shall be returned, without interest, to the Participant. In no event shall the number of shares of Stock purchased

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by any Participant for any Option Period exceed 5,000, or such other maximum number of shares as may be designated by the Committee from time to time.
(c)	In the event that the number of shares of Stock to be purchased by all Participants in any Option Period exceeds the number of shares of Stock then available for issuance under the Plan, (i) the Company shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Committee shall, in its sole discretion, determine to be equitable and (ii) all funds not used to purchase shares of Stock on the Purchase Date shall be returned, without interest, to the Participants (except as may be required by Applicable Laws, as determined by the Committee).
12.	Use of Funds. All Contributions received or held by the Company, Designated Affiliates and/or Designated Subsidiaries under the Plan may be used by the Company, Designated Affiliates and/or Designated Subsidiaries for any corporate purpose, and the Company, Designated Affiliates and/or Designated Subsidiaries shall not be obligated to segregate such funds, except as may be required by Applicable Laws, as determined by the Committee. Until the shares of Stock are issued, Participants will only have the rights of an unsecured creditor with respect to the Plan, although Participants in certain non-U.S. jurisdictions may have additional rights where required under Applicable Laws, as determined by the Committee.
13.	Withholding. Notwithstanding any provision of the Plan, at the time the Participant’s Option under the Plan is exercised, in whole or in part, or at the time some or all of the shares of Stock issued under the Plan are disposed of by a Participant (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the payment and/or withholding of U.S. federal, state, local, non-U.S. or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Shares (or any other time that a taxable event related to the Plan occurs), including, for the avoidance of doubt, any liability of the Participant to pay an Employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or Employer may, but shall not be obligated to, withhold from the Participant’s compensation, the amount necessary for the Company or Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or Employer any tax deductions or benefits attributable to a sale or early disposition of shares of Stock by the Participant. In addition, the Company or Employer may (i) withhold from the proceeds of the sale of shares of Stock, (ii) withhold a sufficient whole number of shares of Stock otherwise issuable upon purchase having an aggregate Fair Market Value sufficient to satisfy applicable withholding obligations, or (iii) withhold by any other means set forth in the applicable Authorization Agreement.
14.	Issuance of Stock Certificates and Shareholders Rights. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Company. As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Stock occurs, the Administrator shall establish procedures for the shares of Stock purchased by each Participant to be issued to such Participant by the Company in book entry form, in a brokerage account, in stock certificate form or such other acceptable method of issuance. None of the rights or privileges of a shareholder of the Company shall exist with respect to Stock purchased under the Plan unless and until the Participant shall become the beneficial owner of such Stock on the records of the Company.
15.	Registration of Stock. Stock issued hereunder, will be registered only in the name of the Participant, or, if authorized by the Administrator (in its sole discretion) and the Participant’s Authorization Form so specifies, in the name of the Participant and any other person as joint tenants with right of survivorship. No other names may be included in the Stock registration.
16.	Notification of Disposition of Shares of Stock; Holding Shares of Stock with Broker. Each Participant participating in the Section 423 Component of the Plan shall give the Administrator prompt notice of any disposition of shares of Stock acquired pursuant to the Option granted under the Plan in accordance with such procedures as may be established by the Administrator. The Administrator may require that until such time as a Participant disposes of shares of Stock acquired pursuant to the Option granted under the Plan, the Participant shall hold all such shares of Stock at a securities brokerage firm selected by the Company until the lapse of any time period(s) established by the Administrator.
17.	Rights on Retirement, Death, or Termination of Employment. Unless otherwise determined by the Administrator, upon a Participant’s termination of employment, the Contributions credited to such Participant’s account not yet used to purchase shares of Stock under the Plan will be distributed, without interest, to such Participant or, in the case of his or her death, to such person entitled thereto in accordance with the laws of descent and distribution.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

C-8	Amended and Restated Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan

Unless otherwise determined by the Administrator, for purposes of the 423 Component of the Plan, the employment relationship shall be treated as continuing intact while a Participant is on military leave or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or, if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. Further, the employment relationship shall be treated as continuing intact where a Participant transfers employment between the Company, Designated Subsidiaries and/or Designated Affiliates; provided, however, that an individual who is not employed by the Company or a Designated Subsidiary on the Date of Grant and through a date that is no more than three (3) months prior to the Purchase Date will participate only in the Non-423 Component unless the individual continues to have a right to reemployment with the Company or a Designated Subsidiary provided by statute or contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The Committee or its delegate shall establish rules to govern other transfers into the 423 Component, and between any separate Offerings established thereunder, consistent with the applicable requirements of Section 423 of the Code.

18.	Rights Not Transferable. Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution, and are exercisable only by the Participant during his or her lifetime.
19.	Changes in Capitalization and Certain Transactions. In the event of any change (increase or decrease) in the outstanding shares of Stock by reason of a stock dividend, recapitalization, merger, consolidation, stock split, split up, spin off, combination or exchange of shares, reorganization, liquidation, or other change in corporate capitalization, the aggregate number and class of shares of Stock available under this Plan, the number and class of shares of Stock subject to each outstanding Option, the Purchase Price for each Option and the other limits set forth in this Plan in the form of shares of Stock or Purchase Price shall be appropriately and proportionately adjusted by the Committee to prevent dilution or enlargement of rights and preserve the value of outstanding awards; provided that fractional shares of Stock shall be rounded to the nearest whole share. In addition, in the event of any transaction or event described in this Section 19, or any unusual or nonrecurring transaction or events affecting the Company or any changes in applicable laws or regulations or accounting principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, it is hereby authorized to: (i) provide for either (X) termination of any outstanding Option in exchange for an amount in cash, if any, equal to the amount that would have been obtained upon exercise of such option had such option been currently exercisable or (Y) the replacement of such outstanding option with other rights or property selected by the Committee in its sole discretion; (ii) provide that the outstanding options under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and purchase prices; (iii) make adjustments in the number and type of shares (or other securities or property) subject to outstanding options under the Plan and/or in the terms and conditions of outstanding options which may be granted in the future; (iv) shorten the Option Period then in progress and set a new Purchase Date, which shall be a date prior to the date of any transaction or event described in this Section 19; and/or (v) provide that all outstanding Options shall terminate without being exercised. The Committee’s determination shall be final and conclusive.
20.	No Purchase of Stock by Company. The Company will be under no obligation to repurchase from any Participant any shares of Stock he or she has acquired under the Plan.
21.	Amendment of the Plan. Subject to applicable law or government regulation and to the rules of any Exchange or quotation system on which the shares of Stock may be traded or listed, the Board (or the Committee, pursuant to the delegation of authority by the Board) may at any time amend or alter the Plan in any respect; provided, however, that no amendment may make any change in any Option previously granted which adversely affects the rights of any Participant or any beneficiary (as applicable) without the consent of the affected Participant or beneficiary. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or Exchange rule), the Company shall obtain shareholder approval of any amendments in such a manner and to such a degree as required. Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee or its delegate, to the extent permitted under the terms of the Plan, applicable law, the bylaws of the Company and under the Committee charter, may (among other permissible actions) change the Option Periods or Purchase Price, limit the frequency or number of changes in the amount withheld or contributed during an Option Period, establish the exchange rate applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding or contributions in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed Authorization Agreements, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Stock for each Participant properly correspond with the Participant’s Authorization Agreement, and establish such other limitations or procedures as the Committee deems appropriate.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Amended and Restated Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan	C-9

22.	Termination of the Plan. While it is intended that the Plan remain in effect indefinitely, the Board of Directors may terminate the Plan at any time in its discretion. The Plan shall be terminated by the Board of Directors if at any time the number of shares of Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements and the number of authorized shares is not increased to meet all prior purchase requirements at the next annual meeting of shareholders. Upon termination of the Plan, the Administrator shall give notice thereof to Participants, and shall terminate all Contributions and apportion the remaining available shares of Stock among Participants for purchase in accordance with the Plan in such manner as the Administrator may deem equitable.
23.	Listing, Registration, and Qualification of Shares. Shares of Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of U.S. and non-U.S. law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated under both sets of laws and the requirements of any Exchange, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
24.	Section 409A of the Code; Tax Qualification.
(a)	Options granted under the 423 Component of the Plan are exempt from the application of Section 409A of the Code. Options granted under the Non-423 Component of the Plan to U.S. taxpayers are intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 24(b), Options granted to U.S. taxpayers under the Non-423 Component are subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Stock subject to an Option be delivered within the short-term deferral period. Subject to Section 24(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Company determines that an Option or the exercise, payment, settlement or deferral is subject to Section 409A of the Code, the Option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the Option that is intended to be exempt from, or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.
(b)	Although the Company may endeavor to (i) qualify an Option for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.
25.	Employment Rights. Neither the establishment of the Plan, nor the grant of any Options thereunder nor the exercise thereof shall be deemed to (a) give to an Employee the right to be retained in the employ of the Employer, (b) interfere with the right of the Employer to discharge any Employee at any time, (c) give to the Employer the right to require the Employee to remain in its employ, or (d) interfere with the Employee’s right to sever his employment at any time.
26.	Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or entity, or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, person or entity, and the remainder of the Plan shall remain in full force and effect.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

C-10	Amended and Restated Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan

27.	Successors and Assigns. The Plan shall be binding upon all persons entitled to purchase shares of Stock under the Plan, their respective heirs, legatees, and legal representatives, including, without limitation, such person’s estate and the executors, any receiver, trustee in bankruptcy or representative of creditors of such person, and upon the Employer, its successors and assigns.
28.	Headings. The titles and headings of the sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
29.	Governing Law and Jurisdictions. The Plan shall be governed by the laws of the U.S. state of Illinois, without application of the conflicts of law principles, and applicable provisions of U.S. federal law.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

D-1

Appendix D

Amendment to the Amended and Restated Certificate of Incorporation

If Proposal 6 is approved by our stockholders, Article VII of the Certificate of Incorporation will be amended and restated in its entirety to read as set forth below (with the proposed amendments bolded and underlined):

The directors and officers of the Corporation shall not be personally liable to the Corporation or to the stockholders of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Walgreens Boots Alliance, Inc.	2025 Proxy Statement

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Walgreens Boots Alliance, Inc.	2025 Proxy Statement

Walgreens Boots Alliance

Contact Us

Walgreens Boots Alliance, Inc.
Deerfield, IL 60015, USA
+1 (847)315-3700

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PRELIMINARY PROXY CARD SUBJECT TO COMPLETION - DATED DECEMBER 2, 2024 V58898-P19234-Z88630 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain ! ! ! ! ! ! 108 WILMOT ROAD DEERFIELD, IL 60015 WALGREENS BOOTS ALLIANCE, INC. Nominees: The Board of Directors recommends that you vote FOR all nominees for director. 1. Election of 12 directors named in the proxy statement: 1a. Janice M. Babiak 1b. Inderpal S. Bhandari 1f. Valerie B. Jarrett 1h. Stefano Pessina 1i. Thomas E. Polen 1c. Ginger L. Graham 1d. Bryan C. Hanson 1e. Robert L. Huffines 1g. John A. Lederer Company Proposals If you wish to vote in accordance with the Board of Directors recommendations, just sign below. 1j. Nancy M. Schlichting 1k. William H. Shrank 1l. Timothy C. Wentworth The Board of Directors recommends that you vote FOR proposals 2, 3, 4, 5 and 6. 3. Approval of the Amended and Restated 2021 Omnibus Incentive Plan. 4. Approval of the Amended and Restated Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan. The Board of Directors recommends that you vote AGAINST proposal 7. 2. Advisory vote to approve named executive officer compensation. Stockholder Proposal 5. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2025. 7. Stockholder proposal requesting a report on cigarette waste. 6. Approval of an amendment to the Amended and Restated Certificate of Incorporation to provide for officer exculpation. NOTE: In their discretion, the proxy holders may vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign your name(s) as it appear(s) on this proxy. Joint owners should each sign. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. For Against Abstain For Against Abstain INSTRUCTIONS FOR VOTING BY THE INTERNET, TELEPHONE OR MAIL Walgreens Boots Alliance, Inc. encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the voting methods below. Voting is easier than ever. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM, Eastern Time, on January 29, 2025. Have your proxy card in hand when you access the website and follow the instructions. During The Meeting - Go to www.virtualshareholdermeeting.com/WBA2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM, Eastern Time, on January 29, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, for delivery prior to the meeting date. SCAN TO VIEW MATERIALS & VOTEw

V58899-P19234-Z88630 ANNUAL MEETING The Walgreens Boots Alliance, Inc. Annual Meeting of Stockholders will be held on January 30, 2025, at 8:30 AM, Central Time, via the Internet at www.virtualshareholdermeeting.com/WBA2025. As the company will be hosting the meeting virtually this year, there will be no physical location for stockholders to attend the meeting in person. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on January 30, 2025: The Notice and Proxy Statement and fiscal 2024 Annual Report are available at www.proxyvote.com. WALGREENS BOOTS ALLIANCE, INC. Annual Meeting Proxy Card Proxy solicited on behalf of the Board of Directors The stockholder hereby appoints STEFANO PESSINA, TIMOTHY C. WENTWORTH and JOSEPH B. AMSBARY, JR., and each of them, with full power of substitution in each, as attorneys and proxies to vote all shares of common stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of WALGREENS BOOTS ALLIANCE, INC. (and any adjournment or postponement thereof) to be held via the Internet at www.virtualshareholdermeeting.com/WBA2025 on Thursday, January 30, 2025 upon the matters referred to on the reverse side and, in their discretion, upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting or any adjournment or postponement thereof. This proxy, when properly executed and returned in a timely manner, will be voted as directed. If no direction is specified, this proxy will be voted FOR all nominees for director in proposal 1, FOR proposals 2, 3, 4, 5 and 6, AGAINST proposal 7, and in the discretion of the proxy holders on such other matters as may properly come before the meeting or any adjournment or postponement thereof. The proxy holders reserve the right in their discretion to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees recommended by the Board of Directors.